     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 18, 1997

                                                      REGISTRATION NO. 333-26449
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 2


                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                          ALLEGHENY POWER SYSTEM, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                 MARYLAND                            4911                           13-5531602
     (STATE OR OTHER JURISDICTION OF     (PRIMARY STANDARD INDUSTRIAL            (I.R.S. EMPLOYER
      INCORPORATION OR ORGANIZATION)     CLASSIFICATION CODE NUMBER)          IDENTIFICATION NUMBER)

                            ------------------------

                             10435 DOWNSVILLE PIKE
                           HAGERSTOWN, MARYLAND 21740
                                 (301) 790-3400
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                            ------------------------

                              THOMAS K. HENDERSON
                          ALLEGHENY POWER SYSTEM, INC.
                             10435 DOWNSVILLE PIKE
                           HAGERSTOWN, MARYLAND 21740
                                 (301) 790-3400
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                            ------------------------

                                   Copies to:

             VICTOR A. ROQUE                  JOSEPH B. FRUMKIN                  DOUGLAS W. HAWES
                DQE, INC.                    SULLIVAN & CROMWELL             LEBOEUF, LAMB, GREENE &
         500 CHERRINGTON PARKWAY               125 BROAD STREET                   MACRAE, L.L.P.
      CORAOPOLIS, PENNSYLVANIA 15108       NEW YORK, NEW YORK 10004            125 WEST 55TH STREET
                                                                             NEW YORK, NEW YORK 10019

                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

                            ------------------------

    If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

================================================================================

                          ALLEGHENY POWER SYSTEM, INC.
                             10435 DOWNSVILLE PIKE
                           HAGERSTOWN, MARYLAND 21740
                                 (301) 790-3400


                                                                   June   , 1997


Dear Stockholder:


    You are cordially invited to attend a special meeting of stockholders (the "APS Special Meeting") of Allegheny Power System, Inc., a Maryland corporation
("APS"), to be held on August 7, 1997, at    [a.m.] [p.m.], local time, at
              .


    At the APS Special Meeting, you will be asked to consider and vote on a proposal to approve the issuance of shares of Common Stock, par value $1.25 per share, of APS ("APS Common Stock") pursuant to the Agreement and Plan of Merger, dated as of April 5, 1997 (the "Merger Agreement"), among DQE, Inc. ("DQE"), a Pennsylvania corporation, APS and AYP Sub, Inc., which is to be formed as a Pennsylvania corporation and a wholly owned subsidiary of APS ("Merger Sub"), pursuant to which Merger Sub will be merged with and into DQE (the "Merger") and DQE will become a wholly owned subsidiary of APS, and to approve the transactions contemplated thereby. Upon the Merger becoming effective, each share of Common Stock, no par value, of DQE will be converted into 1.12 shares of APS Common Stock (the "Exchange Ratio"). In addition, at the APS Special Meeting, you will be asked to consider and vote on a proposal to approve an amendment to the Restated Charter of APS to change the name of APS to Allegheny Energy, Inc. (the "Charter Amendment"). If the amendment is approved, we will change the name of APS to Allegheny Energy whether or not the merger is consummated.

    The Board of Directors of APS has carefully reviewed and considered the terms and conditions of the Merger. In addition, the Board of Directors of APS has received the written opinion of its financial advisor, Merrill Lynch & Co., to the effect that as of April 4, 1997, the Exchange Ratio was fair from a financial point of view to the holders of APS Common Stock.

    THE BOARD OF DIRECTORS OF APS HAS DETERMINED THAT THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY ARE ADVISABLE FOR, FAIR TO, AND IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS. ACCORDINGLY, THE BOARD HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF THE ISSUANCE OF THE SHARES OF APS COMMON STOCK CONTEMPLATED BY THE MERGER AGREEMENT. THE BOARD OF DIRECTORS OF APS ALSO UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE PROPOSAL TO ADOPT THE CHARTER AMENDMENT.

    I urge you to review and consider carefully the accompanying Notice of Special Meeting of Stockholders of APS and Joint Proxy Statement/Prospectus, which contain information about APS and DQE and describe the Merger and certain other matters.

    The affirmative vote of a majority of the votes cast at the APS Special Meeting is necessary for approval of the issuance of shares of APS Common Stock pursuant to the Merger Agreement. The affirmative vote of a majority of the total number of shares of APS Common Stock outstanding is necessary for approval of the Charter Amendment.

    IN ORDER THAT YOUR SHARES MAY BE REPRESENTED AT THE APS SPECIAL MEETING, YOU ARE URGED TO COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE APS SPECIAL MEETING. If you attend the APS Special Meeting and desire to revoke your proxy in writing and vote in person, you may do so; in any event, a proxy may be revoked in writing at any time before it is exercised. Your prompt cooperation will be appreciated.

                                         Sincerely,

                                         [Signature]
                                         ALAN J. NOIA
                                         Chairman of the Board, President and
                                         Chief Executive Officer

                          ALLEGHENY POWER SYSTEM, INC.
                             10435 DOWNSVILLE PIKE
                           HAGERSTOWN, MARYLAND 21740
                                 (301) 790-3400
                            ------------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                          TO BE HELD ON AUGUST 7, 1997

                            ------------------------

To the Stockholders of Allegheny Power System, Inc.:


     NOTICE IS HEREBY GIVEN that a special meeting of stockholders (the "APS Special Meeting") of Allegheny Power System, Inc., a Maryland corporation ("APS"), has been called by the Executive Committee of the Board of Directors of
APS and will be held at             at      [a.m.] [p.m.], local time, on August
7, 1997, the purpose of which will be to consider and vote upon the following matters described in the accompanying Joint Proxy Statement/Prospectus:


          1. To consider and vote upon a proposal to approve the issuance of shares of Common Stock, par value $1.25 per share, of APS ("APS Common Stock") pursuant to the Agreement and Plan of Merger, dated as of April 5, 1997 (the "Merger Agreement"), among DQE, Inc., a Pennsylvania corporation ("DQE"), APS and AYP Sub, Inc., which is to be formed as a Pennsylvania corporation and a wholly owned subsidiary of APS ("Merger Sub"), pursuant to which Merger Sub will be merged with and into DQE and DQE will become a wholly owned subsidiary of APS, and to approve the transactions contemplated thereby;

          2. To consider and vote upon a proposal to approve an amendment to the Restated Charter of APS to change the name of APS to Allegheny Energy, Inc. (the "Charter Amendment"); and

          3. To transact such other business as may properly come before the APS Special Meeting or any adjournments or postponements thereof.

     Notwithstanding stockholder approval of proposal number 1, APS reserves the right to terminate the Merger Agreement and abandon the merger of Merger Sub with and into DQE (the "Merger") at any time prior to the consummation of the Merger, subject to the terms and conditions of the Merger Agreement.


     The Executive Committee of the Board of Directors of APS has fixed the close of business on June 30, 1997, as the record date for the determination of stockholders entitled to notice of, and to vote at, the APS Special Meeting, and only stockholders of record at such time will be entitled to notice of, and to vote at, the APS Special Meeting.


     Approval of the issuance of shares of APS Common Stock pursuant to the Merger Agreement requires the affirmative vote of a majority of the votes cast at the APS Special Meeting. Approval of the Charter Amendment requires the affirmative vote of a majority of the total number of shares of APS Common Stock outstanding.

     A form of Proxy and a Joint Proxy Statement/Prospectus containing more detailed information with respect to the matters to be considered at the APS Special Meeting (including the Merger Agreement attached as Appendix A thereto) accompany and form a part of this notice.

     Whether or not you plan to attend the APS Special Meeting, please promptly complete, sign, date and return the enclosed proxy in the enclosed addressed, postage-prepaid envelope. Prior to the voting of the proxy at the APS Special Meeting, any person giving a proxy has the power to revoke it in writing or by attending the APS Special Meeting and voting in person.
                            ------------------------

     THE BOARD OF DIRECTORS OF APS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE IN FAVOR OF THE ISSUANCE OF SHARES OF APS COMMON STOCK CONTEMPLATED BY THE MERGER AGREEMENT AND IN FAVOR OF THE CHARTER AMENDMENT.

                                          By Order of the Executive Committee of
                                          the Board of Directors

                                          [Signature]
                                          EILEEN M. BECK
                                          Secretary

Hagerstown, Maryland

June   , 1997


             The Proxy Solicitor For Allegheny Power System, Inc.:


                           [MACKENZIE PARTNERS LOGO]

                                156 Fifth Avenue
                               New York, NY 10010


 Call Toll Free:  1-800-322-2885
   Call Collect:  1-212-929-5500


        YOUR VOTE IS IMPORTANT. PLEASE SIGN, DATE AND RETURN YOUR PROXY.

                                   DQE, INC.
                            500 CHERRINGTON PARKWAY
                      CORAOPOLIS, PENNSYLVANIA 15108-3184
                                 (412) 262-4700


                                                                   June   , 1997


Dear Stockholder:


     You are cordially invited to attend the annual meeting of stockholders (the "DQE Meeting") of DQE, Inc., a Pennsylvania corporation ("DQE"), to be held on August 7, 1997, at 11:00 a.m., local time, at the Manchester Craftsmen's Guild Auditorium, 1815 Metropolitan Street, Pittsburgh, Pennsylvania 15233.


     At the DQE Meeting, you will be asked to consider and vote on a proposal to approve a business combination (the "Merger") between DQE and a corporation to be formed as a wholly owned subsidiary of Allegheny Power System, Inc. ("APS") which will result in DQE becoming a wholly owned subsidiary of APS and each DQE stockholder receiving 1.12 shares (the "Exchange Ratio") of APS common stock for each share of DQE common stock ("DQE Common Stock"). Upon consummation of the
Merger, former stockholders of DQE will own approximately   % of the outstanding
shares of APS, which will have changed its name to Allegheny Energy, Inc.

     The Board of Directors of DQE has received the written opinion, dated April 5, 1997, of its financial advisor, Credit Suisse First Boston Corporation, to the effect that, as of such date and based upon and subject to certain matters stated in such opinion, the Exchange Ratio was fair to the holders of DQE Common Stock from a financial point of view.

     YOUR BOARD HAS UNANIMOUSLY DETERMINED THAT THE MERGER IS IN THE BEST INTERESTS OF DQE AND ITS STOCKHOLDERS. ACCORDINGLY, YOUR BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR ITS APPROVAL.

     More detailed information concerning the Merger, together with financial and other information concerning the businesses of DQE and APS, is included in the enclosed Joint Proxy Statement/Prospectus. I urge you to review this material carefully.

     In addition, at the DQE meeting, you will be asked to elect four directors to the Board of Directors of DQE to serve until the annual meeting of DQE's stockholders in the year 2000 (the "Director Proposal"); to consider and vote upon a proposal to approve the appointment by the Board of Directors of DQE of Deloitte & Touche LLP as independent public accountants to audit the books of DQE for the year ending December 31, 1997 (the "Accountant Proposal"); and to consider and vote upon a proposal from a stockholder of DQE (the "Stockholder Proposal"), if presented at the DQE meeting.

     YOUR BOARD UNANIMOUSLY RECOMMENDS ADOPTION OF THE DIRECTOR PROPOSAL AND THE ACCOUNTANT PROPOSAL AND UNANIMOUSLY RECOMMENDS VOTING AGAINST THE STOCKHOLDER PROPOSAL.

     The affirmative vote of a majority of the votes cast at the DQE Meeting is necessary for approval of the Merger. The votes required with respect to the other matters to be acted upon at the DQE Meeting are described in the attached Joint Proxy Statement/Prospectus.

     Promptly after the Merger is consummated you will be sent a letter of transmittal with instructions for surrendering your certificates representing shares of DQE Common Stock. PLEASE DO NOT SEND YOUR SHARE CERTIFICATES UNTIL YOU RECEIVE THESE MATERIALS.

     IN ORDER THAT YOUR SHARES MAY BE REPRESENTED AT THE DQE MEETING, YOU ARE URGED TO COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE DQE MEETING. If you attend the DQE Meeting and desire to revoke your Proxy in writing and vote in person, you may do so; in any event, a Proxy may be revoked in a writing delivered to the Corporate Secretary of DQE at any time before it is voted. Your prompt response will be appreciated.

                                          Sincerely,

                                          [Signature]
                                          DAVID D. MARSHALL
                                          President and Chief Executive Officer

                                   DQE, INC.
                            500 CHERRINGTON PARKWAY
                      CORAOPOLIS, PENNSYLVANIA 15108-3184
                                 (412) 262-4700
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD ON AUGUST 7, 1997

                            ------------------------

To the Stockholders of DQE, Inc.:


     NOTICE IS HEREBY GIVEN that the annual meeting of stockholders (the "DQE Meeting") of DQE, a Pennsylvania corporation ("DQE"), has been called by the Board of Directors of DQE (the "DQE Board") and will be held at the Manchester Craftsmen's Guild Auditorium, 1815 Metropolitan Street, Pittsburgh, Pennsylvania 15233 at 11:00 a.m., local time, on August 7, 1997, to consider and vote upon the following matters described in the accompanying Joint Proxy Statement/Prospectus:


            1. To consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of April 5, 1997 (the "Merger Agreement"), among DQE, Allegheny Power System, Inc., a Maryland corporation ("APS"), and AYP Sub, Inc., which is to be formed as a Pennsylvania corporation and a wholly owned subsidiary of APS ("Merger Sub"), pursuant to which Merger Sub will be merged with and into DQE and DQE will become a wholly owned subsidiary of APS, and to approve the transactions provided for in the Merger Agreement;

            2. To elect four directors to the DQE Board to serve until the annual meeting of stockholders of DQE in the year 2000 or until their respective successors have been chosen and qualified;

            3. To consider and vote upon a proposal to approve the appointment, by the DQE Board, of Deloitte & Touche LLP as independent public accountants to audit the books of DQE for the year ending December 31, 1997;

            4. To consider and vote upon a proposal from a stockholder of DQE, if presented at the DQE Meeting; and

            5. To transact such other business as may properly come before the DQE Meeting or any adjournments or postponements thereof.


     The Board of Directors of DQE has fixed the close of business on June 16, 1997, as the record date for the determination of stockholders entitled to notice of, and to vote at, the DQE Meeting, and only stockholders of record at such time will be entitled to notice of, and to vote at, the DQE Meeting.


     A form of Proxy and a Joint Proxy Statement/Prospectus containing more detailed information with respect to the matters to be considered at the DQE Meeting (including the Merger Agreement attached as Appendix A thereto) accompany and form a part of this notice.

     Whether or not you plan to attend the DQE Meeting, please promptly complete, sign, date and return the enclosed Proxy in the enclosed addressed, postage-prepaid envelope. If you attend the DQE Meeting and desire to revoke your Proxy in writing and vote in person, you may do so; in any event, a Proxy may be revoked in a writing delivered to the Corporate Secretary of DQE at any time before it is voted.

                                          By Order of the Board of Directors

                                          [Signature]
                                          DIANE S. EISMONT
                                          Corporate Secretary
Coraopolis, Pennsylvania

June   , 1997

                       The Proxy Solicitor for DQE, Inc.:

                           Beacon Hill Partners, Inc.
                                90 Broad Street
                               New York, NY 10004

                         Call Toll Free: 1-800-253-3814
                          Call Collect: 1-212-843-8500

        YOUR VOTE IS IMPORTANT. PLEASE SIGN, DATE AND RETURN YOUR PROXY.

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                   SUBJECT TO COMPLETION, DATED JUNE 18, 1997


                             JOINT PROXY STATEMENT
                                       OF

                          ALLEGHENY POWER SYSTEM, INC.
                                      AND

                                   DQE, INC.
                            ------------------------
                                   PROSPECTUS
                                       OF

                          ALLEGHENY POWER SYSTEM, INC.
                            ------------------------


     This Joint Proxy Statement/Prospectus is being furnished to stockholders of Allegheny Power System, Inc., a Maryland corporation ("APS"), in connection with the solicitation of proxies by the Board of Directors of APS from holders of outstanding shares of common stock, par value $1.25 per share, of APS ("APS Common Stock"), for use at the special meeting of stockholders of APS to be held on August 7, 1997 and at any adjournments or postponements thereof (the "APS Special Meeting"). This Joint Proxy Statement/Prospectus is also being furnished to the stockholders of DQE, Inc., a Pennsylvania corporation ("DQE"), in connection with the solicitation of proxies by the Board of Directors of DQE (the "DQE Board") from holders of outstanding shares of common stock, no par value, of DQE ("DQE Common Stock") for use at the annual meeting of stockholders of DQE to be held on August 7, 1997 and at any adjournments or postponements thereof (the "DQE Meeting," and, together with the APS Special Meeting, the "Stockholders Meetings").


     At the APS Special Meeting, the holders of APS Common Stock will be asked to consider and vote upon proposals (i) to approve the issuance of shares of APS Common Stock contemplated by the Agreement and Plan of Merger, dated as of April 5, 1997 (the "Merger Agreement"), among DQE, APS and AYP Sub, Inc., which is to be formed as a Pennsylvania corporation and a wholly owned subsidiary of APS ("Merger Sub") and (ii) to approve an amendment to the Restated Charter of APS to change the name of APS to Allegheny Energy, Inc. The Merger Agreement is attached as Appendix A to this Joint Proxy Statement/Prospectus and is incorporated herein by reference.

     At the DQE Meeting, the holders of DQE Common Stock will be asked (i) to consider and vote upon a proposal to adopt the Merger Agreement and to approve the transactions contemplated by the Merger Agreement, (ii) to elect four directors to the DQE Board to serve until the annual meeting of stockholders of DQE in the year 2000, (iii) to consider and vote upon a proposal to approve the appointment of Deloitte & Touche LLP as independent accountants of DQE for the year ending December 31, 1997, and (iv) to consider and vote upon a proposal from a stockholder of DQE, if presented at the DQE Meeting. See "Other Information for the DQE Meeting."

     The Merger Agreement provides for the merger of Merger Sub with and into DQE (the "Merger"). DQE will be the corporation surviving the Merger and will become a wholly owned subsidiary of APS. Upon the Merger becoming effective, each share of DQE Common Stock issued and outstanding immediately prior to such time (other than shares of DQE Common Stock owned by APS, Merger Sub or any other direct or indirect subsidiary of APS and shares of DQE Common Stock that are owned by DQE or any direct or indirect subsidiary of DQE, in each case not held on behalf of third parties, and which are not shares of DQE Common Stock held by Duquesne Light Company, a subsidiary of DQE, to provide for redemption of such subsidiary's preference shares pursuant to the terms of such subsidiary's 401(k) plan or to provide benefits under another employee benefit plan of such subsidiary (collectively, the "Excluded Shares")) will be converted into the right to receive, and become exchangeable for, 1.12 shares of APS Common Stock. See "The Merger -- Terms of the Merger."

     APS has filed a Registration Statement on Form S-4 (including exhibits and amendments thereto, the "Registration Statement") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), covering the maximum number of shares of APS Common Stock estimated to be issuable upon consummation of the Merger. APS has registered 90,557,682 shares of APS Common Stock under the Registration Statement. This Joint Proxy Statement/Prospectus constitutes the respective Proxy Statements of APS and DQE relating to the solicitation of proxies for use at their respective Stockholders Meetings and the Prospectus of APS filed as part of the Registration Statement. The information contained in this Joint Proxy Statement/Prospectus with respect to APS and its subsidiaries has been supplied by APS, and the information with respect to DQE and its subsidiaries has been supplied by DQE. This Joint Proxy Statement/Prospectus and the proxy cards are first being provided to holders of shares of APS Common
Stock and DQE Common Stock on or about                , 1997.

 THE SECURITIES TO BE ISSUED PURSUANT TO THIS JOINT PROXY STATEMENT/PROSPECTUS HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION
     OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
  ADEQUACY OF THIS JOINT PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------


       The date of this Joint Proxy Statement/Prospectus is June   , 1997

                             AVAILABLE INFORMATION

     Each of APS and DQE is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). The reports, proxy statements and other information filed by APS and DQE with the SEC can be inspected and copied at the SEC's public reference room located at Room 1024 Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the public reference facilities in the SEC's regional offices located at: 7 World Trade Center, 13th Floor, New York, New York 10048, and Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can be obtained at prescribed rates by writing to the Securities and Exchange Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549 and can be accessed electronically on the SEC's Web site at http://www.sec.gov. The shares of APS Common Stock are listed on the New York Stock Exchange (the "NYSE"), the Chicago Stock Exchange (the "CSE"), the Pacific Stock Exchange (the "PSE") and the Amsterdam Stock Exchange (the "AMSE"); and the shares of DQE Common Stock are listed on the NYSE, the CSE and the Philadelphia Stock Exchange (the "PHSE"). As such, the periodic reports, proxy statements and other information filed by APS and DQE may be inspected at the offices of those exchanges as follows: (i) the NYSE, at 20 Broad Street, New York, New York 10005; (ii) the CSE, at One Financial Place, 444 LaSalle Street, Chicago, Illinois 60605; (iii) with respect to APS, the PSE, at 301 Pine Street, San Francisco, California 94101; (iv) with respect to APS, the AMSE, at Bevrsplein 5, P.O. Box 19163, 1000 GD Amsterdam, The Netherlands; and (v) with respect to DQE, the PHSE, at 1900 Market Street, Philadelphia, Pennsylvania 19103.

     APS has filed a Registration Statement with the SEC under the Securities Act with respect to the shares of APS Common Stock issuable upon consummation of the Merger. This Joint Proxy Statement/Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. The Registration Statement, including any amendments, schedules and exhibits thereto, is available for inspection and copying as set forth above. Summaries of the contracts or other documents referred to herein are summaries of the material provisions thereof and are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     THIS JOINT PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE THAT ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. DOCUMENTS RELATING TO APS, EXCLUDING EXHIBITS TO SUCH DOCUMENTS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE IN SUCH DOCUMENTS, ARE AVAILABLE WITHOUT CHARGE UPON REQUEST TO EILEEN BECK, SECRETARY, ALLEGHENY POWER SYSTEM, INC., 10435 DOWNSVILLE PIKE, HAGERSTOWN, MARYLAND 21740. TELEPHONE REQUESTS MAY BE DIRECTED TO EILEEN BECK, SECRETARY, AT (301) 790-3400. DOCUMENTS RELATING TO DQE, EXCLUDING EXHIBITS TO SUCH DOCUMENTS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE HEREIN, ARE AVAILABLE WITHOUT CHARGE UPON REQUEST TO DIANE EISMONT, CORPORATE SECRETARY, DQE, INC., BOX 68, PITTSBURGH, PENNSYLVANIA 15230-0068. TELEPHONE REQUESTS MAY BE DIRECTED TO DIANE EISMONT, CORPORATE SECRETARY, AT (412) 393-6080. IN ORDER TO ENSURE TIMELY DELIVERY OF ANY SUCH
DOCUMENT, ANY REQUEST SHOULD BE MADE BY             , 1997.

     The following documents filed with the SEC by APS (File No. 1-267) are incorporated herein by reference: (a) APS' Annual Report on Form 10-K for the year ended December 31, 1996 (the "1996 APS 10-K"); (b) APS' Current Report on Form 8-K, dated April 5, 1997 and (c) APS' Quarterly Report on Form 10-Q for the quarter ended March 31, 1997.

     The following documents filed with the SEC by DQE (File No. 1-10290) are incorporated herein by reference: (a) DQE's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 (the "1996 DQE 10-K"); (b) DQE's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997; (c) DQE's Current Report on Form 8-K, dated April 9, 1997; and (d) the description of DQE Common Stock contained in DQE's Registration Statement on Form 8-B/A-1, dated May 1, 1995.

     All documents filed by either APS or DQE pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the date of the applicable Stockholders Meeting and any adjournment or postponement thereof shall be deemed to be incorporated herein by reference and to be a part hereof from the date of such filing. Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part hereof, except as so modified or superseded.

     No person is authorized to give any information or to make any representations not contained in this Joint Proxy Statement/Prospectus or in the documents incorporated herein by reference in connection with the solicitation and the offering made hereby and, if given or made, such information or representation should not be relied upon as having been authorized by APS or DQE. This Joint Proxy Statement/Prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this Joint Proxy Statement/Prospectus, or the solicitation of a proxy from any person, in any jurisdiction in which it is unlawful to make such offer, solicitation of an offer or proxy solicitation. Neither the delivery of this Joint Proxy Statement/Prospectus nor any distribution of the securities made under this Joint Proxy Statement/Prospectus hereunder shall, under any circumstances, create an implication that there has been no change in the affairs of APS or DQE since the date of this Joint Proxy Statement/Prospectus other than as set forth in the documents incorporated herein by reference.

                               TABLE OF CONTENTS

                                                                                        PAGE
                                                                                        ----
Available Information.................................................................   ii
Incorporation of Certain Information by Reference.....................................   ii
Summary...............................................................................    1
  The Companies.......................................................................    1
  The Stockholders Meetings...........................................................    2
  The Merger..........................................................................    3
  The Merger Agreement................................................................    6
  Certain Regulatory Matters..........................................................    9
  Interests of Certain Persons in the Merger..........................................    9
  Accounting Treatment................................................................   10
  Resale of APS Common Stock..........................................................   11
  Dividends...........................................................................   11
  Certain Federal Income Tax Consequences.............................................   11
  Certain Related Agreements..........................................................   11
  Certain Effects of the Merger on the Rights of Holders of DQE Common Stock..........   12
  APS Charter Amendment...............................................................   12
  Other Information for the DQE Meeting...............................................   12
  Comparative Stock Prices............................................................   13
  Selected Unaudited Historical and Pro Forma Combined Financial Data.................   14
  Notes to Selected Unaudited Historical and Pro Forma Combined Financial Data........   16
The Stockholders Meetings.............................................................   17
  General.............................................................................   17
  Date, Place and Time................................................................   17
  Record Dates........................................................................   18
  Votes Required......................................................................   18
  Voting and Revocation of Proxies....................................................   19
  Solicitation of Proxies.............................................................   20
The Companies.........................................................................   20
Prior Contacts Between the Companies..................................................   21
The Merger............................................................................   21
  General.............................................................................   21
  Terms of the Merger.................................................................   22
  Effective Time......................................................................   22
  Exchange of Certificates............................................................   22
  Appraisal Rights....................................................................   24
  Background of the Merger............................................................   24
  Reasons for the Merger; Recommendations of the Boards of Directors..................   25
  Synergies...........................................................................   27
  Opinions of Financial Advisors......................................................   27
  Management and Operations Following the Merger......................................   35
  Cautionary Statement Concerning Forward-Looking Statements..........................   35
The Merger Agreement..................................................................   36
  Representations and Warranties......................................................   36
  Conduct of Business Pending the Merger; Certain Covenants; Acquisition Proposals....   37
  Conditions..........................................................................   40
  Modification or Amendment; Waiver of Conditions; Extension..........................   41

                                                                                        PAGE
                                                                                        ----
  Termination.........................................................................   42
  Certain Termination Fees............................................................   43
  Expenses............................................................................   44
  Stock Options.......................................................................   44
  Nuclear Matters.....................................................................   44
  Certain Regulatory Provisions.......................................................   44
  New York Stock Exchange Listing; De-Listing of DQE Common Stock.....................   45
Certain Regulatory Matters............................................................   45
  HSR Act.............................................................................   45
  Federal Power Act...................................................................   45
  PUHCA...............................................................................   45
  Nuclear Regulatory Commission.......................................................   46
  Pennsylvania Public Utility Commission..............................................   46
  Maryland Public Service Commission..................................................   47
  Other Regulatory Matters............................................................   47
  Power Supply Agreement..............................................................   47
  Effects of Certain Regulatory Trends................................................   47
Interests of Certain Persons in the Merger............................................   48
  Directors and Officers..............................................................   48
  Severance Agreements................................................................   49
  DQE, Inc. Long-Term Incentive Plan..................................................   49
  Director and Officer Indemnification and Insurance..................................   50
Accounting Treatment..................................................................   50
Resale of APS Common Stock............................................................   50
Dividends.............................................................................   51
Certain Federal Income Tax Consequences of the Merger.................................   51
  General.............................................................................   51
  Consequences to DQE Stockholders....................................................   52
  Fractional Shares...................................................................   52
  Consequences to DQE, APS, Merger Sub and Holders of APS Common Stock................   52
Certain Related Agreements............................................................   53
  Stock Option Agreement..............................................................   53
  Letter Agreement....................................................................   55
Unaudited Pro Forma Combined Financial Information of APS and DQE.....................   56
Notes to Unaudited Pro Forma Combined Financial Information...........................   75
Description of APS Capital Stock......................................................   76
  APS Common Stock....................................................................   76
Comparison of Certain Rights of the Holders of APS Common Stock and DQE Common
  Stock...............................................................................   76
  General.............................................................................   76
  Size and Classification of the Board of Directors...................................   77
  Election and Removal of Directors; Filling of Vacancies on the Board of Directors...   77
  Duties of Directors.................................................................   78
  Meetings of Stockholders............................................................   79
  Action by Written Consent...........................................................   80
  Stockholder Proposals and Stockholder Nominations of Directors......................   80
  Amendment of Charter and Bylaws.....................................................   81
  Required Vote for Authorization of Certain Actions..................................   82
  Appraisal and Dissenters' Rights....................................................   83

                                                                                        PAGE
                                                                                        ----
  State Anti-Takeover Statutes........................................................   84
  Indemnification of Officers and Directors...........................................   87
  Fair Price and Anti-Greenmail Provisions in the Charter Documents...................   88
  Conflict-of-Interest Transactions...................................................   89
The APS Charter Amendment.............................................................   89
Other Information for the DQE Meeting.................................................   90
  Election of Directors...............................................................   90
  Nominees for Directors..............................................................   90
  Standing Directors..................................................................   91
  Directors' Fees and Plans...........................................................   92
  The DQE Board and Its Committees....................................................   93
  Beneficial Ownership of Securities of DQE...........................................   93
  Compensation Committee Report on Executive Compensation.............................   95
  Section 16(a) Beneficial Ownership Reporting Compliance.............................   99
  Compensation Committee Interlocks and Insider Participation.........................   99
  Performance Graph...................................................................   99
  Compensation........................................................................  100
  Retirement Plan.....................................................................  103
  Employment and Change of Control....................................................  103
  Approval of Appointment of Independent Public Accountants...........................  104
  Proposal of a DQE Stockholder.......................................................  105
  Management's Statement in Opposition................................................  106
  Other Matters.......................................................................  107
Experts...............................................................................  107
Validity of Shares....................................................................  107
Stockholder Proposals.................................................................  107

APPENDIX A: Agreement and Plan of Merger, dated as of April 5, 1997, among DQE, Inc.,
                  Allegheny Power System, Inc. and AYP Sub, Inc.......................  A-1
APPENDIX B: Opinion of Merrill Lynch & Co., dated as of                , 1997.........  B-1
APPENDIX C: Opinion of Credit Suisse First Boston Corporation, dated as of           ,
  1997................................................................................  C-1

                                    SUMMARY

     The following is a summary of certain information contained elsewhere in this Joint Proxy Statement/ Prospectus. It does not purport to be complete and is qualified in its entirety by reference to the full text of this Joint Proxy Statement/Prospectus, including the Appendices attached hereto and the documents incorporated herein by reference. Stockholders are urged to read this Joint Proxy Statement/Prospectus in its entirety. The information contained in this Joint Proxy Statement/Prospectus with respect to Allegheny Power System, Inc. ("APS") and AYP Sub, Inc., which is to be formed as a Pennsylvania corporation and a wholly owned subsidiary of APS ("Merger Sub"), has been supplied by APS, and the information with respect to DQE, Inc. ("DQE," and sometimes hereinafter referred to, with respect to the period following the Merger (as defined below), as the "Surviving Corporation") has been supplied by DQE. Neither APS nor DQE is responsible for inaccuracies, if any, in the information furnished by the other party for use herein.

THE COMPANIES

  APS

     APS is a registered electric utility holding company which in 1996 had operating revenues of approximately $2.3 billion. At December 31, 1996, APS had total assets of approximately $6.6 billion. APS was incorporated in 1925 in Maryland and owns, directly or indirectly, various regulated and unregulated subsidiaries. APS' primary subsidiaries are engaged principally in the generation, transmission, distribution and sale of electric energy. Its subsidiaries' properties, which are interconnected and are operated as a single integrated electric utility system, are located in Maryland, Ohio, Pennsylvania, Virginia and West Virginia and provide energy to customers in portions of each of those states. APS provides electric service to nearly 1.4 million customers in an area of about 29,000 square miles.

     The mailing address of APS' principal executive offices is 10435 Downsville Pike, Hagerstown, Maryland 21740, and its telephone number is (301) 790-3400.

  DQE

     DQE is an energy services holding company incorporated in 1989 in Pennsylvania which owns various regulated and unregulated subsidiaries. DQE's subsidiaries include (i) an electric utility engaged in the production, transmission, distribution and sale of electrical energy, (ii) a company that makes strategic investments related to DQE's core energy business, (iii) a company that offers energy solutions to customers in domestic and international markets such as energy facility development, operation and maintenance and independent power production, (iv) a company formed to explore strategic business opportunities in the energy industry, and (v) a financial services company that makes long-term investments and provides financing for DQE's services and products. DQE's electric utility provides electric service to customers in a service territory of about 800 square miles in southwestern Pennsylvania, comprised of parts of Allegheny County (including the City of Pittsburgh), and parts of Beaver County and Westmoreland County. This electric utility provides service to about 580,000 customers in this service area and its revenues account for the majority of DQE's revenue. In 1996, DQE had operating revenues of approximately $1.2 billion. At December 31, 1996, DQE had total assets of approximately $4.6 billion.

     Duquesne Light Company, a subsidiary of DQE ("Duquesne Light"), owns interests in three nuclear facilities. Duquesne Light owns a 13.74% interest in Perry Power Station Unit 1 ("Perry Unit 1"), a 47.50% interest in Beaver Valley Power Station Unit 1 ("Beaver Valley 1") and a 13.74% interest in Beaver Valley Power Station Unit 2 ("Beaver Valley 2") (each, a "Nuclear Facility" and, collectively, the "Nuclear Facilities").

     Allegheny Development Corporation ("ADC") is a wholly owned subsidiary of Duquesne Enterprises, Inc. which, in turn, is a wholly owned subsidiary of DQE. ADC is an electric utility company engaged in the business of owning facilities to provide complete energy services. Upon approval by the SEC, ADC will assign to DH Energy, Inc. (a wholly owned subsidiary of DQE Energy Services, Inc. ("DES")) all of its rights and obligations under certain agreements, and DH Energy, Inc. will become a public utility company pursuant to the PUHCA.

     In addition, DES will shortly be forming a new wholly owned subsidiary, MT Energy, Inc. ("MT"). Upon SEC approval, MT will, among other things, enter into an Operation and Maintenance Services Agreement with ADC, and become a public utility company pursuant to the PUHCA.

     The mailing address of DQE's principal executive offices is 500 Cherrington Parkway, Coraopolis, Pennsylvania 15108, and its telephone number is (412) 262-4700.

  Merger Sub

     Merger Sub is to be formed as a wholly owned subsidiary of APS solely for the purpose of effecting the merger of Merger Sub with and into DQE (the "Merger"). The mailing address of Merger Sub's principal executive offices will be 10435 Downsville Pike, Hagerstown, Maryland 21740, and its telephone number will be (301) 790-3400.

THE STOCKHOLDERS MEETINGS

  APS


     The special meeting of stockholders of APS (the "APS Special Meeting") to consider and vote upon (i) the approval of the issuance of the shares of Common Stock, par value $1.25 per share, of APS ("APS Common Stock") as contemplated by the Agreement and Plan of Merger, dated as of April 5, 1997 (the "Merger Agreement"), among DQE, APS and Merger Sub, and (ii) the approval of an amendment to the Restated Charter of APS ( the "APS Charter") to change the name of APS to Allegheny Energy, Inc. (the "Charter Amendment") will be held on
August 7, 1997 at      [a.m.][p.m.], local time, at                . Only
holders of record of APS Common Stock at the close of business on June 30, 1997 (the "APS Record Date") will be entitled to vote at the APS Special Meeting. At
          , 1997, there were           shares of APS Common Stock outstanding
and entitled to vote. Each share of APS Common Stock is entitled to one vote.


     The affirmative vote of a majority of the votes cast at the APS Special Meeting is necessary for the approval of the issuance of the shares of APS Common Stock pursuant to the Merger Agreement. The affirmative vote of a majority of the total number of shares of APS Common Stock outstanding is necessary for adoption of the Charter Amendment.

     As of                , 1997, directors and executive officers of APS and
their affiliates beneficially owned an aggregate of           shares of APS
Common Stock (including shares which may be acquired within 60 days upon
exercise of stock options) or less than      % of the shares of APS Common Stock
outstanding on such date. The directors and executive officers of APS have indicated their intention to vote their shares of APS Common Stock in favor of approval of the issuance of the shares of APS Common Stock as contemplated by the Merger Agreement and in favor of approval of the Charter Amendment.

  DQE


     The annual meeting of stockholders of DQE (the "DQE Meeting") (i) to consider and vote upon adoption of the Merger Agreement and approval of the transactions contemplated thereby, (ii) to elect four directors to the Board of Directors of DQE (the "DQE Board") to serve until the annual meeting of stockholders of DQE in the year 2000, (iii) to consider and vote upon the approval of the appointment by the DQE Board of Deloitte & Touche LLP ("Deloitte & Touche") as independent public accountants to audit the books of DQE for the year ending December 31, 1997 (the "Accountant Proposal") and (iv) to consider and vote upon a proposal from a stockholder of DQE, if presented at the DQE Meeting (the "Stockholder Proposal") will be held on August 7, 1997 at 11:00 a.m., local time, at the Manchester Craftsmen's Guild Auditorium, 1815 Metropolitan Street, Pittsburgh, Pennsylvania 15233. Only holders of record of DQE Common Stock at the close of business on June 16, 1997 (the "DQE Record
Date") will be entitled to vote at the DQE Meeting. On                , 1997,
there were           shares of Common Stock, no par value, of DQE ("DQE Common
Stock") outstanding and entitled to vote. Each share of DQE Common Stock is entitled to one vote. See "Other Information for the DQE Meeting."

     The affirmative vote of a majority of the votes cast at the DQE Meeting is necessary for the adoption of the Merger Agreement and approval of the transactions contemplated thereby. With respect to the election of directors of DQE, the four persons receiving the highest number of votes will be elected as directors of DQE. The affirmative vote of a majority of the votes cast at the DQE Meeting is necessary for adoption of the Accountant Proposal and the Stockholder Proposal.

     Stockholders of DQE have cumulative voting rights with respect to the election of directors of DQE.

     Holders of preferred stock or other capital stock of Duquesne Light or any of the other subsidiaries of DQE will not have voting rights with respect to any of the matters to be acted upon at the DQE Meeting. The terms of such preferred stock or other capital stock will not be affected by the Merger.

     As of               , 1997, directors and executive officers of DQE and
their affiliates beneficially owned an aggregate of           shares of DQE
Common Stock (including shares which may be acquired within 60 days upon
exercise of stock options) or less than      % of the shares of DQE Common Stock
outstanding on such date. See "Other Information for the DQE
Meeting -- Beneficial Ownership of Securities of DQE." The directors and executive officers of DQE have indicated their intention to vote their shares of DQE Common Stock in favor of adoption of the Merger Agreement and approval of the transactions contemplated thereby. The directors and executive officers of DQE have also indicated their intention to vote their shares of DQE Common Stock in favor of the directors nominated by the DQE Board and in favor of the Accountant Proposal and AGAINST the Stockholder Proposal.

     For additional information relating to the Stockholders Meetings, see "The Stockholders Meetings." For additional information concerning the DQE Meeting, see "Other Information for the DQE Meeting."

THE MERGER

     This section describes certain aspects of the Merger. The following description does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached as Appendix A to this Joint Proxy Statement/Prospectus and is incorporated herein by reference. ALL HOLDERS OF DQE COMMON STOCK AND HOLDERS OF APS COMMON STOCK ARE URGED TO READ THE MERGER AGREEMENT IN ITS ENTIRETY.

  General

     The Merger Agreement provides for a business combination of APS and DQE in which DQE will become a wholly owned subsidiary of APS and each issued and outstanding share of DQE Common Stock will be converted into the right to receive, and become exchangeable for, 1.12 shares of APS Common Stock (the "Exchange Ratio"). Upon consummation of the Merger, holders of DQE Common Stock
immediately prior to the Merger will own approximately      % of the outstanding
shares of APS Common Stock after the Merger (based on the number of shares of
APS Common Stock and DQE Common Stock outstanding as of               , 1997).

  Terms of the Merger

     Subject to the satisfaction of the conditions set forth in the Merger Agreement, Merger Sub will be merged with and into DQE and the holders of shares of DQE Common Stock (other than shares of DQE Common Stock owned by APS, Merger Sub or any other direct or indirect Subsidiary (as defined below) of APS and shares of DQE Common Stock that are owned by DQE or any direct or indirect Subsidiary of DQE, in each case not held on behalf of third parties, and which are not shares of DQE Common Stock held by Duquesne Light, to provide for redemption of Duquesne Light's preference shares pursuant to the terms of Duquesne Light's 401(k) plan or to provide benefits under another employee benefit plan of Duquesne Light (collectively, the "Excluded Shares")) will be issued APS Common Stock in a transaction intended to qualify as a "pooling of interests" for accounting purposes and as a reorganization within the meaning of
Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), for federal income tax purposes. As used herein, the term "Subsidiary" means, with respect to APS, DQE or Merger Sub, as the case may be, any entity whether incorporated or unincorporated, in which APS, DQE or Merger Sub, as the case may be, owns, directly or indirectly, at least a majority of the outstanding voting securities or other equity interests having the power to elect a majority of directors, or otherwise direct the management and policies, of such entity. Each outstanding share of APS Common Stock will remain outstanding and be unaffected by the Merger.

     No fractional shares of APS Common Stock will be issued in the Merger. Instead, the Merger Agreement provides that each holder of DQE Common Stock who would otherwise be entitled to receive a fractional share of APS Common Stock will be entitled to receive, in lieu thereof, cash representing such holder's proportionate interest in a share of APS Common Stock based on the closing price of a share of APS Common Stock, as reported in The Wall Street Journal, New York City edition, on the trading day immediately prior to the Effective Time (as defined below).

     At the Effective Time, all shares of DQE Common Stock credited to participants' accounts under the Dividend Reinvestment and Stock Purchase Plan of DQE (the "DQE DRSPP") will be converted into a number of shares of APS Common Stock determined by multiplying the number of such shares of DQE Common Stock by the Exchange Ratio. All such shares of APS Common Stock will be held in the participants' accounts, with individual participant's accounts in the DQE DRSPP being credited with fractional shares of APS Common Stock. See "The
Merger -- Terms of the Merger."

  Effective Time

     The Merger will become effective at the time when Articles of Merger effecting the Merger (the "Pennsylvania Articles of Merger") have been duly filed with the Department of State of the Commonwealth of Pennsylvania (the "Effective Time") as provided in Section 1927 of the Pennsylvania Business Corporation Law (the "PBCL"). See "The Merger -- Effective Time."

  Exchange of Certificates

     HOLDERS OF DQE COMMON STOCK SHOULD NOT SEND THEIR CERTIFICATES TO THE EXCHANGE AGENT UNTIL THEY RECEIVE TRANSMITTAL MATERIALS FROM THE EXCHANGE AGENT. HOLDERS OF APS COMMON STOCK WILL NOT EXCHANGE THEIR CERTIFICATES.

     Promptly after the Effective Time, the Exchange Agent (as defined in the Merger Agreement) will mail to each holder of DQE Common Stock (other than the Excluded Shares) a letter of transmittal with instructions for exchanging certificates representing shares of DQE Common Stock (each a "DQE Certificate") in exchange for certificates representing shares of APS Common Stock (each an "APS Certificate") and obtaining cash in lieu of any fractional share of APS Common Stock. See "The Merger -- Terms of the Merger."

  Appraisal Rights

     Holders of APS Common Stock will not be entitled to any dissenters' or appraisal rights under the Maryland General Corporation Law (the "MGCL") as a result of the matters to be voted upon at the APS Special Meeting. Holders of DQE Common Stock will not be entitled to any dissenters' or appraisal rights under the PBCL as a result of any of the matters to be voted on at the DQE Meeting.

  Reasons for the Merger; Recommendations of the Boards of Directors -- APS

     THE APS BOARD HAS DETERMINED UNANIMOUSLY THAT THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY ARE ADVISABLE FOR, FAIR TO, AND IN THE BEST INTERESTS OF, APS' STOCKHOLDERS. ACCORDINGLY, THE APS BOARD HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS OF APS VOTE FOR APPROVAL OF THE ISSUANCE OF THE SHARES OF APS COMMON STOCK AS CONTEMPLATED BY THE MERGER AGREEMENT. The recommendation of the APS Board is based on a number of strategic, operating and financial factors as described in "The Merger -- Reasons for the Merger; Recommendations of the Boards of Directors -- APS."

  Reasons for the Merger; Recommendations of the Boards of Directors -- DQE

     THE DQE BOARD HAS DETERMINED UNANIMOUSLY THAT THE TERMS OF THE MERGER ARE FAIR TO, AND IN THE BEST INTERESTS OF, STOCKHOLDERS OF DQE AND HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY AND UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS OF DQE VOTE FOR ADOPTION OF THE MERGER AGREEMENT. The recommendation of the DQE Board is based on a number of strategic, operating and financial factors as described in "The
Merger -- Reasons for the Merger; Recommendations of the Boards of
Directors -- DQE." In considering the recommendation of the DQE Board, holders of DQE Common Stock should be aware that certain members of DQE's management and the DQE Board have other interests in the Merger in addition to the interests which holders of DQE Common Stock have generally. The DQE Board was aware of these other interests and considered them, among other matters, in approving the Merger Agreement and the transactions contemplated thereby, including the Merger. See "Interests of Certain Persons in the Merger" and "The
Merger -- Management and Operations Following the Merger."

  Opinions of Financial Advisors

     APS


     Merrill Lynch & Co. ("Merrill Lynch") has delivered to the APS Board its written opinion, dated as of the date of this Joint Proxy Statement/Prospectus, to the effect that, as of such date, the Exchange Ratio was fair from a financial point of view to the holders of APS Common Stock. See "The
Merger -- Opinions of Financial Advisors -- APS." A COPY OF THE OPINION OF MERRILL LYNCH, DATED AS OF THE DATE OF THIS JOINT PROXY STATEMENT/PROSPECTUS, WHICH SETS FORTH THE ASSUMPTIONS MADE, PROCEDURES FOLLOWED, MATTERS CONSIDERED AND LIMITATIONS ON THE SCOPE OF THE REVIEW BY MERRILL LYNCH IN RENDERING ITS OPINION, IS ATTACHED AS APPENDIX B TO THIS JOINT PROXY STATEMENT/PROSPECTUS. HOLDERS OF APS COMMON STOCK ARE URGED TO, AND SHOULD, READ MERRILL LYNCH'S OPINION IN ITS ENTIRETY.


     DQE


     Credit Suisse First Boston Corporation ("CSFB") has acted as financial advisor to DQE in connection with the Merger and has rendered to the DQE Board a written opinion, dated the date of this Joint Proxy Statement/Prospectus, to the effect that, as of such date and based upon and subject to certain matters stated in such opinion, the Exchange Ratio was fair to the holders of DQE Common Stock from a financial point of view. The opinion of CSFB is directed to the DQE Board and relates only to the fairness of the Exchange Ratio from a financial point of view, does not address any other aspect of the proposed Merger or any related transaction and does not constitute a recommendation to any stockholder as to how any stockholder should vote at the DQE Meeting. See "The
Merger -- Opinions of Financial Advisors -- DQE." A COPY OF THE OPINION OF CSFB, DATED THE DATE OF THIS JOINT PROXY STATEMENT/PROSPECTUS, WHICH DESCRIBES THE PROCEDURES FOLLOWED, ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN IN CONNECTION WITH SUCH OPINION, IS ATTACHED HERETO AS APPENDIX C AND SHOULD BE READ CAREFULLY AND IN ITS ENTIRETY.


  Management and Operations Following the Merger

     The Merger Agreement provides that, from and after the Effective Time, the APS Board will be composed of 15 directors, of which six will be designated by DQE and nine will be designated by APS prior to the Effective Time, in each case to serve until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the APS Charter and the Bylaws of APS ("APS Bylaws"). As of the date hereof, neither DQE nor APS has determined who it will designate to be directors of APS following the Effective Time, but each of DQE and APS currently intends to nominate persons from among the members of their respective boards of directors at the Effective Time. In addition, the Merger Agreement provides that, following the Effective Time, the chairmen of certain committees of the APS Board will be selected from among the DQE designees and the chairmen of other committees will be selected from among the APS designees. See "Interests of Certain Persons in the Merger -- Directors and Officers."

     The Merger Agreement further provides that, from and after the Effective Time, Alan J. Noia will be the Chairman and Chief Executive Officer of APS and David D. Marshall will be the President and Chief Operating Officer of APS.

     The Merger Agreement also provides that, from and after the Effective Time, APS' corporate headquarters will remain in Maryland and substantial operations of Subsidiaries of APS, including the Surviving Corporation, will remain in the Pittsburgh, Pennsylvania area. See "The Merger -- Management and Operations Following the Merger."

THE MERGER AGREEMENT

     This section describes certain aspects of the Merger Agreement. The following description does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached as Appendix A to this Joint Proxy Statement/Prospectus and is incorporated herein by reference. ALL HOLDERS OF DQE COMMON STOCK AND APS COMMON STOCK ARE URGED TO READ THE MERGER AGREEMENT IN ITS ENTIRETY.

  Representations and Warranties

     The Merger Agreement contains various representations and warranties of DQE, APS and Merger Sub, certain of which are qualified by a material adverse effect standard. See "The Merger Agreement -- Representations and Warranties."

  Conduct of Business Pending the Merger

     The Merger Agreement provides that during the period of time from the date of the Merger Agreement until the Effective Time, unless approved in writing by the other party or unless expressly contemplated by the Merger Agreement, the Stock Option Agreement, dated as of April 5, 1997, between DQE and APS (the "Stock Option Agreement"), the respective budgets of DQE and APS (which have been submitted by DQE to APS and by APS to DQE), or as required by applicable Law (as defined under "-- Modification or Amendment; Waiver of Conditions; Extension"), each of DQE and APS will, among other things, conduct its and its Subsidiaries' businesses in the ordinary and usual course, will not pay dividends in excess of certain prescribed amounts and will not take any action or omit to take any action that would prevent the Merger from qualifying for "pooling of interests" accounting treatment or as a "reorganization" within the meaning of Section 368(a) of the Code. See "The Merger Agreement -- Conduct of Business Pending the Merger; Certain Covenants; Acquisition Proposals -- Interim Operations" for a discussion of restrictions on APS, DQE and their respective Subsidiaries with respect to the conduct of their businesses prior to the Effective Time.

  Acquisition Proposals

     The Merger Agreement also provides that, except as contemplated by the budgets submitted by DQE to APS and by APS to DQE and except as expressly contemplated by the Merger Agreement, neither DQE nor APS nor any of their respective Subsidiaries will, and DQE and APS will not authorize or permit their officers, directors, employees, agents or other representatives retained by them or any of their Subsidiaries, respectively, (i) to solicit, initiate or encourage, or take any other action designed to facilitate, directly or indirectly, any inquiries or the making of any proposal with respect to a merger, reorganization, share exchange, consolidation or similar transaction involving, or, other than in the ordinary course of business, any purchase of all or any significant portion of assets or any equity securities of, DQE or APS, as applicable, or of any of their respective Subsidiaries (any such proposal or offer being referred to as an "Acquisition Proposal" and any such transaction or purchase being referred to as an "Acquisition Transaction") or
(ii) to participate in any discussions or negotiations relating to any Acquisition Proposal or Acquisition Transaction. In certain situations the terms of the Merger Agreement will not prohibit either DQE or APS (A) from furnishing information with respect to it and its Subsidiaries to any person pursuant to a customary confidentiality agreement and (B) from participating in negotiations regarding such Acquisition Proposal. See "The Merger

Agreement -- Conduct of Business Pending the Merger; Certain Covenants; Acquisition Proposals -- Acquisition Proposals."

     In addition, the Merger Agreement provides that, except as expressly permitted by the Merger Agreement, neither the APS Board nor the DQE Board, as applicable, nor any committee thereof will (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to the other party to the Merger Agreement, the approval or recommendation by such board of directors or such committee of the Merger or the approval and adoption of the matters relating to the Merger to be considered at the APS Special Meeting, in the case of APS, and the DQE Meeting, in the case of DQE; (ii) approve or recommend, or propose publicly to approve or recommend, any Acquisition Proposal other than the Merger; or (iii) cause or permit APS or DQE, as applicable, to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement or understanding (each, an "Acquisition Agreement") related to any Acquisition Proposal. Notwithstanding the foregoing provisions of the Merger Agreement, in certain situations the proscribed actions may be taken. APS and DQE have also each agreed in the Merger Agreement that in situations in which it is permitted to enter into an Acquisition Agreement, it will not enter into a binding Acquisition Agreement until at least the sixteenth business day after it has provided the notice to APS or DQE, as applicable, required by the Merger Agreement. The Merger Agreement also provides that if any party receives an Acquisition Proposal it will immediately advise the other party orally and in writing of such Acquisition Proposal, any request for information, the material terms and conditions of such request or Acquisition Proposal and the identity of the Person making such request or Acquisition Proposal. In addition, APS and DQE have agreed that if either has received an Acquisition Proposal it will keep the other party reasonably informed of the status and details of any such Acquisition Proposal. See "The Merger Agreement -- Conduct of Business Pending the Merger; Certain Covenants; Acquisition Proposals."

  Conditions

     The respective obligations of DQE, APS and Merger Sub to effect the Merger are subject to the satisfaction or waiver at or prior to the Effective Time of a number of conditions, including the following: (i) approval of the Merger Agreement by holders of DQE Common Stock and by APS as the sole stockholder of Merger Sub and the approval of the issuance of APS Common Stock as contemplated by the Merger Agreement by holders of APS Common Stock; (ii) the authorization for listing on the New York Stock Exchange (the "NYSE") upon official notice of issuance of the shares of APS Common Stock to be issued in the Merger; (iii) expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act, as amended, and the rules promulgated thereunder (the "HSR Act"), and the receipt of all necessary Governmental Consents (as defined under "The Merger Agreement -- Conditions") having been obtained on terms not reasonably likely to have a Material Adverse Effect (as defined under "The Merger Agreement -- Representations and Warranties") on either DQE or APS;
(iv) there being no statute, rule, regulation, judgment, decree, injunction or other order in effect that restrains, enjoins or otherwise prohibits consummation of the transactions contemplated by the Merger Agreement; (v) APS and DQE having received from APS' independent accounting firm a letter to the effect that the Merger will qualify for "pooling of interests" accounting treatment; (vi) APS and DQE having obtained the consent or approval of each person whose consent or approval is required to consummate the transactions contemplated by the Merger Agreement and the Stock Option Agreement under any contract to which APS or DQE or any of their Subsidiaries is a party; (vii) APS and DQE having received the opinions of their respective counsels to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and that each of APS, Merger Sub and DQE will be a party to that reorganization within the meaning of Section 368(b) of the Code; (viii) APS having received an Affiliate Letter (as defined under "Resale of APS Common Stock") from each person identified as an affiliate of DQE pursuant to the Merger Agreement; (ix) the absence of any change in the financial condition, properties, business or results of operations of either APS or DQE that would be reasonably likely to have a Material Adverse Effect on it; and (x) DQE and APS each having received from their respective independent public accounting firms customary "comfort" letters. See "The Merger Agreement -- Conditions."

  Modification or Amendment; Waiver of Conditions; Extension

     The Merger Agreement provides that, subject to the provisions of applicable law, ordinance, regulation, judgment, order, decree, arbitration, award, license or permit of any Governmental Entity (each a "Law," and collectively, "Laws"), the parties to the Merger Agreement may modify or amend the Merger Agreement by written agreement executed and delivered by duly authorized officers of the respective parties. The Merger Agreement also provides that the conditions to each of the parties' obligations to consummate the Merger are for the sole benefit of such party and at any time prior to the Effective Time, such party may waive such conditions in whole or in part or extend the time for the performance of any of the obligations or other acts of the other parties thereto, to the extent permitted by applicable Law.

  Termination

     The Merger Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (a) by mutual written consent of DQE, APS and Merger Sub, by action of the DQE Board and the APS Board, respectively, or
(b) by action of the DQE Board or the APS Board if (i) the Merger has not been consummated by October 5, 1998, which may be extended for six months under certain circumstances (the "Termination Date"); (ii) any Governmental Consents (as defined under "The Merger Agreement -- Conditions") have been made or obtained by Final Orders (as defined under "The Merger
Agreement -- Termination") which contain terms or conditions that would cause any of the conditions relating to regulatory consents not to be satisfied; (iii) any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) that has been enacted, issued, promulgated, enforced or entered by any court or Governmental Entity (as defined under "The Merger Agreement -- Representations and Warranties") of competent jurisdiction is in effect and restrains, enjoins or otherwise prohibits consummation of the transactions contemplated by the Merger Agreement (collectively, an "Order") provided, that it has become final and non-appealable; (iv) the necessary vote of DQE's stockholders to effectuate the Merger has not been obtained at the DQE Meeting, including any adjournments thereof; or (v) the necessary vote of APS' stockholders to effectuate the Merger has not been obtained at the APS Special Meeting, including any adjournments thereof. The Merger Agreement provides that the right to terminate the Merger Agreement pursuant to clause (i), (ii), (iv) or (v) above will not be available to any party that has breached in any material respect its obligations under the Merger Agreement in any manner that has contributed to the failure of the Merger to be consummated. See "The Merger Agreement -- Termination."

     Further, the Merger Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by action of the DQE Board or the APS Board, as applicable: (a) subject to and in accordance with the termination provisions of the Merger Agreement relating to Acquisition Proposals; or (b) if (i) the APS Board or the DQE Board, as applicable, has withdrawn or adversely modified its approval or recommendation of the Merger Agreement or failed to reconfirm its recommendation of the Merger Agreement after a written request by DQE or APS, as applicable, to do so, (ii) there has been a material breach by APS or Merger Sub, on the one hand, or DQE, on the other hand, of any representation, warranty, covenant or agreement contained in the Merger Agreement that is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by DQE or APS, as applicable, to the party committing such breach, or (iii) APS or DQE, as applicable, or any of their affiliates, representatives or agents, takes any of the actions that would be proscribed by certain provisions of the Merger Agreement which restrict APS' or DQE's, as applicable, conduct with respect to Acquisition Proposals. See "The Merger Agreement -- Conduct of Business Pending the Merger; Certain Covenants; Acquisition Proposals -- Acquisition Proposals."

     In the event of termination of the Merger Agreement and the abandonment of the Merger, the Merger Agreement (other than certain provisions of the Merger Agreement relating to expenses and confidentiality and other than as described below under "The Merger Agreement -- Certain Termination Fees") will become void and of no effect with no liability to any party thereto (or any of its directors, officers, employees, agents, legal and financial advisors or other representatives); provided, however, except as otherwise provided therein, no such termination will relieve any party thereto of any liability or damages resulting from any breach of the Merger Agreement.

     If the Merger is terminated under certain specified circumstances, certain termination fees are payable by one party to the other. See "The Merger Agreement -- Certain Termination Fees."

 Stock Options

     At the Effective Time, each outstanding option to purchase DQE Common Stock (a "DQE Option") under DQE's Long-Term Incentive Savings Plan, DRSPP and 1996 Stock Plan for Non-Employee Directors and the Performance Incentive Program for DQE and its Subsidiaries (the "DQE Stock Plans"), whether vested or unvested, will be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such DQE Option, the same number of shares of APS Common Stock as the holder of such DQE Option would have been entitled to receive pursuant to the Merger had such holder exercised such option in full immediately prior to the Effective Time, at a price per share of APS Common Stock equal to (y) the aggregate exercise price for DQE Common Stock otherwise purchasable pursuant to such DQE Option divided by (z) the number of full shares of APS Common Stock deemed purchasable pursuant to such DQE Option. In addition, pursuant to the Merger Agreement, APS has agreed to assume, effective as of the Effective Time, each DQE Option in accordance with the terms of the DQE Stock Plan under which it was issued and the stock option agreement by which it is evidenced. See "The Merger Agreement -- Stock Options."

  Nuclear Matters

     The Merger Agreement provides that, at least quarterly prior to the Effective Time, DQE, upon request by APS, will cause its President -- Generation Group and its Chief Nuclear Officer to attend a meeting of the APS Board and provide APS' directors with such oral and written information concerning the Nuclear Facilities and DQE's nuclear generation program as such directors and/or the Chief Financial Officer of APS may reasonably request. In addition, prior to the Effective Time, APS is entitled to designate one person who will be a director of APS or will be a person expert in nuclear matters to attend and participate in each meeting of the Nuclear Review Committee of the DQE Board. See "The Merger Agreement -- Nuclear Matters."

CERTAIN REGULATORY MATTERS

     Under the HSR Act, certain transactions, including the Merger, may not be consummated unless certain waiting period requirements have been satisfied. APS and DQE will each file a Premerger Notification and Report Form (a "Notification and Report Form") pursuant to the HSR Act with the Antitrust Division of the Department of Justice ("DOJ") and the Federal Trade Commission ("FTC"). At any time before or after the Effective Time, the FTC, the DOJ or others could take action under the antitrust laws with respect to the Merger, including seeking to enjoin the consummation of the Merger, to rescind the Merger or to require divestiture of substantial assets of APS or DQE. There can be no assurance that a challenge to the Merger on antitrust grounds will not be made or, if such a challenge is made, that it would not be successful.

     In addition, DQE and/or APS are or may be required to file notices with, and to obtain the approval and consents of, the Securities and Exchange Commission ("SEC") pursuant to the Public Utility Holding Company Act of 1935, as amended ("PUHCA"), the Federal Energy Regulatory Commission ("FERC") pursuant to the Federal Power Act of 1920, as amended (the "Power Act"), the Nuclear Regulatory Commission ("NRC") pursuant to the Atomic Energy Act of 1954, as amended ("AEA"), the Pennsylvania Public Utility Commission ("PAPUC") and the Maryland Public Service Commission (the "MPSC"). See "The Merger
Agreement -- Certain Regulatory Matters."

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     Certain members of the management of DQE and the DQE Board who have interests in the Merger in addition to their interests as holders of DQE Common Stock participated in the negotiation of the terms of the

Merger Agreement. The DQE Board considered these interests in reaching its conclusion that the Merger Agreement and the transactions contemplated thereby are fair to and in the best interests of DQE and its stockholders, customers and employees and the communities which it serves.

  Directors and Officers

     The Merger Agreement provides that the APS Board will, upon consummation of the Merger, be composed of 15 directors, of which six will be designated by DQE and nine will be designated by APS. Pursuant to the Merger Agreement, after the Effective Time, Alan J. Noia will be Chairman and Chief Executive Officer of APS and David D. Marshall will be President and Chief Operating Officer of APS.

  Severance Agreements

     DQE has entered into severance agreements with thirteen officers of DQE and its affiliates, including seven executive officers of DQE. See "Interests of Certain Persons in the Merger -- Severance Agreements."

  DQE Long-Term Incentive Plan

     Upon the adoption of the Merger Agreement by the holders of DQE Common Stock, certain options to purchase shares of DQE Common Stock held by DQE officers will vest pursuant to the terms of the DQE Stock Plan under which they were granted. See "Interests of Certain Persons in the Merger -- DQE, Inc. Long-Term Incentive Plan."

  Director and Officer Indemnification and Insurance

     Pursuant to the Merger Agreement, APS has agreed that from and after the Effective Time it will indemnify and hold harmless each present and former director and officer of DQE or any of its Subsidiaries (when acting in such capacity) against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent that DQE or such Subsidiary is permitted under the law of its jurisdiction of incorporation and the Articles of Incorporation of DQE, effective January 5, 1989, as amended (the "DQE Articles") and the Bylaws of DQE (the "DQE Bylaws") in effect on the date of the Merger Agreement to indemnify such person. In addition, the Merger Agreement provides that the Surviving Corporation will maintain DQE's existing officers' and directors' liability insurance ("D&O Insurance") for a period of six years after the Effective Time so long as the annual premium therefor is not in excess of 200% of the last annual premium paid prior to the date of the Merger Agreement (the "Current Premium"); provided, however, that if the existing D&O Insurance expires, is terminated or canceled during such six-year period, the Surviving Corporation will use its reasonable efforts to obtain as much D&O Insurance as can be obtained for the remainder of such period for a premium not in excess (on an annualized basis) of 200% of the Current Premium.

ACCOUNTING TREATMENT

     Consummation of the Merger is conditioned upon the receipt by each of APS and DQE of a letter from its independent public accountants, Price Waterhouse LLP and Deloitte & Touche, respectively, stating that the Merger, in their respective opinions, will qualify as a "pooling of interests" for accounting purposes. See "The Merger Agreement -- Conditions." Under this method of accounting, APS will restate its consolidated financial statements at the Effective Time to include the assets, liabilities, stockholders' equity and results of operations of DQE. It is anticipated that, upon consummation of the Merger, the fiscal year of the combined company will be the calendar year. See "Accounting Treatment."

RESALE OF APS COMMON STOCK

     The shares of APS Common Stock issuable to stockholders of DQE in connection with the Merger will be freely transferable by the holders thereof except for those shares held by holders who may be deemed to be "affiliates" of DQE. See "Resale of APS Common Stock."

DIVIDENDS

     It is presently anticipated that, following the Effective Time, the current $1.72 annual dividend per share of APS Common Stock will be maintained or increased, subject to evaluation from time to time by the APS Board based on APS' results of operations, financial condition, capital requirements, future business prospects, regulatory environment and such other considerations as the APS Board deems relevant. However, no assurance can be given that such dividend will be maintained or increased.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The Merger is intended to qualify for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code. Assuming the Merger so qualifies as a reorganization within the meaning of Section 368(a) of the Code, in general, no gain or loss will be recognized by holders of DQE Common Stock with respect thereto on the surrender of their DQE Common Stock in exchange for APS Common Stock, except with respect to cash received in lieu of fractional shares, and no gain or loss will be recognized by APS or DQE. Under the Merger Agreement it is a condition precedent to the respective obligations of APS and DQE to consummate the Merger that each of APS and DQE will have received an opinion of its respective counsel, dated as of the Closing Date (as defined in the Merger Agreement), to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code and that each of DQE, APS and Merger Sub will be a party to the reorganization within the meaning of Section 368(b) of the Code. For a further discussion of the federal income tax consequences of the Merger, see "Certain Federal Income Tax Consequences of the Merger."

CERTAIN RELATED AGREEMENTS

  Stock Option Agreement

     In connection with the Merger Agreement and the Merger, APS and DQE entered into the Stock Option Agreement, pursuant to which DQE granted to APS an option (the "Option") to purchase up to 15,379,007 shares of DQE Common Stock under certain circumstances at an initial cash price per share of DQE Common Stock equal to $27.850. The Stock Option Agreement provides that in no event will the number of shares of DQE Common Stock for which the Option is exercisable exceed 19.9% of DQE Common Stock issued and outstanding at the time of exercise. See "Certain Related Agreements -- Stock Option Agreement."

     APS may exercise its Option, in whole or in part, if, but only if, a Triggering Event (as defined under "Certain Related Agreements -- Stock Option Agreement") has occurred prior to the occurrence of an Exercise Termination Event (as defined under "Certain Related Agreements -- Stock Option Agreement"); provided that APS sends DQE a written notice of such exercise within 180 days following the first such Triggering Event. See "Certain Related
Agreements -- Stock Option Agreement."

     The Stock Option Agreement also provides that APS may require DQE to repurchase the Option from APS in certain circumstances. See "Certain Related Agreements -- Stock Option Agreement." The Stock Option Agreement further provides that the Total Profit (as defined under "Certain Related Agreements -- Stock Option Agreement") of APS in such repurchase will not exceed $20,000,000. See "Certain Related Agreements -- Stock Option Agreement."

  Letter Agreement

     APS and DQE have also entered into a Letter Agreement, dated April 5, 1997 (the "Letter Agreement"). The Letter Agreement provides that, in certain circumstances upon a termination of the

Merger Agreement, APS will pay a fee to DQE of up to $20,000,000, based upon the difference between the market value of 19.9% of the outstanding shares of APS Common Stock on the date of an applicable termination and the market value of such shares on April 4, 1997. See "Certain Related Agreements -- Letter Agreement."

CERTAIN EFFECTS OF THE MERGER ON THE RIGHTS OF HOLDERS OF DQE COMMON STOCK

     Holders of DQE Common Stock who receive APS Common Stock pursuant to the Merger will have certain rights as stockholders of APS that are different from those rights they had as stockholders of DQE. For a comparison of certain provisions of the APS Charter, the APS Bylaws and the MGCL with the DQE Articles, the DQE Bylaws and the PBCL, see "Comparison of Certain Rights of the Holders of APS Common Stock and DQE Common Stock."

APS CHARTER AMENDMENT

     The APS Board has determined that the Charter Amendment is advisable for APS whether or not the Merger is effectuated. Stockholders of APS should not be affected in any way by this change of name. Further, stockholders of APS will not be required to take any actions, following the APS Special Meeting, to effect the Charter Amendment; stock certificates representing shares of APS Common Stock will not need to be exchanged for new stock certificates. THE APS BOARD UNANIMOUSLY RECOMMENDS THAT THE HOLDERS OF APS COMMON STOCK VOTE FOR THE CHARTER AMENDMENT. See "The APS Charter Amendment."

OTHER INFORMATION FOR THE DQE MEETING

     At the DQE Meeting, in addition to considering the Merger, the holders of DQE Common Stock will elect four directors to the DQE Board and will vote upon the Accountant Proposal and the Stockholder Proposal. See "Other Information for the DQE Meeting."

                            COMPARATIVE STOCK PRICES

     APS Common Stock and DQE Common Stock are each listed on the NYSE, as well as on certain other exchanges. APS is listed under the symbol "AYP" and DQE is listed under the symbol "DQE". The following table sets forth, for the periods indicated, the high and low sale prices per share of APS Common Stock and DQE Common Stock as reported on the NYSE Composite Transactions Tape during the periods listed.


                                                                    APS                       DQE
                                                                COMMON STOCK              COMMON STOCK
                                                             ------------------        ------------------
                     CALENDAR QUARTER                        HIGH          LOW         HIGH          LOW
-----------------------------------------------------------  -----        -----        -----        -----
1995
-----------------------------------------------------------
  First Quarter............................................  $ 24 3/8     $ 21 1/2     $ 22 3/8     $ 19 5/8
  Second Quarter...........................................    25 1/8       22 3/4       25           21 5/8
  Third Quarter............................................    26           22 7/8       26 5/8       23 1/2
  Fourth Quarter...........................................    29 1/4       25 1/2       30 3/4       26 1/2
1996
-----------------------------------------------------------
  First Quarter............................................    30 7/8       28           31 1/2       27 1/2
  Second Quarter...........................................    31 1/16      28 1/2       28 7/8       25 3/4
  Third Quarter............................................    31           29           28 3/4       27
  Fourth Quarter...........................................    31 1/8       28 7/8       30 3/8       27
1997
-----------------------------------------------------------
  First Quarter............................................    31 5/8       29 1/8       29 7/8       27 3/4
  Second Quarter (through June 17, 1997)...................    30 1/8       25 1/2       29 3/4       26 1/2


     On April 4, 1997, the last trading day before the public announcement of the Merger Agreement, the closing prices of APS Common Stock and DQE Common Stock as reported on the NYSE Composite Transactions Tape were $29.75 per share and $27.125 per share, respectively. Based on the Exchange Ratio, the pro forma equivalent per share value of DQE Common Stock on April 4, 1997, was $33.32 per share. The pro forma equivalent per share value of DQE Common Stock on any date equals the closing sale price of APS Common Stock on such date, as reported on the NYSE Composite Transaction Tape, multiplied by the Exchange Ratio.


     On June 17, 1997, the closing sale prices of APS Common Stock and DQE Common Stock as reported on the NYSE Composite Transactions Tape were $26.625 per share and $27.875 per share ($29.82 on a pro forma equivalent per share basis), respectively.


     HOLDERS OF SHARES OF DQE COMMON STOCK AND APS COMMON STOCK ARE URGED TO OBTAIN CURRENT QUOTATIONS FOR THE MARKET PRICES OF APS COMMON STOCK AND DQE COMMON STOCK.

     No assurance can be given as to the market prices of APS Common Stock or DQE Common Stock at the Effective Time. The Exchange Ratio is fixed in the Merger Agreement. As a result, the market value of APS Common Stock that holders of DQE Common Stock will receive upon consummation of the Merger may vary significantly from the market value of the shares of APS Common Stock that holders of DQE Common Stock would receive if the Merger were consummated and holders of DQE Common Stock received shares of APS Common Stock on the date of this Joint Proxy Statement/Prospectus.

      SELECTED UNAUDITED HISTORICAL AND PRO FORMA COMBINED FINANCIAL DATA

     The following table presents selected historical financial data of APS and DQE and selected unaudited pro forma combined financial data after giving effect to the Merger as a "pooling of interests." APS' and DQE's selected historical data for each of the five years in the period ended December 31, 1996 and the three months ended March 31, 1997 have been derived from financial statements filed with the SEC. The pro forma combined financial data are presented for illustrative purposes only and are not necessarily indicative of the financial position or operating results that would have occurred or that will occur upon consummation of the Merger. The pro forma combined financial data do not give effect to any cost savings which may result from the integration of APS' and DQE's operations. Additionally, the pro forma combined financial data do not include any transaction costs relating to the Merger, nor do they consider any reorganization costs that might occur as a result of the Merger. The following selected financial data should be read in conjunction with the notes thereto and with the related historical and pro forma combined financial statements and notes thereto incorporated by reference or included herein. See "Available Information," "Incorporation of Certain Information by Reference" and "Unaudited Pro Forma Combined Financial Information of APS and DQE."

                       SELECTED HISTORICAL FINANCIAL DATA

                                      APS

                                  THREE MONTHS
                                     ENDED                      YEAR ENDED DECEMBER 31,
                                   MARCH 31,       --------------------------------------------------
                                      1997          1996       1995       1994       1993       1992
                                  ------------     ------     ------     ------     ------     ------
                                            (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
INCOME STATEMENT DATA
  Total Revenue.................     $  615        $2,328     $2,315     $2,185     $2,051     $1,963
  Operating Expenses............        491         1,937      1,893      1,802      1,676      1,607
                                     ------        ------     ------     ------     ------
  Income from Operations (c)....        124           391        422        383        375        356
  Income before Cumulative
     Effect of Accounting
     Change.....................         78           210        240        220        216        204
  Cumulative Effect of
     Accounting Change (a)......         --            --         --         43         --         --
                                     ------        ------     ------     ------     ------
  Net Income (c)................     $   78        $  210     $  240     $  263     $  216     $  204
  Earnings Per Share before
     Effect of Accounting
     Change.....................     $ 0.64        $ 1.73     $ 2.00     $ 1.86     $ 1.88     $ 1.83
  Cumulative Effect of
     Accounting Change (a)......         --            --                  0.37         --         --
                                     ------        ------     ------     ------     ------
  Earnings Per Share after
     Effect of Accounting
     Change.....................     $ 0.64        $ 1.73     $ 2.00     $ 2.23     $ 1.88     $ 1.83
  Dividends Declared Per Share
     of
     APS Common Stock...........     $ 0.43        $ 1.69     $ 1.65     $ 1.64     $ 1.63     $ 1.61
BALANCE SHEET DATA
  Total Assets..................     $6,618        $6,619     $6,447     $6,362     $5,949     $5,039
  Capitalization
     Long-Term Debt.............     $2,307        $2,397     $2,273     $2,179     $2,008     $1,952
     Preferred/Preference
       Stock....................        170           170        170        325        276        278
     Common Shareholders'
       Equity...................      2,202         2,169      2,130      2,059      1,956      1,828
                                     ------        ------     ------     ------     ------
       Total Capitalization.....     $4,679        $4,736     $4,573     $4,563     $4,240     $4,058
  Book Value Per Share of APS
     Common Stock...............     $18.04        $17.80     $17.65     $17.26     $16.62     $16.05

                       SELECTED HISTORICAL FINANCIAL DATA
                                      DQE

                                  THREE MONTHS
                                     ENDED                      YEAR ENDED DECEMBER 31,
                                   MARCH 31,       --------------------------------------------------
                                      1997          1996       1995       1994       1993       1992
                                  ------------     ------     ------     ------     ------     ------
                                      (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
INCOME STATEMENT DATA
  Total Revenue.................     $  301        $1,225     $1,220     $1,224     $1,183     $1,153
  Operating Expenses............        226           923        898        907        870        809
                                     ------        ------     ------     ------     ------     ------
  Income from Operations........         75           302        322        317        313        344
  Income before Cumulative
     Effect of Accounting
     Changes....................         45           179        171        157        141        142
  Cumulative Effect of
     Accounting Changes (a).....         --            --         --         --          3         --
                                     ------        ------     ------     ------     ------     ------
  Net Income....................     $   45        $  179     $  171     $  157     $  144     $  142
  Earnings Per Share before
     Effect of Accounting
     Changes....................     $ 0.58        $ 2.32     $ 2.20     $ 1.98     $ 1.77     $ 1.78
  Cumulative Effect of
     Accounting Changes (a).....     $   --        $   --     $   --     $   --     $ 0.04     $   --
                                     ------        ------     ------     ------     ------     ------
  Earnings Per Share after
     Effect of Accounting
     Changes....................     $ 0.58        $ 2.32     $ 2.20     $ 1.98     $ 1.81     $ 1.78
  Dividends Declared Per Share
     of DQE Common Stock........     $ 0.34        $ 1.30     $ 1.21     $ 1.13     $ 1.08     $ 1.03
BALANCE SHEET DATA
  Total Assets..................     $4,623        $4,639     $4,459     $4,427     $4,550     $3,778
  Capitalization
     Long-Term Debt.............     $1,402        $1,440     $1,401     $1,378     $1,417     $1,413
     Preferred/Preference
       Stock....................        224           223         71         95        133        132
     Common Shareholders'
       Equity...................      1,409         1,392      1,329      1,277      1,231      1,171
                                     ------        ------     ------     ------     ------     ------
       Total Capitalization.....     $3,035        $3,055     $2,801     $2,750     $2,781     $2,716
  Book Value Per Share of DQE
     Common Stock...............     $18.22        $18.01     $17.13     $16.27     $15.47     $14.75

                  SELECTED UNAUDITED PRO FORMA FINANCIAL DATA
                                  APS AND DQE

                                                  THREE MONTHS
                                                     ENDED             YEAR ENDED DECEMBER 31,
                                                   MARCH 31,       -------------------------------
                                                      1997          1996        1995        1994
                                                  ------------     -------     -------     -------
                                                   (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS
                                                                  AND PERCENTAGES)
INCOME STATEMENT DATA (B)
  Total Revenue.................................    $    909       $ 3,546     $ 3,535     $ 3,398
  Operating Expenses............................         666         2,718       2,638       2,561
                                                     -------       -------     -------
  Income from Operations (c)....................         243           828         897         837
  Net income(c).................................         119           393         409         383
  Earnings Per Share (d)........................    $   0.57       $  1.89     $  1.98     $  1.85
  Dividends Per Share of Common Stock (d).......    $   0.38       $  1.47     $  1.41     $  1.37
  Dividend Payout Ratio (f).....................        75.4%         91.0%         --          --
Equivalent DQE Pro Forma Per Share Data
  Earnings Per Share (e)........................    $   0.64       $  2.12     $  2.21     $  2.07
  Dividends Per Share of Common Stock (e).......    $   0.43       $  1.65     $  1.58     $  1.53
BALANCE SHEET DATA (B)
  Total Assets..................................    $ 11,269       $11,290     $10,941     $10,819
  Capitalization
     Long-Term Debt.............................    $  3,709       $ 3,837     $ 3,674     $ 3,556
     Preferred/Preference Stock.................         394           393         241         265
     Common Shareholders' Equity................       3,621         3,535       3,429       3,308
                                                    --------       -------     -------
       Total Capitalization.....................    $  7,724       $ 7,765     $ 7,344     $ 7,129
  Book Value Per Share of Common Stock (d)......    $  17.37       $ 16.96     $ 16.52     $ 15.96
Equivalent DQE Pro Forma Per Share Data
  Book Value Per Share of Common Stock (e)......    $  19.45       $ 19.00     $ 18.50     $ 17.88

NOTES TO SELECTED UNAUDITED HISTORICAL AND PRO FORMA COMBINED FINANCIAL DATA

(a) The 1994 amount of $43 million ($.37 per share) represents the cumulative effect of a change in APS' accounting to provide for the accrual of revenue for services rendered but unbilled. The 1993 amount of $3 million ($.04 per share) represents DQE's net cumulative effect for changes in accounting for the adoption of "Statement of Financial Accounting Standards No. 109, Income Taxes" ($8.0 million) and the cumulative effect of accounting for maintenance costs by accruing over the periods between outages for anticipated expenses of scheduled major fossil generating station outages ($5.4 million).

(b) The revenues, expenses, assets, liabilities and equity of APS and DQE have been reclassified where appropriate to conform to the presentation expected to be used by the combined company in the future. See "Unaudited Pro Forma Combined Financial Information of APS and DQE."

(c) Income/earnings for the year ended December 31, 1996 and December 31, 1995 include pretax charges of $103.9 million and $23.4 million, respectively, related to restructuring activities.

(d) Pro forma per common share amounts give effect to the conversion of each share of DQE Common Stock outstanding into 1.12 shares of APS Common Stock. See "The Merger Agreement" and "Unaudited Pro Forma Combined Financial Information of APS and DQE."

(e) Represents the pro forma equivalent of one share of DQE Common Stock calculated by multiplying the pro forma information by the Exchange Ratio.

(f) Calculated by dividing the current annual dividend rate of APS per share by pro forma earnings per share. The $1.72 current dividend rate per share represents the dividend rate APS expects to maintain or increase following the Merger. However, no assurance can be given that such dividend rate will be maintained or increased.

                           THE STOCKHOLDERS MEETINGS

GENERAL

  APS


     This Joint Proxy Statement/Prospectus is being furnished to holders of APS Common Stock in connection with the solicitation of proxies by the APS Board for use at the APS Special Meeting, to be held on August 7, 1997, and any adjournments or postponements thereof, to consider and vote upon (i) the approval of the issuance of APS Common Stock contemplated by the Merger Agreement and (ii) the approval of the Charter Amendment, and to transact such other business as may properly come before the APS Special Meeting or any adjournments or postponements thereof.


     THE APS BOARD HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE CHARTER AMENDMENT AND UNANIMOUSLY RECOMMENDS THAT APS STOCKHOLDERS VOTE FOR THE APPROVAL OF THE ISSUANCE OF SHARES OF APS COMMON STOCK PURSUANT TO THE MERGER AGREEMENT AND VOTE FOR THE CHARTER AMENDMENT.

     Each copy of this Joint Proxy Statement/Prospectus mailed to holders of APS Common Stock is accompanied by a form of proxy for use at the APS Special Meeting.

  DQE


     This Joint Proxy Statement/Prospectus is also being furnished to holders of DQE Common Stock in connection with the solicitation of proxies by the DQE Board for use at the DQE Meeting, to be held on August 7, 1997, and any adjournments or postponements thereof, (i) to consider and vote upon the adoption of the Merger Agreement and approval of the transactions contemplated thereby, (ii) to elect four directors to the DQE Board to serve until the annual meeting of stockholders of DQE in the year 2000, (iii) to consider and vote upon the approval of the Accountant Proposal, (iv) to consider and vote upon the Stockholder Proposal if presented at the DQE Meeting and (v) to transact such other business as may properly come before the DQE Meeting or any adjournments or postponements thereof. See "Other Information for the DQE Meeting."


     THE DQE BOARD HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS OF DQE VOTE FOR THE ADOPTION OF THE MERGER AGREEMENT AND APPROVAL OF THE TRANSACTIONS CONTEMPLATED THEREBY. THE DQE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS OF DQE VOTE FOR THE DIRECTORS NOMINATED BY THE DQE BOARD FOR ELECTION TO THE DQE BOARD, VOTE FOR THE ACCOUNTANT PROPOSAL AND VOTE AGAINST THE STOCKHOLDER PROPOSAL.

     Each copy of this Joint Proxy Statement/Prospectus mailed to holders of DQE Common Stock is accompanied by a form of proxy for use at the DQE Meeting.

     This Joint Proxy Statement/Prospectus is also furnished to DQE stockholders as a prospectus in connection with the issuance by APS of shares of APS Common Stock contemplated by the Merger Agreement.

DATE, PLACE AND TIME


     The APS Special Meeting will be held at                     on August 7,
1997 at      [a.m.][p.m.], local time.



     The DQE Meeting will be held at the Manchester Craftsmen's Guild Auditorium, 1815 Metropolitan Street, Pittsburgh, Pennsylvania 15233 on August 7, 1997 at 11:00 a.m., local time.

RECORD DATES

  APS


     The Executive Committee of the APS Board has fixed the close of business on June 30, 1997 as the APS Record Date for the determination of the holders of APS Common Stock entitled to receive notice of and to vote at the APS Special Meeting and at any adjournments or postponements thereof.


  DQE


     The DQE Board has fixed the close of business on June 16, 1997 as the DQE Record Date for the determination of the holders of DQE Common Stock entitled to receive notice of and to vote at the DQE Meeting and at any adjournments or postponements thereof.


VOTES REQUIRED

  APS

     As of             , there were           shares of APS Common Stock issued
and outstanding. Each share of APS Common Stock outstanding on the APS Record Date is entitled to one vote upon each matter properly submitted at the APS Special Meeting. The affirmative vote of a majority of the votes cast at the APS Special Meeting is necessary for the approval of the issuance of the shares of APS Common Stock contemplated by the Merger Agreement. The affirmative vote of a majority of the total number of shares of APS Common Stock outstanding is necessary for approval of the Charter Amendment.

     Under the rules of the NYSE, in order to approve these proposals, the total number of votes cast (whether for or against) with respect to such matter must be in excess of 50% of the outstanding shares of APS Common Stock. Abstentions will be counted as present for the purposes of determining whether a quorum is present. Any abstention or broker non-vote will have the effect of reducing the aggregate number of shares of APS Common Stock voting and the number of shares of APS Common Stock required to approve the issuance of shares of APS Common Stock contemplated by the Merger Agreement. With respect to the Charter Amendment, any abstention or broker non-vote will have the same effect as a negative vote. Under the rules of the NYSE, brokers who hold shares in street name for customers will not have authority to vote either on the issuance of shares of APS Common Stock contemplated by the Merger or on the Charter Amendment, unless they receive specific instructions from beneficial owners.

     As of             , directors and executive officers of APS and their
affiliates beneficially owned an aggregate of           shares of APS Common
Stock (including shares which may be acquired within 60 days upon exercise of
employee stock options), or less than   % of the shares of APS Common Stock
outstanding on such date. The directors and executive officers of APS have indicated their intention to vote their shares of APS Common Stock in favor of approval of the issuance of the shares of APS Common Stock contemplated by the Merger Agreement and in favor of approval of the Charter Amendment.

     As of             , 1997, the directors and executive officers of DQE owned
            shares of APS Common Stock.

     See "-- Interests of Certain Persons in the Merger."

  DQE

     As of             , there were             shares of DQE Common Stock
issued and outstanding. Other than with respect to the election of directors, each share of DQE Common Stock outstanding on the DQE Record Date is entitled to one vote upon each matter properly submitted at the DQE Meeting. The affirmative vote of a majority of the votes cast at the DQE Meeting is necessary for the adoption of the Merger Agreement and the approval of the transactions contemplated thereby. With respect to the election of directors, the four persons receiving the highest number of votes will be elected as directors. The affirmative vote of a majority of the votes cast at the DQE Meeting is necessary for the adoption of the Accountant Proposal and the Stockholder Proposal.

     Stockholders of DQE have cumulative voting rights with respect to the election of directors of DQE. Cumulative voting entitles each stockholder of DQE to as many votes as is equal to the number of whole shares of DQE Common Stock held by such stockholder, multiplied by the number of directors to be elected. Each stockholder may cast all of those votes for a single nominee or may distribute them among two or more nominees.

     Holders of preferred stock or capital stock of Duquesne Light or any of the other subsidiaries of DQE will not have voting rights with respect to any of the matters to be acted upon at the DQE Meeting. The terms of such preferred stock or other capital stock will not be affected by the Merger.

     The presence in person or by proxy at the DQE Meeting of the holders entitled to vote a majority of the outstanding shares of DQE Common Stock is necessary to constitute a quorum for the transaction of business. Abstentions will be counted as present for the purposes of determining whether a quorum is present. Any abstention or broker non-vote will have (i) the effect of reducing the aggregate number of shares of DQE Common Stock required to adopt (a) the Merger Agreement and approve the transactions required thereby, (b) the Accountant Proposal and (c) the Stockholder Proposal, and (ii) no effect on the election of directors of DQE. Under the rules of the NYSE, brokers who hold shares in street name for customers will have no authority to vote on the Merger or the Stockholder Proposal, unless they receive specific instructions from beneficial owners. Such brokers, however, may vote in the election of directors or on the Accountant Proposal without having received specific instructions from beneficial owners.

     As of             , directors and executive officers of DQE and its
affiliates beneficially owned an aggregate of             shares of DQE Common
Stock (including shares which may be acquired within 60 days upon exercise of
employee stock options) or less than   % of the shares of DQE Common Stock
outstanding on such date. See "Other Information for the DQE
Meeting -- Beneficial Ownership of Securities of DQE." The directors and executive officers of DQE have indicated their intention to vote their shares of DQE Common Stock in favor of adoption of the Merger Agreement and approval of the transactions contemplated thereby. The directors and executive officers of DQE have also indicated their intention to vote their shares of DQE Common Stock in favor of the directors nominated by the DQE Board and the Accountant Proposal and against the Stockholder Proposal. See "Other Information for the DQE
Meeting -- Election of Directors," "-- Approval of Appointment of Independent Public Accountants" and "-- Proposal of a DQE Stockholder."

     As of April 15, 1997, directors and executive officers of APS owned no shares of DQE Common Stock. See "Interests of Certain Persons in the Merger."

VOTING AND REVOCATION OF PROXIES

     Shares of APS Common Stock and DQE Common Stock represented by a proxy properly signed and received at or prior to the appropriate Stockholders Meeting, unless subsequently revoked, will be voted in accordance with the instructions thereon. IF A PROXY IS SIGNED AND RETURNED WITHOUT INDICATING ANY VOTING INSTRUCTIONS, SHARES OF APS COMMON STOCK REPRESENTED BY THE PROXY WILL BE VOTED FOR THE PROPOSAL TO APPROVE THE ISSUANCE OF SHARES OF APS COMMON STOCK CONTEMPLATED BY THE MERGER AGREEMENT AND WILL BE VOTED FOR THE PROPOSAL TO ADOPT THE CHARTER AMENDMENT, AND SHARES OF DQE COMMON STOCK REPRESENTED BY A PROXY PROPERLY SIGNED AND RECEIVED WILL BE VOTED FOR THE PROPOSAL TO ADOPT THE MERGER AGREEMENT AND TO APPROVE THE TRANSACTIONS CONTEMPLATED THEREBY, FOR THE ELECTION AS A DIRECTOR OF DQE OF EACH OF THE PERSONS NOMINATED FOR DIRECTOR OF DQE BY THE DQE BOARD, FOR THE ACCOUNTANT PROPOSAL AND AGAINST THE STOCKHOLDER PROPOSAL. Votes for election of directors will be cumulated selectively (at the discretion of the holders of such stockholder's proxy) among those nominees for director for whom the stockholder has not withheld authority to vote. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before the proxy is voted by filing a duly executed revocation with the Secretary of APS, for stockholders of APS, or with the Corporate Secretary of DQE, for stockholders of DQE, prior to or at the appropriate Stockholders Meeting or, in the case of stockholders of APS, by the execution of a subsequent proxy in favor of another person. All written notices of revocation and other communications with respect to revocation of APS proxies should be addressed as follows: Allegheny Power System, Inc., 10435 Downsville

Pike, Hagerstown, Maryland 21740, Attention: Secretary. All written notices of revocation and other communications with respect to revocation of DQE proxies should be addressed as follows: DQE, Inc., 411 Seventh Avenue, 15th Floor, Pittsburgh, Pennsylvania 15219, Attention: Secretary.

     Holders of DQE Common Stock will be entitled to present matters for consideration at the DQE Meeting. Holders of APS Common Stock would be entitled to present matters for consideration at the APS Special Meeting, if additional proposals are permitted at the APS Special Meeting and, in such a situation, the stockholder complies with the applicable provisions of the APS Bylaws. See "Comparison of Certain Rights of the Holders of APS Common Stock and DQE Common Stock -- Meetings of Stockholders -- APS," and "-- Stockholder Proposals and Stockholder Nominations of Directors -- APS."

     The APS Board and the DQE Board are not currently aware of any business to be acted upon at their respective Stockholders Meetings other than as described herein. If, however, other matters are properly brought before either Stockholders Meeting, or any adjournments or postponements thereof, the persons appointed as proxies will have discretion to vote or act thereon according to their best judgment. Such adjournment may be for the purpose of soliciting additional proxies. Shares represented by proxies voting against the issuance of shares of APS Common Stock contemplated by the Merger Agreement, in the case of APS, and against the adoption of the Merger Agreement and the approval of the transactions contemplated thereby, in the case of DQE, will be voted against a proposal to adjourn the respective Stockholder Meeting for the purpose of soliciting additional proxies. Neither APS nor DQE currently intends to seek an adjournment of its respective Stockholder Meeting.

SOLICITATION OF PROXIES

     In addition to solicitation by mail, directors, officers and employees of APS and DQE, none of whom will be specifically compensated for such services, may solicit proxies from the stockholders of APS and DQE, respectively, personally or by telephone, telecopy, telegram or other forms of communication. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward soliciting materials to beneficial owners and will be reimbursed for their reasonable expenses incurred in sending proxy materials to beneficial owners.

     In addition, APS and DQE have retained MacKenzie Partners, Inc. and Beacon Hill Partners, Inc., respectively, to assist in the solicitation of proxies from their respective stockholders. The fees to be paid to such firms for such services by each of APS and DQE are not expected to exceed $15,000 and $10,000, respectively, plus, in each case, reasonable out-of-pocket costs and expenses. APS and DQE each will bear its own expenses in connection with the solicitation of proxies for its Stockholders Meeting, except that each will pay one-half of all printing and filing costs and expenses incurred in connection with the Registration Statement and this Joint Proxy Statement/Prospectus.

     DQE STOCKHOLDERS SHOULD NOT SEND DQE COMMON STOCK CERTIFICATES WITH THEIR PROXY CARDS.

                                 THE COMPANIES

  APS

     APS is a registered electric utility holding company which in 1996 had operating revenues of approximately $2.3 billion. At December 31, 1996, APS had total assets of approximately $6.6 billion. APS was incorporated in 1925 in Maryland and owns, directly or indirectly, various regulated and unregulated subsidiaries. APS' primary subsidiaries are engaged principally in the generation, transmission, distribution and sale of electric energy. Its subsidiaries' properties, which are interconnected and operated as a single integrated electric utility system, are located in Maryland, Ohio, Pennsylvania, Virginia and West Virginia and provide energy to customers in portions of each of those states. APS provides electric service to nearly 1.4 million customers in an area of about 29,000 square miles.

  DQE

     DQE is an energy services holding company incorporated in 1989 in Pennsylvania which owns various regulated and unregulated subsidiaries. DQE's subsidiaries include (i) an electric utility engaged in the production, transmission, distribution and sale of electrical energy, (ii) a company that makes strategic investments related to DQE's core energy business, (iii) a company that offers energy solutions to customers in domestic and international markets such as energy facility development, operation and maintenance and independent power production, (iv) a company formed to explore strategic business opportunities in the energy industry, and (v) a financial services company that makes long-term investments and provides financing for DQE's services and products. DQE's electric utility provides electric service to customers in a service territory of about 800 square miles in southwestern Pennsylvania, comprised of parts of Allegheny County (including the City of Pittsburgh) and parts of Beaver County and Westmoreland County. This electric utility provides service to about 580,000 customers in this service area, and its revenues account for the majority of DQE's revenue.

     Duquesne Light owns a 13.74% interest in Perry Unit 1, a 47.50% interest in Beaver Valley 1 and a 13.74% interest in Beaver Valley 2.

     ADC is a wholly owned subsidiary of Duquesne Enterprises, Inc., which, in turn, is a wholly owned subsidiary of DQE. ADC is an electric utility company engaged in the business of owning facilities to provide complete energy services. Upon approval by the SEC, ADC will assign to DH Energy, Inc. all of its rights and obligations under certain agreements, and DH Energy, Inc. will become a public utility company pursuant to the PUHCA.

     In addition, DES will shortly be forming MT. Upon SEC approval, MT will, among other things, enter into an Operation and Maintenance Services Agreement with ADC, and become a public utility company pursuant to the PUHCA.

  Merger Sub

     Merger Sub is to be formed by APS as a wholly owned subsidiary of APS solely for the purpose of effecting the Merger.

                      PRIOR CONTACTS BETWEEN THE COMPANIES

     In October 1996, AYP Energy, Inc., an indirect wholly owned Subsidiary of APS, purchased Duquesne Light's 50% interest in Unit No. 1 of the Fort Martin Power Station for a price of approximately $170 million pursuant to an agreement entered into in November 1995. In addition, APS and DQE are parties to several power exchange and regulatory agreements.

                                   THE MERGER

     This section describes certain aspects of the Merger. The following description does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached as Appendix A to this Joint Proxy Statement/Prospectus and is incorporated herein by reference. All holders of DQE Common Stock and holders of APS Common Stock are urged to read the Merger Agreement in its entirety. For a further description of the Merger Agreement, see "The Merger Agreement."

GENERAL

     The Merger Agreement provides for a business combination between APS and DQE in which, subject to the satisfaction of the conditions therein, the Merger will be effected, DQE will become a wholly owned Subsidiary of APS, and the holders of DQE Common Stock, other than the Excluded Shares, will be issued APS Common Stock in a transaction intended to qualify as a "pooling of interests" for accounting purposes and as a "reorganization" within the meaning of Section 368(a) of the Code for federal income tax purposes. In the Merger, each outstanding share of DQE Common Stock (other than the Excluded Shares) will be converted into the right to receive, and become exchangeable for, 1.12 shares of APS Common Stock. Each outstanding share of APS Common Stock will remain outstanding and be unaffected by the Merger. As a result of the Merger, holders of DQE Common Stock immediately prior to the Merger will own approximately
       % of the outstanding APS Common Stock after the Merger (based on the number of shares of APS Common Stock and DQE Common Stock outstanding as of
            , 1997).

TERMS OF THE MERGER

     At the Effective Time, APS, Merger Sub and DQE will consummate the Merger in which Merger Sub will be merged with and into DQE, and the separate corporate existence of Merger Sub will thereupon cease. DQE, as the Surviving Corporation, will be a wholly owned subsidiary of APS and will continue to be governed by the laws of the Commonwealth of Pennsylvania. The Merger Agreement provides that the articles of incorporation of DQE in effect immediately prior to the Effective Time will remain the articles of incorporation of the Surviving Corporation. The Merger Agreement provides that the bylaws of Merger Sub in effect at the Effective Time shall be the bylaws of the Surviving Corporation following the Merger.

     At the Effective Time, each issued and outstanding share of DQE Common Stock (other than the Excluded Shares) will be converted into the right to receive, and become exchangeable for, 1.12 shares of APS Common Stock, and the right, if any, to receive cash in lieu of any fractional share into which such shares of DQE Common Stock have been converted (as described below) and any distribution or dividend with a record date after the Effective Time, in each case without interest. By virtue of the Merger, the Excluded Shares shall cease to be outstanding and shall be canceled and retired without payment of any consideration.

     If at any time during the period between the date of the Merger Agreement and the Effective Time there is a change in the number of shares of APS Common Stock or securities convertible or exchangeable into or exercisable for shares of APS Common Stock issued and outstanding as a result of a reclassification, stock split, stock dividend or distribution, or other similar transaction, the Exchange Ratio will be equitably adjusted.

     No fractional shares of APS Common Stock will be issued in the Merger. Instead, the Merger Agreement provides that each holder of DQE Common Stock who would otherwise have been entitled to receive a fractional share of APS Common Stock will be entitled to receive, in lieu thereof, cash representing such holder's proportionate interest in a share of APS Common Stock, based on the closing price of such shares as reported in The Wall Street Journal, New York City edition, on the trading day immediately prior to the Effective Time.

     The DQE DRSPP provides that dividends on DQE Common Stock of plan participants will be used to purchase shares of DQE Common Stock at market value and also permits participants to invest in additional shares of DQE Common Stock through optional cash payments. The DQE DRSPP credits whole shares and fractional shares of DQE Common Stock to participants' accounts. At the Effective Time, all shares of DQE Common Stock credited to participants' accounts under the DQE DRSPP will be converted into a number of shares of APS Common Stock determined by multiplying the number of such shares of DQE Common Stock by the Exchange Ratio. All such shares of APS Common Stock will be held in the participants' accounts, with individual participants' accounts in the DQE DRSPP being credited with fractional shares of APS Common Stock.

EFFECTIVE TIME

     The Merger will become effective at the time when the Pennsylvania Articles of Merger have been duly filed with the Department of State of the Commonwealth of Pennsylvania as provided in Section 1927 of the PBCL.

EXCHANGE OF CERTIFICATES

     Pursuant to the Merger Agreement, promptly after the Effective Time, the Surviving Corporation will cause the Exchange Agent to mail to each holder of DQE Common Stock (other than holders of the

Excluded Shares) (i) a letter of transmittal specifying that delivery will be effected, and risk of loss and title to the DQE Certificates will pass, only upon delivery of the DQE Certificates (or affidavits of loss in lieu thereof) to the Exchange Agent, such letter of transmittal to be in such form and to have such other provisions as APS and DQE may reasonably agree, and (ii) instructions for use in effecting the surrender of the DQE Certificates in exchange for (A) APS Certificates and (B) any unpaid dividends and other distributions and cash in lieu of fractional shares. Upon surrender of a DQE Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, the holder of such DQE Certificate will be entitled to receive in exchange therefor (x) an APS Certificate representing the number of whole shares of APS Common Stock that such holder is entitled to receive pursuant to the Merger Agreement, (y) a check in the amount (after giving effect to any required tax withholdings) of (A) any cash in lieu of fractional shares plus (B) any unpaid non-stock dividends and any other dividends or other distributions that such holder has the right to receive pursuant to the Merger Agreement, and the DQE Certificate so surrendered will forthwith be canceled. No interest will be paid or will have accrued on any amount payable upon due surrender of the DQE Certificates. DQE Certificates surrendered by "affiliates" of DQE, as determined pursuant to the Merger Agreement, will be exchanged in accordance with the above procedure after APS receives from the "affiliate" a written agreement not to transfer the shares of APS Common Stock received in the exchange, except as permitted in the written agreement.

     In the event of a transfer of ownership of DQE Common Stock that is not registered in the transfer records of DQE, an APS Certificate representing the proper number of shares of APS Common Stock, together with a check for any cash to be paid upon due surrender of the DQE Certificate and any other dividends or distributions in respect thereof, may be issued and/or paid to such a transferee if the DQE Certificate formerly representing such shares of DQE Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid. If any APS Certificate is to be issued in a name other than that in which the DQE Certificate surrendered in exchange therefor is registered, it will be a condition of such exchange that the person or entity requesting such exchange pay any transfer or other taxes required by reason of the issuance of APS Certificates in a name other than that of the registered holder of the DQE Certificate surrendered, or establish to the satisfaction of APS or the Exchange Agent that such tax has been paid or is not applicable.

     All APS Common Stock issued in connection with the Merger will be deemed issued and outstanding as of the Effective Time and whenever a dividend or other distribution is declared by APS in respect of the APS Common Stock, the record date for which is at or after the Effective Time, that declaration will include dividends or other distributions in respect of all shares issuable pursuant to this Agreement. No dividends or other distributions in respect of the APS Common Stock will be paid to any holder of any unsurrendered DQE Certificate until such DQE Certificate is surrendered for exchange in accordance with the provisions of the Merger Agreement. Subject to applicable Laws, following surrender of any such Certificate, there will be issued and/or paid to the holder of the APS Certificates issued in exchange therefor, without interest, (A) at the time of such surrender, the dividends or other distributions with a record date after the Effective Time theretofore payable with respect to such whole shares of APS Common Stock and not paid and (B) at the appropriate payment date, the dividends or other distributions payable with respect to such whole shares of APS Common Stock with a record date after the Effective Time but with a payment date subsequent to surrender.

     In addition, pursuant to the Merger Agreement, holders of unsurrendered DQE Certificates will be entitled to vote after the Effective Time at any meeting of APS stockholders the number of whole shares of APS Common Stock represented by such DQE Certificates, regardless of whether such holders have exchanged their DQE Certificates.

     After the Effective Time, there will be no transfers on the stock transfer books of DQE of shares of DQE Common Stock that were outstanding immediately prior to the Effective Time.

     In the event any DQE Certificate is lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such DQE Certificate to be lost, stolen or destroyed and, if required by APS, the posting by such person of a bond in customary amount as indemnity against any claim that may be made against it with respect to such DQE Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed DQE Certificate the shares of APS Common Stock and any cash payable and any unpaid dividends or other distributions in respect of APS Common Stock pursuant to the Merger Agreement upon due surrender of and delivery pursuant to the Merger Agreement in respect of the DQE Common Stock to which such Certificate relates.

     HOLDERS OF DQE COMMON STOCK SHOULD NOT SEND THEIR CERTIFICATES TO THE EXCHANGE AGENT UNTIL TRANSMITTAL MATERIALS ARE RECEIVED FROM THE EXCHANGE AGENT. HOLDERS OF APS COMMON STOCK WILL NOT EXCHANGE THEIR CERTIFICATES.

APPRAISAL RIGHTS

     Holders of APS Common Stock will not be entitled to any dissenters' or appraisal rights under the MGCL as a result of the matters to be voted upon at the APS Special Meeting. Holders of DQE Common Stock also will not be entitled to any dissenters' or appraisal rights under the PBCL as a result of the matters to be voted upon at the DQE Meeting.

BACKGROUND OF THE MERGER

     The electric utility industry throughout the United States is in the early stages of dramatic changes that are intended to bring competition to what has been, since the electric industry's inception, a collection of regional monopolies. These changes have been brought about in part through the adoption of the Energy Policy Act of 1992 and through orders 888 and 889 of the FERC. In addition, in Pennsylvania, where DQE has all of its electric utility business and APS has a substantial portion of its electric utility business, the trend to bring about competition led to the enactment in late 1996 of the Electricity Generation Customer Choice and Competition Act, 66 Pa. Cons. Stat. sec. 2801 et seq. (the "Pennsylvania Restructuring Legislation"), which provides, among other things, for a phase in of competition for retail electric customers in Pennsylvania and an opportunity for recovery of certain capital costs ("stranded costs") incurred by utilities in a regulated environment that are not likely to be recoverable through prices charged in a competitive environment. In light of these developments, both the APS Board and the DQE Board have been engaged in reviews of steps they might take to best position their respective companies to take advantage of the changes occurring in the electric utility industry.

     In late 1996, the chief executive officers of APS and DQE met on several occasions and had several phone conversations to discuss a possible combination between APS and DQE. As a result of these contacts, APS and DQE agreed in December of 1996 to commence a process of due diligence and to determine if a mutually desirable transaction could be agreed upon. These early contacts concluded with understandings that APS was open to the idea of negotiating an exchange ratio that would give holders of DQE Common Stock a premium to its market trading price, that the board of directors of the combined company could include representation from the DQE Board approximately equivalent to the percentage ownership of DQE stockholders in the combined company after the Merger and that APS saw a good fit for DQE management in APS after the Merger.

     An initial meeting of APS and DQE managements and their respective legal and financial advisors was held in late December 1996, at which time important areas of due diligence were identified and a subsequent mutual due diligence presentation was scheduled. After this December meeting, APS and DQE began the organization of due diligence information regarding their respective companies for review by the other. In mid-January 1997, the senior managements of APS and DQE met and each gave a business overview presentation to the other party and its legal and financial advisors and responded to questions. Thereafter, representatives of APS and DQE performed financial, operating and legal due diligence investigations on the other party and throughout January through April 1997, negotiated the legal and financial terms of the Merger. In addition, APS retained legal counsel experienced in nuclear-related matters, a firm of consulting nuclear engineers and a retired nuclear utility executive to assist APS in its due diligence investigation of the Nuclear Facilities.

     The negotiations of the terms of the Merger Agreement focused most intensely upon the number of shares of APS Common Stock into which each share of DQE Common Stock would be converted in the Merger, the status of events concerning the Nuclear Facilities, whether contractual language relating to an adverse regulatory or operating event at the Nuclear Facilities that does not give rise to a material adverse effect on DQE should give APS a right not to consummate the Merger or result in a reduction in the Exchange Ratio, the circumstances under which the terms of regulatory approvals could give APS, or APS and DQE, a right not to consummate the Merger, the circumstances under which termination fees would be payable and the amount of those fees, and the circumstances under which either party could negotiate with a third party regarding an alternative merger proposal or terminate the Merger Agreement to accept such a proposal. During the week of March 31, 1997, an understanding with respect to potentially mutually agreeable positions on the principal issues was reached, and thereafter documentation was finalized, due diligence was completed and the APS Board and the DQE Board each approved the Merger and related matters at respective meetings held late in the day on April 4, 1997, following presentations from their respective senior managements and their legal and financial advisors (including descriptions of the Merger Agreement by their respective legal advisors) and after having received the fairness opinions of their respective financial advisors.

REASONS FOR THE MERGER; RECOMMENDATIONS OF THE BOARDS OF DIRECTORS

  APS

     The APS Board has unanimously determined that the terms of the Merger Agreement and the transactions contemplated thereby are advisable for, fair to, and in the best interests of, APS and its stockholders. In reaching this determination, the APS Board concluded that the Merger offered an opportunity to increase the long-term value of stockholders' investment in APS over what that value would have been had APS not agreed to the Merger, and that such opportunity more than offsets the risks inherent in the Merger. In reaching this conclusion, the APS Board considered that:

          (i) the Merger would better position APS to take advantage of changes in the electric utility industry by expanding its service territory and number of customers served by combining its existing service territories with DQE's contiguous service territories;

          (ii) APS management has historically been better than its peer companies at managing electric generation, transmission and distribution and its belief that the Merger would permit the combined management to utilize this expertise over greater amounts of generation and distribution;

          (iii) based upon reports from its outside advisors and APS management and publicly available materials regarding DQE, DQE management has historically been better than its peer companies in developing unregulated businesses and the APS Board's belief that the Merger would permit the combined management to utilize this expertise as a part of a bigger, financially stronger enterprise;

          (iv) the terms of the recently enacted Pennsylvania restructuring legislation and the significant mitigation efforts already undertaken by DQE would permit DQE to recover such stranded costs associated with DQE's investment in the Nuclear Facilities as determined to be just and reasonable by the PAPUC; and

          (v) the synergies estimated by the managements of APS and DQE appear to be achievable.

     In reaching the determination that the terms of the Merger were advisable for, fair to and in the best interests of APS and its stockholders, the APS Board also considered a number of additional factors, including its knowledge of APS' business and discussions with APS' management concerning the results of APS' management's due diligence investigation of DQE, the economic and regulatory environment, strategic, operational and financial opportunities and risks associated with the Merger and the terms of the Merger Agreement, the historical, current and 30-day average market prices of DQE Common Stock and the opinion of APS' financial advisor, Merrill Lynch, to the effect that, as of the date of such opinion, the Exchange Ratio was fair from a financial point of view to the holders of APS Common Stock. The APS Board also considered certain risks and potential disadvantages associated with the Merger, including the acquisition of interests in the Nuclear Facilities and the fact that APS has historically avoided ownership of nuclear power plants, the possibility that APS would be unable to retain, after the Merger, the senior management of DQE responsible for DQE's unregulated businesses, the risk that the projected synergies will not be realized in the amounts expected or that they will be offset by unanticipated increases in expenses or revenue losses, the management distractions necessarily associated with a business combination of the magnitude of the Merger and the potential disruption to the businesses of APS and DQE, along with the risk that the transaction might not be completed as a result of a failure to satisfy the conditions to the Merger Agreement.

     The foregoing discussion of the information and factors which were given weight by the APS Board is not intended to be exhaustive but is believed to include all material factors considered by the APS Board. The APS Board did not assign specific weights to the foregoing factors and individual directors may have given different weights to different factors. After considering all such factors, the APS Board unanimously determined that the terms of the Merger Agreement and the transactions contemplated thereby are advisable for, fair to, and in the best interests of, APS and its stockholders and unanimously recommends to its stockholders that they approve the issuance of shares of APS Common Stock pursuant to the Merger Agreement.

     THE APS BOARD UNANIMOUSLY RECOMMENDS THAT APS STOCKHOLDERS VOTE FOR APPROVAL OF THE ISSUANCE OF SHARES OF APS COMMON STOCK PURSUANT TO THE MERGER AGREEMENT.

  DQE

     The DQE Board has unanimously approved the Merger Agreement and the transactions contemplated thereby, having determined that the terms of the Merger Agreement and the transactions contemplated thereby are fair to, and in the best interests of, its stockholders. In reaching this determination, the DQE Board concluded that the Merger was likely to increase the value of its stockholders' investment in DQE over what DQE could probably achieve on its own. In reaching this conclusion, the DQE Board considered that:

          (i) the Merger will allow the combined company to meet the challenges of the increasingly competitive environment in the utility industry more effectively than DQE could on its own because it will have the critical mass necessary to compete in a deregulated utility environment, including an expanded customer base from which to grow unregulated activities, a stronger financial and operational position and less nuclear exposure;

          (ii) the estimated synergies from the Merger should improve DQE's financial performance due to savings from the elimination of duplicate activities and by creating improved operating efficiencies and lower capital costs;

          (iii) the Merger will permit stockholders of DQE to benefit from the combined company's flexibility and leverage in financing its operations and its enhanced ability to take advantage of future strategic opportunities and to reduce its exposure to changes in economic conditions in any segment of its business;

          (iv) the combined service territories of DQE and APS will be more geographically diverse than the service territory of DQE alone, reducing DQE's exposure to changes in economic, competitive or climatic conditions, as well as providing a larger regional platform from which to expand DQE's customer base;

          (v) APS' winter-peaking, low-cost, efficient operations, and suburban and rural customer base, will complement DQE's summer-peaking operations and urban customer base;

          (vi) DQE's current customers will receive a wider range of energy-related products and services; and

          (vii) DQE's mix of regulated and unregulated energy products and services provides a strategic fit with APS' core businesses.

     In reaching the determination that the terms of the Merger were fair to, and in the best interests of, stockholders of DQE, the DQE Board also considered a number of additional factors, including its knowledge of DQE's business and discussions with DQE's management concerning the results of DQE's due diligence investigation of APS, the economic and regulatory environment, strategic, operational and financial opportunities open to DQE, the terms of the Merger Agreement, the historical and current market prices of DQE Common Stock and APS Common Stock and the opinion of DQE's financial advisor, CSFB, to the effect that, as of the date of such opinion and based upon and subject to certain matters stated therein, the Exchange Ratio was fair to the holders of DQE Common Stock from a financial point of view. The DQE Board also considered certain risks and potential disadvantages associated with the Merger, including the risk that the estimated synergies will not be realized in the amounts expected or that they will be offset by unanticipated increases in expenses or revenue losses, the management distractions necessarily associated with a business combination of the magnitude of the Merger and the potential disruption to the businesses of APS and DQE, along with the risk that the transaction might not be completed as a result of a failure to satisfy the conditions to the Merger Agreement, and the fact that certain members of DQE's management and the DQE Board had other interests in the Merger in addition to the interests which holders of DQE Common Stock have generally.

     The foregoing discussion of the information and factors which were given weight by the DQE Board is not intended to be exhaustive but is believed to include all material factors considered by the DQE Board. The DQE Board did not assign specific weights to the foregoing factors and individual Directors may have given different weights to different factors. After considering all such factors, the DQE Board unanimously approved the Merger Agreement and unanimously recommends to its stockholders that they approve the adoption of the Merger Agreement and the transactions contemplated thereby.

     THE DQE BOARD UNANIMOUSLY RECOMMENDS THAT DQE STOCKHOLDERS VOTE FOR ADOPTION OF THE MERGER AGREEMENT AND APPROVAL OF THE TRANSACTIONS CONTEMPLATED THEREBY.

SYNERGIES

     APS and DQE have jointly studied the estimated synergies arising out of a combination of their companies. The companies estimated that the Merger could result in savings of approximately $1 billion over the 10-year period from 1998 to 2008, taking into account the costs estimated to be necessary to achieve such synergies. The savings are expected to come from elimination of duplicate activities (including labor and corporate and administrative programs), improved operating efficiencies and lower capital costs. The labor reductions would be achieved from a combination of reduced hiring, attrition and targeted voluntary reduction programs.

     Holders of APS Common Stock or DQE Common Stock should note that the analyses employed in developing these savings estimates were based upon various assumptions that involve judgments with respect to economic conditions, inflation rates, regulatory treatment, weather conditions, financial market conditions, interest rates and other factors which are each difficult to predict and beyond the control of DQE and APS. Accordingly, although the APS Board and DQE Board believe that reasonable assumptions were used to develop these estimates of synergies, there can be no assurance that these estimates will approximate the future experience of the combined company or the extent to which it can realize these synergies. See "The Merger -- Cautionary Statement Concerning Forward-Looking Statements."

OPINIONS OF FINANCIAL ADVISORS

  APS


     On April 4, 1997, Merrill Lynch delivered its oral opinion to the APS Board, which was subsequently confirmed in a written opinion dated as of that date and as of the date of this Joint Proxy Statement/Prospectus (the "Merrill Lynch Opinion"), to the effect that, as of such dates, and based upon the assumptions made, matters considered and limits of review set forth in such opinion, the Exchange Ratio was fair to holders of APS Common Stock from a financial point of view.



     A COPY OF THE MERRILL LYNCH OPINION, DATED AS OF THE DATE OF THIS JOINT PROXY STATEMENT/PROSPECTUS, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND CERTAIN LIMITATIONS ON THE SCOPE OF REVIEW UNDERTAKEN BY MERRILL LYNCH, IS ATTACHED AS ANNEX B TO THIS JOINT PROXY STATEMENT/PROSPECTUS. HOLDERS OF APS COMMON

STOCK ARE URGED TO, AND SHOULD, READ SUCH OPINION IN ITS ENTIRETY. THE MERRILL LYNCH OPINION IS DIRECTED ONLY TO THE FAIRNESS OF THE EXCHANGE RATIO FROM A FINANCIAL POINT OF VIEW TO THE HOLDERS OF APS COMMON STOCK AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY APS STOCKHOLDER AS TO HOW SUCH STOCKHOLDER SHOULD VOTE AT THE APS SPECIAL MEETING. THE SUMMARY OF THE MERRILL LYNCH OPINION SET FORTH IN THIS JOINT PROXY STATEMENT/PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION.


     In arriving at the Merrill Lynch Opinion, Merrill Lynch, among other things: (1) reviewed APS' Annual Reports, Form 10-Ks and related financial information for the three-fiscal-year period ended December 31, 1996 and certain other filings made with the SEC, including proxy statements, Form 8-Ks and registration statements, during the last three years; (2) reviewed DQE's Annual Reports, Form 10-Ks and related financial information for the three-fiscal-year period ended December 31, 1996 and certain other filings made with the SEC, including proxy statements, Form 8-Ks and registration statements, during the last three years; (3) reviewed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets and prospects of APS and DQE furnished to Merrill Lynch by APS and DQE; (4) conducted discussions with members of senior management of APS and DQE concerning their respective businesses, regulatory environments, prospects and strategic objectives; (5) reviewed the market prices and valuation multiples for APS Common Stock and DQE Common Stock and compared them with those of certain publicly traded companies which Merrill Lynch deemed to be reasonably similar to APS and DQE, respectively; (6) compared the results of operations of APS and DQE with those of certain companies which Merrill Lynch deemed to be reasonably similar to APS and DQE, respectively; (7) compared the proposed financial terms of the transaction contemplated by the Merger Agreement with the financial terms of certain other transactions which Merrill Lynch deemed to be relevant; (8) considered the pro forma effect of the Merger on APS' capitalization ratios and earnings, dividends and book value per share; (9) reviewed the Merger Agreement;
(10) reviewed this Joint Proxy Statement/Prospectus (with respect to the Merrill Lynch Opinion, dated as of the date hereof); and (11) reviewed such other financial studies and analyses and performed such other investigations and took into account such other matters as Merrill Lynch deemed necessary, including its assessment of general economic, market, monetary and other conditions.


     In preparing the Merrill Lynch Opinion, Merrill Lynch relied on the accuracy and the completeness of all information supplied or otherwise made available to it by APS and DQE, and Merrill Lynch did not independently verify such information or undertake an independent evaluation or appraisal of the assets or liabilities of APS or DQE. In addition, Merrill Lynch did not conduct any physical inspection of the properties or facilities of APS or DQE. With respect to the financial forecasts and the estimated synergies furnished by APS and DQE, Merrill Lynch assumed that they were reasonably prepared and reflected the best currently available estimates and judgments of APS' or DQE's management as to the expected future financial performances of APS or DQE, as the case may be, and as to the expected future projected outcomes of various legal, regulatory and other contingencies. Merrill Lynch assumed that the Merger will be accounted for as a pooling of interests and will be free of federal tax to APS, DQE and the holders of shares of APS Common Stock and the holders of shares of DQE Common Stock. The Merrill Lynch Opinion is necessarily based upon general economic, market, monetary and other conditions as they existed and could be evaluated, and the information made available to Merrill Lynch, as of the date of such opinion. The Merrill Lynch Opinion was prepared solely for the information and use of the APS Board.

     In connection with the preparation of the Merrill Lynch Opinion, Merrill Lynch expressed no opinion as to what the value of APS Common Stock actually will be when issued upon consummation of the Merger or what the value of APS Common Stock or DQE Common Stock will be at any time after the date of the Merrill Lynch Opinion. No limitations were imposed by APS on Merrill Lynch with respect to the investigations made or procedures followed by Merrill Lynch in rendering its opinion.


     The following is a summary of certain of the financial and comparative analyses performed by Merrill Lynch in arriving at the Merrill Lynch Opinion dated as of April 4, 1997.


     Historical Market Value Analysis. Merrill Lynch reviewed the performance of the daily closing prices per share of DQE Common Stock and APS Common Stock in relation to each other for the period from February 1, 1994 to April 4, 1997. Merrill Lynch also reviewed the historical ratios of such daily closing prices per share of DQE Common Stock to those of APS Common Stock (the "Historical Trading Ratios") for the period from February 1, 1994 to April 4, 1997, and the mean of such Historical Trading Ratios for the one-year, two-year and three-year periods ended on April 4, 1997, and compared such Historical Trading Ratios to the Exchange Ratio. This analysis showed that, during the three-year period ended on April 4, 1997, the Historical Trading Ratio ranged from 1.079 to 0.861, and the mean of the Historical Trading Ratios for the one-year, two-year and three-year periods ended on April 4, 1997 were 0.937, 0.973 and 0.959, respectively.

     Comparable Publicly Traded Company Analysis. Using publicly available information, Merrill Lynch compared certain financial and operating information and ratios (described below) for DQE with the corresponding financial and operating information and ratios for separate groups of publicly traded companies that Merrill Lynch deemed to be reasonably comparable to DQE. The companies included in the DQE analyses were: Baltimore Gas & Electric Company, Boston Edison Company, DTE Energy Company, Florida Progress Corporation, GPU, Inc., Illinova, New England Electric System and PP&L Resources, Inc. (collectively, the "DQE Comparables").

     In deriving an estimated valuation range for DQE, Merrill Lynch compared:
(i) current trading price to estimated 1997 earnings per share for the DQE Comparables, which estimates were obtained from Institutional Brokers Estimate System ("IBES") and ranged from 8.3x to 11.6x, with a mean of 10.0x, compared to a multiple of 11.4x for DQE Common Stock based upon estimates from IBES; (ii) current trading price to estimated 1998 earnings per share for the DQE Comparables, which estimates were obtained from IBES and ranged from 7.9x to 11.3x, with a mean of 10.0x, compared to a multiple of 11.0x for DQE Common Stock based upon estimates from IBES; (iii) current trading price to book value for the DQE Comparables, which ranged from 1.01x to 1.53x, with a mean of 1.26x, compared to a multiple of 1.53x for DQE Common Stock; (iv) firm value to 1996 earnings before interest, taxes, depreciation and amortization ("EBITDA") for the DQE Comparables, which ranged from 5.2x to 7.3x, with a mean of 6.0x, compared to a multiple of 6.6x for DQE Common Stock; (v) firm value to 1996 earnings before interest and taxes ("EBIT") for the DQE Comparables, which ranged from 7.1x to 11.2x, with a mean of 9.2x, compared to a multiple of 11.4x for DQE Common Stock; (vi) the dividend yield ratio for the DQE Comparables, which ranged from 5.7% to 8.4%, with a mean of 6.8%, compared to the dividend yield ratio of 4.9% for DQE Common Stock; and (vii) the forward payout ratio for the DQE Comparables, which ranged from 46.8% to 80.7%, with a mean of 68.5%, compared to the dividend yield ratio of 56.4% for DQE Common Stock.

     Based upon the estimated valuation ranges for DQE in such analyses and the APS current trading price as of April 1, 1997, Merrill Lynch calculated an implied exchange ratio of a share of DQE Common Stock to a share of APS Common Stock ranging from 0.82x to 1.00x, compared to the Exchange Ratio of 1.12.

     No public company utilized as a comparison in the analyses described above is identical to DQE. Accordingly, an analysis of publicly traded comparable companies is not mathematical; rather it involves complex considerations and judgments concerning differences in financial and operating characteristics of the comparable companies and other factors that could affect the public trading value of the comparable companies or company to which they are being compared.

     Comparable Transactions Analysis. Using publicly available information, Merrill Lynch reviewed eighteen transactions announced between May 1995 and December 1996, involving selected electric utility companies, eleven transactions of which were mergers of electric utility companies (the "Electric Merger Transactions") and seven transactions of which were so-called "convergence" transactions or mergers of utilities providing different types of power (the "Convergence Transactions"). The Electric Merger Transactions and the date each transaction was announced were as follows: Northern States Power Company/Wisconsin Energy Corporation (May 1995), CIPSCO Incorporated/Union Electric Company (August 1995), Southwestern Public Service Company/Public Service Company of Colorado (August 1995), Potomac Electric Power Company/Baltimore Gas and Electric Company (September 1995), UtiliCorp United Inc./Kansas City Power & Light Company (May 1996), Kansas City Power & Light Company/Western Resources, Inc. (June 1996), Atlantic Energy, Inc./Delmarva Power & Light Company (August 1996), IES Industries Inc./WPL Holdings, Inc. (August 1996), IES Industries Inc./Mid-American Energy Company (August 1996), Interstate Power/WPL Holdings, Inc. (August 1996) and Centerior Energy Corporation/Ohio Edison Company (September 1996). The Convergence Transactions and the date each transaction was announced were as follows: Washington Energy Company Inc./Puget Sound Power &

Light Company (October 1995), ENSERCH Corporation/Texas Utilities Company (April
1996), Portland General Corporation/Enron Corp. (July 1996), NorAm Energy Corp./Houston Industries Incorporated (August 1996), Pacific Enterprises/Enova Corporation (October 1996), PanEnergy Corp./Duke Power Company (November 1996) and Long Island Lighting Company/The Brooklyn Union Gas Company (December 1996).

     Merrill Lynch reviewed the transaction price in certain of the above transactions as a multiple of (i) last-twelve-months pre-announcement net income of the acquired company, which ranged from approximately 12.0x to 15.0x, (ii) pre-announcement book value of the acquired company, which ranged from approximately 1.55x to 1.90x, (iii) last-twelve-months pre-announcement EBIT of the acquired company, which ranged from approximately 9.0x to 11.0x, and (iv) last-twelve-months pre-announcement EBITDA of the acquired company, which ranged from approximately 6.0x to 7.0x; and estimated transaction prices for DQE on the basis of such multiples.

     Based upon the transaction prices estimated for DQE in such analyses using transaction price as a multiple of adjusted last-twelve-months pre-announcement net income and the APS current trading price as of April 1, 1997, Merrill Lynch calculated an implied exchange ratio of a share of DQE Common Stock to a share of APS Common Stock ranging from 1.01 to 1.27, compared to the Exchange Ratio of 1.12.

     None of the business combinations utilized as a comparison in the analyses described above is identical to the Merger. Accordingly, an analysis of comparable business combinations is not mathematical; rather it involves complex considerations and judgments concerning differences in financial and operating characteristics of the comparable companies and other factors that could affect the public trading value of the comparable companies or company to which they are being compared.

     Discounted Cash Flow Analysis. Merrill Lynch derived estimated valuation ranges for APS and DQE by performing discounted cash flow ("DCF") analyses.

     In the case of APS, the DCF was calculated assuming discount rates ranging from 7.5% to 11.5%, and was comprised of the sum of the present value of (i) the projected unlevered free cash flows for years 1997 to 2006 estimated by APS and
(ii) the 2006 terminal value based upon a range of multiples from 6.5x to 7.0x of projected 2006 EBITDA. In the case of DQE, the DCF was calculated assuming discount rates ranging from 7.5% to 11.5%, and was comprised of the sum of the present value of (i) the projected unlevered free cash flows for years 1997 to 2006 estimated by DQE and (ii) the 2006 terminal value based upon a range of multiples from 6.25x to 6.75x of projected 2006 EBITDA.

     Based upon the estimated valuation range of DQE set forth above and the APS current trading price as of April 1, 1997, Merrill Lynch calculated an implied exchange ratio of a share of DQE Common Stock to a share of APS Common Stock ranging from 0.91 to 1.22, compared to the Exchange Ratio of 1.12.

     Contribution Analysis. Merrill Lynch calculated the contribution of each of APS and DQE to the pro forma combined company with respect to (i) earnings per share, (ii) common equity per share, (iii) dividends per share, (iv) book value per share, (v) EBITDA and (vi) EBIT, in each case for the historical fiscal years 1994 through 1996, and for the projected fiscal years 1997 through 2001 using the projections of the respective companies' managements.

     Based upon the estimated implied ratios in such analyses calculated with respect to EBITDA, Merrill Lynch calculated implied exchange ratios of a share of DQE Common Stock to a share of APS Common Stock ranging from 1.17 to 1.51, compared to the Exchange Ratio of 1.12.

     The summary set forth above does not purport to be a complete description of the analyses performed by Merrill Lynch. Arriving at a fairness opinion is a complex process not necessarily susceptible to partial analysis or summary description. Merrill Lynch believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all such factors and analyses, could create a misleading view of the processes underlying its opinion. Merrill Lynch did not assign relative weights to any of its analyses in preparing its opinion. The matters considered by Merrill Lynch in its analyses are based on numerous macroeconomic, operating and financial assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond APS' or DQE's control and involve the application of complex methodologies and educated judgment. Any estimates incorporated in the analyses performed by Merrill Lynch are not necessarily indicative of actual past or future results or values, which may be significantly more or less favorable than such estimates. Estimated values do not purport to be appraisals and do not necessarily reflect the prices at which businesses or companies may be sold in the future, and such estimates are inherently subject to uncertainty.

     Merrill Lynch is an internationally recognized investment banking firm and is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, corporate and other purposes. Merrill Lynch was selected to act as financial advisor to the APS Board because of its substantial expertise in transactions similar to the Merger and its reputation in investment banking and mergers and acquisitions.

     In connection with APS' engagement of Merrill Lynch, APS and Merrill Lynch have entered into a letter agreement (the "Merrill Lynch Engagement Letter"),
(1) pursuant to which Merrill Lynch was paid a fee of $250,000 on the date of such letter agreement and (2) which provides that if, during the period Merrill Lynch is retained by APS or within 18 months thereafter, (a) a Merger Transaction (as defined in the Merrill Lynch Engagement Letter) is consummated or (b) APS or its affiliate enters into an agreement with DQE which subsequently results in a Merger Transaction, an additional fee of $8,650,000 will be payable. Any fee previously paid to Merrill Lynch in accordance with clause (1) of this paragraph will be deducted from the fee to which Merrill Lynch is entitled in accordance with clause (2). Pursuant to the Merrill Lynch Engagement Letter, if APS receives any bust-up fee, break-up fee, termination fee, expense reimbursement or any similar type of payment from DQE in connection with a proposed Merger Transaction, then APS has agreed to pay Merrill Lynch 10% of such payment received (excluding any payment to APS related to the reimbursement of actual out-of-pocket expenses incurred by APS, provided, however, that Merrill Lynch's fee pursuant to this sentence will not be considered as an out-of-pocket expense for purposes of this sentence), up to a maximum of $6,250,000. In addition, pursuant to the Merrill Lynch Engagement Letter, APS has agreed to pay certain other expenses of, and has granted certain rights of indemnification to, Merrill Lynch.

     In the ordinary course of Merrill Lynch's business, Merrill Lynch may actively trade the securities of APS or DQE for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.

  DQE

     CSFB has acted as financial advisor to DQE in connection with the Merger. CSFB was selected by DQE based on CSFB's experience, expertise and familiarity with DQE and its business. CSFB is an internationally recognized investment banking firm and is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, leveraged buyouts, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes.


     In connection with CSFB's engagement, DQE requested that CSFB evaluate the fairness of the Exchange Ratio from a financial point of view. On April 4, 1997 CSFB rendered to the DQE Board an oral opinion, to the effect that, as of such date and based upon and subject to certain matters stated in such opinion, the Exchange Ratio was fair to the holders of DQE Common Stock from a financial point of view. CSFB has confirmed its opinion dated April 4, 1997 by delivery of a written opinion dated the date of this Joint Proxy Statement/Prospectus. In connection with its opinion dated the date of this Joint Proxy Statement/Prospectus, CSFB updated certain of the analyses performed in connection with its opinion delivered on April 4, 1997 and reviewed the assumptions on which such analyses were based and the factors considered in connection therewith.



     THE FULL TEXT OF CSFB'S WRITTEN OPINION TO THE DQE BOARD, DATED THE DATE OF THIS JOINT PROXY STATEMENT/PROSPECTUS, WHICH SETS FORTH THE PROCEDURES FOLLOWED, ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN, IS ATTACHED AS APPENDIX C TO THIS JOINT PROXY STATEMENT/PROSPECTUS AND IS INCORPORATED HEREIN BY REFERENCE. STOCKHOLDERS OF DQE ARE URGED TO, AND SHOULD, READ THE OPINION OF CSFB CAREFULLY AND IN ITS ENTIRETY. CSFB'S OPINION IS DIRECTED TO THE DQE BOARD AND RELATES ONLY TO THE

FAIRNESS OF THE EXCHANGE RATIO FROM A FINANCIAL POINT OF VIEW AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY STOCKHOLDER AS TO HOW SUCH STOCKHOLDER SHOULD VOTE AT THE DQE MEETING. THE SUMMARY OF THE OPINION OF CSFB SET FORTH IN THIS JOINT PROXY STATEMENT/PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION.


     In arriving at its opinion, CSFB reviewed the Merger Agreement, this Joint Proxy Statement/Prospectus and certain publicly available business and financial information relating to DQE and APS. CSFB also reviewed certain other information relating to DQE and APS, including financial forecasts provided to CSFB by DQE and APS, and met with the managements of DQE and APS to discuss the businesses and prospects of DQE and APS. CSFB also considered certain financial and stock market data of DQE and APS and compared those data with similar data for other publicly held companies in businesses similar to those of DQE and APS, and considered, to the extent publicly available, the financial terms of certain other business combinations and other transactions recently effected. CSFB also considered such other information, financial studies, analyses and investigations and financial, economic and market criteria that CSFB deemed relevant.



     In connection with its review, CSFB did not assume any responsibility for independent verification of any of the information provided to or otherwise reviewed by CSFB (including the information contained in this Joint Proxy Statement/Prospectus) and relied on such information being complete and accurate in all material respects. With respect to the financial forecasts, CSFB assumed that such forecasts were reasonably prepared on bases reflecting the best currently available estimates and judgments of the managements of DQE and APS as to the future financial performance of DQE and APS. CSFB also assumed, with the consent of the DQE Board and based upon the views of the management of, and regulatory counsel for, DQE, that, in the course of obtaining the necessary regulatory and third-party consents for the Merger, no restriction will be imposed that will have a material adverse effect on the contemplated benefits of the Merger. CSFB was not requested to conduct, and did not conduct, an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of DQE or APS, nor was CSFB furnished with any such evaluations or appraisals. CSFB's opinion was necessarily based upon information available to CSFB, and financial, economic, market and other conditions as they existed and could be evaluated, on the date of its opinion. CSFB did not express any opinion as to the actual value of the APS Common Stock when issued pursuant to the Merger or the prices at which the APS Common Stock will trade subsequent to the Merger. In connection with its engagement, CSFB was not requested to, and did not, solicit third-party indications of interest in acquiring all or any part of DQE. Although CSFB evaluated the Exchange Ratio from a financial point of view, CSFB was not requested to, and did not, recommend the specific consideration payable in the Merger, which consideration was determined through negotiation between DQE and APS. No other limitations were imposed by DQE on CSFB with respect to the investigations made or procedures followed by CSFB in rendering its opinion.


     In preparing its opinion to the DQE Board, CSFB performed a variety of financial and comparative analyses, including those described below. The summary of CSFB's analyses set forth below does not purport to be a complete description of the analyses underlying CSFB's opinion. The preparation of a fairness opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analyses and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. In arriving at its opinion, CSFB made qualitative judgments as to the significance and relevance of each analysis and factor considered by it. Accordingly, CSFB believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors, without considering all analyses and factors, could create a misleading or incomplete view of the processes underlying such analyses and its opinion. In its analyses, CSFB made numerous assumptions with respect to DQE, APS, industry performance, regulatory, general business, economic, market and financial conditions and other matters, many of which are beyond the control of DQE and APS. No company, transaction or business used in such analyses as a comparison is identical to DQE, APS or the Merger, nor is an evaluation of the results of such analyses entirely mathematical; rather, such analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, business segments or transactions being analyzed. The estimates contained in such analyses and the ranges of valuations resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by such analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities may actually be sold. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty. CSFB's opinion and financial analyses were only one of many factors considered by the DQE Board in its evaluation of the proposed Merger and should not be viewed as determinative of the views of the DQE Board or management with respect to the Exchange Ratio or the Merger.

     The following is a summary of the material financial analyses performed by CSFB in connection with its opinion dated April 5, 1997:

     Discounted Cash Flow Analysis. CSFB estimated the present value of the future streams of after-tax free cash flows that could be produced through fiscal 2006 by each of DQE's business segments (i.e., Duquesne Light; Montauk; and Duquesne Enterprises, DQE Energy Partners and DQE Energy Services (the "Other Unregulated Businesses")), based upon internal estimates of DQE management, as adjusted after consultation with DQE management. Ranges of estimated terminal values, when applied, were calculated using either terminal multiples of operating cash flow ("OCF") or perpetuity growth rates. The free cash flow streams and estimated terminal values were then discounted to present value using various discount rates depending upon the business segment analyzed. For Duquesne Light (excluding Duquesne Light's generation equipment investment), terminal OCF multiples of 6.5x to 7.0x and discount rates ranging from 7.75% to 8.25% were utilized. For Duquesne Light's generation equipment investment, discount rates ranging from 13.0% to 13.5% were utilized over the investment's remaining fixed life. For Montauk, perpetuity growth rates of (3.5%) to (3.0%) and discount rates ranging from 12.0% to 12.5% were utilized. CSFB also analyzed Montauk's current investment portfolio (assuming no additional investments), utilizing discount rates of 10.0% to 14.0%. The Other Unregulated Businesses were valued business by business, utilizing perpetuity growth rates of (0.5%) to 7.0% and discount rates ranging from 9.25% to 23.0%, depending upon the particular business. The Other Unregulated Businesses also were analyzed taking into account only current businesses and those planned by the end of fiscal 1997. This analysis indicated an enterprise reference range of approximately $2.9 billion to $3.2 billion for Duquesne Light and an overall enterprise reference range for DQE of approximately $3.5 billion to $3.9 billion.

     CSFB also performed a discounted cash flow analysis of APS' electric utilities businesses (consisting of West Penn Power Company ("West Penn"), The Potomac Edison Company ("Potomac Edison") and Monongahela Power Company ("Monongahela")) (collectively, the "APS Electric Utility Businesses"), Allegheny Generating Company and AYP Capital, Inc. based upon internal estimates of APS management, as adjusted after consultation with DQE management. Ranges of estimated terminal values were calculated by applying multiples of terminal year 2006 OCF of 6.5x to 7.0x to the APS Electric Utility Businesses, 8.0x to 8.5x to Allegheny Generating Company and 10.0x to 11.0x to AYP Capital. The after-tax free cash flow streams and estimated terminal values were then discounted to present value using discount rates ranging from 7.75% to 8.25%. This analysis indicated an enterprise reference range for APS of approximately $6.1 billion to $6.6 billion.

     Selected Companies Analysis. CSFB compared certain financial and operating information of Duquesne Light to corresponding data of the following selected publicly traded companies in the electric utility industry: APS; Cinergy Corporation; DTE Energy Company; GPU, Inc.; New England Electric System; Ohio Edison Company; PECO Energy Company; and PP&L Resources, Inc. (the "Duquesne Comparables"). CSFB compared adjusted market values (equity market value plus net debt and other corporate adjustments) as a multiple of, among other things, estimated calendar 1997 OCF and operating income, and compared equity market values as a multiple of net income and book value. Estimates for the Duquesne Comparables were based on estimates of selected investment banking firms, and estimates for Duquesne Light were based on internal estimates of DQE management, as adjusted after consultation with DQE management. All multiples were based on closing stock prices on April 1, 1997. Applying a range of selected multiples for the Duquesne Comparables of estimated calendar 1997 OCF, operating income, net income and book value of 5.7x to 6.7x, 9.5x to 10.0x, 11.0x to 12.0x and 1.3x to 1.5x, respectively, to corresponding financial data of Duquesne Light resulted in an enterprise reference range for Duquesne Light of approximately $2.8 billion to $3.1 billion. CSFB did not derive an enterprise reference range for Montauk, the Other Unregulated Businesses or

Duquesne Light's generation equipment investment based on this analysis since there were no publicly traded companies directly comparable to Montauk, the Other Unregulated Businesses or such investment.

     CSFB also compared certain financial and operating information of the APS Electric Utility Businesses and Allegheny Generating Company to corresponding data of the following selected publicly traded companies in the electric utility industry: American Electric Power Company, Inc.; Carolina Power & Light Company; Dominion Resources Inc.; NIPSCO Industries Inc.; OGE Energy Corp.; and PP&L Resources, Inc. (the "APS Comparables"). CSFB compared adjusted market values as a multiple of, among other things, estimated calendar 1997 OCF and operating income, and compared equity market values as a multiple of net income and book value. Estimates for the APS Comparables were based on estimates of selected investment banking firms and estimates for APS were based on internal estimates of APS management, as adjusted after consultation with DQE management. All multiples were based on closing stock prices on April 1, 1997. Applying a range of selected multiples for the APS Comparables of estimated calendar 1997 OCF, operating income, net income and book value of 6.2x to 6.7x, 9.0x to 10.0x, 12.0x to 13.0x and 1.5x to 1.8x, respectively, to corresponding financial data of the APS Electric Utility Businesses and 7.5x to 8.5x, 9.5x to 10.5x, 12.0x to 13.0x and 1.5x to 1.8x, respectively, to corresponding financial data of Allegheny Generating Company, resulted in an overall enterprise reference range for the APS Electric Utility Businesses and Allegheny Generating Company of approximately $6.0 billion to $6.5 billion. CSFB did not derive an enterprise reference range for AYP Capital based on this analysis since there were no publicly traded companies directly comparable to AYP Capital.

     Selected Transactions Analysis. Using publicly available information, CSFB analyzed the purchase prices and implied transaction multiples paid or proposed to be paid in the following selected transactions in the electric utility industry (acquiror/target): Western Resources, Inc./Kansas City Power & Light Company; The Brooklyn Union Gas Company/Long Island Lighting Company; Ohio Edison Company/Centerior Energy Corporation; Delmarva Power & Light Company/Atlantic Energy Inc.; MidAmerican Energy Company/IES Industries Inc.; Enron Corporation/Portland General Corporation; Kansas City Power & Light Company/UtiliCorp United Inc.; WPL Holdings, Inc./IES Industries Inc. and Interstate Power; Public Service Company of Colorado/Southwestern Public Service Company; Union Electric Company/CIPSCO Incorporated; PECO Energy Company/PP&L Resources, Inc.; and Wisconsin Energy Corporation/Northern States Power Company (the "Selected Transactions"). CSFB compared adjusted purchase prices as a multiple of latest 12 months OCF and operating income, and compared purchase prices as a multiple of net income and book value. All multiples were based on historical financial information available at the time of announcement of the transaction. Applying a range of selected multiples for the Selected Transactions of the latest 12 months OCF, operating income, net income and book value of 6.5x to 7.5x, 10.5x to 11.5x, 14.5x to 15.5x and 1.7x to 1.9x,
respectively, to corresponding financial data of Duquesne Light resulted in an enterprise reference range for Duquesne Light (excluding Duquesne Light's generation equipment investment) of approximately $3.3 billion to $3.6 billion. CSFB did not derive an enterprise reference range for Montauk, the Other Unregulated Businesses or Duquesne Light's generation equipment investment based on this analysis since there were no transactions which involved companies directly comparable to Montauk, the Other Unregulated Businesses or such investment.

     Aggregate Reference Ranges. On the basis of the valuation methodologies employed in the analyses described above, CSFB derived an aggregate enterprise and per share equity reference range for DQE of approximately $3.7 billion to $4.1 billion, or approximately $30.32 to $35.04 per fully diluted common share, and an aggregate enterprise and per share equity reference range for APS of approximately $6.0 billion to $6.6 billion, or approximately $27.32 to $31.91 per fully diluted common share.

     Relative Contribution Analysis. CSFB analyzed the relative contributions of DQE and APS to the estimated revenues, OCF, operating income, net income, book value and total assets of the pro forma combined company for fiscal 1997. This analysis indicated that, in fiscal 1997, DQE would contribute approximately 33%, 37%, 26%, 40%, 39% and 41% of the revenues, OCF, operating income, net income, book value and total assets, respectively, of the pro forma combined company, and APS would contribute approximately 67%, 63%, 74%, 60%, 61% and 59% of the revenues, OCF, operating income, net income, book value and total assets, respectively, of the pro forma combined company. Based on the Exchange Ratio, current holders of DQE and APS would own approximately 42% and 58%, respectively, of the combined company upon consummation of the Merger.

     Pro Forma Merger Analysis. CSFB analyzed the potential pro forma effect of the Merger on the EPS of APS during fiscal years 1997 through 1999. This analysis indicated that the Merger could be dilutive to APS' EPS in fiscal years 1997 and 1998 and accretive to APS' EPS in fiscal year 1999. The actual results achieved by the combined company may vary from projected results and the variations may be material.

     Pursuant to the terms of CSFB's engagement, DQE has agreed to pay CSFB for its services in connection with the Merger an aggregate financial advisory fee of $8.65 million. DQE also has agreed to reimburse CSFB for reasonable out-of-pocket expenses incurred by CSFB in performing its services, including the fees and expenses of legal counsel and any other advisor retained by CSFB, and to indemnify CSFB and certain related persons and entities against certain liabilities, including liabilities under the federal securities laws, arising out of CSFB's engagement. CSFB has in the past provided financial services to DQE unrelated to the proposed Merger, for which services CSFB has received compensation.

     In the ordinary course of its business, CSFB and its affiliates may actively trade the debt and equity securities of both DQE and APS for their own accounts and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

MANAGEMENT AND OPERATIONS FOLLOWING THE MERGER

     The Merger Agreement provides that, from and after the Effective Time, the APS Board will be composed of 15 directors and that, immediately prior to the Effective Time, DQE will designate six of such directors, and APS will designate nine of such directors, and that all such designated directors will be the directors of APS from and after the Effective Time until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the APS Charter and the APS Bylaws. Although as of the date hereof, neither DQE nor APS has determined who it will designate to be directors of APS following the Effective Time, each of DQE and APS currently intends to nominate persons from among the members of its board of directors at the Effective Time. In addition, the Merger Agreement provides that following the Effective Time four of the six directors of APS designated by DQE pursuant to the Merger Agreement will be the chairmen of the following committees of the APS Board: Nuclear Review; New Business; Finance; and Employee and Community Relations, and that four of the nine directors of APS designated by APS pursuant to the Merger Agreement will be the chairmen of the following committees of the APS Board: Audit; Management Review; Nominating; and Benefits.

     The Merger Agreement further provides that, from and after the Effective Time, Alan J. Noia will be the Chairman and Chief Executive Officer of APS and David D. Marshall will be the President and Chief Operating Officer of APS.

     The Merger Agreement also provides that, from and after the Effective Time, APS' corporate headquarters will remain in Maryland and substantial operations of APS Subsidiaries, including the Surviving Corporation, will remain in the Pittsburgh, Pennsylvania area.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

     Certain matters discussed in this Joint Proxy Statement/Prospectus contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements relate to anticipated financial performance, management's plans and objectives for future operations, business prospects, market conditions and other matters. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. In order to comply with the terms of that safe harbor, APS and DQE note that a variety of factors could cause the actual results of the combined company to differ materially from the anticipated results expressed in such forward-looking statements. The following discussion is intended to identify certain factors that could cause future outcomes to differ materially from those set forth in the forward-looking statements contained in this Joint Proxy Statement/Prospectus.

     Forward-looking statements include the information concerning possible or assumed future results of operations of APS and DQE set forth under "-- Opinions of Financial Advisors," "-- Reasons for the

Merger; Recommendations of the Boards of Directors," and "-- Synergies." Readers are cautioned that such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of APS and DQE to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors may affect APS', DQE's or the combined company's operations, markets, products, services and prices. Such factors include, among others, the following: general economic and business conditions; industry capacity; changes in technology; changes in political, social and economic conditions; regulatory matters; integration of the operations of APS and DQE; regulatory conditions to the combination; the loss of any significant customers; changes in business strategy or development plans; the speed and degree to which competition enters the electric utility industry; state and federal legislative and regulatory initiatives that increase competition, affect cost and investment recovery and have an impact on rate structures; industrial, commercial and residential growth in the service territories of APS and DQE; the weather and other natural phenomena; the timing and extent of changes in commodity prices and interest rates; and growth in opportunities for Subsidiaries of APS and DQE.

                              THE MERGER AGREEMENT

     This section describes certain aspects of the Merger Agreement. This section is not a complete description of the Merger Agreement and is qualified in its entirety by reference to the Merger Agreement, which is attached as Appendix A to this Joint Proxy Statement/Prospectus and is incorporated herein by reference. ALL HOLDERS OF DQE COMMON STOCK AND APS COMMON STOCK ARE URGED TO READ THE MERGER AGREEMENT IN ITS ENTIRETY.

REPRESENTATIONS AND WARRANTIES

     The Merger Agreement contains various representations and warranties of DQE, APS and Merger Sub, certain of which are qualified by a Material Adverse Effect (as defined below) standard. Pursuant to the Merger Agreement, DQE represents and warrants to APS and APS represents and warrants to DQE regarding, among others, the following matters: (i) the corporate existence and capitalization of it and its respective Subsidiaries; (ii) corporate power and authority to execute, deliver and perform its obligations under the Merger Agreement and the Stock Option Agreement and to consummate the Merger; (iii) the execution, delivery and performance of the Merger Agreement and the Stock Option Agreement, and the consummation of the Merger and the other transactions contemplated by the Merger Agreement and the Stock Option Agreement, will not violate any law, rule, regulation, any governmental or non-governmental permit or license or the organizational documents of it or of its Subsidiaries and the making or provision of all required filings and notices with or to any governmental or regulatory authority, agency, commission, body or other governmental entity ("Governmental Entity"); (iv) consents, registrations, approvals, permits or authorizations required by any Governmental Entity, including filings with applicable utility commissions, the SEC, the FERC and the NRC; (v) its financial statements; (vi) the conduct of its and its Subsidiaries' businesses since December 31, 1996; (vii) pending or threatened civil, criminal or administrative actions, suits, claims, hearings, investigations or proceedings and obligations and liabilities of it or any of its Affiliates (as that term is defined under Rule 145 of the Securities Act, and for the purposes of applicable interpretations regarding the "pooling-of-interests" method of accounting); (viii) its bonus, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, employment, termination, severance, compensation, medical, health or other plan, agreement, policy or arrangement that covers employees, directors, former employees or former directors of APS, DQE or their respective Subsidiaries ("Compensation and Benefit Plans"); (ix) compliance with all Laws; (x) with respect to DQE, the inapplicability of any "fair price," "moratorium," "control share acquisition" or other similar anti-takeover statute or regulation, including Section 2541 et seq. of the PBCL (each, a "Takeover Statute"); (xi) environmental matters; (xii) the absence of any action that would prevent APS from accounting for the Merger as a "pooling of interests" or prevent the Merger and the other transactions contemplated by the Merger Agreement from qualifying as a "reorganization" within the meaning of
Section 368(a) of the Code; (xiii) tax matters; (xiv) labor matters; (xv) the adequacy and maintenance of insurance coverage for all insurable risks; (xvi) intellectual property rights and infringements on intellectual property rights; (xvii) its and its "subsidiary companies" and "affiliates" (as such terms are defined in the PUHCA) status as a regulated utility: with respect to DQE, that it is an exempt holding company under Section 3(a)(1) of the PUHCA and, with respect to APS, that it is a registered holding company under the PUHCA; and (xviii) with respect to DQE, that its Nuclear Facilities have conducted their operations in compliance with all applicable laws and that insurance coverages consistent with industry practice are maintained.

     "Material Adverse Effect" is defined in the Merger Agreement to mean, with respect to any person, a material adverse effect on the financial condition, properties, operations, business or results of operations of such person and its Subsidiaries taken as a whole; provided, however, that any such effect resulting from any change in law, rule, or regulation promulgated by (i) the United States Congress, (ii) the SEC with respect to the PUHCA, (iii) the Pennsylvania State Legislature or the PAPUC or (iv) the FERC, or any interpretation of any such law, rule or regulation, or the application of the Pennsylvania Restructuring Legislation, that affects both DQE and its Subsidiaries, taken as a whole, and APS and its Subsidiaries, taken as a whole, is considered only when determining if a Material Adverse Effect has occurred to the extent that such effect on one such party exceeds such effect on the other party.

CONDUCT OF BUSINESS PENDING THE MERGER; CERTAIN COVENANTS; ACQUISITION PROPOSALS

  Interim Operations

     The Merger Agreement provides that during the period of time from the date of the Merger Agreement until the Effective Time, unless approved in writing by the other party or unless expressly contemplated by the Merger Agreement, the Stock Option Agreement, the respective budgets of DQE and APS (which have been submitted to the other party), or as required by applicable Law: (i) each of DQE and APS will conduct its and its Subsidiaries' businesses in the ordinary and usual course and, to the extent consistent therewith, each of DQE and APS will use its and its respective Subsidiaries' best efforts to preserve its business organization and maintain its existing relations and goodwill with customers, suppliers, creditors, regulators, lessors, employees and business associates;
(ii) each of DQE and APS will not (A) issue, sell, pledge, dispose of or encumber any capital stock owned by it in any of its respective Subsidiaries;
(B) amend its articles of incorporation, charter or bylaws; (C) split, combine or reclassify its outstanding shares of capital stock; (D) declare, set aside or pay any dividend payable in cash, stock or property in respect of any capital stock other than dividends from its direct or indirect wholly owned Subsidiaries, other than (x) in the case of DQE, regular quarterly cash dividends not in excess of $0.34 per share of DQE Common Stock (which amount may, at the election of DQE, be increased by not more than 6.5% per year beginning in the 1997 fiscal year of DQE) and regular quarterly cash dividends on the preferred and preference stock of its Subsidiaries and (y) in the case of APS, regular quarterly cash dividends not in excess of $0.43 per share of APS Common Stock (which amount may, at the election of APS, be increased by not more than 6.5% per year beginning in the 1997 fiscal year of APS) and regular quarterly cash dividends on the preferred shares of Subsidiaries of APS; or (E) repurchase, redeem or otherwise acquire (except for (x) mandatory sinking fund obligations existing on the date of the Merger Agreement and (y) redemptions, purchases, acquisitions or issuances required by the respective terms of any DQE Stock Plans, in the case of DQE, or APS Stock Plans, in the case of APS, or any dividend reinvestment plans in effect on the date of the Merger Agreement in the ordinary course of the operation of such plans) or permit any of its Subsidiaries to purchase or otherwise acquire, any shares of its capital stock or any securities convertible into or exchangeable or exercisable for any shares of its capital stock; (iii) each of DQE and APS will not and will not permit any of its Subsidiaries to (A) issue, sell, pledge, dispose of or encumber any shares of, or securities convertible into or exchangeable or exercisable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of its capital stock of any class or any other property or assets (other than (x) in the case of DQE, shares of DQE Common Stock issuable pursuant to options outstanding on the date of the Merger Agreement under the DQE Stock Plans or upon conversion of the Preferred Stock of DQE (the "Preferred Shares") and additional options or rights to acquire shares of DQE Common Stock required by the terms of any DQE Stock Plan as in effect on the date of the Merger Agreement in the ordinary course of the operation of such DQE Stock Plan, (y) in the case of APS, shares of APS Common Stock issuable pursuant to options outstanding under the APS Stock Plans and additional options or rights to acquire shares of APS Common Stock required by the terms of any APS Stock Plan as in effect on the date of the Merger Agreement in the ordinary course of the operation of such APS Stock Plan, and (z) issuances of securities in connection with grants or awards of stock-based compensation made in accordance with the terms of the Merger Agreement); (B) other than in the ordinary and usual course of business, and except for long-term indebtedness incurred in connection with the refinancing of existing indebtedness either at its maturity or at a lower cost of funds, transfer, lease, license, guarantee, sell, mortgage, pledge, dispose of or encumber any other property or assets (including capital stock of any of its Subsidiaries) or incur or modify any material indebtedness or other liability; (C) make any commitments for, make or authorize any capital expenditures other than (x) capital expenditures not in excess of $25,000,000 in the aggregate incurred in connection with the repair or replacement of facilities destroyed or damaged due to casualty or accident (whether or not covered by insurance), (y) as required by Law, or (z) in amounts less than $5,000,000 individually and $15,000,000 in the aggregate; or (D) make any acquisition of, or investment in, assets or stock of any other person or entity in excess of $15,000,000 in the aggregate; (iv) neither DQE nor APS or any of their respective Subsidiaries will terminate, establish, adopt, enter into, make any new grants or awards of stock-based compensation or other benefits under, amend or otherwise modify any Compensation and Benefit Plans or increase the salary, wage, bonus or other compensation of any directors, officers or employees except (A) for grants or awards to its or its respective Subsidiaries' directors, officers and employees under existing Compensation and Benefit Plans in such amounts and on such terms as are consistent with past practice, (B) in the normal and usual course of business (which shall include normal periodic performance reviews and related compensation and benefit increases, annual reestablishment of Compensation and Benefit Plans and the provision of individual Compensation and Benefit Plans consistent with past practice for newly hired or appointed officers and employees and the adoption of Compensation and Benefit Plans for employees of new Subsidiaries in amounts and on terms consistent with past practice) or (C) for actions necessary to satisfy existing contractual obligations under Compensation and Benefit Plans existing as of the date of the Merger Agreement;
(v) each of DQE and APS will consult with the other prior to settling or compromising, or permitting any of their respective Subsidiaries to settle or compromise, any material claim or litigation, and neither DQE nor APS or any of their respective Subsidiaries will, except in the ordinary and usual course of business, modify, amend or terminate any of its material contracts or waive, release or assign any material rights or claims; (vi) neither DQE nor APS or any of their respective Subsidiaries will make any tax election or permit any insurance policy naming it as a beneficiary or loss-payable payee to be canceled or terminated except in the ordinary and usual course of business; and (vii) neither DQE nor APS or any of their respective Subsidiaries will take any action or omit to take any action that would prevent the Merger from qualifying for "pooling of interests" accounting treatment or as a "reorganization" within the meaning of Section 368(a) of the Code or that would cause any of their respective representations and warranties in the Merger Agreement to become untrue in any material respect.

  Acquisition Proposals

     The Merger Agreement provides that, except as contemplated by the budgets submitted by DQE to APS and by APS to DQE and except as expressly contemplated by the Merger Agreement, neither DQE nor APS or any of their respective Subsidiaries will, and DQE and APS will not authorize or permit their officers, directors, employees, agents or other representatives retained by them or any of their Subsidiaries, respectively, to (i) solicit, initiate or encourage, or take any other action designed to facilitate, directly or indirectly, any inquiries or the making of any Acquisition Proposal or (ii) participate in any discussions or negotiations relating to any Acquisition Proposal or Acquisition Transaction. The Merger Agreement does not prohibit either DQE or APS, at any time prior to the obtaining of the necessary vote of the DQE stockholders to effectuate the Merger, in the case of DQE, or the necessary vote of APS stockholders to effectuate the Merger, in the case of APS, from (i) furnishing information with respect to it and its Subsidiaries to any person pursuant to a customary confidentiality agreement (as determined by the party receiving such Acquisition Proposal after consultation with its outside counsel) and (ii) participating in negotiations regarding such Acquisition Proposal, if the DQE Board or the APS Board, as applicable, determines in good faith, based on the advice of outside counsel, that it is necessary to do so to avoid a breach of its duties under state corporate Law applicable to the conduct of directors of DQE or APS, as applicable, in response to an

Acquisition Proposal which was not solicited by it or which did not otherwise result from a breach of these provisions of the Merger Agreement, subject to such party's compliance with the provisions of the Merger Agreement which relate to disclosure of Acquisition Proposals, which are discussed in the third succeeding paragraph below.

     In addition, the Merger Agreement provides that, except as expressly permitted by the Merger Agreement, neither the DQE Board nor the APS Board, as applicable, or any committee thereof, will (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to the other party to the Merger Agreement, the approval or recommendation by such board of directors or such committee of the Merger or the adoption and approval of the matters relating to the Merger to be considered at the DQE Meeting, in the case of DQE, and the APS Special Meeting, in the case of APS, (ii) approve or recommend, or propose publicly to approve or recommend, any Acquisition Proposal other than the Merger, or (iii) cause or permit DQE or APS, as applicable, to enter into any Acquisition Agreement, related to any Acquisition Proposal. Notwithstanding the provisions of the Merger Agreement described in the previous sentence, in the event that prior to the obtaining of the necessary vote of the stockholders of DQE to effectuate the Merger, in the case of DQE, or the necessary vote of the stockholders of APS to effectuate the Merger, in the case of APS, there exists a Superior Proposal (as defined below) and the DQE Board or the APS Board, as applicable, determines that there is not a substantial probability that the necessary vote of the stockholders of DQE to effectuate the Merger or the necessary vote of the stockholders of APS to effectuate the Merger, as applicable, will be obtained due to the existence of such Superior Proposal, the DQE Board or the APS Board, as applicable, may, subject to the terms of the Merger Agreement described in this and the following sentences, withdraw or modify its approval or recommendation of the Merger or the approval of the matters to be considered at the DQE Meeting, in the case of DQE, and the APS Special Meeting, in the case of APS, and the DQE Board or the APS Board, as applicable, may (subject to the terms of the Merger Agreement described in this and the following sentences) approve or recommend such Superior Proposal or terminate the Merger Agreement, but only if (a) the party seeking to terminate is not in material breach of any of the terms of the Merger Agreement, (b) the board of directors of the party seeking to terminate authorizes DQE or APS, as applicable, to enter into a binding written Acquisition Agreement concerning an Acquisition Transaction that constitutes a Superior Proposal and the party seeking to terminate notifies the other party in writing that it intends to enter into such an Acquisition Agreement, attaching such Acquisition Agreement to such notice and specifying any material terms and conditions not included in the Acquisition Agreement and further identifying the party making the Superior Proposal, (c) the other party does not make, within fifteen business days of receipt of written notification from the party seeking to terminate of such party's intention to enter into a binding Acquisition Agreement for a Superior Proposal, an offer that the board of directors of such party believes, in good faith after consultation with its financial advisors, is at least as favorable, from a financial point of view, to its stockholders as the Superior Proposal, and (d) the party seeking to terminate prior to such termination pays to the other party in immediately available funds any fees required to be paid pursuant to the provisions of the Merger Agreement. Each of DQE and APS has agreed in the Merger Agreement (A) that it will not enter into a binding Acquisition Agreement until at least the sixteenth business day after it has provided the notice to DQE or APS, as applicable, required by the Merger Agreement and (B) to notify APS or DQE, as applicable, promptly, if its intention to enter into the written Acquisition Agreement referred to in its notification changes at any time after giving such notification.

     A "Superior Proposal" is defined in the Merger Agreement to mean, in respect of DQE or APS, as applicable, any proposal made by a third party to acquire, directly or indirectly, for consideration consisting of cash and/or securities, more than 50% of the equity securities of DQE or APS, as the case may be, entitled to vote generally in the election of directors or all or substantially all the assets of DQE or APS, as the case may be, and otherwise on terms which the board of directors of such party determines in its good faith judgment (x) (based on the written opinion of a financial advisor of nationally recognized reputation (which opinion will be provided to the other party)) to be more favorable from a financial point of view to its stockholders after consideration of the Merger and the transactions contemplated by the Merger Agreement and for which financing, to the extent required, is then committed,
(y) to be more favorable to such party after consideration of the Merger and the transactions contemplated by the Merger Agreement after taking into account any additional constituencies (including stockholders) and pertinent factors permitted under the laws of the

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

Commonwealth of Pennsylvania or the laws of the State of Maryland, as applicable, and (z) to constitute a transaction that is reasonably likely to be consummated on the terms set forth, taking into account all legal, financial, regulatory and other aspects of the proposal.

     The Merger Agreement also provides that if any party receives an Acquisition Proposal it will immediately advise the other party orally and in writing of such Acquisition Proposal, any request for information, the material terms and conditions of such request or Acquisition Proposal and the identity of the Person making such request or Acquisition Proposal. In addition, DQE and APS have agreed that if either has received an Acquisition Proposal it will keep the other party reasonably informed of the status and details of any such Acquisition Proposal.

     The Merger Agreement further provides that nothing contained in the Merger Agreement will prohibit a party from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) under the Exchange Act with respect to an Acquisition Proposal by means of a tender or exchange offer.

CONDITIONS

     The respective obligations of DQE, APS and Merger Sub to effect the Merger are subject to the satisfaction or waiver at or prior to the Effective Time of each of the following conditions: (i) the Merger Agreement having been duly approved by holders of shares of DQE Common Stock and by APS as the sole stockholder of Merger Sub and the issuance of APS Common Stock pursuant to the Merger having been duly approved by the holders of APS Common Stock; (ii) the shares of APS Common Stock issuable to holders of DQE Common Stock pursuant to the Merger Agreement having been authorized for listing on the NYSE upon official notice of issuance; (iii) the waiting period applicable to the consummation of the Merger under the HSR Act having expired or been terminated and, other than the filing of the Pennsylvania Articles of Merger, all filings required to be made prior to the Effective Time by DQE or APS or any of their respective Subsidiaries with, and all consents, approvals and authorizations required to be obtained prior to the Effective Time by DQE or APS, or any of their respective Subsidiaries, from any Governmental Entity (collectively, "Governmental Consents") in connection with the execution and delivery of the Merger Agreement and the consummation of the transactions contemplated by the Merger Agreement having been made or obtained (as the case may be) and having become Final Orders (as defined under "-- Termination"), and such Final Orders not, individually or in the aggregate, containing terms that would have, or be reasonably likely to have, a Material Adverse Effect on DQE or a Material Adverse Effect on APS (excluding, after the Effective Time, DQE and its Subsidiaries); (iv) no court or Governmental Entity of competent jurisdiction having enacted, issued, promulgated, enforced or entered any Order, and no Governmental Entity having instituted any proceeding seeking any such Order; (v) the Registration Statement, of which this Joint Proxy Statement/ Prospectus is a part, having become effective under the Securities Act and no stop order suspending such effectiveness having been issued and no proceedings for that purpose having been initiated or been threatened by the SEC; (vi) APS having received all state securities and "blue sky" permits and other authorizations necessary to consummate the transactions contemplated by the Merger Agreement; and (vii) APS and DQE having received from APS' independent accounting firm a letter to the effect that the Merger will qualify for "pooling of interests" accounting treatment.

     In addition, the obligations of APS and Merger Sub to effect the Merger are also subject to the satisfaction or waiver by APS, prior to the Effective Time, of the following conditions: (i) the representations and warranties of DQE set forth in the Merger Agreement being true and correct in all material respects as of the date of the Merger Agreement and as of the Closing Date, including the representation by DQE relating to the absence of any change in the financial condition, properties, business or results of operations of DQE that would be reasonably likely to have a Material Adverse Effect on DQE and its Subsidiaries (except to the extent any such representation or warranty expressly speaks as of an earlier date), and APS having received a certificate signed on behalf of DQE by an executive officer of DQE to such effect; (ii) DQE having performed in all material respects all obligations required to be performed by it under the Merger Agreement at or prior to the Closing Date, and APS having received a certificate signed on behalf of DQE by an executive officer of DQE to such effect; (iii) DQE having obtained the consent or approval of each person whose consent or approval is required to consummate the transactions contemplated by the Merger Agreement and the Stock Option Agreement under any contract to which DQE or any of its Subsidiaries is a party, except those for which the failure to obtain such consent or approval, individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect on DQE or is not reasonably likely to materially adversely affect the ability of DQE to consummate the transactions contemplated by the Merger Agreement; (iv) APS having received the opinion of Sullivan & Cromwell to the effect that the Merger will be treated for Federal income tax purposes as a "reorganization" within the meaning of Section 368(a) of the Code, and that each of APS, Merger Sub and DQE will be a party to that reorganization within the meaning of Section 368(b) of the Code; (v) APS having received a letter from each of DQE's Affiliates, making certain representations and assurances in connection with the resale of APS Common Stock received pursuant to the Merger Agreement and the transactions contemplated thereby (each an "Affiliates Letter") from each person identified as an affiliate of DQE in accordance with the provisions of the Merger Agreement; (vi) APS having received from its independent public accounting firm and DQE's independent public accounting firm customary "comfort" letters.

     Further, the obligation of DQE to effect the Merger is also subject to the satisfaction or waiver by DQE, prior to the Effective Time, of the following conditions: (i) the representations and warranties of APS and Merger Sub set forth in the Merger Agreement being true and correct as of the date of the Merger Agreement and as of the Closing Date, including the representation by APS relating to the absence of any change in the financial condition, properties, business or results of operations of APS that would be reasonably likely to have a Material Adverse Effect on APS and its Subsidiaries (except to the extent any such representation and warranty expressly speaks as of an earlier date), and DQE having received a certificate signed on behalf of APS by an executive officer of APS and Merger Sub to such effect; (ii) each of APS and Merger Sub having performed in all material respects all obligations required to be performed by it under the Merger Agreement at or prior to the Closing Date, and DQE having received a certificate signed on behalf of APS and Merger Sub by an executive officer of APS to such effect; (iii) APS having obtained the consent or approval of each person whose consent or approval will be required in order to consummate the transactions contemplated by the Merger Agreement and the Stock Option Agreement under any contract to which APS or any of its Subsidiaries is a party, except those for which failure to obtain such consents and approvals, individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect on APS or is not reasonably likely to materially adversely affect the ability of APS to consummate the transactions contemplated by the Merger Agreement; (iv) DQE having received the opinion of LeBoeuf, Lamb, Greene & MacRae, L.L.P. to the effect that the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and that each of APS, Merger Sub and DQE will be a party to that reorganization within the meaning of Section 368(b) of the Code; and (v) DQE having received from its independent public accounting firm and APS' independent accounting firm customary "comfort" letters.


     Each of the foregoing conditions to the Merger, including the receipt of opinions with respect to the federal income tax consequences of the Merger, may be waived solely at the discretion of the party waiving such condition. In the event that any such waiver occurs after the respective stockholders have approved the issuance of APS Common Stock, in the case of APS, or the Merger Agreement, in the case of DQE, at their respective Stockholder Meetings, APS or DQE, as the case may be, may seek to re-solicit the approval of its respective stockholders. If either party waives the condition relating to the receipt of an opinion with respect to the federal income tax consequences of the Merger it will recirculate a revised version of this Joint Proxy Statement/Prospectus to disclose the waiver of this condition, to disclose material risks to its stockholders as a result of the waiver of this condition, if any, and to disclose any related material disclosures. In addition, each party would re-solicit the approval of its respective stockholders in the event that it waived the condition relating to the receipt of an opinion with respect to the federal income tax consequences of the Merger and the tax consequences of the Merger are, at such time, materially different from the tax consequences described under "Certain Federal Income Tax Consequences of the Merger."


MODIFICATION OR AMENDMENT; WAIVER OF CONDITIONS; EXTENSION

     The Merger Agreement provides that, subject to the provisions of applicable Law, the parties to the Merger Agreement may modify or amend the Merger Agreement, by written agreement executed and delivered by duly authorized officers of the respective parties. The Merger Agreement also provides that the conditions to each of the parties' obligations to consummate the Merger are for the sole benefit of such party and at any time prior to the Effective Time such party may waive such conditions in whole or in part or extend the time for the performance of any of the obligations or other acts of the other parties thereto to the extent permitted by applicable Law.

TERMINATION

     The Merger Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (a) by mutual written consent of DQE, APS and Merger Sub by action of the DQE Board and the APS Board or (b) by action of the DQE Board or the APS Board if (i) the Merger has not been consummated by the Termination Date (provided that the Termination Date will automatically be extended for six months if, on the Termination Date: (A) any of the conditions relating to regulatory consents has not been satisfied or waived, (B) each of the other conditions to the consummation of the Merger has been satisfied or waived or can readily be satisfied, and (C) any Governmental Consent that has not yet been obtained is being pursued diligently and in good faith), (ii) any Governmental Consents will have been made or obtained by action by the relevant Governmental Entity that has not been reversed, stayed, enjoined, set aside, annulled or suspended, with respect to which any waiting period prescribed by law before the transactions contemplated by the Merger Agreement may be consummated has expired, and as to which all conditions to the consummation of such transactions prescribed by law, regulation or order have been satisfied ("Final Orders") which contain terms or conditions that would cause any of the conditions relating to regulatory consents not to be satisfied, (iii) any Order permanently restraining, enjoining or otherwise prohibiting the Merger has become final and non-appealable, (iv) the necessary vote of DQE's stockholders to effectuate the Merger has not been obtained at the DQE Meeting, including any adjournments thereof, or (v) the necessary vote of APS' stockholders to effectuate the Merger has not been obtained at the APS Special Meeting, including any adjournments thereof. The Merger Agreement provides that the right to terminate the Merger Agreement pursuant to clause (i), (ii), (iv) or (v) above will not be available to any party that has breached in any material respect its obligations under the Merger Agreement in any manner that has contributed to the failure of the Merger to be consummated.

     Further, the Merger Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by action of the DQE Board:
(a) subject to and in accordance with the termination provisions of the Merger Agreement relating to Acquisition Proposals (see "The Merger Agreement -- Conduct of Business Pending the Merger; Certain Covenants; Acquisition
Proposals -- Acquisition Proposals"); or (b) if (i) the APS Board has withdrawn or adversely modified its approval or recommendation of the Merger Agreement or failed to reconfirm its recommendation of the Merger Agreement after a written request by DQE to do so, (ii) there has been a material breach by APS or Merger Sub of any representation, warranty, covenant or agreement contained in the Merger Agreement that is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by DQE to the party committing such breach, or (iii) APS or any of its affiliates, representatives or agents takes any of the actions that would be proscribed by certain provisions of the Merger Agreement which restrict APS' conduct with respect to Acquisition Proposals (see "The Merger Agreement -- Conduct of Business Pending the Merger; Certain Covenants; Acquisition Proposals -- Acquisition Proposals").

     In addition, the Merger Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by action of the APS Board:
(a) subject to and in accordance with the termination provisions of the Merger Agreement relating to Acquisition Proposals (see "The Merger Agreement -- Conduct of Business Pending the Merger; Certain Covenants; Acquisition Proposals -- Acquisition Proposals"); or (b) if (i) the DQE Board has withdrawn or adversely modified its approval or recommendation of the Merger Agreement or failed to reconfirm its recommendation of the Merger Agreement after a written request by APS to do so, (ii) there has been a material breach by DQE of any representation, warranty, covenant or agreement contained in the Merger Agreement that is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by APS to the party committing such breach, or (iii) DQE or any of its affiliates, representatives or agents takes any of the actions that would be proscribed by certain provisions of the Merger Agreement which restrict DQE's conduct with respect to Acquisition Proposals (see "The Merger Agreement -- Conduct of Business Pending the Merger; Certain Covenants; Acquisition Proposals -- Acquisition Proposals").

     In the event of termination of the Merger Agreement and the abandonment of the Merger, the Merger Agreement (other than certain provisions of the Merger Agreement relating to expenses and confidentiality and other than as described below under "The Merger Agreement -- Certain Termination Fees") will become void and of no effect with no liability of any party thereto (or any of its directors, officers, employees, agents, legal and financial advisors or other representatives); provided, however, except as otherwise provided in the Merger Agreement, no such termination will relieve any party thereto of any liability or damages resulting from any breach of the Merger Agreement.

CERTAIN TERMINATION FEES

     The Merger Agreement provides that in the event that it is terminated (a) by DQE pursuant to the provisions of the Merger Agreement permitting DQE to terminate the Merger Agreement under certain circumstances when a Superior Proposal exists, (b) by APS following (i) the DQE Board having withdrawn or adversely modified its approval or recommendation of the Merger Agreement or failing to reconfirm its recommendation of the Merger Agreement after a written request by APS to do so, or (ii) DQE or any of its affiliates, representatives or agents having taken any of the actions that would be proscribed by certain provisions of the Merger Agreement which restrict DQE's conduct with respect to Acquisition Proposals, or (c) by DQE or APS pursuant to the provisions of the Merger Agreement permitting them to terminate if the necessary vote of the stockholders of DQE to effectuate the Merger has not been obtained at the DQE Meeting, then DQE will promptly pay APS in addition to any amount, not to exceed $20,000,000, paid and/or payable by DQE to APS pursuant to the Stock Option Agreement, a termination fee (the "DQE Initial Termination Fee") equal to the sum of (x) the charges and expenses incurred by APS or Merger Sub in connection with the Merger Agreement and the Stock Option Agreement and the transactions contemplated by the Merger Agreement and the Stock Option Agreement up to a maximum amount of $10,000,000 and (y) an amount equal to $50,000,000 less the sum of (I) the amount paid pursuant to clause (x) above and (II) the amount not to exceed $20,000,000 paid and/or payable by DQE to APS pursuant to the Stock Option Agreement. The Merger Agreement provides that in no event will the amount payable pursuant to the previous sentence exceed $50,000,000. In addition, if the Merger Agreement is terminated (A) at a time when the DQE Initial Termination Fee is payable to APS or (B) at a time when the approval of DQE stockholders has not been obtained at the DQE Meeting and at any time within two years after such termination DQE consummates a Material Acquisition Transaction (as defined below) with any person other than APS or a Subsidiary of APS, then DQE will pay APS an additional termination fee (the "Further Termination Fee") of $50,000,000. For a discussion of the terms of the Stock Option Agreement, see "Certain Related Agreements -- Stock Option Agreement."

     A "Material Acquisition Transaction" is defined in the Merger Agreement to mean, with respect to APS or DQE, any Acquisition Transaction or series of related Acquisition Transactions involving a merger or consolidation of such party or forty percent or more of its voting power, equity interests or assets (in each case directly or indirectly).

     The Merger Agreement also provides that in the event that it is terminated
(a) by APS pursuant to the provisions of the Merger Agreement permitting APS to terminate the Merger Agreement under certain circumstances when a Superior Proposal exists, (b) by DQE following (i) the APS Board having withdrawn or adversely modified its approval or recommendation of the Merger Agreement or failing to reconfirm its recommendation of the Merger Agreement after a written request by DQE to do so, or (ii) APS, or any of its affiliates, representatives or agents having taken any of the actions that would be proscribed by certain provisions of the Merger Agreement, which restrict APS' conduct with respect to Acquisition Proposals, or (c) by DQE or APS pursuant to the provisions of the Merger Agreement permitting them to terminate if the necessary vote of the stockholders of APS has not been obtained at the APS Special Meeting, then APS will promptly pay DQE in addition to any amount, not to exceed $20,000,000, paid and/or payable by APS to DQE pursuant to the Letter Agreement, a termination fee (the "APS Initial Termination Fee") equal to the sum of (x) the charges and expenses incurred by DQE in connection with the Merger Agreement and the Stock Option Agreement and the transactions contemplated by the Merger Agreement and the Stock Option Agreement up to a maximum amount of $10,000,000 and (y) an amount equal to $50,000,000 less the sum of (I) the amount paid pursuant to clause (x) and (II) the amount, not to exceed $20,000,000, paid and/or

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

payable by APS to DQE pursuant to the Letter Agreement. The Merger Agreement provides that in no event will the amount payable pursuant to the previous sentence exceed $50,000,000. In addition, if the Merger Agreement is terminated
(A) at a time when the APS Initial Termination Fee is payable to DQE or (B) at a time when the approval of APS' stockholders has not been obtained at the APS Special Meeting and at any time within two years after such termination APS consummates a Material Acquisition Transaction with any person other than DQE or a Subsidiary of DQE, then APS will pay DQE the Further Termination Fee. For a discussion of the terms of the Letter Agreement, see "Certain Related
Agreements -- Letter Agreement."

EXPENSES

     The Merger Agreement provides that except as provided therein with respect to certain expenses described below and except as provided with respect to expenses in the event of termination of the Merger Agreement, the Surviving Corporation will pay all charges and expenses, including those of the Exchange Agent, in connection with the exchange of shares, and APS has agreed to reimburse the Surviving Corporation for such charges and expenses. The Merger Agreement also provides that, whether or not the Merger is consummated, all costs and expenses incurred in connection with the Merger Agreement and the Stock Option Agreement and the Merger and the other transactions contemplated by the Merger Agreement and the Stock Option Agreement will be paid by the party incurring such expense, except that expenses incurred in connection with the filing fee for the filings under the HSR Act, the Registration Statement of which this Joint Proxy Statement/Prospectus forms a part and printing and mailing this Joint Proxy Statement/Prospectus and such other expenses as the parties may agree will be shared equally by APS and DQE.

STOCK OPTIONS

     Pursuant to the Merger Agreement, at the Effective Time each outstanding DQE Option under the DQE Stock Plans, whether vested or unvested, will be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such DQE Option, the same number of shares of APS Common Stock as the holder of such DQE Option would have been entitled to receive pursuant to the Merger had such holder exercised such option in full immediately prior to the Effective Time (rounded down to the nearest whole number), at a price per share of APS Common Stock (rounded up to the nearest whole cent) equal to (y) the aggregate exercise price for the shares of DQE Common Stock otherwise purchasable pursuant to such DQE Option divided by (z) the number of full shares of APS Common Stock deemed purchasable pursuant to such DQE Option. In addition, pursuant to the Merger Agreement, APS has agreed to assume, effective as of the Effective Time, each DQE Option in accordance with the terms of the DQE Stock Plan under which it was issued and the stock option agreement by which it is evidenced.

NUCLEAR MATTERS

     The Merger Agreement provides that, at least quarterly prior to the Effective Time, DQE, upon request by APS, will cause its President -- Generation Group and its Chief Nuclear Officer to attend a meeting of the APS Board and provide APS' directors with such oral and written information concerning the Nuclear Facilities and DQE's nuclear generation program as such directors and/or the Chief Financial Officer of APS may reasonably request, including, but not limited to, information relating to safety matters, regulatory matters, refueling plans, outages, planned and pending capital expenditures and DQE's relations with co-owners of the Nuclear Facilities. In addition, prior to the Effective Time, APS will be entitled to designate one person who will be a director of APS or will be a person expert in nuclear matters reasonably acceptable to DQE, to attend and participate in each meeting of the Nuclear Review Committee of the DQE Board.

CERTAIN REGULATORY PROVISIONS

     Pursuant to the Merger Agreement, DQE and APS each have agreed to, and to cause their respective subsidiaries to, discuss with each other any changes in its or its respective subsidiaries' regulated rates or charges (other than pass-through fuel rates or charges), standards of service or accounting from those in effect on the date of the Merger Agreement, and to consult with the other prior to making any filing (or any amendment thereto), or effecting any agreement, commitment, arrangement or consent, whether written or oral, formal or informal, with respect thereto, other than in connection with rate filings pending as of the date of the Merger Agreement.

     In addition, pursuant to the Merger Agreement, DQE and APS have agreed that neither DQE nor APS will, nor will DQE or APS permit any of their respective subsidiaries to, take any action that would impair the ability of APS to obtain the approvals under the PUHCA for the transactions contemplated by the Merger Agreement.

     Further, pursuant to the Merger Agreement, DQE and APS have agreed that they will cause their respective Pennsylvania utility subsidiaries to file in a timely manner with the PAPUC a restructuring plan to implement direct access to a competitive market for electric generation pursuant to the Pennsylvania Restructuring Legislation.

NEW YORK STOCK EXCHANGE LISTING; DE-LISTING OF DQE COMMON STOCK

     APS will file a listing application with the NYSE covering the shares of APS Common Stock to be issued in connection with the Merger. The obligations of APS and DQE to consummate the Merger are subject to the condition that the shares of APS Common Stock to be issued to the holders of DQE Common Stock in connection with the Merger be approved for listing on the NYSE, subject only to official notice of issuance. DQE Common Stock will be delisted from the NYSE, the CSE and the PHSE and deregistered under the Exchange Act as soon as practicable following the Effective Time.

                           CERTAIN REGULATORY MATTERS

HSR ACT

     Under the HSR Act and the rules promulgated thereunder, certain transactions, including the Merger, may not be consummated unless certain waiting period requirements have been satisfied. APS and DQE each will file a Notification and Report Form pursuant to the HSR Act with the DOJ and the FTC. At any time before or after the Effective Time, the FTC, the DOJ or others could take action under the antitrust laws with respect to the Merger, including seeking to enjoin the consummation of the Merger, to rescind the Merger or to require divestiture of substantial assets of APS or DQE. There can be no assurance that a challenge to the Merger on antitrust grounds will not be made or, if such a challenge is made, that it would not be successful.

FEDERAL POWER ACT

     Section 203 of the Power Act provides that no public utility shall sell or otherwise dispose of the whole of its facilities subject to the jurisdiction of the FERC or directly or indirectly merge or consolidate its facilities with those of any other person or purchase, acquire or take any security of any other public utility without first having obtained an order authorizing it from the FERC. The approval of the FERC is required to consummate the Merger. Under
Section 203 of the Power Act, the FERC will approve a merger if it finds the merger to be "consistent with the public interest." The FERC may grant its order on such terms and conditions as it finds necessary or appropriate to secure the maintenance of adequate service and coordination in the public facilities subject to its jurisdiction. In December 1996, the FERC issued a policy statement which updated and clarified its procedures, criteria and policies concerning public utility mergers for the purpose of providing greater certainty and expedition in its analysis of mergers. The FERC announced that it would generally take into account three factors in analyzing proposed mergers: the effect on competition, the effect on rates and the effect on regulation. DQE and APS will file a joint application before the FERC seeking approval of the Merger.

PUHCA

     APS is registered as a holding company under the PUHCA. Pursuant to Section 3(a)(1) of the PUHCA, DQE is a holding company exempt from all of the provisions of the PUHCA except for Section 9(a)(2) thereof. APS is required to obtain SEC approval under Section 9(a)(1) of the PUHCA in connection with the Merger. DQE is not required to obtain SEC approval. An application for approval of the Merger will be filed by APS.

     Under the applicable standards of the PUHCA, the SEC is directed to approve the Merger unless it finds that (i) the Merger would tend towards interlocking relations or a concentration of control which is detrimental to the public interest or the interest of investors or consumers, (ii) the consideration to be paid in connection with the Merger is not reasonable or does not bear a fair relation to the sums invested in or the earning capacity of the utility assets underlying the securities to be acquired, (iii) the Merger would unduly complicate the capital structure of APS' holding company system or would be detrimental to the proper functioning of APS' holding company system or (iv) the Merger would be unlawful pursuant to an appropriate state law. To approve the Merger, the SEC must also find that the Merger would tend towards the economical and efficient development of an integrated public utility system and would otherwise conform to the PUHCA's integration and corporate simplification standards.

     Following the Merger, APS will continue to be a registered holding company under the PUHCA and therefore, following the Merger, stockholders of DQE will own stock in a regulated holding company pursuant to the PUHCA. The PUHCA imposes restrictions on the operations of registered holding company systems. Among these are requirements that certain securities issuances, as well as acquisitions of securities, sales and acquisitions of utility assets and acquisitions of interests in any other business, be approved by the SEC. The PUHCA also limits the ability of registered holding companies to engage in non-utility ventures and regulates holding company system service companies and the rendering of services by holding company affiliates to the system's utilities. The SEC has authority under the PUHCA to preclude the payment of dividends by APS and the payment of dividends by DQE to APS under certain circumstances. DQE and APS recognize that the divestiture of certain of the existing nonutility operations of DQE is a possibility, but APS will request in its PUHCA application that it be allowed to retain the nonutility operations of DQE, or, in the alternative, that the question of divestiture be deferred. If divestiture is ultimately required, the SEC historically has allowed companies sufficient time to accomplish divestiture in a manner that protects stockholder value. Following the Merger, DQE will no longer be exempt as a public utility holding company under the PUHCA.

     In June 1995, the staff of the SEC published a report which recommended changes to the PUHCA, including a recommendation to Congress to repeal the entire act. Bills were introduced in the last Congress to repeal the PUHCA, but did not pass. Similar bills have been introduced in the 105th Congress. However, neither APS nor DQE can predict what changes, if any, will be made to the PUHCA as a result of these activities.

NUCLEAR REGULATORY COMMISSION

     Duquesne Light owns a 13.74% interest in Perry Unit 1, a 47.50% interest in Beaver Valley 1 and a 13.74% interest in Beaver Valley 2. Pursuant to agreements with the co-owners, a subsidiary of Duquesne Light operates Beaver Valley 1 and Beaver Valley 2. Duquesne Light holds NRC licenses with respect to its ownership interests in and operating responsibilities for these nuclear units. The AEA currently provides that licenses may not be transferred or in any manner disposed of, either voluntarily or involuntarily, directly or indirectly, unless the NRC finds that such transfer or disposition is in accordance with the AEA and consents in writing. Pursuant to the AEA, Duquesne Light will seek approval from the NRC to the full extent required to reflect that, after the Merger, Duquesne Light, although continuing to own the identical pre-Merger shares of the Nuclear Facilities, will become an indirect operating subsidiary of APS.

PENNSYLVANIA PUBLIC UTILITY COMMISSION

     DQE is a Pennsylvania corporation and is the parent corporation of Duquesne Light, a Pennsylvania public utility providing electric service to the public in Pennsylvania. APS' subsidiaries own significant generating units in Pennsylvania. APS' subsidiary West Penn is a Pennsylvania public utility providing electric service to the public in Pennsylvania. Pursuant to the laws of Pennsylvania, approval of the PAPUC is required for any public utility to be acquired by or to be transferred to any person or corporation, including a transfer by way of merger. The PAPUC will approve transfers if the PAPUC finds or determines that such transfer is necessary or proper for the service, accommodation, convenience or safety of the public. In addition, under the Pennsylvania Restructuring Legislation, the PAPUC may investigate the effect of mergers on the proper functions of a competitive retail electricity market. Duquesne Light and West Penn Power Company will file appropriate applications seeking any required or necessary approval of the PAPUC.

     In connection with the Pennsylvania Restructuring Legislation, APS and DQE will each file restructuring plans with the PAPUC. Each such plan will set forth proposals for the transition to customer choice and recovery of stranded costs.

MARYLAND PUBLIC SERVICE COMMISSION

     APS is a Maryland corporation. The MPSC is granted general authority to supervise and regulate public utility operations in the State of Maryland. The issuance of APS Common Stock may require the approval of the MPSC. The MPSC will authorize an issuance of stock if the issuance is reasonably required for the acquisition of property by the issuing company. If appropriate or necessary, APS will file an application for approval of the MPSC.

OTHER REGULATORY MATTERS

     In addition to Pennsylvania and Maryland, APS has public utilities subsidiary operations in Ohio, West Virginia and Virginia. Certain of these states may contend that they have jurisdiction over the Merger and that their consent to the Merger is required. Amendment of certain affiliate agreements which may occur in connection with the Merger will require the approval of the State Corporation Commission of Virginia and the Public Service Commission of West Virginia. Other than with respect to the amendment of these affiliate agreements, APS does not believe that any of these states has jurisdiction with respect to the Merger.

POWER SUPPLY AGREEMENT

     APS' subsidiaries currently intend to either amend the Power Supply Agreement, dated January 1, 1968, among Monongahela, Potomac Edison and West Penn, as amended, or eliminate such agreement and in lieu thereof may (a) organize a new subsidiary or subsidiaries of APS, (b) cause APS' utility subsidiaries to transfer or lease certain of their respective generation or transmission assets and liabilities to such subsidiary or Subsidiaries and (c) cause such new subsidiary or Subsidiaries to sell APS' utility subsidiaries' generation and generation services and/or transmission and transmission services as appropriate or as required. These transactions may require regulatory approvals. Any required approvals will be sought by APS and its subsidiaries as soon as practicable following the decision to engage in any of these transactions.

EFFECTS OF CERTAIN REGULATORY TRENDS

SFAS No. 71

     In accordance with SFAS No. 71, "Accounting for the Effects of Certain Types of Regulation," the regulated entities, financial statements reflect assets and liabilities issued on current cost-based ratemaking regulation. Once the transition to full retail competition is completed in Pennsylvania, APS' wholly-owned subsidiary operating in Pennsylvania, West Penn, and Duquesne Light may not meet the criteria for applying SFAS No. 71 to their respective generation operations and assets. In that event, any remaining generation related regulatory assets and liabilities, if any, would be written off, and any generation related long-lived fixed and intangible assets would need to be evaluated for impairment under the provisions of SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of." The result could be an extraordinary noncash charge to operations that could be material to the financial position and results of operations of APS or DQE, as the case may be. Because of the provisions in the Pennsylvania Restructuring Legislation related to stranded cost recovery, APS and DQE do not believe any significant write-offs or charges should be required.

Stranded Cost Recovery

     Stranded costs can generally be described as mandated costs (such as regulatory assets and obligations under PURPA contracts) and costs of generation that could be recovered in a regulated environment but cannot be recovered in a competitive environment because they are in excess of market. The Pennsylvania Restructuring Legislation permits recovery of both types from customers through a competitive transition charge ("CTC"), subject to PAPUC approval, with the provision that utilities have an obligation to mitigate stranded costs to the extent practicable. Over the CTC recovery period, which can be up to nine years, all Pennsylvania utilities are permitted a CTC charge to recover costs in excess of market. Generally, because West Penn has a lower per unit cost of operation, its CTC charge for costs in excess of market may be less than other utilities. Duquesne Light by comparison has certain higher cost per unit operations which would provide it with a higher charge for costs in excess of market. West Penn and Duquesne Light will each file its restructuring plan on August 1, 1997 in which it will address this issue.

Emerging Issues Task Force

     Members of the Emerging Issues Task Force of the Financial Accounting Standards Board (the "Task Force") have discussed issues related to the impact of changes in the regulatory environment for electric utilities. These changes have resulted from initiatives which are intended to ultimately change the pricing of the generation of electricity (but not of its transmission or distribution) to competitive pricing. Although the arrangements vary from state to state, the regulators are expected to provide (or are providing, such as in the Pennsylvania Restructuring Legislation) for a transition period for the generation of electricity from a fully regulated to a competitive environment. During these transition periods, mechanisms are being provided for a utility to recover certain assets and other costs associated with its generation operations prior to (and, in some cases, subsequent to) the change, while at the same time the price of electricity generated after the change will be based on market rates. During this transition period and thereafter, for the foreseeable future, the transmission and distribution portions of a utility's operations are expected to continue to be cost of service based rate regulated.

     The Task Force is considering how to identify the regulatory assets attributable to that portion of a business which under SFAS 101 would require write-off, assuming SFAS 71 is no longer applicable to the generation portion of a utility's operations. The Task Force is also considering a threshold question of whether application of SFAS 71 to the generation facilities of a utility is appropriate during the transition period, or whether SFAS 101 requires that regulatory accounting principles no longer be applied.

     There can be no assurances as to how the Task Force will resolve these issues. As disclosed above under "-- SFAS No. 71," a determination that SFAS No. 71 is inapplicable would have significant adverse consequences to West Penn and Duquesne Light.

                   INTERESTS OF CERTAIN PERSONS IN THE MERGER

     Certain members of the management of DQE and the DQE Board who have interests in the Merger that are in addition to their interests as holders of DQE Common Stock have participated in the negotiation of the terms of the Merger Agreement and the transactions contemplated thereby.

DIRECTORS AND OFFICERS

     The Merger Agreement provides that from and after the Effective Time, the APS Board will be composed of 15 directors and that immediately prior to the Effective Time, DQE will designate six of such directors, and APS will designate nine of such directors, and that all such designated directors will be the directors of APS from and after the Effective Time until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the APS Charter and the APS Bylaws. Although as of the date hereof, neither DQE nor APS has determined who it will designate to be directors of APS following the Effective Time, each of DQE and APS currently intends to nominate persons from among the members of its respective boards of directors at the Effective Time. In addition, the Merger Agreement provides that four of the six directors of APS designated by DQE pursuant to the Merger Agreement will be the chairmen of the following committees of the APS Board: Nuclear Review; New Business; Finance; and Employee and Community Relations, and that four of the nine directors of APS designated by APS pursuant to the Merger Agreement will be the chairmen of the following committees of the APS Board: Audit; Management Review; Nominating; and Benefits.

SEVERANCE AGREEMENTS

     DQE and its affiliates have entered into severance agreements (the "DQE Severance Agreements") with David D. Marshall, Victor A. Roque and Gary L. Schwass, and with 10 other officers of DQE or its affiliates, providing benefits upon a Change in Control (as defined below). The DQE Severance Agreements provide for payments and certain other benefits to the officer if the officer's employment is terminated by the officer after a Constructive Discharge (as defined below), or is terminated by DQE for any reason other than death, disability or cause at any time during the period that begins on the date of a Change of Control and ends 36 months after the closing of the transactions giving rise to such Change in Control. The payment will be a lump sum amount equal to (i) three times the officer's current annual base pay and target bonus opportunity at the time of the termination, (ii) an amount intended to compensate the officer for the loss of long-term incentive benefits, and (iii) the amount of forfeitures, if any, and expected contributions for the 36 months following the termination under DQE's 401(k) Plan. In addition, the officer will receive a lump sum payment equal to the actuarial value of the excess of (x) the benefits payable to the officer under the Retirement Plan of DQE and the Supplemental Executive Retirement Plan of DQE (the "Retirement Plans"), assuming three additional years of participation by the officer in the Retirement Plans, over (y) the actual benefit payable to the officer under the Retirement Plans. Medical, disability and life insurance benefits also will continue for the same 36-month period. The officer also is entitled to such payments and benefits if the employee voluntarily terminates his or her employment in the thirteenth month following the closing of the transaction giving rise to the Change in Control, provided that the 36 month payment and benefit period would be reduced to 24 months and payments and benefits would be reduced, if necessary, to avoid the excise tax under Section 4999 of the Code.

     The officer will also be entitled to a tax gross-up payment if (i) it is determined that any payment (and the value of any benefits) received or to be received under his or her DQE Severance Agreement would be subject to the excise tax imposed by Section 4999 of the Code and (ii) the payments (and the value of any benefits) to be received in excess of 300% of the base amount (as that term is defined in Section 280G of the Code) exceeds 10% of the total payments and benefits due pursuant to the DQE Severance Agreements. Otherwise, the payments and benefits received or to be received pursuant to the DQE Severance Agreements will be reduced to an amount which will not be subject to such excise tax.

     "Change in Control" is defined in the DQE Severance Agreements as, among other things, the public announcement of a transaction approved by the DQE Board involving a merger of DQE other than a merger in which the outstanding voting securities of DQE immediately prior to the merger continue to represent at least 80% of the outstanding voting securities of DQE or the surviving entity immediately after the merger. The Merger constitutes such a merger and therefore the public announcement of the DQE Board's approval of the Merger constituted a Change in Control for purposes of the DQE Severance Agreements, unless and until the Merger is abandoned. "Constructive Discharge" is defined in the DQE Severance Agreements as, among other things, (i) a requirement that the officer be based at any office or location more than 50 miles from Pittsburgh, Pennsylvania, other than an office or location within 35 miles of DQE's or Duquesne Light's principal executive offices; (ii) the reduction of the officer's compensation or benefits, unless part of a reduction for all executive officers of DQE, Duquesne Light or any parent thereof; (iii) the material failure of DQE to comply with the terms of the officer's DQE Severance Agreement; or (iv) prior to the closing of the transaction giving rise to the Change in Control, a material decrease in the employee's positions, titles, authority or duties.

     If the employment of all officers with DQE Severance Agreements had been terminated as of the date of this Joint Proxy Statement/Prospectus, the aggregate cost to DQE under the DQE Severance Agreements would not exceed $20,000,000.

DQE, INC. LONG-TERM INCENTIVE PLAN

     The DQE, Inc. Long-Term Incentive Plan (the "Incentive Plan") provides long-term incentive compensation in the form of stock options (with or without stock appreciation rights and dividend equivalents). Several officers of DQE have been awarded options pursuant to the Incentive Plan, some of which are not currently exercisable and/or subject to forfeiture. Under the terms of the Incentive Plan, upon the occurrence of certain events, including the adoption of the Merger Agreement by the holders of DQE Common Stock, all stock options and stock appreciation rights become immediately exercisable. In addition, an option holder whose employment is terminated within one year of such stockholder approval, for any reason other than disability, retirement or death, has a period of three months following such termination to exercise such option (but in no event later than the original expiration date of such option).

     If all such stock options and stock appreciation rights become immediately exercisable after the DQE Meeting, the aggregate benefit to the holders of all such stock options and stock appreciation rights based on current values would not exceed $500,000.

DIRECTOR AND OFFICER INDEMNIFICATION AND INSURANCE

     Pursuant to the Merger Agreement, APS has agreed that, from and after the Effective Time, it will indemnify and hold harmless each present and former director and officer of DQE or any of its Subsidiaries (when acting in such capacity), against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent that DQE or such Subsidiary is permitted to indemnify such person under the law of its jurisdiction of incorporation and the DQE Articles and DQE Bylaws in effect on the date of the Merger Agreement. In addition, the Merger Agreement provides that the Surviving Corporation will maintain DQE's existing D&O Insurance for a period of six years after the Effective Time so long as the annual premium therefor is not in excess of 200% of the Current Premium; provided, however, that if the existing D&O Insurance expires or is terminated or canceled during such six-year period, the Surviving Corporation will use its reasonable efforts to obtain as much D&O Insurance as can be obtained for the remainder of such period for a premium not in excess (on an annualized basis) of 200% of the Current Premium.

                              ACCOUNTING TREATMENT

     Consummation of the Merger is conditioned upon the receipt by each of APS and DQE of a letter from APS' independent public accountant stating that the Merger, in its opinion, will qualify as a "pooling of interests" for accounting purposes, it being understood that APS' independent accounting firm may rely on a letter from DQE's independent accounting firm with respect to the eligibility of DQE and its subsidiaries for such accounting treatment. See "The Merger Agreement -- Conditions" and "Unaudited Pro Forma Combined Financial Information of APS and DQE."

     APS and DQE believe that the Merger will qualify as a "pooling of interests" for accounting and financial reporting purposes, and have been so advised by Price Waterhouse LLP and Deloitte & Touche, their respective independent public accountants, based on information through the date hereof. Under this method of accounting, APS will restate at the Effective Time its consolidated financial statements to include the assets, liabilities, stockholders' equity and results of operations of DQE. It is anticipated that upon consummation of the Merger, the fiscal year of the combined company will be the calendar year.

                           RESALE OF APS COMMON STOCK

     The shares of APS Common Stock issuable to stockholders of DQE in connection with the Merger have been registered under the Securities Act. Such shares may be traded freely and without restriction by those stockholders not deemed to be "affiliates" of APS or DQE as that term is defined in the rules under the Securities Act. "Affiliates" are generally defined as persons who control, are controlled by or are under common control with DQE at the time of the DQE Meeting. Shares of APS Common Stock received by those stockholders of DQE who are deemed to be "affiliates" of DQE may be resold without registration as provided for by Rule 144 or 145, or as otherwise permitted, under the Securities Act. This Joint Proxy

Statement/Prospectus does not cover any resales of APS Common Stock received by affiliates of DQE, or by certain of their family members or related interests.

     Pursuant to the Merger Agreement, each of DQE and APS have agreed to deliver to the other a letter identifying all persons whom such party believes to be, as of the date of their respective Stockholders Meetings, "affiliates" of such party for purposes of Rule 145 under the Securities Act. Each of DQE and APS has agreed to use its best efforts to cause each person who is identified as an "affiliate" in the letter referred to above to deliver to APS prior to the date of their respective Stockholders Meetings an Affiliate Letter providing that each such person will agree not to sell, pledge, transfer or otherwise dispose of the shares of APS Common Stock to be received by such person in the Merger except in compliance with the applicable provisions of the Securities Act and, if the Merger qualifies for "pooling of interests" accounting treatment, until such time as financial results covering at least 30 days of combined operations of APS and DQE shall have been published.

                                   DIVIDENDS

     It is presently anticipated that, following the Effective Time, the current $1.72 annual dividend per share of APS Common Stock will be maintained or increased, subject to evaluation from time to time by the APS Board based on APS' results of operations, financial condition, capital requirements, future business prospects, regulatory environment and such other considerations as the APS Board deems relevant. However, no assurance can be given that such dividend will be maintained or increased.

     DQE's current annual dividend is equal to $1.36 per share of DQE Common Stock. It has been DQE's practice to limit its dividend payout such that dividends do not exceed 60% of earnings. Pursuant to the Merger Agreement, DQE has agreed to coordinate with APS the declaration, setting of record dates and payment dates of dividends on DQE Common Stock so that holders of DQE Common Stock do not receive dividends on both DQE Common Stock and APS Common Stock received in the Merger in respect of any calendar quarter, or fail to receive a dividend on either DQE Common Stock or APS Common Stock received in the Merger with respect to any calendar quarter.

             CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

     The following summary discusses the material federal income tax consequences of the Merger. The summary is based upon the Code, applicable Treasury Regulations thereunder and administrative rulings and judicial authority as of the date hereof. All of the foregoing are subject to change, possibly with retroactive effect, and any such change could affect the continuing validity of the discussion. The discussion assumes that holders of shares of DQE Common Stock hold such shares as a capital asset. Further, the discussion does not address the tax consequences that may be relevant to a particular stockholder subject to special treatment under certain federal income tax laws, such as dealers in securities, banks, insurance companies, tax-exempt organizations, non-United States persons, stockholders who acquired shares of DQE Common Stock through the exercise of options or otherwise as compensation or through a tax-qualified retirement plan, and holders of options and performance share units granted under DQE's benefit plans. This discussion does not address any consequences arising under the laws of any state, locality or foreign jurisdiction, nor does it address the effect of the Merger on DQE or APS in respect of any asset as to which unrealized gain is required to be recognized for U.S. federal income tax purposes at the end of each taxable year under a mark-to-market system.


     Neither DQE nor APS has requested a ruling from the Internal Revenue Service ("IRS") with regard to any of the federal income tax consequences of the Merger, and the opinions of counsel as to such federal income tax consequences referred to below will not be binding on the IRS.


GENERAL

     As of the date hereof, it is intended that the Merger will constitute a "reorganization" pursuant to Section 368(a) of the Code and that for federal income tax purposes no gain or loss will be recognized by APS, DQE or Merger Sub. The respective obligations of the parties to consummate the Merger are conditioned on (i) the receipt by APS of an opinion of Sullivan & Cromwell dated the Closing Date confirming that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code and that each of APS, DQE and Merger Sub will be a party to the reorganization within the meaning of Section 368(b) of the Code, and (ii) the receipt by DQE of an opinion of LeBoeuf, Lamb, Greene & MacRae, L.L.P. dated the Closing Date confirming that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code and that each of APS, DQE and Merger Sub will be a party to the reorganization within the meaning of Section 368(b) of the Code. These conditions may be waived at the sole discretion of the party waiving the condition. Such opinions will be based upon, among other things, (i) representations of DQE, APS and certain stockholders of DQE customarily given in transactions of this type and (ii) the assumption that the Merger will be consummated in accordance with the terms of the Merger Agreement. DQE and APS expect to receive such opinions prior to closing, but have not yet received such opinions. If either party waives the condition relating to the receipt of an opinion with respect to the federal income tax consequences of the Merger it will re-circulate a revised version of this Joint Proxy Statement/Prospectus to disclose the waiver of this condition, to disclose material risks to its stockholders as a result of the waiver of this condition, if any, and to disclose any related material disclosures. In addition, each party would re-solicit the approval of its respective stockholders in the event that it waived the condition relating to the receipt of an opinion with respect to the federal income tax consequences of the Merger and the tax consequences of the Merger are, at such time, materially different from the tax consequences of the Merger described below.



     The discussion below summarizes the material federal income tax consequences of the Merger, assuming that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code. Set forth as Exhibits 8-a and 8-b to the Registration Statement of which this Joint Proxy Statement/Prospectus forms a part are the opinions with respect to the federal income tax consequences of the Merger of Sullivan & Cromwell and LeBoeuf, Lamb, Greene & MacRae, L.L.P., respectively.


CONSEQUENCES TO DQE STOCKHOLDERS

     Under the reorganization provisions of the Code, no gain or loss will be recognized by holders of DQE Common Stock with respect thereto as a result of the surrender of their shares of DQE Common Stock in exchange for shares of APS Common Stock pursuant to the Merger (except as discussed below with respect to cash received in lieu of fractional shares). The aggregate tax basis of the shares of APS Common Stock received in the Merger (including any fractional shares of APS Common Stock deemed received) will be the same as the aggregate tax basis of the shares of DQE Common Stock surrendered in exchange therefor in the Merger. The holding period of the shares of APS Common Stock received (including the holding period of fractional shares of APS Common Stock deemed received) will include the holding period of shares of DQE Common Stock surrendered in exchange therefor.

FRACTIONAL SHARES

     If a holder of shares of DQE Common Stock receives cash in lieu of a fractional share interest in APS Common Stock in the Merger, such fractional share interest will be treated as having been distributed to the holder, and such cash amount will be treated as received in redemption of the fractional share interest. Under Section 302 of the Code, if such redemption is "not essentially equivalent to a dividend" after giving effect to the constructive ownership rules of the Code, the holder will generally recognize capital gain or loss equal to the cash amount received for the fractional share of APS Common Stock reduced by the portion of the holder's tax basis in shares of DQE Common Stock surrendered that is allocable to the fractional share interest in APS Common Stock. Under these rules, a minority stockholder of DQE should recognize capital gain or loss on the receipt of cash in lieu of a fractional share interest in APS Common Stock. The capital gain or loss will be long term capital gain or loss if the holder's holding period in the fractional share interest is more than one year.

CONSEQUENCES TO DQE, APS, MERGER SUB AND HOLDERS OF APS COMMON STOCK

     None of DQE, APS or Merger Sub or the holders of APS Common Stock will recognize gain or loss as a result of the Merger.

     THE PRECEDING DISCUSSION DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR DISCUSSION OF ALL POTENTIAL TAX EFFECTS RELEVANT TO THE MERGER. THUS, DQE STOCKHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING TAX RETURN REPORTING REQUIREMENTS, THE APPLICABILITY AND EFFECT OF FEDERAL, STATE, LOCAL, AND OTHER APPLICABLE TAX LAWS AND THE EFFECT OF ANY PROPOSED CHANGES IN THE TAX LAWS.

                           CERTAIN RELATED AGREEMENTS

STOCK OPTION AGREEMENT

     In connection with the Merger Agreement and the Merger, APS and DQE entered into the Stock Option Agreement, pursuant to which DQE granted to APS the Option entitling APS to purchase up to 15,379,007 shares of DQE Common Stock (the "Option Shares") under the circumstances described below at an initial cash price per share of DQE Common Stock equal to $27.850 (such price as adjusted as provided in the Stock Option Agreement, the "Option Price"). The Stock Option Agreement provides that in no event will the number of shares of DQE Common Stock for which the Option is exercisable exceed 19.9% of DQE Common Stock issued and outstanding at the time of exercise.

     APS may exercise its Option, in whole or in part, if, but only if, a Triggering Event (as defined below) will have occurred prior to the occurrence of an Exercise Termination Event (as defined below); provided that APS sends DQE a written notice of such exercise within 180 days following the first such Triggering Event.

     As defined in the Stock Option Agreement, a "Triggering Event" means the occurrence of any event which could cause the Merger Agreement to be terminable:
(x) by DQE subject to and in accordance with the termination provisions of the Merger Agreement relating to Acquisition Proposals (See "The Merger
Agreement -- Conduct of Business Pending the Merger; Certain Covenants; Acquisition Proposals -- Acquisition Proposals"); (y) by APS if the DQE Board has withdrawn or adversely modified its approval or recommendation of the Merger Agreement or failed to reconfirm its recommendation of the Merger Agreement after a written request by APS to do so or if DQE or any of its affiliates, representatives or agents takes any of the actions that would be proscribed by certain provisions of the Merger Agreement which restrict DQE's conduct with respect to Acquisition Proposals (See "The Merger Agreement -- Conduct of Business Pending the Merger; Certain Covenants; Acquisition
Proposals -- Acquisition Proposals"); or (z) by APS or DQE if the necessary vote of DQE's stockholders to effectuate the Merger has not been obtained at the DQE Meeting, including any adjournments thereof.

     As defined in the Stock Option Agreement, an "Exercise Termination Event" means (i) the Effective Time; (ii) the termination of the Merger Agreement in accordance with the provisions thereof if such termination precedes the occurrence of a Triggering Event; or (iii) the first anniversary of the date of termination of the Merger Agreement if such termination follows, or occurs at the same time as, the occurrence of a Triggering Event, or, if on such anniversary date the Option cannot be exercised by reason of any applicable judgment, decree, order, law or regulation, 30 business days after such impediment to exercise is removed or becomes final and not subject to appeal, but in no event under clause (iii) later than April 5, 1999.

     The Stock Option Agreement provides that in the event that any additional shares of DQE Common Stock are issued or otherwise become outstanding after the date of the Stock Option Agreement, the aggregate number of shares of DQE Common Stock purchasable upon exercise of the Option (inclusive of shares, if any, previously purchased upon exercise of the Option) will automatically be increased so that, after such issuance, it equals 19.9%. Any such increase shall not affect the Option Price. Further, in the event of any change in the outstanding shares of DQE Common Stock by reason of stock dividends, split-ups, mergers, recapitalizations, combinations, subdivisions, conversions, exchanges of shares or the like, the type and number of shares of DQE Common Stock purchasable pursuant to the Option will be appropriately adjusted. Whenever the number of shares of DQE Common Stock purchasable upon exercise of the Option is adjusted as described in the preceding sentence, the Option Price will be adjusted by multiplying the Option Price by a fraction, the numerator of which is equal to the number of shares of DQE Common Stock purchasable prior to the adjustment and the denominator of which is equal to the number of shares of DQE Common Stock purchasable after the adjustment.

     The Stock Option Agreement also provides that APS may require that DQE repurchase the Option from APS. The Stock Option Agreement provides that upon the occurrence of a Triggering Event that occurs prior to an Exercise Termination Event, (i) at the request of APS, delivered in writing within 180 days of such occurrence (or such later period as provided in the Stock Option Agreement under certain circumstances in connection with the obtaining of regulatory approvals or avoidance of liability under Section 16(b) of the Exchange Act) DQE will repurchase the Option from APS, as a whole or in part, at a price (the "Option Repurchase Price") equal to the number of shares of DQE Common Stock then purchasable upon exercise of the Option multiplied by the amount by which the market/offer price (as defined below) exceeds the Option Price and (ii) at the request of APS, delivered in writing within 180 days of such occurrence (or such later period as provided in the Stock Option Agreement under certain circumstances in connection with the obtaining of regulatory approvals or avoidance of liability under Section 16(b) of the Exchange Act), DQE will repurchase such number of Option Shares from APS as APS shall designate at a price (the "Option Share Repurchase Price") equal to the number of shares designated multiplied by the market/offer price. The term "market/offer price" is defined in the Stock Option Agreement to mean the highest of (x) the price per share of DQE Common Stock at which a tender or exchange offer for DQE Common Stock has been made, (y) the price per share of DQE Common Stock to be paid by any third party pursuant to an agreement with DQE and (z) the average closing price for shares of DQE Common Stock on the 10 consecutive trading days on the NYSE immediately preceding the delivery of the written notice stating that APS elects to require DQE to repurchase the Option and/or any Option Shares in accordance with the Stock Option Agreement (each such notice, a "Repurchase Notice"). In the event that a tender or exchange offer is made for DQE Common Stock or an agreement is entered into for a merger or consolidation involving consideration other than cash, the value of the securities or other property issuable or deliverable in exchange for DQE Common Stock will be determined by a nationally recognized investment banking firm selected by DQE.

     In the event that APS requests the repurchase of the Option in part, DQE will deliver with the Option Repurchase Price a new Stock Option Agreement evidencing APS' right to purchase that number of shares of DQE Common Stock purchasable pursuant to the Option at the time of delivery of the Repurchase Notice minus the number of shares of DQE Common Stock represented by that portion of the Option then being repurchased.

     The Stock Option Agreement provides that the Total Profit of APS will not exceed $20,000,000 and, if it otherwise would exceed such amount, APS, at its sole election, will either (a) reduce the number of shares of DQE Common Stock subject to the Option, (b) deliver to DQE for cancellation Option Shares previously purchased by APS, (c) pay cash to DQE, or (d) any combination thereof, so that APS' actually realized Total Profit does not exceed $20,000,000 after taking into account the foregoing actions.

     As defined in the Stock Option Agreement, the term "Total Profit" means the aggregate amount (before taxes) of the following: (i) (x) the amount received by APS pursuant to DQE's repurchase of the Option (or any portion thereof) or any Option Shares pursuant to the Stock Option Agreement, less, in the case of any repurchase of Option Shares, (y) APS' purchase price for such Option Shares, as the case may be, (ii) (x) the net cash amounts received by APS pursuant to the sale of Option Shares (or any other securities into which such Option Shares are converted or exchanged) to any unaffiliated party, less (y) APS' purchase price of such Option Shares, and (iii) any Notional Total Profit (as defined below).

     The term "Notional Total Profit" with respect to any number of shares as to which APS may propose to exercise the Option shall be the Total Profit determined as of the date of such proposal assuming that the Option was exercised on such date for such number of shares and assuming that such shares, together with all other Option Shares held by APS and its affiliates as of such date, were sold for cash at the closing market price for the Common Stock as of the close of business on the preceding trading day (less customary brokerage commissions).

LETTER AGREEMENT

     APS and DQE have also entered into the Letter Agreement in connection with the Merger Agreement. The Letter Agreement provides that in the event that the Merger Agreement is terminated (x) by APS pursuant to provisions of the Merger Agreement permitting APS to terminate the Merger Agreement under certain circumstances when a Superior Proposal exists, or (y) by DQE following (i) the APS Board having withdrawn or adversely modified its approval or recommendation of the Merger Agreement or failing to reconfirm its recommendation of the Merger Agreement after a written request by DQE to do so, or (ii) APS or any of its affiliates or representatives or agents having taken any of the actions that would be proscribed by certain provisions of the Merger Agreement which restrict APS' conduct with respect to Acquisition Proposals, or (z) by DQE or APS pursuant to the provisions of the Merger Agreement permitting them to terminate the Merger Agreement if the necessary vote of the stockholders of APS to effectuate the Merger has not been obtained at the APS Special Meeting, then APS will pay to DQE the amount, if any, by which (1) 0.199 multiplied by the number of shares of APS Common Stock outstanding at the close of business on the business day immediately prior to such termination (such date, the "Determination Date") multiplied by the average daily closing price of APS Common Stock on the NYSE on the ten NYSE trading days ending on the Determination Date, as reported in the New York City edition of The Wall Street Journal, exceeds (2) $719,870,422; provided that the amount payable pursuant to the Letter Agreement will not exceed $20,000,000.

               UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION
                                 OF APS AND DQE

     The following unaudited pro forma financial information combines the historical consolidated balance sheets and statements of income of APS and DQE, including their respective subsidiaries, after giving effect to the Merger. The unaudited pro forma combined balance sheet at March 31, 1997, set forth below, gives effect to the Merger as if it had occurred at March 31, 1997. The unaudited pro forma combined statements of income for the three months ended March 31, 1997, and each of the 3 years ended December 31, 1996, 1995 and 1994 give effect to the Merger as if it had occurred at January 1, 1996, 1995 and 1994, respectively, and the unaudited pro forma combined statement of income for the three months ended March 31, 1997, gives effect to the Merger as if it had occurred on January 1, 1997. These statements are prepared on the basis of accounting for the Merger as a pooling of interests and are based on the assumptions set forth in the notes thereto.

     The following pro forma financial information has been prepared from, and should be read in conjunction with, the historical consolidated financial statements and related notes thereto of APS and DQE, incorporated by reference herein. The following information is not necessarily indicative of the financial position or operating results that would have occurred had the Merger been consummated on the dates, or at the beginning of the periods for which the Merger is being given effect, nor is it necessarily indicative of future financial position or operating results. See "Available Information" and "Incorporation of Certain Information by Reference."

                                  APS AND DQE

               UNAUDITED PRO FORMA COMBINED BALANCE SHEET (E),(F)
                               AT MARCH 31, 1997
                              (IN THOUSANDS OF $)

                                                 APS           DQE                          TOTAL
                                             RECLASSIFIED  RECLASSIFIED   PRO FORMA       ADJUSTED
                                             BALANCE(D)    BALANCE(D)    ADJUSTMENTS       BALANCE
                                             -----------   -----------   -----------     -----------
ASSETS
CURRENT ASSETS:
  Cash and temporary cash investments......  $    24,804   $   386,857     $    --       $   411,661
  Receivables:
     Electric customer accounts
       receivable, net.....................      290,237        77,786      38,426(a)        406,449
     Other receivables.....................       14,692        50,999          --            65,691
                                              ----------    ----------     -------        ----------
          Total Receivables -- Net.........      304,929       128,785      38,426           472,140
  Materials and supplies (at average cost):
     Coal/Fuel.............................       73,289        19,114          --            92,403
     Operating and construction............       83,744        51,778          --           135,522
                                              ----------    ----------     -------        ----------
          Total Materials and Supplies.....      157,033        70,892          --           227,925

  Prepaid taxes............................       68,119           468          --            68,587
  Deferred income taxes....................       52,129            --          --            52,129
  Other current assets.....................       14,840         6,630          --            21,470
                                              ----------    ----------     -------        ----------
          Total Current Assets.............  $   621,854   $   593,632     $38,426       $ 1,253,912
LONG-TERM INVESTMENTS:
  Benefit plans' investments...............  $    65,670   $     1,332          --       $    67,002
  Affordable housing.......................           --       155,662          --           155,662
  Leveraged leases.........................           --       193,654          --           193,654
  Other leases.............................           --        87,119          --            87,119
  Gas reserves.............................           --        77,855          --            77,855
  Other investments........................       19,525        61,209          --            80,734
                                              ----------    ----------     -------        ----------
          Total Long-Term Investments......  $    85,195   $   576,831          --       $   662,026
PROPERTY, PLANT AND EQUIPMENT:
  At original cost property, plant and
     equipment.............................  $ 8,243,825   $ 4,799,655          --       $13,043,480
  Less: Accumulated depreciation and
     amortization..........................   (2,976,531)   (2,018,710)         --        (4,995,241)
                                              ----------    ----------     -------        ----------
          Total Property, Plant and
            Equipment -- Net...............  $ 5,267,294   $ 2,780,945          --       $ 8,048,239
OTHER NON-CURRENT ASSETS:
  Regulatory assets........................  $   551,674   $   541,359     $(9,228)(b)   $ 1,083,805
  Unamortized loss on reacquired debt......       52,440        83,867          --           136,307
  Other....................................       39,128        45,948          --            85,076
                                              ----------    ----------     -------        ----------
          Total Other Non-Current Assets...  $   643,242   $   671,174     $(9,228)      $ 1,305,188
                                              ----------    ----------     -------        ----------
            Total Assets...................  $ 6,617,585   $ 4,622,582     $29,198       $11,269,365
                                              ==========    ==========     =======        ==========

        See Notes to Unaudited Pro Forma Combined Financial Information

                                  APS AND DQE

               UNAUDITED PRO FORMA COMBINED BALANCE SHEET(E),(F)
                               AT MARCH 31, 1997
                              (IN THOUSANDS OF $)

                                               APS              DQE                             TOTAL
                                           RECLASSIFIED     RECLASSIFIED      PRO FORMA       ADJUSTED
                                            BALANCE(D)       BALANCE(D)      ADJUSTMENTS       BALANCE
                                           ------------     ------------     -----------     -----------
LIABILITIES AND CAPITALIZATION
CURRENT LIABILITIES:
  Current maturities and sinking fund
     requirements........................   $    95,400      $   107,146             --      $   202,546
  Short-term debt........................       133,746              930             --          134,676
  Accounts payable.......................       123,745           73,919             --          197,664
  Accrued liabilities....................            --           27,689         13,213(b)        40,902
  Dividends declared.....................            --           28,709             --           28,709
  Taxes accrued:
     Federal and state income tax........        46,182           (7,102)            --           39,080
     Other...............................        41,909              694             --           42,603
  Interest accrued.......................        43,441           26,550             --           69,991
  Deferred power costs...................        23,937            1,903             --           25,840
  Restructuring liability................        39,296               --             --           39,296
  Other..................................        69,674              949             --           70,623
                                              ---------        ---------        -------       ----------
          Total Current Liabilities......   $   617,330      $   261,387      $  13,213      $   891,930
NON-CURRENT LIABILITIES:
  Deferred income taxes -- net...........   $ 1,013,995      $   768,258      $  (9,313)(b)  $ 1,788,887
                                                                                 15,947(c)
  Deferred investment tax credits........       139,468          104,096                         243,564
  Capital lease obligations..............         3,781           24,150             --           27,931
  Regulatory liabilities.................        92,093               --             --           92,093
  Deferred income........................            --          180,835             --          180,835
  Other..................................        71,395          248,687             --          320,082
                                              ---------        ---------        -------       ----------
          Total Non-Current
            Liabilities..................   $ 1,320,732      $ 1,326,026      $   6,634      $ 2,653,392
COMMITMENTS AND CONTINGENCIES............            --               --             --               --
CAPITALIZATION:
LONG-TERM DEBT AND QUIDS.................   $ 2,307,107      $ 1,402,286             --      $ 3,709,393
PREFERRED AND PREFERENCE STOCK OF
  SUBSIDIARIES:
  Preferred and Preference Stock.........       170,086          242,605             --          412,691
  Deferred ESOP benefit..................            --          (18,931)            --          (18,931)
                                              ---------        ---------        -------       ----------
          Total Preferred and Preference
            Stock of Subsidiaries........       170,086          223,674             --          393,760
COMMON STOCKHOLDERS' EQUITY:
  Common stock...........................   $   152,639      $        --      $      --      $   152,639
  Other paid-in capital..................     1,035,825          987,413             --        2,023,238
  Retained earnings......................     1,013,866          796,429        (13,128)(b)    1,819,646
                                                                                 22,479(c)
  Treasury stock (at cost)...............            --         (374,633)            --         (374,633)
                                              ---------        ---------        -------       ----------
       Total Common Stockholders'
          Equity.........................   $ 2,202,330      $ 1,409,209      $   9,351      $ 3,620,890
                                              ---------        ---------        -------       ----------
       Total Capitalization..............   $ 4,679,523      $ 3,035,169      $   9,351      $ 7,724,043
                                              ---------        ---------        -------       ----------
          Total Liabilities and
            Capitalization...............   $ 6,617,585      $ 4,622,582      $  29,198      $11,269,365
                                              =========        =========        =======       ==========

        See Notes to Unaudited Pro Forma Combined Financial Information

                                  APS AND DQE

              UNAUDITED PRO FORMA COMBINED INCOME STATEMENT(E),(F)
                   FOR THE THREE MONTHS ENDED MARCH 31, 1997
                              (IN THOUSANDS OF $)

                                                APS              DQE
                                            RECLASSIFIED     RECLASSIFIED      PRO FORMA       ADJUSTED
                                             BALANCE(D)       BALANCE(D)      ADJUSTMENTS       TOTAL
                                            ------------     ------------     -----------     ----------
OPERATING REVENUES
  Sales of Electricity:
  Residential.............................   $   257,913      $   104,322       $(7,092)      $  355,143
  Commercial..............................       123,886          114,523            --          238,409
  Industrial..............................       182,270           47,597            --          229,867
  Wholesale and other.....................        19,940              202            --           20,142
  Bulk power transactions, net............        18,683            8,731            --           27,414
                                              ----------       ----------        ------       ----------
          Total Sales of Electricity......       602,692          275,375        (7,092)         870,975
  Other...................................        12,288           25,556            --           37,844
                                              ----------       ----------        ------       ----------
          Total Operating Revenues........       614,980          300,931        (7,092)         908,819
OPERATING EXPENSES
  Fuel and purchased power................   $   191,048      $    51,654       $    --       $  242,702
  Other operating.........................        72,825           80,603            --          153,428
  Maintenance.............................        61,480           17,749          (686)(b)       78,543
  Deferred power costs, net...............        (2,083)            (124)           --           (2,207)
  Depreciation and amortization...........        68,782           55,174            --          123,956
  Taxes other than income.................        48,656           20,558            --           69,214
                                              ----------       ----------        ------       ----------
          Total Operating Expenses........       440,708          225,614          (686)         665,636
OPERATING INCOME..........................   $   174,272      $    75,317       $(6,406)      $  243,183
  Other income, net.......................         1,802           20,001            --           21,803
  Interest and other charges..............        48,549           28,680            --           77,229
                                              ----------       ----------        ------       ----------
  Income before income taxes..............       127,525           66,638        (6,406)         187,757
  Income taxes............................        49,934           21,541        (2,943)(a)       68,817
                                                                                    285(b)
                                              ----------       ----------        ------       ----------
          Net Income......................   $    77,591      $    45,097       $(3,748)      $  118,940
                                              ==========       ==========        ======       ==========
Average Number of Shares of Common Stock
  Outstanding (Thousands of Shares).......       121,843           77,287         9,274          208,404
EARNINGS
Earnings per share of common stock........   $      0.64      $      0.58                     $     0.57
DIVIDENDS
Dividends declared per share of common
  stock...................................   $      0.43      $      0.34                     $     0.38(h)

        See Notes to Unaudited Pro Forma Combined Financial Information

                                  APS AND DQE

              UNAUDITED PRO FORMA COMBINED INCOME STATEMENT(E),(F)
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                              (IN THOUSANDS OF $)

                                                APS              DQE
                                            RECLASSIFIED     RECLASSIFIED      PRO FORMA       ADJUSTED
                                             BALANCE(D)       BALANCE(D)      ADJUSTMENTS       TOTAL
                                            ------------     ------------     -----------     ----------
OPERATING REVENUES
  Sales of Electricity:
  Residential.............................   $   932,235      $   404,183       $ 3,905(a)    $1,340,323
  Commercial..............................       492,726          486,666            --          979,392
  Industrial..............................       752,905          189,527            --          942,432
  Wholesale and other.....................        74,260              857            --           75,117
  Bulk power transactions, net............        74,790           58,046            --          132,836
                                              ----------       ----------        ------       ----------
          Total Sales of Electricity......     2,326,916        1,139,279         3,905        3,470,100
  Other...................................         2,068           73,994            --           76,062
                                              ----------       ----------        ------       ----------
          Total Operating Revenues........   $ 2,328,984      $ 1,213,273       $ 3,905       $3,546,162
OPERATING EXPENSES
  Fuel and purchased power................   $   698,902      $   236,678            --       $  935,580
  Other operating.........................       299,817          291,829            --          591,646
  Maintenance.............................       243,314           78,386       $(4,566)(b)      318,657
                                                                                  1,523(c)
  Deferred power costs, net...............        15,621           (4,528)           --           11,093
  Restructuring charges and asset
     write-off............................       103,865               --            --          103,865
  Depreciation and amortization...........       263,246          222,928            --          486,174
  Taxes other than income.................       185,373           85,974            --          271,347
                                              ----------       ----------        ------       ----------
          Total Operating Expenses........   $ 1,810,138      $   911,267       $(3,043)      $2,718,362
OPERATING INCOME..........................   $   518,846      $   302,006       $ 6,948       $  827,800
  Other income, net.......................         9,882           74,790            --           84,672
  Interest and other charges..............       188,334          110,270            --          298,604
                                              ----------       ----------        ------       ----------
  Income before income taxes..............       340,394          266,526         6,948          613,868
  Income taxes............................       130,347           87,388         1,621(a)       220,645
                                                                                  1,895(b)
                                                                                   (606)(c)
                                              ----------       ----------        ------       ----------
          Net Income......................   $   210,047      $   179,138       $ 4,038       $  393,223
                                              ==========       ==========        ======       ==========
Average Number of Shares of Common Stock
  Outstanding (Thousands of Shares).......       121,141           77,349         9,282          207,772
EARNINGS
Earnings per share of common stock........   $      1.73      $      2.32                     $     1.89
DIVIDENDS
Dividends declared per share of common
  stock...................................   $      1.69      $      1.30                     $     1.47(h)

        See Notes to Unaudited Pro Forma Combined Financial Information

                                  APS AND DQE

              UNAUDITED PRO FORMA COMBINED INCOME STATEMENT(E),(F)
                      FOR THE YEAR ENDED DECEMBER 31, 1995
                              (IN THOUSANDS OF $)

                                                  APS            DQE
                                              RECLASSIFIED   RECLASSIFIED    PRO FORMA         ADJUSTED
                                               BALANCE(D)     BALANCE(D)    ADJUSTMENTS         TOTAL
                                              ------------   ------------   -----------       ----------
OPERATING REVENUES
  Sales of Electricity:
  Residential...............................   $   926,966    $   415,946     $   419(a)      $1,343,331
  Commercial................................       493,696        493,780          --            987,476
  Industrial................................       770,251        192,274          --            962,525
  Wholesale and other.......................        66,147            855          --             67,002
  Bulk power transactions, net..............        58,151         51,117          --            109,268
                                                ----------     ----------      ------         ----------
          Total Sales of Electricity........     2,315,211      1,153,972         419          3,469,602
  Other.....................................            --         65,157          --             65,157
                                                ----------     ----------      ------         ----------
          Total Operating Revenues..........   $ 2,315,211    $ 1,219,129     $   419         $3,534,759
OPERATING EXPENSES
  Fuel and purchased power..................   $   686,636        227,122          --            913,758
  Other operating...........................       290,501        290,724          --            581,225
  Maintenance...............................       249,477         81,516      (6,595)(b)        333,603
                                                                                9,205(c)
  Deferred power costs, net.................        47,796          6,086          --             53,882
  Restructuring charges and asset
     write-off..............................        23,440             --          --             23,440
  Depreciation and amortization.............       256,316        202,558          --            458,874
  Taxes other than income...................       184,729         88,658          --            273,387
                                                ----------     ----------      ------         ----------
          Total Operating Expenses..........   $ 1,738,895    $   896,664     $ 2,610         $2,638,169
OPERATING INCOME............................       576,316        322,465      (2,191)           896,590
  Other income, net.........................        13,370         52,314          --             65,684
  Interest and other charges................       193,118        107,555          --            300,673
                                                ----------     ----------      ------         ----------
  Income before income taxes................       396,568        267,224      (2,191)           661,601
  Income taxes..............................       156,876         96,661         174(a)         252,784
                                                                                2,737(b)
                                                                               (3,664)(c)
                                                ----------     ----------      ------         ----------
          Net Income........................   $   239,692    $   170,563     $(1,438)        $  408,817
                                                ==========     ==========      ======         ==========
Average Number of Shares of Common Stock
  Outstanding (Thousands of Shares).........       119,864         77,674       9,321            206,859
EARNINGS
Earnings per share of common stock..........   $      2.00    $      2.20                     $     1.98
DIVIDENDS
Dividends declared per share of common
  stock.....................................   $      1.65    $      1.21                     $     1.41(h)

        See Notes to Unaudited Pro Forma Combined Financial Information

                                  APS AND DQE

              UNAUDITED PRO FORMA COMBINED INCOME STATEMENT(E),(F)
                      FOR THE YEAR ENDED DECEMBER 31, 1994
                              (IN THOUSANDS OF $)

                                             APS          DQE
                                          RECLASSIFIED RECLASSIFIED    PRO FORMA           ADJUSTED
                                          BALANCE(D)   BALANCE(D)     ADJUSTMENTS           TOTAL
                                          ----------   ----------     -----------         ----------
OPERATING REVENUES
  Sales of Electricity:
  Residential...........................  $  863,725   $  397,976      $     842(a)       $1,262,543
  Commercial............................     459,303      484,198             --             943,501
  Industrial............................     728,009      193,098             --             921,107
  Wholesale and other...................      65,795          845             --              66,640
  Bulk power transactions, net..........      67,797       57,732             --             125,529
                                          ----------   ----------         ------          ----------
          Total Sales of Electricity....   2,184,629    1,133,849            842           3,319,320
  Other.................................          --       78,695             --              78,695
                                          ----------   ----------         ------          ----------
          Total Operating Revenues......  $2,184,629   $1,212,544      $     842          $3,398,015
OPERATING EXPENSES
  Fuel and purchased power..............  $  721,066   $  243,572             --          $  964,638
  Other operating.......................     285,007      329,664             --             614,671
  Maintenance...........................     241,913       79,488            985(b)          311,308
                                                                         (11,078)(c)
  Deferred power costs, net.............      11,805      (11,290)            --                 515
  Restructuring charges and asset
     write-off..........................       9,178           --                              9,178
  Depreciation and amortization.........     223,883      165,912             --             389,795
  Taxes other than income...............     183,060       88,331             --             271,391
                                          ----------   ----------         ------          ----------
          Total Operating Expenses......  $1,675,912   $  895,677      $ (10,093)         $2,561,496
OPERATING INCOME........................  $  508,717   $  316,867      $  10,935          $  836,519
  Other income, net.....................      43,142       42,924             --              86,066
  Interest and other charges............     176,528      110,002             --             286,530
                                          ----------   ----------         ------          ----------
  Income before income taxes and
     cumulative effect of accounting
     change.............................     375,331      249,789         10,935             636,055
  Income taxes..........................     155,580       92,973            349(a)          252,902
                                                                            (409)(b)
                                                                           4,409(c)
                                          ----------   ----------         ------          ----------
  Income before cumulative effect of
     accounting change..................     219,751      156,816          6,586             383,153
  Cumulative effect of accounting
     change, net........................      43,446           --        (43,446)(g)              --
                                          ----------   ----------         ------          ----------
          Net Income....................  $  263,197   $  156,816      $ (36,860)         $  383,153
                                          ==========   ==========         ======          ==========
Average Number of shares of common stock
  outstanding (Thousands of Shares).....     118,272       79,046          9,486             206,804
EARNINGS
  Earnings per share of common stock
     before cumulative effect of
     accounting change..................       $1.86        $1.98                              $1.85
  Cumulative effect of accounting
     change.............................       $0.37           --                                 --
  Earnings per share of common stock
     after cumulative effect of
     accounting change..................       $2.23        $1.98                              $1.85
DIVIDENDS
  Dividends declared per share of common
     stock..............................       $1.64        $1.13                              $1.37(h)

        See Notes to Unaudited Pro Forma Combined Financial Information

                                      APS

                        RECLASSIFYING BALANCE SHEET (d)
                               AT MARCH 31, 1997
                              (IN THOUSANDS OF $)

                                                        APS                               RECLASSIFIED
                                                    HISTORICAL      RECLASSIFICATIONS       BALANCE
                                                    -----------     -----------------     ------------
ASSETS
CURRENT ASSETS:
  Cash and temporary cash investments.............  $    24,804         $      --         $     24,804
  Receivables:
     Electric customer accounts receivable, net...      290,237                --              290,237
     Other receivables............................       14,692                --               14,692
                                                    -----------          --------          -----------
          Total Receivables -- Net................      304,929                --              304,929
  Materials and supplies (at average cost):
     Coal/Fuel....................................       73,289                --               73,289
     Operating and construction...................       83,744                --               83,744
                                                    -----------          --------          -----------
          Total Materials and Supplies............      157,033                --              157,033

  Prepaid taxes...................................       68,119                --               68,119
  Deferred income taxes...........................       52,129                --               52,129
  Other current assets............................       14,840                --               14,840
                                                    -----------          --------          -----------
          Total Current Assets....................  $   621,854                --         $    621,854
LONG-TERM INVESTMENTS:
  Subsidiaries consolidated -- excess of cost over
     book equity at acquisition...................  $    15,077         $ (15,077)        $         --
  Benefit plans' investments......................       65,670                --               65,670
  Other...........................................        4,448            15,077               19,525
                                                    -----------          --------          -----------
          Total Long-Term Investments.............  $    85,195                --         $     85,195
PROPERTY, PLANT AND EQUIPMENT:
  At original cost property, plant and
     equipment....................................  $ 8,243,825                --         $  8,243,825
  Less: Accumulated depreciation and
     amortization.................................   (2,976,531)               --           (2,976,531)
                                                    -----------          --------          -----------
          Total Property, Plant and
            Equipment -- Net......................  $ 5,267,294                --         $  5,267,294
OTHER NON-CURRENT ASSETS:
  Regulatory assets...............................  $   551,674                --         $    551,674
  Unamortized loss on reacquired debt.............       52,440                --               52,440
  Other...........................................       39,128                --               39,128
                                                    -----------          --------          -----------
          Total Other Non-Current Assets..........  $   643,242                --         $    643,242
                                                    -----------          --------          -----------
            Total Assets..........................  $ 6,617,585                --         $  6,617,585
                                                    -----------          --------          -----------

                                      APS

                        RECLASSIFYING BALANCE SHEET (d)
                               AT MARCH 31, 1997
                              (IN THOUSANDS OF $)

                                                          APS                                RECLASSIFIED
                                                      (HISTORICAL)     RECLASSIFICATIONS       BALANCE
                                                      ------------     -----------------     ------------
LIABILITIES AND CAPITALIZATION
CURRENT LIABILITIES:
  Current maturities and sinking fund
     requirements...................................   $        --         $  95,400          $    95,400
  Short-term debt...................................       133,746                --              133,746
  Long-term debt due within one year................        95,400           (95,400)                  --
  Accounts payable..................................       123,745                --              123,745
  Taxes accrued:
     Federal and state income tax...................        46,182                --               46,182
     Other..........................................        41,909                --               41,909
  Interest accrued..................................        43,441                --               43,441
  Deferred power costs..............................        23,937                --               23,937
  Restructuring liability...........................        39,296                --               39,296
  Other.............................................        69,674                --               69,674
                                                         ---------           -------            ---------
          Total Current Liabilities.................   $   617,330         $      --          $   617,330
NON-CURRENT LIABILITIES:
  Deferred income taxes -- net......................   $ 1,013,995         $      --          $ 1,013,995
  Deferred investment tax credit....................            --           139,468              139,468
  Capital lease obligations.........................            --             3,781                3,781
  Unamortized investment credit.....................       139,468          (139,468)                  --
  Regulatory liabilities............................        92,093                --               92,093
  Other.............................................        75,176            (3,781)              71,395
                                                         ---------           -------            ---------
          Total Non-Current Liabilities.............   $ 1,320,732         $      --          $ 1,320,732
COMMITMENTS AND CONTINGENCIES.......................            --                --                   --
CAPITALIZATION:
LONG-TERM DEBT AND QUIDS............................   $ 2,307,107                --          $ 2,307,107
PREFERRED STOCK.....................................       170,086                --              170,086
COMMON STOCKHOLDERS' EQUITY:
  Common stock......................................       152,639                --              152,639
  Other paid-in capital.............................     1,035,825                --            1,035,825
  Retained earnings.................................     1,013,866                --            1,013,866
                                                         ---------           -------            ---------
          Total Common Stockholders' Equity.........   $ 2,202,330                --          $ 2,202,330
                                                         ---------           -------            ---------
          Total Capitalization......................   $ 4,679,523                --          $ 4,679,523
                                                         ---------           -------            ---------
            Total Liabilities and Capitalization....   $ 6,617,585         $      --          $ 6,617,585
                                                         =========           =======            =========

                                      APS

                       RECLASSIFYING INCOME STATEMENT (d)
                   FOR THE THREE MONTHS ENDED MARCH 31, 1997
                              (IN THOUSANDS OF $)

                                                            APS                                RECLASSIFIED
                                                        (HISTORICAL)     RECLASSIFICATIONS       BALANCE
                                                        ------------     -----------------     ------------
OPERATING REVENUES
  Sales of Electricity:
  Residential.........................................    $257,913           $      --           $257,913
  Commercial..........................................     123,886                  --            123,886
  Industrial..........................................     182,270                  --            182,270
  Wholesale and other.................................      20,235                (295)            19,940
  Bulk power transactions, net........................      30,676             (11,993)            18,683
                                                         ---------            --------          ---------
          Total Sales of Electricity..................     614,980             (12,288)           602,692
  Other...............................................          --              12,288             12,288
                                                         ---------            --------          ---------
          Total Operating Revenues....................    $614,980           $      --           $614,980
OPERATING EXPENSES
  Fuel................................................    $140,465           $(140,465)          $     --
  Purchased power.....................................      50,583             (50,583)                --
  Fuel and purchased power............................                         140,465            191,048
                                                                                50,583
  Other operating.....................................      72,825                  --             72,825
  Maintenance.........................................      61,480                  --             61,480
  Deferred power costs, net...........................      (2,083)                 --             (2,083)
  Depreciation and amortization.......................      68,782                  --             68,782
  Taxes other than income.............................      48,656                  --             48,656
  Federal and state income taxes......................      50,178             (50,178)                --
                                                         ---------            --------          ---------
          Total Operating Expenses....................    $490,886           $ (50,178)          $440,708
OPERATING INCOME......................................    $124,094           $  50,178           $174,272
  Other income, net...................................         896                 906              1,802
  Allowance for other than borrowed funds used during
     construction.....................................       1,150              (1,150)                --
                                                         ---------            --------          ---------
          Total Other Income and Deductions...........       2,046                (244)             1,802
                                                         ---------            --------          ---------
  Interest and other charges..........................          --              48,549             48,549
  Interest on long term debt..........................      43,380             (43,380)                --
  Other interest......................................       3,833              (3,833)                --
  Allowance for borrowed funds used during
     construction.....................................        (965)                965                 --
  Dividends on preferred stock of subsidiaries........       2,301              (2,301)                --
                                                         ---------            --------          ---------
          Total Interest Charges and Preferred
            Dividends.................................      48,549                  --             48,549
                                                         ---------            --------          ---------
  Income before income taxes..........................      77,591              49,934            127,525
  Income taxes........................................          --              49,934             49,934
                                                         ---------            --------          ---------
          Net Income..................................    $ 77,591           $      --           $ 77,591
                                                         =========            ========          =========

                                      APS

                       RECLASSIFYING INCOME STATEMENT (D)
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                              (IN THOUSANDS OF $)

                                                          APS                                RECLASSIFIED
                                                      (HISTORICAL)     RECLASSIFICATIONS       BALANCE
                                                      ------------     -----------------     ------------
OPERATING REVENUES
  Sales of Electricity:
  Residential.......................................   $   932,235                    --      $   932,235
  Commercial........................................       492,726                    --          492,726
  Industrial........................................       752,905                    --          752,905
  Wholesale and other...............................        74,260                    --           74,260
  Bulk power transactions, net......................        75,523         $        (733)          74,790
                                                         ---------              --------        ---------
          Total Sales of Electricity................     2,327,649                  (733)       2,326,916
  Other.............................................            --                 2,068            2,068
                                                         ---------              --------        ---------
          Total Operating Revenues..................   $ 2,327,649         $       1,335      $ 2,328,984
OPERATING EXPENSES
  Fuel..............................................   $   513,210         $    (513,210)     $        --
  Purchased power...................................       184,357              (184,357)              --
  Fuel and purchased power..........................            --               513,210          698,902
                                                                                 184,357
                                                                                   1,335
  Other operating...................................       299,817                    --          299,817
  Maintenance.......................................       243,314                    --          243,314
  Deferred power costs, net.........................        15,621                    --           15,621
  Restructuring charges and asset write-off.........       103,865                    --          103,865
  Depreciation and amortization.....................       263,246                    --          263,246
  Taxes other than income...........................       185,373                    --          185,373
  Federal and state income taxes....................       127,992              (127,992)              --
                                                         ---------              --------        ---------
          Total Operating Expenses..................   $ 1,936,795         $    (126,657)     $ 1,810,138
OPERATING INCOME....................................   $   390,854         $     127,992      $   518,846
  Allowance for other than borrowed funds used
     during construction............................         3,157                (3,157)              --
  Other income, net.................................         4,370                 5,512            9,882
                                                         ---------              --------        ---------
          Total Other Income and Deductions.........         7,527                 2,355            9,882
                                                         ---------              --------        ---------
  Interest and other charges........................            --               188,334          188,334
  Interest on long term debt........................       166,387              (166,387)              --
  Other interest....................................        15,398               (15,398)              --
  Allowance for borrowed funds used during
     construction...................................        (2,731)                2,731               --
  Dividends on preferred stock of subsidiaries......         9,280                (9,280)              --
                                                         ---------              --------        ---------
          Total Interest Charges and Preferred
            Dividends...............................       188,334                    --          188,334
                                                         ---------              --------        ---------
  Income before income taxes........................       210,047               130,347          340,394
  Income taxes......................................            --               130,347          130,347
                                                         ---------              --------        ---------
          Net Income................................   $   210,047         $          --      $   210,047
                                                         =========              ========        =========

                                      APS

                       RECLASSIFYING INCOME STATEMENT (D)
                      FOR THE YEAR ENDED DECEMBER 31, 1995
                              (IN THOUSANDS OF $)

                                                         APS                               RECLASSIFIED
                                                      (HISTORICAL)   RECLASSIFICATIONS       BALANCE
                                                      ----------     -----------------     ------------
OPERATING REVENUES
  Sales of Electricity:
  Residential.......................................  $  926,966                --          $   926,966
  Commercial........................................     493,696                --              493,696
  Industrial........................................     770,251                --              770,251
  Wholesale and other...............................      66,147                --               66,147
  Bulk power transactions, net......................      58,151                --               58,151
                                                      ----------         ---------           ----------
          Total Sales of Electricity................   2,315,211                --            2,315,211
  Other.............................................          --                --                   --
                                                      ----------         ---------           ----------
          Total Operating Revenues..................  $2,315,211                --          $ 2,315,211
OPERATING EXPENSES
  Fuel..............................................  $  508,533          (508,533)         $        --
  Purchased power...................................     178,103          (178,103)                  --
  Fuel and purchased power..........................          --           508,533              686,636
                                                                           178,103
  Other operating...................................     290,501                --              290,501
  Maintenance.......................................     249,477                --              249,477
  Deferred power costs, net.........................      47,796                --               47,796
  Restructuring charges and asset write-off.........      23,440                --               23,440
  Depreciation and amortization.....................     256,316                --              256,316
  Taxes other than income...........................     184,729                --              184,729
  Federal and state income taxes....................     154,203         $(154,203)                  --
                                                      ----------         ---------           ----------
          Total Operating Expenses..................  $1,893,098         $(154,203)         $ 1,738,895
OPERATING INCOME....................................  $  422,113         $ 154,203          $   576,316
  Allowance for other than borrowed funds used
     during construction............................       4,473            (4,473)                  --
  Other income, net.................................       6,224             7,146               13,370
                                                      ----------         ---------           ----------
          Total Other Income and Deductions.........      10,697             2,673               13,370
                                                      ----------         ---------           ----------
  Interest and other charges........................          --           193,118              193,118
  Interest on long term debt........................     167,199          (167,199)                  --
  Other interest....................................      14,417           (14,417)                  --
  Allowance for borrowed funds used during
     construction...................................      (3,713)            3,713                   --
  Dividends on preferred stock of subsidiaries......      15,215           (15,215)                  --
                                                      ----------         ---------           ----------
          Total Interest Charges and Preferred
            Dividends...............................     193,118                --              193,118
                                                      ----------         ---------           ----------
  Income before income taxes........................     239,692           156,876              396,568
  Income taxes......................................          --           156,876              156,876
                                                      ----------         ---------           ----------
          Net Income................................  $  239,692         $      --          $   239,692
                                                      ==========         =========           ==========

                                      APS

                       RECLASSIFYING INCOME STATEMENT (d)
                      FOR THE YEAR ENDED DECEMBER 31, 1994
                              (IN THOUSANDS OF $)

                                                          APS                                RECLASSIFIED
                                                      (HISTORICAL)     RECLASSIFICATIONS       BALANCE
                                                      ------------     -----------------     ------------
OPERATING REVENUES
  Sales of Electricity:
  Residential.......................................   $   863,725                --          $   863,725
  Commercial........................................       459,303                --              459,303
  Industrial........................................       728,009                --              728,009
  Wholesale and other...............................        65,795                --               65,795
  Bulk power transactions, net......................        67,797                --               67,797
                                                        ----------          --------           ----------
          Total Sales of Electricity................     2,184,629                --            2,184,629
  Other.............................................            --                --                   --
                                                        ----------          --------           ----------
          Total Operating Revenues..................   $ 2,184,629                --          $ 2,184,629
OPERATING EXPENSES
  Fuel..............................................   $   547,241          (547,241)         $        --
  Purchased power...................................       173,825          (173,825)                  --
  Fuel and purchased power..........................            --           547,241              721,066
                                                                             173,825
  Other operating...................................       285,007                --              285,007
  Maintenance.......................................       241,913                --              241,913
  Deferred power costs, net.........................        11,805                --               11,805
  Restructuring charges and asset write-off.........         9,178                --                9,178
  Depreciation and amortization.....................       223,883                --              223,883
  Taxes other than income...........................       183,060                --              183,060
  Federal and state income taxes....................       125,913         $(125,913)                  --
                                                        ----------          --------           ----------
          Total Operating Expenses..................   $ 1,801,825         $(125,913)         $ 1,675,912
OPERATING INCOME....................................   $   382,804         $ 125,913          $   508,717
  Allowance for other than borrowed funds used
     during construction............................        11,966           (11,966)                  --
  Other income, net.................................         1,509            41,633               43,142
                                                        ----------          --------           ----------
          Total Other Income and Deductions.........        13,475            29,667               43,142
                                                        ----------          --------           ----------
  Interest and other charges........................            --           176,528              176,528
  Interest on long term debt........................       153,668          (153,668)                  --
  Other interest....................................        10,394           (10,394)                  --
  Allowance for borrowed funds used during
     construction...................................        (7,630)            7,630                   --
  Dividends on preferred stock of subsidiaries......        20,096           (20,096)                  --
                                                        ----------          --------           ----------
          Total Interest Charges and Preferred
            Dividends...............................       176,528                --              176,528
                                                        ----------          --------           ----------
  Income before income taxes and cumulative effect
     of accounting change...........................       219,751           155,580              375,331
  Income taxes......................................            --           155,580              155,580
                                                        ----------          --------           ----------
  Income before cumulative effect of accounting
     change.........................................       219,751                --              219,751
  Cumulative effect of accounting change, net.......        43,446                --               43,446
                                                        ----------          --------           ----------
          Net Income................................   $   263,197         $      --          $   263,197
                                                        ==========          ========           ==========

                                      DQE

                        RECLASSIFYING BALANCE SHEET (D)
                               AT MARCH 31, 1997
                              (IN THOUSANDS OF $)

                                                        DQE                               RECLASSIFIED
                                                    (HISTORICAL)    RECLASSIFICATIONS       BALANCE
                                                    -----------     -----------------     -----------
ASSETS
CURRENT ASSETS:
  Cash and temporary cash investments.............  $   386,857                 --        $   386,857
  Receivables:
     Electric customer accounts receivable, net...       97,655            (19,869)            77,786
     Other utility receivables....................       16,534            (16,534)                --
     Other receivables............................       34,465             16,534             50,999
     Less: Allowance for uncollectible accounts...      (19,869)            19,869                 --
                                                    -----------        -----------        -----------
          Total Receivables -- Net................      128,785                 --            128,785
  Materials and supplies (at average cost):
     Coal/Fuel....................................       19,114                 --             19,114
     Operating and construction...................       51,778                 --             51,778
                                                    -----------        -----------        -----------
          Total Materials and Supplies............       70,892                 --             70,892
  Prepaid taxes...................................           --                468                468
  Other current assets............................        8,430             (1,800)             6,630
                                                    -----------        -----------        -----------
          Total Current Assets....................  $   594,964        $    (1,332)       $   593,632
LONG-TERM INVESTMENTS:
  Benefit plans' investments......................  $        --        $     1,332        $     1,332
  Affordable housing..............................      155,662                 --            155,662
  Leveraged leases................................      193,654                 --            193,654
  Other leases....................................       87,119                 --             87,119
  Gas reserves....................................       77,855                 --             77,855
  Other investments...............................       61,209                 --             61,209
                                                    -----------        -----------        -----------
          Total Long-Term Investments.............  $   575,499        $     1,332        $   576,831
PROPERTY, PLANT AND EQUIPMENT:
  At original cost Property, plant and
     equipment....................................  $        --        $ 4,799,655        $ 4,799,655
  Electric plant in service.......................    4,285,761         (4,285,761)                --
  Construction work in progress...................       44,340            (44,340)                --
  Property held under capital leases..............      100,036           (100,036)                --
  Property held for future use....................      190,824           (190,824)                --
  Other...........................................      178,694           (178,694)                --
                                                    -----------        -----------        -----------
  Gross property, plant and equipment.............  $ 4,799,655        $        --        $ 4,799,655
  Less: Accumulated depreciation and
     amortization.................................   (2,018,710)                --         (2,018,710)
                                                    -----------        -----------        -----------
          Total Property, Plant and
            Equipment -- Net......................  $ 2,780,945        $        --        $ 2,780,945
OTHER NON-CURRENT ASSETS:
  Regulatory assets...............................  $   625,226        $   (83,867)       $   541,359
  Unamortized loss reacquired debt................           --             83,867             83,867
  Other...........................................       45,948                 --             45,948
                                                    -----------        -----------        -----------
          Total Other Non-Current Assets..........  $   671,174        $        --        $   671,174
                                                    -----------        -----------        -----------
            Total Assets..........................  $ 4,622,582        $        --        $ 4,622,582
                                                    ===========        ===========        ===========

                                      DQE

                        RECLASSIFYING BALANCE SHEET (D)
                               AT MARCH 31, 1997
                              (IN THOUSANDS OF $)

                                                         DQE                               RECLASSIFIED
                                                      (HISTORICAL)   RECLASSIFICATIONS       BALANCE
                                                      ----------     -----------------     ------------
LIABILITIES AND CAPITALIZATION
CURRENT LIABILITIES:
  Notes payable.....................................  $      930         $    (930)         $        --
  Current maturities and sinking fund
     requirements...................................     107,146                --              107,146
  Short term debt...................................          --               930                  930
  Accounts payable..................................      80,626            (6,707)              73,919
  Accrued liabilities...............................      41,124           (13,435)              27,689
  Dividends declared................................      28,709                --               28,709
  Taxes accrued:
     Federal and state income tax...................          --            (7,102)              (7,102)
     Other..........................................          --               694                  694
  Interest accrued..................................          --            26,550               26,550
  Deferred power costs..............................          --             1,903                1,903
  Other.............................................       2,852            (1,903)                 949
                                                       ---------          --------            ---------
          Total Current Liabilities.................  $  261,387         $      --          $   261,387
NON-CURRENT LIABILITIES:
  Deferred income taxes -- net......................  $  768,258         $      --          $   768,258
  Deferred investment tax credits...................     104,096                --              104,096
  Capital lease obligations.........................      24,150                --               24,150
  Deferred income...................................     180,835                --              180,835
  Other.............................................     248,687                --              248,687
                                                       ---------          --------            ---------
          Total Non-Current Liabilities.............  $1,326,026         $      --          $ 1,326,026
COMMITMENTS AND CONTINGENCIES.......................          --                --                   --
CAPITALIZATION:
LONG-TERM DEBT AND QUIDS............................  $1,402,286         $      --          $ 1,402,286
PREFERRED AND PREFERENCE STOCK OF SUBSIDIARIES:
  Preferred and preference stock....................          --           242,605              242,605
  Non-redeemable preferred stock....................     213,608          (213,608)                  --
  Non-redeemable preference stock...................      28,997           (28,997)                  --
                                                       ---------          --------            ---------
  Total preferred and preference stock before
     deferred employee stock ownership plan (ESOP)
     benefit........................................     242,605                --              242,605
  Deferred ESOP benefit.............................     (18,931)               --              (18,931)
                                                       ---------          --------            ---------
          Total Preferred and Preference Stock of
            Subsidiaries............................  $  223,674         $      --          $   223,674
COMMON STOCKHOLDERS' EQUITY:
  Common stock......................................  $  987,413         $(987,413)         $        --
  Other paid-in capital.............................          --           987,413              987,413
  Retained earnings.................................     796,429                --              796,429
  Treasury stock (at cost) (32,318,774 shares)......    (374,633)               --             (374,633)
                                                       ---------          --------            ---------
          Total Common Stockholders' Equity.........  $1,409,209         $      --          $ 1,409,209
                                                       ---------          --------            ---------
          Total Capitalization......................  $3,035,169         $      --          $ 3,035,169
                                                       ---------          --------            ---------
            Total Liabilities and Capitalization....  $4,622,582         $      --          $ 4,622,582
                                                       =========          ========            =========

                                      DQE

                       RECLASSIFYING INCOME STATEMENT(D)
                   FOR THE THREE MONTHS ENDED MARCH 31, 1997
                              (IN THOUSANDS OF $)

                                                          DQE                                RECLASSIFIED
                                                      (HISTORICAL)     RECLASSIFICATIONS       BALANCE
                                                      ------------     -----------------     ------------
OPERATING REVENUES
  Sales of Electricity:
  Residential.......................................   $   104,356         $     (34)         $   104,322
  Commercial........................................       114,781              (258)             114,523
  Industrial........................................        47,631               (34)              47,597
  Provision for doubtful accounts                           (2,750)            2,750                   --
  Wholesale and other...............................            --               202                  202
  Bulk power transactions, net......................            --             8,731                8,731
                                                        ----------           -------           ----------
          Customer Revenues.........................       264,018            11,357              275,375
  Electricity sales to other utilities..............         8,731            (8,731)                  --
                                                        ----------           -------           ----------
          Total sales of electricity................       272,749             2,626              275,375
  Other.............................................        29,335            (3,779)              25,556
                                                        ----------           -------           ----------
          Total Operating Revenues..................   $   302,084         $  (1,153)         $   300,931
OPERATING EXPENSES
  Fuel and purchased power..........................   $    51,654         $      --          $    51,654
  Other operating...................................        81,632            (1,029)              80,603
  Maintenance.......................................        17,749                --               17,749
  Deferred power costs, net.........................            --              (124)                (124)
  Depreciation and amortization.....................        55,174                --               55,174
  Taxes other than income...........................        20,558                --               20,558
                                                        ----------           -------           ----------
          Total Operating Expenses..................   $   226,767         $  (1,153)         $   225,614
OPERATING INCOME....................................   $    75,317         $      --          $    75,317
  Other income, net.................................        20,001                --               20,001
  Interest and other charges........................        28,680                --               28,680
                                                        ----------           -------           ----------
  Income before income taxes........................        66,638                --               66,638
  Income taxes......................................        21,541                --               21,541
                                                        ----------           -------           ----------
          Net Income................................   $    45,097         $      --          $    45,097
                                                        ==========           =======           ==========

                                      DQE

                       RECLASSIFYING INCOME STATEMENT(D)
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                              (IN THOUSANDS OF $)

                                                          DQE                                RECLASSIFIED
                                                      (HISTORICAL)     RECLASSIFICATIONS       BALANCE
                                                      ------------     -----------------     ------------
OPERATING REVENUES
  Sales of Electricity:
  Residential.......................................   $   405,392         $  (1,209)         $   404,183
  Commercial........................................       489,646            (2,980)             486,666
  Industrial........................................       190,723            (1,196)             189,527
  Provision for doubtful accounts...................       (10,582)           10,582                   --
  Wholesale and other...............................            --               857                  857
  Bulk power transactions, net......................            --            58,046               58,046
                                                        ----------           -------           ----------
          Customer Revenues.........................     1,075,179            64,100            1,139,279
  Electricity sales to other utilities..............        58,292           (58,292)                  --
                                                        ----------           -------           ----------
          Total sales of electricity................     1,133,471             5,808            1,139,279
  Other.............................................        91,724           (17,730)              73,994
                                                        ----------           -------           ----------
          Total Operating Revenues..................   $ 1,225,195         $ (11,922)         $ 1,213,273
OPERATING EXPENSES
  Fuel and purchased power..........................   $   236,924         $    (246)         $   236,678
  Other operating...................................       298,977            (7,148)             291,829
  Maintenance.......................................        78,386                --               78,386
  Deferred power costs, net.........................            --            (4,528)              (4,528)
  Depreciation and amortization.....................       222,928                --              222,928
  Taxes other than income...........................        85,974                --               85,974
                                                        ----------           -------           ----------
          Total Operating Expenses..................   $   923,189         $ (11,922)         $   911,267
OPERATING INCOME....................................   $   302,006         $      --          $   302,006
  Other income, net.................................        74,790                --               74,790
  Interest and other charges........................       110,270                --              110,270
                                                        ----------           -------           ----------
  Income before income taxes........................       266,526                --              266,526
  Income taxes......................................        87,388                --               87,388
                                                        ----------           -------           ----------
          Net Income................................   $   179,138         $      --          $   179,138
                                                        ==========           =======           ==========

                                      DQE

                       RECLASSIFYING INCOME STATEMENT (D)
                      FOR THE YEAR ENDED DECEMBER 31, 1995
                              (IN THOUSANDS OF $)

                                                            DQE                              RECLASSIFIED
                                                        (HISTORICAL)     RECLASSIFICATIONS     BALANCE
                                                        ------------     -----------------   ------------
OPERATING REVENUES
  Sales of Electricity:
  Residential.........................................   $   414,291         $   1,655        $   415,946
  Commercial..........................................       491,789             1,991            493,780
  Industrial..........................................       190,689             1,585            192,274
  Provision for doubtful accounts.....................       (13,430)           13,430                 --
  Wholesale and other.................................            --               855                855
  Bulk power transactions, net........................            --            51,117             51,117
                                                          ----------          --------         ----------
          Customer Revenues...........................     1,083,339            70,633          1,153,972
  Electricity sales to other utilities................        55,963           (55,963)                --
                                                          ----------          --------         ----------
          Total Sales of Electricity..................     1,139,302            14,670          1,153,972
  Other...............................................        80,860           (15,703)            65,157
                                                          ----------          --------         ----------
          Total Operating Revenues....................   $ 1,220,162         $  (1,033)       $ 1,219,129
OPERATING EXPENSES
  Fuel and purchased power............................   $   231,968         $  (4,846)       $   227,122
  Other operating.....................................       292,997            (2,273)           290,724
  Maintenance.........................................        81,516                --             81,516
  Deferred power costs, net...........................            --             6,086              6,086
  Depreciation and amortization.......................       202,558                --            202,558
  Taxes other than income.............................        88,658                --             88,658
                                                          ----------          --------         ----------
          Total Operating Expenses....................   $   897,697         $  (1,033)       $   896,664
OPERATING INCOME......................................   $   322,465         $      --        $   322,465
  Other income, net...................................        52,314                --             52,314
  Interest and other charges..........................       107,555                --            107,555
                                                          ----------          --------         ----------
  Income before income taxes..........................       267,224                --            267,224
  Income taxes........................................        96,661                --             96,661
                                                          ----------          --------         ----------
          Net Income..................................   $   170,563         $      --        $   170,563
                                                          ==========          ========         ==========

                                      DQE

                       RECLASSIFYING INCOME STATEMENT (D)
                      FOR THE YEAR ENDED DECEMBER 31, 1994
                              (IN THOUSANDS OF $)

                                                              DQE                            RECLASSIFIED
                                                          (HISTORICAL)   RECLASSIFICATIONS     BALANCE
                                                          ------------   -----------------   ------------
OPERATING REVENUES
  Sales of Electricity:
  Residential...........................................   $   401,246      $    (3,270)      $   397,976
  Commercial............................................       490,309           (6,111)          484,198
  Industrial............................................       195,852           (2,754)          193,098
  Provision for doubtful accounts.......................       (11,890)          11,890                --
  Wholesale and other...................................            --              845               845
  Bulk power transactions, net..........................            --           57,732            57,732
                                                            ----------       ----------        ----------
          Customer Revenues.............................     1,075,517           58,332         1,133,849
  Electricity sales to other utilities..................        58,295          (58,295)               --
                                                            ----------       ----------        ----------
          Total Sales of Electricity....................     1,133,812               37         1,133,849
  Other.................................................        90,098          (11,403)           78,695
                                                            ----------       ----------        ----------
          Total Operating Revenues......................   $ 1,223,910      $   (11,366)      $ 1,212,544
OPERATING EXPENSES
  Fuel and purchased power..............................   $   244,135      $      (563)      $   243,572
  Other operating.......................................       329,177              487           329,664
  Maintenance...........................................        79,488               --            79,488
  Deferred power costs, net.............................            --          (11,290)          (11,290)
  Depreciation and amortization.........................       165,912               --           165,912
  Taxes other than income...............................        88,331               --            88,331
                                                            ----------       ----------        ----------
          Total Operating Expenses......................   $   907,043      $   (11,366)      $   895,677
OPERATING INCOME........................................   $   316,867      $        --       $   316,867
  Other income, net.....................................        42,924               --            42,924
  Interest and other charges............................       110,002               --           110,002
                                                            ----------       ----------        ----------
  Income before income taxes............................       249,789               --           249,789
  Income taxes..........................................  92,973......               --            92,973
                                                            ----------       ----------        ----------
          Net Income....................................   $   156,816      $        --       $   156,816
                                                            ==========       ==========        ==========

          NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

(a) Represents the effect of recording unbilled revenue by DQE. APS changed its method of accounting for unbilled revenue in 1994.

(b) Represents the effect of accruing for nuclear refueling outages by DQE during the periods leading up to the outage. DQE, historically, would defer the costs incurred and amortize them during the period(s) between outages.

(c) Represents the effect of accruing for major turbine-generator inspection outages by APS during the periods leading up to the outage. APS, historically, has recorded such cost as incurred. APS believes accruing for such outages during the periods leading up to the outage is preferable to recording such cost as incurred and is consistent with DQE's method of accounting for such costs. The effect of the adjustment for the three months ended March 31, 1997, was not material and, accordingly, no pro forma adjustments were made to eliminate such transactions.

(d) The revenues, expenses, assets, liabilities and equity of APS and DQE have been reclassified where appropriate to conform to the presentation expected to be used by the combined company in the future.

(e) Intercompany transactions between APS and DQE during the periods presented were not material and, accordingly, no pro forma adjustments were made to eliminate such transactions.

(f) The allocation between APS and DQE and their customers of the estimated cost savings resulting from the Merger, net of the costs incurred to achieve such savings, will be subject to regulatory review and approval. Transaction
    costs are estimated to be approximately $     million (including fees for
    financial advisors, attorneys, accountants, consultants, filings and printing). None of these estimated cost savings, the costs to achieve such savings or transaction costs have been reflected in the pro forma financial statements.

(g) Represents the reversal of the cumulative effect of adopting unbilled revenues by APS in 1994. All periods presented include the impact of unbilled revenues.

(h) APS expects, but cannot assure, that the dividend rate of $1.72 per share will be maintained or increased following the Merger. See "Dividends."

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

                        DESCRIPTION OF APS CAPITAL STOCK

     The following description of certain terms of the stock of APS does not purport to be complete and is qualified in its entirety by reference to the APS Charter incorporated herein by reference.

     The authorized stock of APS currently consists of 260,000,000 authorized
shares of APS Common Stock. As of                , 1997, there were outstanding
          shares of APS Common Stock.

APS COMMON STOCK

     Except in connection with elections to the APS Board, the holders of APS Common Stock are entitled to one vote per share for each share held of record on matters voted on by stockholders and are entitled to participate equally in dividends when and as such dividends may be authorized by the APS Board out of assets legally available therefor. The APS Charter provides for cumulative voting in the election of directors, whereby each stockholder entitled to vote for the election of directors is entitled to the number of votes equal to the number of shares of such stock held by him multiplied by the number of directors to be elected, and such votes may be cast for a single director or may be distributed among any two or more of the directors standing for election. As a Maryland corporation, APS is subject to statutory limitations on the authorization and payment of dividends. In the event of a liquidation, dissolution or winding up of APS, holders of APS Common Stock have the right to a ratable portion of assets remaining after satisfaction in full of the prior rights of creditors, including holders of APS' indebtedness, all liabilities and the aggregate liquidation preferences of any outstanding shares of APS Preferred Stock. The holders of APS Common Stock have no conversion or redemption rights. If the APS Board authorizes the issuances of new or additional shares of APS Common Stock, or any security convertible into APS Common Stock, for money and other than by a public offering of all such shares, or through underwriters or investment bankers who shall have agreed promptly to make a public offering of such shares, such new shares must first be offered pro rata to the then outstanding shares of APS Common Stock upon terms no less favorable to the purchaser than those offered to persons other than the holders of APS Common Stock. The period of time during which such pre-emptive rights may be exercised may be limited by the APS Board, but in no event for a period of time less than 10 days after the mailing of the notice announcing the availability of such rights. All outstanding shares of APS Common Stock are, and the shares of APS Common Stock to be issued in the Merger will be, validly issued, fully paid and
non-assessable. As of                , there were           holders of record of
APS Common Stock.

  Transfer Agent

     The transfer agent and registrar for APS Common Stock is ChaseMellon Shareholder Services, L.L.C.

                  COMPARISON OF CERTAIN RIGHTS OF THE HOLDERS
                    OF APS COMMON STOCK AND DQE COMMON STOCK

GENERAL

     As a result of the Merger, holders of DQE Common Stock will become holders of APS Common Stock and the rights of all such former holders of DQE Common Stock will thereafter be governed by the APS Charter, the APS Bylaws and the MGCL. The rights of the holders of DQE Common Stock are presently governed by the DQE Articles, the DQE Bylaws and the PBCL. The following summary, which does not purport to be a complete statement of the material differences in the rights of the stockholders of DQE and APS, sets forth certain differences between the MGCL and the PBCL, between the APS Charter and the DQE Articles and between the APS Bylaws and the DQE Bylaws. This summary is qualified in its entirety by reference to the full text of each of such documents, the MGCL and the PBCL. For information as to how such documents may be obtained, see "Available Information."

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

SIZE AND CLASSIFICATION OF THE BOARD OF DIRECTORS

  APS

     Except where a corporation has no outstanding stock or has fewer than three stockholders, Section 2-402 of the MGCL provides that every corporation shall have at least three directors, the precise number of directors to be specified in the corporation's charter until such number is changed by the corporation's bylaws. The APS Charter provides that the number of directors of APS may be changed from time to time in the manner provided by the APS Bylaws. The APS Bylaws provide that the number of directors of APS may be changed from time to time by the APS Board, but in no event will the APS Board be composed of more than 15 members or less than three members. As of the date of this Joint Proxy Statement/Prospectus, APS has ten directors. At the Effective Time, the APS Board will be composed of 15 members.

     All of the directors of APS serve until the next annual meeting of stockholders and until their successors are duly elected and qualified.

  DQE

     The DQE Articles provide that the number of directors of DQE will be determined from time to time by the DQE Board by a resolution adopted by a majority vote of the Disinterested Directors (as defined below under "-- Election and Removal of Directors; Filling of Vacancies on the Board of Directors -- DQE").

     The DQE Articles also provide that the DQE Board is divided into three classes, with each director serving for a term of three years. Each year, the term of one class of the DQE Board expires. As of the date of this Joint Proxy Statement/Prospectus, DQE has nine directors, of whom four had been elected for terms expiring in 1997, three had been elected for terms expiring in 1998, and two had been elected for terms expiring in 1999.

ELECTION AND REMOVAL OF DIRECTORS; FILLING OF VACANCIES ON THE BOARD OF
DIRECTORS

  APS

     The APS Charter provides for cumulative voting in the election of directors, whereby each stockholder entitled to vote in the election of directors is entitled to the number of votes equal to the number of shares of such stock held by him multiplied by the number of directors to be elected, and such votes may be cast for a single director or may be distributed among any two or more of the directors standing for election.

     Pursuant to Section 2-406 of the MGCL, subject to certain restrictions, stockholders may remove directors either with or without cause by the affirmative vote of a majority of all the votes entitled to be cast in the election of directors. However, if a corporation has cumulative voting for the election of directors, and less than the entire board of directors is removed, a director may not be removed without cause if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire board of directors. Pursuant to Section 2-407 of the MGCL, stockholders of a corporation may elect a successor to fill a vacancy on a board resulting from the removal of a director. As provided in the APS Bylaws, vacancies, except for vacancies caused by an increase in the number of directors, may be filled by a majority of the remaining directors, whether or not sufficient to constitute a quorum; vacancies resulting from an increase in the number of directors may be filled by a majority of the APS Board. Under the MGCL, a director elected by a board of directors serves until the next annual meeting of stockholders and until a successor is elected and qualifies.

  DQE

     Section 1758(c) of the PBCL provides for cumulative voting in the election of directors.

     Section 1726 of the PBCL provides that, unless otherwise provided in a bylaw adopted by a corporation's stockholders, any director or all of the directors of a corporation may be removed from office without cause by the vote of the stockholders entitled to elect directors, unless the board of directors is classified and such classification was effected by a bylaw adopted by the stockholders. The PBCL provides that, unless a corporation's articles provide otherwise, if the board of directors is so classified -- as is the DQE Board -- any director or all of the directors may be removed from office only for cause by a vote of the stockholders entitled to vote thereon. Stockholders may also remove the entire board of directors by the unanimous consent or vote of stockholders entitled to vote in such matter.

     Pursuant to the DQE Articles, so long as removal without cause is permitted under the PBCL, any director, any class of directors, or the entire DQE Board may be removed from office without cause only if stockholders entitled to cast at least 80% of the votes which all stockholders would be entitled to cast at an annual election of directors vote in favor of such removal. The DQE Articles also provide that, if the power to remove without cause is not mandated by statute, directors may be removed from office only for cause and only if such removal is approved by the affirmative vote of at least a majority of the voting power of the outstanding shares of capital stock of DQE entitled to vote generally in an annual election of the directors of DQE ("DQE Voting Stock") which are not beneficially owned by any person or entity (other than DQE or a subsidiary (as defined in the DQE Articles) or an employee benefit plan of DQE or a subsidiary) that is the beneficial owner, directly or indirectly, of 10% of the voting power of the outstanding DQE Voting Stock (a "DQE Interested Stockholder").

     Pursuant to Section 1726 of the PBCL, unless otherwise provided in a bylaw adopted by the stockholders, a board of directors may remove any director who has been convicted of an offense punishable by imprisonment for a term of more than one year or been judicially declared of unsound mind, or for any other proper cause enumerated in a corporation's bylaws. The DQE Bylaws do not state any such cause. Section 1726 further allows any stockholder or director to petition a court to remove one or more directors for reasons of fraudulent or dishonest acts, for gross abuse of authority or discretion with respect to the corporation or for any other proper cause.

     Under Section 1725 of the PBCL, except as otherwise provided in a corporation's bylaws, vacancies on a corporation's board of directors, including vacancies resulting from an increase in the number of directors, may be filled by a majority of the remaining directors, although less than a quorum, or by a sole remaining director, and any such person so selected will be a director and serve for the balance of the unexpired term, unless the corporation's bylaws provide otherwise.

     The DQE Bylaws provide that vacancies in the DQE Board will be filled in the manner provided in the DQE Articles, which state that a vacancy may be filled only by a majority vote of the Disinterested Directors then in office, even if less than a quorum, and provide that all such directors elected to fill vacancies shall hold office for the remainder of the term for the class of directors to which they have been elected.

     A "Disinterested Director" is defined in the DQE Articles to mean a director of DQE who is not a DQE Interested Stockholder or an affiliate, associate or representative of a DQE Interested Stockholder and either (i) was a director of DQE immediately prior to the time the DQE Interested Stockholder attained such status or (ii) is a successor to a Disinterested Director and is recommended or elected to succeed a Disinterested Director by a majority of the Disinterested Directors.

DUTIES OF DIRECTORS

  APS

     Section 2-405.1 of the MGCL requires a director of a Maryland corporation to perform his duties in good faith, in a manner he reasonably believes to be in the best interests of the corporation, and with the care that an ordinarily prudent person in a like position would use under similar circumstances. A director in performing his duties is entitled to rely on any information, opinion, report or statement prepared or presented by: (i) an officer or employee of the corporation whom the director reasonably believes to be competent in the matter presented, (ii) a lawyer, public accountant, or other person, as to matters the director reasonably believes to be within that person's professional competence, or (iii) a committee of the corporation's board on which the director does not serve as to a matter within its designated authority, if the director reasonably believes the committee to merit confidence.

  DQE

     In discharging their fiduciary duties, the directors of a corporation individually, committees of the board, and the board of directors as a whole may, pursuant to Section 1715 of the PBCL, in considering the best interests of the corporation, consider to the extent they deem appropriate: (i) the effects of any action on the corporation's shareholders, employees, suppliers, customers, creditors and the communities in which the corporation is located,
(ii) the short-term and the long-term interests of the corporation and the possibility that such interests may be best served by the independence of the corporation, (iii) the resources, intent and conduct (past, stated and potential) of any person seeking to acquire control of the corporation, and (iv) all other pertinent factors. Section 1715 further relieves the board of directors from any duty to regard any interest (including any corporate interest) as dominating or controlling, and explicitly states that the board of directors need not render inapplicable or make a determination under the provisions of the PBCL relating to (i) control acquisitions, (ii) business combinations, (iii) control share acquisitions, or (iv) disgorgement following attempts to acquire control of the corporation. With respect to an acquisition or potential or proposed acquisition for control of a corporation, Section 1715 explicitly states that actions by directors are subject to the same standard of conduct for directors that is applicable to all other conduct, and also establishes a presumption that actions with respect to an acquisition, or a potential or proposed acquisition of control, to which a majority of disinterested directors shall have assented, satisfy the directors' standards of care under the PBCL unless it is proved by clear and convincing evidence that the "disinterested directors" (as defined in the PBCL) did not assent to such action in good faith after reasonable investigation.

MEETINGS OF STOCKHOLDERS

  APS

     Pursuant to the APS Bylaws, special meetings of the stockholders may be called for any purpose by the Chairman of the APS Board, the President, the APS Board or the Executive Committee of the APS Board, and must be called by APS' Secretary, President or any director at the written request of stockholders holding a majority of the issued and outstanding stock of APS entitled to vote at the meeting. Any request by the stockholders must state the purpose or purposes of the meeting. On June 5, 1997, the APS Bylaws were amended to provide that unless the APS Board or the Executive Committee of the APS Board determine otherwise, the business of any special meeting will be limited to the purpose or purposes for which such special meeting is called, and no other proposals or matters will be considered. The APS Charter and the APS Bylaws both provide that a quorum consists of the presence, in person or by proxy, of a majority of the issued and outstanding shares entitled to vote at the meeting, except as otherwise provided by law or the APS Bylaws. The APS Charter provides that, notwithstanding any other provision of law requiring action to be taken or authorized by the affirmative vote of the holders of a majority or other designated proportion of the shares of APS, action taken by APS will be valid if taken or authorized by the affirmative vote of the holders of a majority of the total number of shares outstanding and entitled to vote thereon.

  DQE

     Section 1755 of the PBCL allows special meetings of shareholders to be called at any time by the board of directors, by shareholders entitled to cast at least 20% of the votes that all shareholders are entitled to cast at such special meeting (unless the corporation's articles of incorporation provide otherwise) or by such officers or other persons as may be authorized by the corporation's bylaws. The DQE Bylaws provide that special meetings of the stockholders may be called at any time by the Chairman of the DQE Board, the President or by the DQE Board, and (to the extent permitted by the PBCL) shall be called at the written request of stockholders owning at least 20% of the shares of DQE capital stock entitled to be voted at the meeting (which request shall state the purpose of the proposed meeting). Other than as provided in
Section 1755 of the PBCL, under Section 2521 of the PBCL, the stockholders, with the exception of an "interested stockholder" (as that term is defined in Section 2553 of the PBCL with respect to meetings the purpose of which is to approve certain business combinations), of a Registered Corporation (defined in the PBCL generally as a domestic corporation that has a class or series of shares entitled to vote generally in the election of directors of the corporation registered under the Exchange Act) do not have the right to call a special meeting.

     Section 1756 of the PBCL provides that, unless otherwise stated in a bylaw adopted by the stockholders, a quorum consists of the presence of stockholders entitled to cast at least a majority of the votes that all stockholders are entitled to cast on a particular matter. However, pursuant to Section 2523 of the PBCL, the board of directors of a Registered Corporation may adopt or change a bylaw related to a quorum. The DQE Bylaws provide that the presence, either in person or by proxy, of a majority of outstanding shares of capital stock entitled to vote constitutes a quorum.

ACTION BY WRITTEN CONSENT

  APS

     Under Section 2-505 of the MGCL, stockholders may take any action required or permitted to be taken at a meeting without a meeting only by unanimous written consent signed by each stockholder entitled to vote on such matter and a written waiver of any right to dissent signed by each stockholder entitled to notice of the meeting but not entitled to vote at it. The APS Charter provides that a change in the terms of any of the outstanding APS Common Stock may be made upon the consent in writing, or by vote at a meeting of stockholders called for that purpose, of the holders of a majority of the outstanding APS Common Stock.

  DQE

     Under Section 2524 of the PBCL, the stockholders of a Registered Corporation may act without a meeting by less than unanimous written consent if such action is permitted by such corporation's articles of incorporation. The DQE Articles provide that any action that could be taken at a meeting of stockholders may be taken without a meeting by the written consent of stockholders who would have been entitled to cast the minimum number of votes that would be necessary to authorize the action at a meeting at which all stockholders entitled to vote thereon were present and voting.

STOCKHOLDER PROPOSALS AND STOCKHOLDER NOMINATIONS OF DIRECTORS

  APS

     The APS Bylaws provide that stockholder proposals and nominations for election of directors may be made at any annual or special meeting of stockholders only if advance notice of the proposal has been timely given in accordance with the APS Bylaws, and such proposals or nominations are otherwise proper for consideration under applicable Law, the APS Charter and the APS Bylaws. The APS Bylaws provide that a stockholder must deliver notice of any proposal or the name of any person to be nominated for election as a director of APS to APS' Corporate Secretary at APS' principal executive office not less than 60 nor more than 90 days prior to the date of the meeting. In the event that the date of the meeting is first publicly announced or disclosed less than 70 days prior to the date of the meeting, such notice must be given not more than ten days after the date of the announcement or disclosure. Public notice will be deemed to have been given more than 70 days in advance of the annual meeting of APS if APS has previously disclosed, in the APS Bylaws or otherwise, that the annual meeting in each year is to be held on a determinable date, unless and until the APS Board determines to hold the meeting on a different date. With respect to a proposal, the stockholder must deliver with the notice of the proposal the text of the proposal to be presented, a brief written statement of the reasons why such stockholder favors the proposal and must set forth such stockholder's name and address, the number and class of all shares of each class of stock of APS beneficially owned by such stockholder and any material interest of such stockholder in the proposal (other than as a stockholder). With respect to a nomination of a person for the APS Board, the stockholder must deliver with the notice a written statement setting forth the name of the person to be nominated, the number and class of all shares of each class of stock of APS beneficially owned by such person, the information regarding such person required by certain sections of Regulation S-K adopted by the SEC (or the corresponding provisions of any regulation subsequently adopted by the SEC applicable to APS), such person's signed consent to serve as a director of APS if elected, and such stockholder's name and address and the number and class of all shares of each class of stock of APS beneficially owned by such stockholder. The Chairman of the meeting will have the right to determine whether such notice has been duly given and, if it has not, may direct that proposals and nominees not be considered. For information with respect to presenting matters at special meetings, see "-- Meetings of Stockholders -- APS."

  DQE

     Pursuant to the DQE Articles, any stockholder of record entitled to vote in an election of directors may nominate a candidate for election as a director of DQE upon written notice of the nomination to the DQE's Corporate Secretary not later than 120 days in advance of the meeting at which the election will be held, such notice setting forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of DQE entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC, had the nominee been nominated by the DQE Board; and (e) the consent of each nominee to serve as a director of DQE if so elected.

AMENDMENT OF CHARTER AND BYLAWS

  APS

     Under Section 2-604 of the MGCL, an amendment of a corporate charter requires a resolution by the board of directors setting forth the proposed amendment and declaring it advisable, and approval by the stockholders of the corporation by the affirmative vote of two-thirds of all votes entitled to vote on the matter; unless the charter provides otherwise. The APS Charter provides that any action by the stockholders of APS requires approval by the holders of a majority of the outstanding shares of APS. See "-- Meetings of Stockholders -- APS."

     Section 2-109 of the MGCL provides that the power to adopt, alter and repeal a corporation's bylaws shall be vested in the stockholders, except to the extent that a corporation's charter or bylaws confer this power on the corporation's board of directors. The APS Charter provides that a majority of the APS Board has the power to make, alter and repeal the APS Bylaws, except that the power to alter the APS Bylaws to divide the board into separate classes having different tenures is reserved to APS' stockholders.

  DQE

     Under Section 1912 of the PBCL, amendments to a corporation's articles of incorporation may be proposed for adoption either by a resolution of the board of directors setting forth the proposal or, unless otherwise provided by the corporation's articles of incorporation, by petition of the stockholders entitled to cast at least 10% of the votes that all stockholders are entitled to cast on the proposal. The right of the stockholders to propose an amendment to a corporation's articles of incorporation does not apply to a Registered Corporation. In either case, any proposal to amend the articles of incorporation must be approved by the affirmative vote of a majority of the votes cast by all stockholders entitled to vote on such proposal, unless the articles of incorporation or the PBCL requires approval by a greater proportion of votes. Further, if a proposed amendment would authorize a board of directors to determine the relative rights as between series of preferred or special classes of stock, adversely alter the preferences, limitations or special rights (other than preemptive rights or the right to vote cumulatively) of the shares of a class or series, authorize a new class or series of shares with a preference as to dividends or assets senior to an existing class of shares, or increase the number of authorized shares of any class or series having a preference as to dividends or assets which is senior to another class or series of shares, then the holders of the outstanding shares of the class or series shall have the right to vote as a class in respect of the amendment, the bylaws or articles of incorporation of the corporation notwithstanding, and the amendment must be approved by a majority of votes cast in each such class vote. Under Section 1914 of the PBCL, stockholder approval is not required for certain specified amendments to the articles of incorporation that do not adversely affect the rights of stockholders.

     The DQE Articles provide that, in addition to any other affirmative vote required by applicable law, the DQE Articles or otherwise, any amendment, alteration, change or repeal of Articles 7 and 8 of the DQE Articles (which provide for (i) supermajority stockholder approval of certain business combinations, and (ii) the definitions of terms used in the DQE Articles), requires (A) the approval of at least 80% of the voting power of all then outstanding shares of DQE Voting Stock, voting together as a single class, and
(B) the holders of at least a majority of the voting power of the then outstanding shares of DQE Voting Stock, which are not beneficially owned by any DQE Interested Stockholder, voting together as a single class. However, the supermajority requirement to amend Articles 7 and 8 does not apply if a majority of the Disinterested Directors recommends the proposed action and the Disinterested Directors at the time of the recommendation constitute at least a majority of the full DQE Board, exclusive of any directors elected by the holders of any class of stock having preferences over the DQE Common Stock as to dividends or assets.

     The DQE Articles also provide that the DQE Board, by vote including a majority of the DQE Disinterested Directors, may adopt, repeal and amend the DQE Bylaws, except with respect to such matters as are reserved by statute to the stockholders. Stockholders of DQE may repeal, amend and adopt the DQE Bylaws only if, in addition to any other affirmative vote required by law, the DQE Articles or otherwise, such action is approved by the affirmative vote of (i) the holders of at least 80% of the voting power of all then outstanding shares of DQE Voting Stock, voting together as a single class, and (ii) the holders of at least a majority of the voting power of the then outstanding shares of DQE Voting Stock which are not beneficially owned by any Interested Stockholder, voting together as a single class. However, the supermajority requirement does not apply if a majority of the Disinterested Directors recommends the proposed action and the Disinterested Directors at the time of the recommendation constitute at least a majority of the full DQE Board, exclusive of any directors elected by the holders of any class of stock having a preference over DQE Common Stock as to dividends or assets. The DQE Bylaws provide that, except as provided by the DQE Articles or by statute, the power to amend the DQE Bylaws is exclusively vested in the DQE Board.

REQUIRED VOTE FOR AUTHORIZATION OF CERTAIN ACTIONS

  APS

     Under Section 3-105 of the MGCL, in order for a corporation to merge, consolidate, transfer all or substantially all of its assets or engage in a share exchange, the corporation's board of directors must adopt a resolution declaring that the proposed transaction is advisable on substantially the terms and conditions set forth or referred to in such resolution and direct that the proposed transaction be submitted for stockholder consideration at either an annual or a special meeting of stockholders. To be approved, the proposed transaction must receive the affirmative vote of two-thirds of all the votes entitled to be cast on the matter, unless the charter provides otherwise. In certain cases (e.g. merger of a 90%-owned subsidiary into its parent), no vote of the stockholders is required. The APS Charter requires that a merger, consolidation, transfer of assets and share exchange be approved by the holders of a majority of the total number of shares outstanding and entitled to vote thereon of APS. See "-- Meetings of Stockholders -- APS." No approval of the Merger by the stockholders of APS is required pursuant to the APS Charter or the MGCL. However, approval of the issuance of APS Common Stock in the Merger is required pursuant to the rules and regulations of the NYSE.

  DQE

     Under Section 1924 of the PBCL, for a plan of merger to be adopted, a corporation's board of directors must adopt a resolution approving such plan of merger and must direct that the plan of merger be submitted to a vote of the stockholders entitled to vote thereon at a regular or special meeting of the stockholders. The plan of merger must be approved by a majority of the votes cast by all stockholders entitled to vote thereon and, if any class or series of shares is entitled to vote thereon as a class, by a majority of the votes cast in each class vote. Unless otherwise required by a corporation's bylaws, a plan of merger does not require stockholder

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

approval if: (i)(A) the surviving or new corporation is a domestic corporation whose articles of incorporation are identical to the articles of incorporation of such constituent corporation, provided that, the articles of incorporation need not be identical to the extent that stockholder approval would not be required to amend the corporation's articles of incorporation generally; (B) each share of such constituent corporation outstanding immediately prior to the merger or consolidation will continue as, or be converted into (except as otherwise agreed to by the holder thereof), an identical share of the surviving or new corporation; and (C) such plan provides that the stockholders of such constituent corporation will hold in the aggregate shares of the surviving or new corporation having a majority of the votes entitled to be cast generally in an election of directors; (ii) prior to the adoption of such plan, another corporation that is a party to such plan owns 80% or more of the outstanding shares of each class of such constituent corporation so long as, in the case of a Registered Corporation, the adoption is consistent with the provisions of the PBCL relating to business combinations with interested stockholders, or (iii) no shares of the constituent corporation have been issued prior to the adoption of the plan of merger by the board of directors pursuant to Section 1922 of the PBCL (relating to a plan of merger). In certain circumstances, to approve a "business combination" (as defined in the DQE Articles), the DQE Articles require the affirmative vote of (i) the holders of at least 80% of the DQE Voting Stock and (ii) a majority of the voting power of DQE Voting Stock not beneficially owned by a DQE Interested Stockholder, voting together as a single class. See "-- Fair Price and Anti-Greenmail Provisions in the Charter
Documents -- DQE."

APPRAISAL AND DISSENTERS' RIGHTS

  APS

     Under Section 3-202 of the MGCL, a stockholder of a Maryland corporation has, subject to certain limitations, the right to demand and receive the fair value of such stockholder's stock from the corporation if: (i) the corporation consolidates or merges with another corporation; (ii) the stockholder's stock is acquired in a share exchange; (iii) the corporation transfers all or substantially all of its assets in a manner that requires corporate action under
Section 3-105 of the MGCL (relating to mergers, consolidations, transfers of assets and share exchanges); (iv) unless permitted to do so by its charter (which the APS Charter does), the corporation amends its charter so as to alter the contract rights, as expressly set forth in the charter, of outstanding stock and substantially adversely affects the stockholder's rights; or (v) the transaction involves a business combination between the corporation and an Interested Stockholder (defined generally in the MGCL as any person that is the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting stock of the corporation). Unless the transaction involves a business combination between the corporation and an interested stockholder, the right to receive fair value does not exist (A) if the stockholder's stock is listed on a national securities exchange or is designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or (B) if the stock is that of a successor in a merger, unless, among other things, (x) the merger alters the contract rights of the stock as expressly set forth in the corporation's charter, without such charter reserving the right to do so, or (y) the stock is to be changed or converted into something other than either the stock in the successor or cash, scrip, or other rights or interests arising out of provisions for the treatment of fractional shares of stock in the successor.

  DQE

     Section 1571 of the PBCL provides that stockholders of a corporation have appraisal rights with respect to specified corporate actions, including: (i) a plan of merger, consolidation, division, share exchange or conversion; (ii) certain amendments to its articles of incorporation in which disparate treatment is accorded to the holders of shares of the same class or series; and (iii) a sale or transfer of all or substantially all of such corporation's assets. However, in no event are appraisal rights afforded to the holders of shares that are either listed on a national securities exchange or held of record by more than 2,000 stockholders unless (A) shares converted by a plan are not converted solely into shares of the acquiring, surviving, new or other corporation and cash in lieu of fractional shares; (B) the shares are a preferred or special class of stock, unless the articles of incorporation of such corporation, the plan, or the terms of the transaction entitle all holders of the shares of

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

such class to vote thereon and require for the adoption thereof the affirmative vote of a majority of the votes cast by all stockholders of such class; or (C) if such shares constitute a group of a class or series which are to receive special treatment in the corporate action under consideration, the holders of such group are not entitled to vote as a special class in respect of such corporate action.

STATE ANTI-TAKEOVER STATUTES

  APS

     Under Sections 3-601 to 3-603, inclusive, of the MGCL, certain "business combinations" (including a merger, consolidation, share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and any person (other than the corporation or a subsidiary of the corporation) who beneficially owns 10 percent or more of the voting power of the corporation's shares or an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of ten percent or more of the voting power of the then-outstanding voting stock of the corporation (an "MGCL Interested Stockholder") or an affiliate of such an MGCL Interested Stockholder are prohibited for five years after the most recent date on which the MGCL Interested Stockholder becomes an MGCL Interested Stockholder. Thereafter, any such business combination must be recommended by the board of directors of such corporation and approved by the affirmative vote of at least (a) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation, voting together as a single voting group, and (b) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the MGCL Interested Stockholder who will (or whose affiliate will) be a party to the business combination or by an affiliate or associate of the MGCL Interested Stockholder, voting together as a single voting group, unless, among other conditions, the corporation's common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the MGCL Interested Stockholder for its shares. These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by the board of directors of the corporation prior to the time that the MGCL Interested Stockholder becomes an MGCL Interested Stockholder.

     Under Sections 3-701 et seq. of the MGCL, "control shares" of a Maryland corporation acquired in a "control share acquisition" have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock owned by the acquiror, by officers or by directors who are employees of the corporation. "Control Shares" are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power: (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more of all voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A "control share acquisition" means the acquisition of control shares, subject to certain exceptions.

     A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

     If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the MGCL, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are

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

approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

     The control share acquisition statute does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (b) to acquisitions approved or exempted by the charter or bylaws of the corporation, provided, however, that the charter or bylaw provision was adopted before the acquisition of the shares.

     Neither the APS Charter nor the APS Bylaws contains a provision exempting from the control share acquisition statute any acquisitions by any person of shares of stock of APS. There can be no assurance that such a provision will not be added at any time in the future.

  DQE

     Chapter 25 of the PBCL contains several anti-takeover provisions that apply to Registered Corporations.

     Section 2538 of the PBCL provides that if (i) a stockholder of a Registered Corporation (together with others acting jointly or in concert therewith and affiliates thereof) is to be a party to a merger or consolidation, a share exchange or certain sales of assets involving such corporation or a subsidiary thereof; (ii) a stockholder is involved in a transaction in which such stockholder will receive a disproportionate amount of the securities resulting from a division of such corporation; (iii) a stockholder, other than certain dissenting stockholders, is to be treated differently from others holding shares of the same class in a voluntary dissolution or winding up of such corporation; or (iv) in a reclassification, a stockholder's percentage of voting or economic share interest is materially increased relative to substantially all other stockholders, then the transaction being proposed must be approved by the affirmative vote of stockholders representing at least a majority of the votes that all stockholders are entitled to cast with respect to such transaction, excluding all such shares which the stockholder who is interested in the transaction is entitled to cast. The approvals required by Section 2538 are in addition to any other approvals required by Subpart B of Part II of the PBCL, the corporation's articles of incorporation or bylaws or otherwise. Such special voting requirement does not apply to a transaction (A) that has been approved by a majority of such corporation's board of directors, excluding directors who are officers or directors of, or have a material equity interest in, the interested stockholder or who were nominated for election as a director by the interested stockholder and first elected as a director within 24 months of the vote on the proposed transaction; (B) in which the consideration to be received by the stockholders for shares of any class of which shares are owned by the interested stockholder is not less than the highest amount paid by the interested stockholder in acquiring shares of the same class; or (C) that has been approved by the directors of the corporation and involves an 80% or more stockholder.

     Sections 2545 and 2546 of the PBCL provide that, subject to certain limited exceptions, in the event of the acquisition by any person or group of persons acting together that has voting power over voting shares of a Registered Corporation that entitle the holders thereof to at least 20% of the voting power of the voting shares of such corporation (a "controlling person or group" for purposes of Sections 2545 and 2546 of the PBCL): (i) such controlling person or group must give prompt notice to all stockholders of record of such corporation that such acquisition has occurred; and (ii) any stockholder may make written demand on such controlling person or group for payment of the fair value, to be determined in the manner prescribed by the PBCL (the minimum of which must be the highest price paid per share by the controlling person during the prior 90 days), of the voting shares held by such stockholder, and upon receipt of any such demand, such controlling person or group must pay such fair value to such stockholder in accordance with the procedures set forth in the PBCL, which include proceedings that would require such stockholder to present such stockholder's shares to a court for a determination of the fair value thereof.

     Section 2555 of the PBCL applies to transactions between a Registered Corporation and a 20% stockholder thereof (an "interested stockholder" for purposes of Section 2555 of the PBCL), notwithstanding that Section 2538 of the PBCL is also applicable. Section 2555 prohibits a Registered Corporation from engaging in a business combination with an interested stockholder unless: (i) such business combination or

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

the acquisition of shares causing such interested stockholder to become such was approved by the board of directors of such corporation prior to the interested stockholder's share acquisition, or where the purchase of shares made by the interested shareholder had been approved by the board of directors of such corporation prior to the interested shareholder's share acquisition date; (ii) such business combination is approved by the affirmative vote of the holders of shares representing at least a majority of the votes entitled to be cast in an election of directors, excluding voting shares beneficially owned by such interested stockholder or its affiliates or associates, and the meeting at which such business combination is approved is held at least three months after the time the interested stockholder became the beneficial owner of at least 80% of the shares entitled to vote in an election of directors and the consideration to be offered to stockholders in connection with such business combination meets specified fair price standards; (iii) such business combination is unanimously approved by the holders of all outstanding common shares of such corporation;
(iv) such business combination is approved by the affirmative vote of the holders of shares entitling such holders to cast a majority of the votes that all stockholders would be entitled to cast in an election of directors of the corporation, excluding any voting shares beneficially owned by the interested stockholder or any affiliate or associate of the interested stockholder, at a meeting called for such a purpose no earlier than five years after the date of the interested shareholder's share acquisition; or (v) such business combination is approved at a stockholder's meeting called for such a purpose no earlier than five years after the date of the interested stockholder's share acquisition and that satisfies specified fair price standards.

     Section 2564 of the PBCL provides that PBCL Control Shares (as defined below) of a corporation will have their voting rights taken away. Such voting rights may only be restored by the affirmative vote of (i) the holders of a majority of the disinterested shares (as defined in the PBCL) and (ii) a majority of the voting power of the outstanding voting shares of such corporation. In addition, under certain circumstances, a Registered Corporation is permitted to redeem PBCL Control Shares. "PBCL Control Shares" are defined as the number of voting shares which, upon acquisition by any person or group, results in a "PBCL Control-Share Acquisition," which is defined as an acquisition of such number of voting shares as, when added to the voting shares already held by such acquiring person or group, would entitle such person or group to exercise voting power for the first time within any of the following three ranges: (i) at least 20% but less than 33 1/3%; (ii) at least 33 1/3% but less than 50%; or (iii) 50% or more. PBCL Control Shares also include voting shares acquired within 180 days of the occurrence of a PBCL Control-Share Acquisition or acquired with the intention of making a PBCL Control-Share Acquisition. Under a provision of the DQE Bylaws, DQE has opted out of the provisions of Section 2564 of the PBCL.

     Section 2575 of the PBCL provides that any profit realized by a "controlling person or group" (as defined above) from the disposition of any equity security of a Registered Corporation is recoverable by such corporation if (i) such profit is realized by such controlling person within 18 months after the controlling person became such and (ii) the equity security so disposed of was acquired by such controlling person within 24 months prior to or 18 months after such controlling person became such. Subject to certain exceptions, "controlling person or group" includes any person or group who (i) acquired, offered to acquire or, directly or indirectly, publicly disclosed or caused to be publicly disclosed its intention to acquire, power to vote at least 20% of the voting shares of such corporation or (ii) publicly disclosed or caused to be publicly disclosed that it may seek to acquire control of such corporation through any means. Under a provision of the DQE Bylaws, DQE has opted out of the provisions of Section 2575 of the PBCL.

     Pursuant to Section 1713 of the PBCL, except in the case of obligations imposed by criminal statutes and a director's liability to pay federal, state and local taxes, if a corporation's bylaws so provide, its directors may not be held personally liable for monetary damages for any action taken, unless the director's actions constitute self-dealing, willful misconduct or recklessness or the director has failed to perform the duties of his office under the PBCL. Both the DQE Articles and the DQE Bylaws provide that, to the maximum extent provided by Pennsylvania law, no director of DQE will be personally liable for monetary damages for any act or omission taken as a director.

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

INDEMNIFICATION OF OFFICERS AND DIRECTORS

  APS

     Section 2-418 of the MGCL requires a corporation (unless its charter provides otherwise, which the APS Charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by a reason of his service in that capacity. Section 2-418 permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses (including attorney's fees) actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or in which the director was found to have received an improper personal benefit, unless a court so orders and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of (a) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation as authorized by the MGCL and (b) a written statement by or on his behalf to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met.

     The APS Bylaws provide that APS will indemnify any person who was or is a party or is threatened with being made a party to any action, suit, or proceeding, including appeals (other than an action, suit or proceeding by or in the right of APS), by reason of being a director, officer or employee of APS or serving at the request of APS in a similar capacity for another entity, against expenses (including attorneys' fees), judgments, decrees, fines, penalties and amounts paid in settlement actually and reasonably incurred by the person in connection with such proceeding if the person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that the conduct was unlawful. The APS Bylaws further provide that APS will indemnify any person who, by reason of being a director, officer or employee of APS or serving at the request of APS in a similar capacity for another corporation, is or was a party or is threatened with being made a party to any action, suit or proceeding, including appeals, by or in the right of APS to procure a judgment in its favor, against all expenses actually and reasonably incurred (including attorneys' fees) in connection with the defense or settlement of such action, suit or proceeding. APS will also indemnify such person for any amounts paid in settlement of such action, suit or proceeding, up to the amount that would have reasonably been expended in such person's defense, if such action had been prosecuted to conclusion. However, indemnification in the case of an action brought by or in the right of APS will be made only if the person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of APS and no such indemnified party shall have been finally adjudged to be liable for negligence or misconduct in the performance of his duty to APS, except that a court may order indemnification despite an adjudication of liability if it deems such indemnification proper in view of all the circumstances. Other provisions of the APS Charter provide for indemnification as permitted by the MGCL.

     Consistent with Section 2-405.2 of the MGCL and Section 5-349 of Courts and Judicial Proceedings Article, the APS Charter provides that directors and officers are not liable to APS or its stockholders for monetary damages for breach of their fiduciary duties, provided that director and officer liability is not eliminated (i) to the extent that it is proved that the person actually received an improper benefit or profit in money, property or services, to the extent of the improper money, property or services actually received, or (ii) to the extent that a judgment or final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

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

  DQE

     Sections 1741 and 1742 of the PBCL permit a corporation, unless otherwise restricted by its bylaws, to indemnify a person who was or is a party or is threatened to be made a party to (i) any action or proceeding, whether civil, criminal, administrative or investigative, not on behalf of such corporation, against expenses (including attorneys' fees), judgments, penalties, fines and settlement amounts incurred by reason of such person's being or having been a representative of such corporation or having served at the request of the corporation as a representative of another entity, if such person acted in good faith and reasonably believed that his actions were in or not opposed to the best interests of such corporation and, with respect to any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful, or (ii) any action by or in the right of the corporation to procure a judgment in its favor against expenses (including attorneys' fees) incurred by reason of such person's being or having been a representative of such corporation or having served at the request of the corporation as a representative of another entity, if such person acted in good faith and reasonably believed that his actions were in or not opposed to the best interests of such corporation and, with respect to any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful. To the extent that a representative of a corporation has been successful on the merits or otherwise in the defense of a third party or derivative action, indemnification for expenses incurred (including attorneys' fees) is mandatory. Section 1746 of the PBCL provides that its provisions on indemnification will not be deemed exclusive of any other rights to which a person may be entitled under any bylaw, agreement or otherwise, provided that indemnification shall not be made in the case of willful misconduct or recklessness. Section 1745 of the PBCL provides that a corporation may pay expenses in advance, provided that the person undertakes to repay the amount if it is ultimately determined that he is not entitled to be indemnified by the corporation.

     The DQE Bylaws provide that directors and officers will be entitled to indemnification for any reasonable expense (including attorneys fees) or liability paid or incurred in connection with any actual or threatened claim, action, suit or proceeding, civil, criminal, administrative, investigative or otherwise, whether by or in the right of DQE or otherwise, by reason of such person serving in such capacity or, at the request of DQE, in a similar capacity with another entity, and such indemnification includes the right to have expenses paid in advance, in compliance with applicable law. The right to receive indemnification does not apply in suits by directors or officers against DQE, other than suits to obtain indemnification.

     Pursuant to Section 1713 of the PBCL, except in the case of obligations imposed by criminal statutes and a director's liability to pay federal, state and local taxes, if a corporation's bylaws so provide, its directors may not be held personally liable for monetary damages for any action taken, unless the director's actions constitute self-dealing, willful misconduct or recklessness or the director has failed to perform the duties of such director's office under the PBCL. Both the DQE Articles and the DQE Bylaws provide that, to the maximum extent provided by Pennsylvania law, no director of DQE will be personally liable for monetary damages for any act taken or omission made as a director.

FAIR PRICE AND ANTI-GREENMAIL PROVISIONS IN THE CHARTER DOCUMENTS

  APS

     Neither the APS Charter nor the APS Bylaws contain any "Anti-Greenmail" or "Fair Price" provisions, which would, respectively, prevent APS from repurchasing shares of APS from a potential acquiror of APS, and paying a premium for those shares, in order to prevent an acquisition of APS by such potential acquiror, and require that transactions with specified stockholders meet certain price criteria.

  DQE

     Neither the DQE Articles nor the DQE Bylaws contain any "Anti-Greenmail" provision.

     The DQE Articles provide, among other things, that (i) business combinations with; (ii) issuance of securities of DQE to; (iii) adoption of a plan for the liquidation or winding up of the DQE affairs proposed by or on behalf of; or (iv) any transaction, recapitalization or stock reclassification having the result of increasing the amount of outstanding shares of DQE owned by, a DQE Interested Stockholder or an affiliate or associate

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

of a DQE Interested Stockholder, requires the approval of 80% of DQE Voting Stock, voting together as a single class, and the approval of a majority of the shares of DQE Voting Stock, other than those beneficially owned by DQE Interested Stockholders, voting as a class. However, if (i) the transaction is approved by a majority of Disinterested Directors, or (ii) the per-share consideration received by holders of common stock satisfies the fair price criteria specified in the DQE Articles, the approval described above is not required, and such transaction will require only such affirmative vote, if any, as may be required by law, by any other provision of the DQE Articles or by any agreement with any national securities exchange.

CONFLICT-OF-INTEREST TRANSACTIONS

  APS

     Under Section 2-419 of the MGCL, a contract or transaction between (i) a corporation and any of its directors, or (ii) a corporation and any other entity in which any of its directors has a material financial interest, is not void or voidable solely because of a common directorship or interest, the presence of the director at the meeting of the board or a committee of the board that authorizes the contract or transaction or the counting of the vote of the director for the authorization, if (x) the fact of the common directorship or interest is known or disclosed and either (A) a majority of the disinterested directors on the board or committee approve the contract or transaction, or (B) the majority of the shares entitled to vote, other than those owned of record or beneficially owned by the interested director, approve the contract or transaction, or (y) the contract or transaction is fair and reasonable to the corporation.

     The APS Charter provides that, in the absence of fraud, the fact that a director has an interest in a transaction or contract with APS or an interest in any entity that engages in a transaction or enters into a contract with APS, will not affect or invalidate the contract if authorized, ratified or approved by the APS Board or the stockholders of APS. The APS Charter further provides that a director will not be liable to account to APS for any profit made on any such contract or transaction if the contract or transaction has received the authorization, approval or ratification of the APS Board or the stockholders of APS.

  DQE

     Under Section 1728 of the PBCL, unless the bylaws of the corporation provide otherwise, transactions between a corporation and one or more of its directors or officers or between a corporation and any other entity in which one or more directors or officers has a financial interest are not void or voidable, solely due to the existence of such relationship, the presence at or participation in the meeting of the board of directors that authorizes that transaction or the counting of such persons' votes, if: (i) the material facts are disclosed as to the relationship or interest or are known to the board of directors and a majority of the disinterested directors approves the transaction; (ii) the material facts are disclosed as to the relationship or interest and the transaction is specifically approved in good faith by a vote of the stockholders; or (iii) the contract is fair to the corporation at the time authorized.

                           THE APS CHARTER AMENDMENT

     The APS Board has determined that the Charter Amendment is advisable for APS whether or not the Merger is effectuated. The APS Board believes that the name "Allegheny Energy, Inc." more accurately describes the focus of the combined company and the path that APS will take whether or not the Merger is consummated. The APS Board believes that Allegheny Energy, Inc. is a more accurate description of a company that intends to provide its customers with a wide array of energy products and services. Stockholders of APS should not be affected in any way by this change of name. Assuming the Charter Amendment is approved at the APS Special Meeting, stockholders of APS will not be required to take any further action to effect the Charter Amendment; stock certificates representing shares of APS Common Stock will not need to be exchanged for new stock certificates. THE APS BOARD UNANIMOUSLY RECOMMENDS THAT THE HOLDERS OF APS COMMON STOCK VOTE FOR THE CHARTER AMENDMENT.

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

                     OTHER INFORMATION FOR THE DQE MEETING

     There were           shares of DQE Common Stock outstanding and entitled to
vote at the close of business on             , the DQE Record Date. Each
stockholder is entitled to one vote for each whole share held on all matters to be voted upon at the DQE Meeting and, in addition, has cumulative voting rights with respect to the election of directors.

     Confidentiality: It is the policy of DQE that proxies, ballots, and voting tabulations that identify individual stockholders are kept confidential, except in a contested proxy solicitation or as may be necessary to meet applicable legal requirements. Proxies, ballots, and other voting documents are available for examination only by the judges of election and those associated with processing proxy cards and tabulating the vote, who must agree to comply with this policy of confidentiality.

     Wesley W. von Schack resigned as Chairman, President, and Chief Executive Officer of DQE in August of 1996. In February of 1997, the DQE Board elected David D. Marshall, President and Chief Executive Officer. Mr. Marshall had been serving as interim President and Chief Executive Officer since August of 1996. In August of 1996, the DQE Board also elected Robert P. Bozzone and William H. Knoell to serve as Lead Directors. The Lead Directors alternately chair DQE Board meetings and perform other functions of a Chairman not delegated to the President and Chief Executive Officer of DQE.

     DQE appreciates the outstanding leadership, wisdom, and dedication that Mr. von Schack provided during his twelve years of distinguished service to DQE and his significant contributions to the community.

     DQE has a mandatory retirement age of 70 with an exception to allow directors who reach the age of 70 while serving as directors to complete their terms. In 1996 the DQE Bylaws were amended to provide for the position of "Lead Director" and to provide that directors serving as Lead Directors are not subject to the mandatory retirement age of 70. As a result, William H. Knoell will be eligible to be a nominee for reelection at this Annual Meeting and has been unanimously nominated by the DQE Board. Lead Directors chair meetings of the DQE Board or stockholders (under certain circumstances) and advise the Company on matters of DQE Board and corporate governance.

ELECTION OF DIRECTORS

     Four directors are to be elected by the stockholders of DQE at the DQE Meeting. Unless the Merger is consummated, they will continue to serve until the Annual Meeting of DQE in the year 2000 and thereafter until their successors are chosen and qualified. It is intended that proxies solicited on behalf of the DQE Board will be voted for the nominees named below. If, because of events not presently known or anticipated, any nominee is unable to serve or for good cause will not serve, the proxies voted for the election of that director may be voted (in the discretion of the holders of the proxies) for other nominees not named below. Unless otherwise indicated, the business positions have been held for the past five years.

NOMINEES FOR DIRECTORS

  Terms Expiring in the Year 2000:

     DANIEL BERG, Age 68, Director of DQE since 1989. Institute Professor and Acting Director, Services Research and Education Center, of Rensselaer Polytechnic Institute. A director of Duquesne Light, Hy-Tech Machine, Inc. (manufacturer of specialty parts and equipment), and Joachim Machinery Company, Inc. (distributor of machine tools), and Chairman of the Academic Advisory Board of the National Academy of Engineering.

     ROBERT P. BOZZONE, Age 63, Director of DQE since 1990. Elected to be a Lead Director in August of 1996. Vice Chairman of Allegheny Teledyne, Inc. (specialty metals production) since its formation through the merger of Allegheny Ludlum Corporation and Teledyne, Inc. in August 1996. Formerly Vice Chairman from 1994-1996 and President and Chief Executive Officer from 1990-1994 of Allegheny Ludlum. Also a director of Duquesne Light and Allegheny Teledyne, Inc., a trustee of Rensselaer Polytechnic Institute, a life member of ASM International (engineering technical society), and a board member of the Greater Pittsburgh

Council -- Boy Scouts of America, The Salvation Army, and Catholic Charities. Also former Chairman of the Pittsburgh Branch of the Federal Reserve Bank of Cleveland.

     WILLIAM H. KNOELL, Age 72, Director of DQE since 1989. Elected to be a Lead Director in August of 1996. Retired Chairman of the Board and Chief Executive Officer of Cyclops Industries, Inc. (basic and specialty steels and fabricated steel products, industrial and commercial construction). Also a director of Duquesne Light, Cabot Oil & Gas Corporation and St. Clair Memorial Hospital and a life trustee of Carnegie Mellon University.

     THOMAS J. MURRIN, Age 68, Director of DQE since 1991. Dean of the A. J. Palumbo School of Business Administration of Duquesne University since 1991. Prior to that, Deputy Secretary of the U.S. Department of Commerce and President of the Energy and Advanced Technology Group of Westinghouse Electric Corporation. Also a director of Duquesne Light and Motorola, Inc. (manufacturer of electronic equipment and components) and a member of the Executive Committee of the U.S. Council on Competitiveness and Chairman of the District Export Council.

     THE DQE BOARD UNANIMOUSLY RECOMMENDS THAT DQE STOCKHOLDERS APPROVE THE ELECTION OF THE NOMINEES FOR DIRECTOR.

STANDING DIRECTORS

     The other members of the DQE Board currently serving terms expiring as noted are as follows:

  Terms Expiring in 1998:

     DOREEN E. BOYCE, Age 63, Director of DQE since 1989. President of the Buhl Foundation (charitable institution for educational and public purposes). Also a director of Duquesne Light, Microbac Laboratories, Inc., Orbeco Analytical Systems, Inc. and Dollar Bank, Federal Savings Bank and a trustee of Franklin & Marshall College.

     DAVID D. MARSHALL, Age 45, Director of DQE since 1995. President and Chief Executive Officer of DQE and Duquesne Light since August of 1996. Previously Executive Vice President of DQE and President and Chief Operating Officer of Duquesne Light since 1995. Vice President of DQE from 1989 to 1995, and Executive Vice President of Duquesne Light from 1992 to 1995. Also a director of Duquesne Light, United Way of Allegheny County, and Southwestern Pennsylvania Industrial Resource Center (economic development), and Trustee, Vice President, and Secretary of Penn's Southwest Association (economic development).

     ROBERT MEHRABIAN, Age 55, Director of DQE since 1991. President Emeritus and Professor of Material Science and Engineering at Carnegie Mellon University. Distinguished Visiting Professor at the University of California, Santa Barbara. Also a director of Duquesne Light, Allegheny Teledyne, Inc., PPG Industries Inc., Mellon Bank Corporation, Mellon Bank, N.A., and BEI Electronics, Inc. (develops systems and sensors for satellites, aircraft, medical devices and automobiles), an ex-officio trustee of Carnegie Mellon University and a member of the Alcoa Science & Technology Council.

  Terms Expiring in 1999:

     SIGO FALK, Age 62, Director of DQE since 1989. Management of personal investments. Chairman of The Maurice Falk Medical Fund and Leon Falk Family Trust and a director of Duquesne Light. Also Chair of the Chatham College Board of Trustees and a board member of the Historical Society of Western Pennsylvania and the Allegheny Land Trust.

     ERIC W. SPRINGER, Age 68, Director of DQE since 1989. Partner of Horty, Springer & Mattern, P.C. (attorneys-at-law). Also a director of Duquesne Light, a trustee of the Maurice Falk Medical Fund, a Trustee Emeritus of Presbyterian University Hospital and the University of Pittsburgh Medical Center, and Past President of the Allegheny County Bar Association.

DIRECTORS' FEES AND PLANS

     Directors of DQE who are not employees are compensated for their DQE Board service by a combination of DQE Common Stock and cash. They receive an annual retainer of $15,000 in cash for service to DQE and its affiliates, payable in twelve monthly installments, and 250 shares of DQE Common Stock, payable in April of each year. Each director also receives a fee of $1,000 for each DQE Board and committee meeting attended. For service as Lead Directors in 1996, Messrs. Bozzone and Knoell each received 263 shares of DQE Common Stock and $5,021 in cash. Dr. Berg received a fee of $1,000 per meeting for three meetings he attended as a director of Chester Engineers, Inc., which at the time was an affiliate of DQE. Directors who are employees of DQE or any of its affiliates do not receive fees for their services as directors.

     In February of 1996, the DQE Board authorized a study of outside director pension programs. After a full review, the Duquesne Light Board voted to terminate the Duquesne Light Outside Directors' Retirement Plan (the "Directors' Retirement Plan") for individuals who become non-employee directors after August 27, 1996 and to freeze the plan for current non-employee directors of DQE as of December 1, 1996. Directors of DQE and Duquesne Light who retired prior to August 27, 1996 will continue to receive their monthly benefits under the Directors' Retirement Plan which are equal to the monthly retainer in effect at the time of retirement from the DQE Board for a period equal to the total months of service on the DQE Board and the board of directors of Duquesne Light but no longer than 120 months. As a result of the termination of the Directors' Retirement Plan, new non-employee directors will not be entitled to benefits under that plan, and current non-employee directors of DQE and Duquesne Light will accrue no additional retirement benefits for services after December 1, 1996. In full satisfaction of their accrued benefits under the Directors' Retirement Plan, current directors of DQE received, as of December 31, 1996, shares of DQE Common Stock and cash equal in value to the actuarial value of such accrued benefits. Such actuarial value was determined assuming a 5% per annum increase in the annual retainer, future annual increases in the value of DQE Common Stock of 6.5%, a dividend yield of 4.5%, and an after-tax discount rate of 4.5% per annum. In the case of current directors with less than ten years' service, all or a portion of the shares received are subject to a vesting schedule. The vesting schedule is the same as the vesting schedule to which benefits under the Directors' Retirement Plan were subject, i.e., 50% vesting after five years of service plus an additional 10% vesting in years six through ten.

     In order to increase directors' stock-based compensation and thus strengthen the link between directors' compensation and stockholder interests, the DQE Board adopted a new stock plan under which new non-employee directors of DQE will each receive up to 4,150 shares of restricted DQE Common Stock that will vest at the rate of 50% after five years of service as a director plus an additional 10% per year in years six through ten. Unvested shares are forfeited if the recipient ceases to be a director.

     Each director of Duquesne Light under the age of 72 who is not an employee may elect under a directors' deferred compensation plan to defer receipt of a percentage of his or her director's remuneration until after termination of service as a director. Deferred compensation may be received in one to ten annual installments commencing, with certain exceptions, on the 15th day of January of the year designated by the director. Interest accrues quarterly on all deferred compensation at a rate equal to a specified bank's prime lending rate. Dr. Berg and Mr. Mehrabian elected to participate in the plan for 1996.

     As part of its overall program to promote charitable giving, DQE and Duquesne Light have a Charitable Giving Program for all directors funded by life insurance policies on the directors owned by Duquesne Light. Directors of DQE are paired, and upon the death of the second of the two directors, DQE will donate up to five hundred thousand dollars each to one or more qualifying charitable organizations recommended by each of the two directors and reviewed and approved by the Employment and Community Relations Committee of the DQE Board. A director of DQE must have service of 60 months or more on the DQE Board in order to qualify for the full donation amount, with service of less than 60 months qualifying for an incremental donation. The program does not result in any material cost to DQE.

     DQE provides Business Travel Insurance to its non-employee directors as part of its Business Travel Insurance Plan for Management Employees. In the event of accidental death or dismemberment, benefits of up to $400,000 per individual are provided. The program does not result in any material cost to DQE.

THE DQE BOARD AND ITS COMMITTEES

     There were twelve regular meetings and four special meetings of the DQE Board during 1996. Attendance by the directors at DQE Board meetings and committee meetings in 1996 averaged 98.9%. No director failed to attend at least 75% of the DQE Board meetings and committee meetings of the DQE Board.

     The DQE Board has standing committees which meet periodically, including the Audit, Compensation, and Nominating Committees of the DQE Board which are described below and a Finance Committee.

     Actions taken by any committee of the DQE Board are reported to the full DQE Board.

  Audit Committee

     The Audit Committee of the DQE Board is composed of four directors who are not employees of DQE. Members are Drs. Berg and Mehrabian and Messrs. Bozzone and Springer. The principal responsibilities of the Audit Committee of the DQE Board include recommending the independent public accountants and reviewing the DQE financial statements and the related report of the independent public accountants; the results of the annual audit performed by the accountants; the DQE system of internal accounting control; and the adequacy of the internal audit function. The Audit Committee of the DQE Board met four times during 1996.

  Compensation Committee

     The Compensation Committee of the DQE Board, composed of three non-employee directors, makes recommendations to the DQE Board regarding compensation and benefits provided to executive officers and members of the DQE Board and the establishment or amendment of various employee benefit plans. The members of the Compensation Committee in 1996 were Dr. Boyce and Messrs. Bozzone and Falk. The Compensation Committee of the DQE Board met three times during 1996.

  Nominating Committee

     The Nominating Committee of the DQE Board recommends to the DQE Board DQE candidates for election and reelection to, or to fill vacancies on, the DQE Board. The Nominating Committee of the DQE Board considers nominees recommended to it in writing by stockholders and sent to the Corporate Secretary of DQE. Members of the Nominating Committee of the DQE Board are Messrs. Falk, Knoell, and Springer. The Nominating Committee of the DQE Board met once during 1996.

BENEFICIAL OWNERSHIP OF SECURITIES OF DQE

     The following table shows all equity securities of DQE beneficially owned, directly or indirectly, as of February 21, 1997, by each director and by each current executive officer named in the Summary Compensation Table:

                                                                SHARES OF DQE COMMON
                                      TOTAL SHARES OF                  STOCK/              PERCENT OF
                                      DQE COMMON STOCK         NATURE OF OWNERSHIP(1)        CLASS
                                      ----------------       --------------------------    ----------
Daniel Berg.........................         6,689            5,039       VP, IP                 *
                                                              1,650       Joint, SVP
                                                                          SIP
Doreen E. Boyce.....................         5,744            5,744       VP, IP                 *
Robert P. Bozzone...................        18,695(2)         8,620       VP, IP
                                                              7,000       VP, IP                 *
                                                              3,075       VP
Sigo Falk...........................         7,645(3)         6,145       VP, IP                 *
                                                              1,500       SVP, SIP
William H. Knoell...................         7,287(4)         6,252       VP, IP                 *
                                                              1,035       SVP, SIP

                                                                SHARES OF DQE COMMON
                                      TOTAL SHARES OF                  STOCK/              PERCENT OF
                                      DQE COMMON STOCK         NATURE OF OWNERSHIP(1)        CLASS
                                      ----------------       --------------------------    ----------
David D. Marshall...................        99,948(5)(6)      5,200       VP                     *
                                                                 65       VP, IP
                                                             16,894       Joint, SVP
                                                                          SIP
Robert Mehrabian....................         6,890(7)         2,008       VP, IP                 *
                                                              3,382       VP
                                                              1,500       SVP, SIP
Thomas J. Murrin....................         5,829(8)         1,893       VP, IP                 *
                                                              3,186       VP
                                                                750       Joint, SVP
                                                                          SIP
Eric W. Springer....................         7,728(9)         6,837       VP, IP                 *
Gary L. Schwass.....................        91,357(5)        20,141       VP, IP                 *
Victor A. Roque.....................        34,556(5)(6)        200       VP                     *
                                                                407       VP, IP
                                                              1,637       Joint, SVP,
                                                                          SIP
James D. Mitchell...................        30,121(5)(6)        200       VP                     *
                                                                754       VP, IP
                                                              3,996       Joint, SVP,
                                                                          SIP
Wesley W. von Schack................       473,497(10)       22,816       VP, IP                 *
Directors, Nominees and Executive
  Officers as a Group (16
  persons)..........................       798,391                                               *

---------------
  * None of the individuals named in the table above owned beneficially more than 1% of the outstanding shares of DQE Common Stock. The directors and executive officers of DQE as a group beneficially owned 1.18% of the outstanding shares of DQE Common Stock as of February 21, 1997.

 (1) The term "Joint" means owned jointly with the person's spouse. The initials "VP" and "IP" mean sole voting power and sole investment power, respectively, and the initials "SVP" and "SIP" mean shared voting power and shared investment power, respectively.

 (2) 7,000 of these shares are held by a foundation established for charitable purposes, for which Mr. Bozzone is the trustee but not an income beneficiary. 3,075 shares were granted under the DQE 1996 Stock Plan for Non-Employee Directors to vest over four years.

 (3) 1,500 of these shares are held by a trust in which Mr. Falk is an income beneficiary but not a trustee.

 (4) 1,035 of these shares are held by a trust in which Mr. Knoell is a trustee and the income beneficiary.

 (5) The amounts shown as owned by Messrs. Marshall, Schwass, Roque, Mitchell and von Schack include shares of DQE Common Stock which they have the right
     to acquire within 60 days of                , 1997 through the exercise of
     stock options granted under the Long-Term Incentive Plan in the following amounts: 77,789; 71,216; 32,312; 25,171; and 449,608, respectively, and all executive officers as a group: 669,196 shares.

 (6) The amounts shown as being owned by Messrs. Marshall, Roque and Mitchell include 200 shares of restricted stock that each was awarded as part of consideration for the signing of Noncompetition and Confidentiality Agreements and are subject to forfeiture for a period of one year from the date of such agreement, and 5,000 shares of restricted stock granted to Mr. Marshall which are subject to performance vesting for a three-year period.

 (7) 1,500 of these shares are held in an IRA for which Mellon Bank, N.A. is the trustee; Dr. Mehrabian is the beneficiary. 3,382 shares were granted under the DQE 1996 Stock Plan for Non-Employee Directors to vest over five years.

 (8) 3,186 shares were granted under the DQE 1996 Stock Plan for Non-Employee Directors to vest over three years.

 (9) 891 of these shares are held by Mr. Springer's wife. Mr. Springer disclaims beneficial ownership of such shares.

(10) 166 of these shares are held in an IRA for which The Dreyfus Corporation is the trustee, and Mr. von Schack is the beneficiary. 1,099 of these shares are held in an IRA by Mr. von Schack's wife. Mr. von Schack disclaims beneficial ownership of these shares.

     Messrs. Marshall, Schwass, Roque and Mitchell also beneficially own 605, 607, 151 and 288 shares, respectively, of the Preference Stock, Plan Series A, of Duquesne Light. The preference shares are held by the Duquesne Light Employee Stock Option Plan trustee for Duquesne Light's 401(k) Plan on behalf of the Executive Officers of DQE, who have voting but not investment power. The preference shares are redeemable for DQE Common Stock or cash on retirement, termination of employment, death, or disability. Shares outstanding as of February 21, 1997 for the Preference Stock, Plan Series A, of Duquesne Light, are 820,221. Mr. Roque is not vested in these preference shares.

     The directors and executive officers of DQE do not own any shares of Preferred Stock of Duquesne Light.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     All components of compensation for senior management are approved by the Compensation Committee of the DQE Board and ratified by the DQE Board based on the recommendations of the Compensation Committee of the DQE Board, which is composed entirely of non-employee directors of DQE.

     On December 20, 1995, the Internal Revenue Service issued final regulations under Code Section 162(m) limiting the deductibility of executive compensation for officers of public companies. DQE believes that all compensation paid by DQE and its Subsidiaries in 1996 was fully tax deductible. It is the present intention of the Compensation Committee of the DQE Board to seek to ensure that all compensation that is otherwise tax deductible will continue to be tax deductible. The amendments to the Incentive Plan, which were approved by the stockholders in 1996, were designed to allow the Compensation Committee of the DQE Board, in its discretion, to grant stock options that comply with the final regulations. However, the Compensation Committee of the DQE Board reserves the right to take whatever action with respect to senior management compensation that it deems appropriate and in the best interest of DQE and its stockholders.

     The primary objective of the Compensation Committee of the DQE Board is to ensure that the DQE senior management compensation programs and strategies are designed and administered to attract, retain, and motivate persons required to achieve the DQE overall mission of creating and enhancing value for its stockholders, customers, and employees, as well as for the community in which it operates.

     Throughout the development and administration of the DQE strategic compensation plans, the Compensation Committee of the DQE Board has adhered to a results-based approach by linking a significant percentage of total compensation to performance. The Compensation Committee of the DQE Board has purposely placed an emphasis on the at-risk elements of compensation for the DQE Chief Executive Officer and other senior officers. The DQE awards under these incentive programs are tied to corporate and individual performance. The accomplishment of goals and objectives is at the center of the Compensation Committee of the DQE Board's decision to make awards under these incentive programs and strengthens the relationship between stockholder interests and ultimate total compensation. The Compensation Committee of the DQE Board exercises a degree of discretion in administering these incentive plans which the Compensation Committee of the DQE Board believes encourages continual focus on building long-term stockholder value.

     An independent outside consultant with industry expertise has determined that a greater percentage of the DQE senior management's total compensation is variable and placed at risk, when benchmarked against a comparative industry panel of energy service companies of similar operating revenue size. All stock options are performance-based and are granted under the Incentive Plan, which was approved by the stockholders of DQE.

     Annually, the Compensation Committee of the DQE Board reviews and determines base salary levels, annual incentive compensation, and long-term performance-based stock option vesting, based on competitive pay levels, individual performance and potential, and changes in duties and responsibilities. Base salaries are competitively benchmarked with the averages of comparative utility and general industry panels of companies of similar revenue and operating characteristics, reflecting the diversification of DQE's business operations. Some of the utility companies in the utility industry panel are also included in the Standard & Poor's Electric Companies Index used in the performance graph. See " -- Performance Graph." DQE entered into employment agreements with Messrs. Schwass and Marshall and Ms. Green pursuant to which the minimum annual base salary is specified. See "Interests of Certain Persons in the Merger" and "-- Employment and Change of Control."

     In addition to the industry panel comparison, the Compensation Committee of the DQE Board considered results in the areas of customer service levels, cost-effective management, and operational performance (including, for example, generating plant performance and system reliability) in determining whether a base salary increase, as well as annual or long-term awards, were granted in 1996. Messrs. Marshall, Schwass, and von Schack received increases in base salary in 1996.

     If a predetermined corporate financial performance threshold is met, there is an opportunity to earn annual cash and stock option performance awards by meeting short-term operating and financial goals. The threshold recommended by the Compensation Committee of the DQE Board and approved by the DQE Board for 1996 related to DQE Board earnings per share. DQE met this goal in 1996. At the beginning of each year, individual objectives also are established for each officer and approved by the Compensation Committee of the DQE Board. The DQE Chief Executive Officer's performance is evaluated for annual and long-term awards on the basis of the overall performance of DQE, the performance of the other members of his management team and, as discussed in more detail below, his leadership in developing and implementing operating and strategic plans to further the DQE long-term corporate objectives. The Compensation Committee of the DQE Board reviews individual results and the corporate performance with the full DQE Board. The DQE Board, upon the recommendation of the Compensation Committee of DQE, approves the amount of annual performance awards granted to each officer based on the achievement of corporate and individual objectives.

     Specific individual annual objectives considered by the Compensation Committee of the DQE Board in determining the annual performance compensation awards support one or more of five major corporate objectives of DQE, including maximizing long-term stockholder value; providing quality service and superior customer satisfaction; managing assets cost effectively; maintaining excellent operational performance; and providing leadership in the community.

     In the aggregate, annual incentives ranged from fifteen to thirty-five percent of base salary in 1996. The actual percentage of annual cash incentive awards varies, depending upon the degree to which performance objectives are met. See "Summary Compensation Table" for the annual cash incentive compensation awards earned. As former Chief Executive Officer of DQE, Mr. von Schack received a pro-rated annual cash award for his performance.

     The number of performance stock options awarded annually from the prior year's annual grants is determined by use of a cash incentive performance multiplier. The size of the multiplier is based on the amount of increase in earnings per share of DQE Common Stock. The Compensation Committee of the DQE Board awarded annual performance options for 1996 in the amount of 33,861 to Mr. Marshall; 28,985 to Mr. Schwass; 17,391 to Mr. Roque; 12,919 to Mr. Mitchell; and 15,503 to Ms. Green. Additional options were not earned because not all of the established annual performance objectives were achieved (see footnote 4 to the "Summary Compensation Table"). Fifty percent of the annual stock options awarded in 1996 vested upon award, and there is a one-year wait before the officer is able to exercise the remaining fifty percent. In recognition of his performance over the past twelve years and his overall contributions to DQE, 65,590 annual performance options were awarded to Mr. von Schack to vest upon award.

     Performance-based stock options awarded in 1996 pursuant to the Incentive Plan were granted under the provisions of a three-year plan approved and recommended by the Compensation Committee of the DQE Board and approved by the DQE Board. Three-year strategies were developed by each individual, and annual milestones designed to enhance the general well-being of DQE were established by the Chief Executive Officer of DQE and approved by the Compensation Committee of the DQE Board. The long-term strategies were designed to support the long-term corporate objectives of maximizing stockholder value; providing quality service and superior customer satisfaction; managing assets cost effectively; maintaining excellent operational performance; and providing leadership in the community. Through a performance-based award schedule, there is an opportunity to earn a percentage of the three-year grant annually. The award opportunity is up to thirty percent in the first year, up to sixty percent in the second year, and up to one hundred percent in the third year. In recognition of his performance over the past twelve years and his contributions to DQE, all of the options previously granted to Mr. von Schack were awarded.

     Under the leadership of Mr. Marshall, DQE's management team continued to achieve excellent results with respect to DQE's long-term corporate objectives. In 1996, DQE continued to demonstrate a solid track record of financial and operational performance. Earnings per share increased over 5%. In November, an increase of eight cents (6.25%) in the annual dividend was declared beginning in January 1997. As shown under "-- Performance Graph," DQE's common stock has had a total return which exceeded the S&P Electric Companies over the same period. A full report on DQE's financial performance can be found in its 1996 Annual Report to Stockholders. These results are consistent with the objective to achieve measurable and meaningful increases in the value of DQE's stockholders' investment.

     Customers continue to rate the quality of service provided by Duquesne Light's representatives higher than the national utility average, according to independent surveys. Duquesne Light's customers also experience service restoration among the top U.S. utilities. Duquesne Light's current reliability performance provides service that is available approximately 99.9% of the time. Duquesne Light was one of the first electric utilities in the United States to offer comprehensive service guarantees. Since service guarantees were inaugurated in early 1995, Duquesne Light's error rate has been only 0.007% out of more than 37 million guaranteed performance transactions with customers.

     Customers have seen the average price of electricity drop 13.4% since August of 1991 as a result of rate reductions in 1993 and 1994 while inflation raised the price of other goods and services by 18%. In 1996, the PAPUC approved a Duquesne Light proposal which included a commitment that rates would not increase through the year 2000. With inflation expected to increase 13.6% through the year 2000, the average cost of other products and services will have increased 50% relative to the price of electricity by the end of the decade.

     Duquesne Light continues to be widely recognized as an environmental leader. Some examples of recent environmental accomplishments include successfully meeting all of the objectives and goals of Duquesne Light's Environmental Strategic Plan; complying throughout 1996 with all federal, state, and local environmental laws and regulations; developing a comprehensive compliance plan through the year 2000 for effective control of SO(2) and NOx; installing reasonably available control technology for NOx emissions on all operated coal-fired generating units; and implementing a DQE-wide pollution prevention program to plan, document, and verify DQE's continuing efforts to effectively control pollution. Duquesne Light is an environmentally clean utility and innovative and forward-thinking in environmental matters.

     In terms of awards and recognition, three of Duquesne Light's environmental projects were selected for national recognition by the National Awards Council for Environmental Sustainability, a coalition of 60 environmental, community, government, and business organizations, by inclusion in Renew America's 1996 Environmental Success Index. The 1996 Index includes Duquesne Light's environmental awareness and educational programs for youth; the Brunot Island Wildlife Habitat Enhancement Project; and Duquesne Light's innovative disposal of fly ash in abandoned mines. Duquesne Light was also awarded the 1996 Governor's Award for Environmental Excellence for "Outstanding Achievement in Technology Innovation" related to Duquesne Light's research and development of cost-effective low NOx burner technology. This patented technology, developed for the Elrama Power Station, is readily transferable to numerous other coal-fired boilers around the country. Duquesne Light's marketing activities also received national recognition during 1996, including, for the fourth consecutive year, the National Association of Town Watch's National Electric Utility Award for outstanding participation in the National Night Out and the Edison Electric Institute Marketing Achievement Award for managing an electric vehicle transportation project utilizing an electric shuttle bus at the Pittsburgh International Airport. In addition, Duquesne Light received the 1996 Edison Electric Institute Minority Business Development Corporation of the Year Award.

     Duquesne Light's lunchtime seminar program, "Work and Family Issues," earned it membership in the first class of the U.S. Department of Labor's "Working Women Count!" Honor Roll. The honor roll singles out policies and programs that respond to improving pay and benefits; building a family-friendly work place; and valuing women's work through training and advancement.

                                          Robert P. Bozzone, Chairman
                                          Doreen E. Boyce
                                          Sigo Falk

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires directors and executive officers of DQE, and any persons who beneficially own more than ten percent of DQE Common Stock, to file with the SEC initial reports of ownership and reports of changes in ownership of DQE Common Stock. Such persons are required by SEC regulations to furnish DQE with copies of all Section 16(a) forms they file.

     To DQE's knowledge, during the year ended December 31, 1996, based solely on review of the copies of such reports furnished to DQE and written representations that no other reports were required, all such Section 16(a) filing requirements were met except that a grant of restricted stock that was unissued was inadvertently excluded from the initial Form 3 Report of Jack E. Saxer, Jr., Vice President. The Form 3 was later amended.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation Committee of the DQE Board are Dr. Boyce and Messrs. Bozzone and Falk. No member of the Compensation Committee of the DQE Board was at any time during 1996 or at any other time an officer or employee of the DQE Board.

     No executive officer of DQE served on the board of directors or compensation committee of any entity which has one or more executive officers serving as a member of the DQE Board or the Compensation Committee of the DQE Board.

PERFORMANCE GRAPH

     The following graph represents a performance comparison of cumulative total return on DQE Common Stock as compared to the S&P Electric Companies and the S&P 500 Index for the period of five fiscal years commencing December 31, 1991 and ending on December 31, 1996.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
                      DQE, S&P ELECTRICS AND S&P 500 INDEX

        MEASUREMENT PERIOD
      (FISCAL YEAR COVERED)                 DQE            S&P ELECTRICS       S&P 500 INDEX
1991                                       100                 100                 100
1992                                       111                 106                 108
1993                                       124                 118                 119
1994                                       113                 104                 120
1995                                       184                 136                 165
1996                                       182                 136                 203

---------------

 Assumes $100 invested on December 31, 1991.

* Total return assumes reinvestment of dividends.

COMPENSATION

     The following Summary Compensation Table sets forth certain information as to cash and noncash compensation earned and either paid to, or accrued for the benefit of, the current President and Chief Executive Officer of DQE, the four other highest-paid executive officers of DQE, and the former Chairman of the Board, President and Chief Executive Officer of DQE, who resigned effective August 9, 1996, for services rendered in all capacities to DQE and its Subsidiaries during the years indicated.

                           SUMMARY COMPENSATION TABLE

                                                                              LONG-TERM COMPENSATION
                                                                       -------------------------------------
                                                                                 AWARDS
                                                                       ---------------------------
                                                                                                     PAYOUTS
                                                                          (F)             (G)        -------
                             ANNUAL COMPENSATION            (E)          OTHER         SECURITIES                  (I)
                         ----------------------------      OTHER       RESTRICTED      UNDERLYING      (H)         ALL
          (A)                       (C)         (D)        ANNUAL        STOCK        PERFORMANCE     LTIP        OTHER
  NAME AND PRINCIPAL     (B)      SALARY       BONUS    COMPENSATION    AWARD(S)      OPTIONS/SARS   PAYOUTS   COMPENSATION
       POSITION          YEAR       ($)       ($)(1)       ($)(2)        ($)(3)          (#)(4)        (5)      ($)(2)(7)
-----------------------  ----     -------     -------   ------------   ----------     ------------   -------   ------------
D. D. Marshall.........  1996     289,486     101,367       68,284       141,250(5)       56,645         0         7,375
  President and Chief                                                      5,725(6)
  Executive Officer      1995     233,333      86,750       27,918             0          63,555         0         4,291
  (Effective 8/9/96)     1994     191,667      48,450        7,814             0          52,813         0         4,504
G. L. Schwass..........  1996     250,000      87,500      124,191             0          68,964         0         4,458
  Exec. Vice Pres.       1995     216,667      78,750       60,638             0          61,539         0         4,448
  and Chief Financial    1994     191,667      57,000       21,299             0          52,813         0         4,430
  Officer
D. L. Green............  1996     195,000      46,800       13,860         5,650(6)       54,768         0         7,622
  Senior Vice            1995     184,000      51,900       44,268             0          28,954         0         4,460
  President(9)           1994     166,333      49,500       16,319             0          35,469         0         4,482
V. A. Roque............  1996     175,000      52,500            0         5,540(6)       17,391         0         7,388
  Vice President and     1995     175,000      52,500      215,097             0          31,731         0         4,490
  General Counsel
J. D. Mitchell.........  1996     130,000      39,000            0         5,650(6)       17,883         0         6,002
  Vice President         1995     130,000      39,000            0             0          25,500         0         2,508
                         1994     128,847      25,391            0             0          10,000         0         1,923
W. W. von Schack.......  1996     276,975     120,428      572,603             0          91,459         0         1,828(8)
  Former Chairman,       1995     440,000     194,700      174,853             0         166,385         0         4,448
  President and CEO      1994     440,000     163,240      173,682             0         155,000         0         4,490
  (1/1/96 -- 8/9/96)

---------------
(1) The amount of any bonus compensation is determined annually based upon the prior year's performance and either paid or deferred (via an eligible participant's prior election) in the following year. The amounts shown for each year are the awards earned in those years but established and paid or deferred in the subsequent years. Mr. von Schack's bonus was prorated for his months of service before his resignation.

(2) Amounts of Other Annual Compensation are connected to the funding of non-qualified pension benefit accruals for Messrs. Marshall, Schwass, and von Schack and Ms. Green (recently deceased). Amounts of Other Annual Compensation for Mr. Roque represent reimbursement for moving expenses, including sale of residence and income taxes. Amounts of All Other Compensation shown are DQE matching contributions during 1994, 1995, and 1996 under the Duquesne Light 401(k) Retirement Savings Plan for Management Employees and compensatory tax payments on restricted stock.

(3) The awards listed are the only restricted stock holdings of the named officers.

(4) Includes total number of stock options granted during the fiscal year, with or without tandem SARs and stock-for-stock (reload) options on option exercises, as applicable, whether vested or not. See table "Option/SAR Grants in Last Fiscal Year." The stock options are subject to vesting (exercisability) based on DQE and individual performance and achievement of specified goals and objectives. Of the amount of 1994 stock options granted, Messrs. Marshall and von Schack have lost 2,673 and 3,988 stock options, respectively. Of the amount of 1995 stock options granted, Messrs. Marshall and von Schack have lost 347 and 1,524 stock options, respectively. Of the amount of 1996 stock options granted, Ms. Green lost 3,876 stock options.

(5) Vesting of this award is based on the achievement of performance goals for a three-year period. Dividends will be accrued and paid after the end of the three-year period on the shares earned.

(6) Represents the value of 200 shares of DQE Common Stock awarded as part of the consideration for the signing of a Non-Competition and Confidentiality Agreement. Dividends are paid quarterly.

(7) In 1996, premiums in the amount of $95,980 were paid by DQE for split-dollar life insurance for Mr. von Schack. This amount was refunded to DQE in full in 1996 in connection with his resignation.

(8) Includes a payment of $401 to cover one month's health care premium pursuant to Mr. von Schack's resignation.

(9) Deceased April 1997.

  Supplemental Tables

     The following tables provide information with respect to options to purchase DQE Common Stock and tandem stock appreciation rights in 1996 under the Incentive Plan.

     Option grants are structured to align compensation with the creation of value for common stockholders. For example, should DQE stock rise 50% in value over the ten-year option term (from $29.00 per share to $43.50 per share), stockholder value would increase an estimated $1,120,458,775, while the value of the grants to the individuals listed below would increase an estimated three-tenths of one percent ($3,460,403) of the total gain realized by all stockholders.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                               INDIVIDUAL GRANTS

                                                     (C)
                                    (B)           % OF TOTAL
                                 NUMBER OF       OPTIONS/SARS        (D)                           (F)
                                 SECURITIES       GRANTED TO      EXERCISE                        GRANT
                                 UNDERLYING       EMPLOYEES        OR BASE         (E)            DATE
             (A)                OPTIONS/SARS      IN FISCAL         PRICE       EXPIRATION       PRESENT
NAME                             GRANTED(#)          YEAR         ($/SH)(3)        DATE        VALUE($)(4)
------------------------------  ------------     ------------     ---------     ----------     -----------
D. D. Marshall................     28,986(1)          6.7%         30.1875        02/26/06       127,538*
                                   13,139(2)          3.0%         26.4375        02/18/02        37,709*
                                      619(2)          0.1%         30.0000        02/18/02         2,037*
                                   13,901(2)          3.2%         30.0000        08/29/04        49,210*
G. L. Schwass.................     28,986(1)          6.7%         30.1875        02/26/06       127,538*
                                   18,229(2)          4.2%         27.5625        07/22/01        54,140*
                                      748(2)          0.2%         27.5625        08/29/04         2,438*
                                   21,001(2)          4.8%         29.7500        08/29/04        70,143*
D. L. Green(6)................     19,379(1)          4.5%         30.1875        02/26/06        85,268*
                                   15,133(2)          3.5%         30.3125        07/31/98        41,313*
                                    1,535(2)          0.4%         28.8125        07/31/98         3,653*
                                   18,721(2)          4.3%         28.8125        07/22/01        54,104*
V. A. Roque...................     17,391(1)          4.0%         30.1875        02/26/06        76,520*
J. D. Mitchell................     12,919(1)          3.0%         30.1875        02/26/06        56,844*
                                      751(2)          0.2%         30.8750        08/29/04         2,839*
                                    1,435(2)          0.3%         27.0625        08/29/04         4,563*
                                    2,778(2)          0.6%         29.9375        08/29/04         9,751*
W. W. von Schack..............     20,297(2)          4.7%         30.7500        08/08/97        47,292*
                                    5,572(2)          1.3%         30.7500        08/08/97        12,983*
                                   65,590(1)(5)      15.1%         30.1875        08/08/97       150,201*

---------------
* The actual value, if any, an executive may realize will depend on the difference between the actual stock price and the exercise price on the date the option is exercised. There is no assurance that the value ultimately realized by an executive, if any, will be at or near the value estimated.

(1) These grants represent performance stock options with tandem stock appreciation rights and stock-for-stock (reload) options. If the performance conditions are met and the granted option is awarded, 50% of the award vests immediately, and the remaining 50% vests one year later.

(2) These grants represent stock-for-stock (reload) options received upon exercise of stock options by the applicable officer electing to use previously owned DQE stock to exercise the options and/or pay withholding taxes under the terms of the Incentive Plan. These options include tandem stock appreciation rights, dividend equivalent accounts, and stock-for-stock options.

(3) The exercise price of the options is the fair market value of DQE Common Stock on the date such options were granted. The exercise price may be payable in cash or previously owned shares of DQE Common Stock held for at least six months.

(4) The grant date present value shown in column (f) gives the theoretical value of the options listed in column (b) on the grant dates using the Black-Scholes option pricing model, modified to account for the payment of dividends. The theoretical value of the option was calculated assuming an option life equal to the time period between the grant date and expiration date (i.e., from 1.45 to 10.00 years); a periodic risk-free rate of return equal to the yield of the U.S. Treasury note having a similar maturity date as the option expiration date, as reported by Bloomberg Financial Markets on the grant date (i.e., from 4.86% to 6.65%); the most recent initial quarterly dividend as of the option grant date (i.e., from $0.32 to $0.34), with an expected growth rate of 5.5% per year as estimated by "Value Line Ratings and Reports", dated December 13, 1996; and an expected stock price volatility as reported by Bloomberg Financial Markets over the same length of time as the option life as of the month of the grant (i.e., from 12.96% to 17.94%). No adjustments to the grant date present values have been made with respect to exercise restrictions, forfeiture, or early exercise.

(5) Vested upon award.

(6) Deceased April 1997.

                 AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL
                   YEAR AND FISCAL YEAR-END OPTION/SAR VALUES

                                                                            (D)
                                                                    NUMBER OF SECURITIES              (E)
                               (B)                                       UNDERLYING           VALUE OF UNEXERCISED
                            NUMBER OF                                   UNEXERCISED               IN-THE-MONEY
                            SECURITIES                                OPTIONS/SARS AT           OPTIONS/SARS AT
                            UNDERLYING               (C)           FISCAL YEAR-END(#)(6)       YEAR-END ($)(6)(7)
         (A)               OPTIONS/SARS         VALUE REALIZED          EXERCISABLE/              EXERCISABLE/
NAME                       EXERCISED(#)             ($)(5)             UNEXERCISABLE             UNEXERCISABLE
---------------------  --------------------     --------------     ----------------------     --------------------
D. D. Marshall.......          38,012(1)             271,938         40,839/84,525             190,809/328,803
                               31,177(2)             271,720
                               18,511(3)             159,715
                               23,422(4)             302,532
G. L. Schwass........         108,089(1)             950,779         38,549/89,161             103,558/315,273
                               45,884(2)             441,865
D. L. Green(8).......          20,897(1)             151,937         73,921/65,612             511,022/194,314
                               43,989(2)             690,645
V. A. Roque..........          12,115(1)              83,542         11,500/38,507             103,500/157,349
                                2,000(4)              15,625
J. D. Mitchell.......           5,975(2)              53,419          9,711/33,697              67,996/133,998
                                9,000(3)              62,062
                                5,000(4)              48,229
W. W. von Schack.....         233,709(1)           2,105,058           549,608/0                 3,974,516/0
                               34,369(2)             656,493

---------------
(1) Stock appreciation rights exercised for stock and cash.

(2) Stock options exercised for stock by tendering shares of previously-owned DQE Common Stock.

(3) Stock appreciation rights exercised for cash.

(4) Stock options exercised for stock by tendering cash.

(5) Represents the difference between the exercise price of the options or SARs and the fair market value of DQE Common Stock on the NYSE on the date of exercise.

(6) The numbers set forth include options/SARs previously granted (including those granted in 1996) but not yet earned. The number to be earned will be based on individual performance and could range from zero to the following numbers for the named officers, respectively: 49,986 ($181,998); 49,986

    ($181,998); 33,379 ($102,686); 26,391 ($68,499); 21,919 ($67,999); and 0
    ($0). These options may be earned by the officer over future periods from one to three years as established with each option grant.

(7) Represents the difference between the exercise price of the options or SARs and the fair market value of DQE Common Stock on the NYSE on December 31, 1996.

(8) Deceased April 1997.

RETIREMENT PLAN

     DQE and its Subsidiaries maintain tax-qualified and non-qualified defined benefit pension plans and arrangements that cover the named executive officers, among others. The following table illustrates the estimated annual straightlife annuity benefits payable at the normal retirement age of 65 to management employees in the specified earnings classifications and years of service shown:

                               PENSION PLAN TABLE

    HIGHEST
  CONSECUTIVE
   FIVE-YEAR
    AVERAGE
  COMPENSATION        5           10           15           20           25           30           35
  ------------     --------    ---------    ---------    ---------    ---------    ---------    ---------
    $125,000       $ 10,000    $  20,000    $  31,000    $  41,000    $  51,000    $  59,000    $  65,000
    $150,000       $ 12,000    $  25,000    $  37,000    $  50,000    $  62,000    $  72,000    $  79,000
    $175,000       $ 15,000    $  29,000    $  44,000    $  59,000    $  74,000    $  85,000    $  93,000
    $200,000       $ 17,000    $  34,000    $  51,000    $  68,000    $  85,000    $  98,000    $ 108,000
    $300,000       $ 26,000    $  52,000    $  78,000    $ 104,000    $ 130,000    $ 149,000    $ 165,000
    $400,000       $ 35,000    $  70,000    $ 105,000    $ 140,000    $ 175,000    $ 201,000    $ 221,000
    $500,000       $ 44,000    $  88,000    $ 132,000    $ 176,000    $ 220,000    $ 252,000    $ 277,000
    $600,000       $ 53,000    $ 106,000    $ 159,000    $ 212,000    $ 265,000    $ 304,000    $ 334,000
    $700,000       $ 62,000    $ 124,000    $ 186,000    $ 248,000    $ 310,000    $ 356,000    $ 391,000
    $800,000       $ 71,000    $ 142,000    $ 213,000    $ 284,000    $ 355,000    $ 407,000    $ 447,000
    $900,000       $ 80,000    $ 160,000    $ 240,000    $ 320,000    $ 400,000    $ 459,000    $ 504,000
    $950,000       $ 85,000    $ 169,000    $ 253,000    $ 338,000    $ 422,000    $ 485,000    $ 532,000

     Compensation utilized for pension formula purposes includes salary and bonus reported in columns (c) and (d) of the Summary Compensation Table and stock option compensation prior to March 1, 1994. An employee who has at least five years of service has a vested interest in the retirement plan. Benefits are received by an employee upon retirement, which may be as early as age 55. Benefits are reduced by reason of retirement if commenced prior to age 60 or upon election of certain options under which benefits are payable to survivors upon the death of the employee. Pension amounts set forth in the above table reflect the integration with social security of the tax-qualified retirement plans. Retirement benefits are also subject to offset by other retirement plans under certain conditions.

     The credited years of service for Messrs. Marshall and Schwass, and Ms. Green (recently deceased), are 19, 22 and 17, respectively. The current five-year covered compensation and current years of credited service of Messrs. Roque, Mitchell, and von Schack, respectively, are $199,231 and 4; $138,241 and 16; and $853,396 and 32.

EMPLOYMENT AND CHANGE OF CONTROL

     DQE has three-year employment agreements with Messrs. Marshall and Schwass. Each agreement is subject to automatic one-year renewals unless prior written notice of termination is given by the officer or DQE.

     The agreements provide, among other things, that each serve in his present position at an annual base salary of at least $190,000 for each of Messrs. Marshall and Schwass, subject to periodic review, and for the participation of each in executive compensation and other employee benefit plans of the companies.

     If any of the officers is discharged other than for cause or resigns for good reason, then, in addition to any amounts earned but not paid as of the date of termination, he would receive in a cash lump sum the balance of his base salary for the remaining term of the agreement, a bonus amount with respect to the remaining term of the agreement calculated at a rate equivalent to his prior year's bonus and the actuarial equivalent of the additional pension he would have accrued had his service for pension purposes continued until the expiration of the agreement. In addition, the officer would be entitled to immediate vesting (or the redemption in cash) of all of his stock-based awards. Pursuant to the Severance Agreements with Messrs. Marshall and Schwass, these three-year employment agreements have been terminated subject to reinstatement if the Merger is abandoned.

     During 1996, the DQE Board authorized and DQE entered into non-competition and confidentiality agreements with Messrs. Marshall, Roque and Mitchell. The agreements provide that these individuals will not disclose confidential information about DQE or its affiliates; compete directly or indirectly with DQE or any of its affiliates in a specified geographic area; solicit the business of certain customers and suppliers of DQE; or induce any employee of DQE or its affiliates to leave his current employment, each for specified periods of time following the termination of his or her employment with DQE. Consideration for these agreements was 200 shares of DQE Common Stock subject to a one-year transfer restriction plus sufficient cash to pay federal, state, and local taxes on the shares and an increase in the severance benefits payable to the executive to one and one-half times the severance benefits, if any, to which the individual is otherwise entitled with a minimum of six months and a maximum of one year of severance pay. If, however, an executive is a party to an employment agreement which provides greater severance benefits than are provided under the non-competition and confidentiality agreements, the employment agreement shall control.

     In connection with the August 1996 resignation of Mr. von Schack as Chairman, President, and Chief Executive Officer of DQE, DQE, Duquesne Light, and Mr. von Schack entered into a letter agreement pursuant to which Mr. von Schack was paid a prorated bonus in the amount of $120,428 and his coverage under the medical benefits program was continued for a period of one month. All of the stock options granted to and currently held by Mr. von Schack were fully awarded, vested, and made exercisable. Mr. von Schack agreed, among other things, not to disclose confidential information about DQE and its affiliates; compete directly or indirectly with DQE or any of its affiliates in a specified geographic area; solicit the business of customers and suppliers of DQE; or induce any employee of DQE or its affiliates to leave his or her current employment, each for specified periods of time. Mr. von Schack also released DQE from liability for claims arising from and during his employment and his Employment Agreement with DQE was terminated. All of Mr. von Schack's retirement benefits were fully vested and nonforfeitable and will be distributed in accord with the terms of the retirement plans.

     Options and alternative stock appreciation rights granted under the DQE, Inc. Long-Term Incentive Plan become immediately and fully exercisable upon occurrence of certain change-in-control events. See "Interests of Certain Persons in the Merger."

APPROVAL OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     Action is to be taken at the DQE Meeting to approve the appointment, by the DQE Board, of independent certified public accountants to audit the books of DQE and its Subsidiaries for the year ending December 31, 1997. The DQE Board recommends the approval of the appointment of Deloitte & Touche as independent certified public accountants for 1997.

     Deloitte & Touche provided a variety of professional services for DQE and its Subsidiaries during 1996. Included were the audit of the annual financial statements of DQE; reviews of quarterly financial statements; services related to filings with the SEC and the FERC; audits of certain employee benefit plans; and consultations on matters related to accounting and financial reporting. Non-audit services also were provided during 1996, including advice and technical assistance relating to corporate tax matters.

     Representatives of Deloitte & Touche will be present at the DQE Meeting and have the opportunity to make a statement if they desire and will also be available to respond to appropriate questions from stockholders in attendance.

     DQE is submitting the appointment of independent public accountants for approval by the stockholders, although approval is not required. If approval is not obtained, the DQE Board will reconsider its appointment of Deloitte & Touche.

             THE DQE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS
    APPROVE THE APPOINTMENT OF DELOITTE & TOUCHE AS INDEPENDENT ACCOUNTANTS.

PROPOSAL OF A DQE STOCKHOLDER

  Annual Election of All Directors

     Approval of the Stockholder Proposal requires the affirmative vote of a majority of the votes cast by all stockholders entitled to vote. If a stockholder abstains from voting certain shares or a broker indicates on a proxy that it does not have discretionary authority to vote certain shares, those shares will not be considered as votes cast with respect to this proposal and will not have the same legal effect as a vote "Against" the proposal.

     Approval of the Stockholder Proposal would be advisory only and would not effect a change in the length of terms of the directors. Actual replacement of the three-year terms with a one-year term would require an amendment to the DQE Articles. If the proposal receives the affirmative vote of over 50% of the votes cast by all stockholders entitled to vote in 1997, the DQE Board will consider an amendment to the Articles to be submitted to stockholders for approval at the 1998 Annual Meeting. Under the DQE Articles, if the DQE Board agreed with the amendment, it would require the affirmative vote of over 50% of the votes cast by all stockholders entitled to vote. If the DQE Board did not agree with the amendment, it would require the affirmative vote of the holders of at least 80% of the then-outstanding shares for approval.

     An individual stockholder has informed DQE that he intends to present the following proposal at the DQE Meeting. The name and address of the proponent and the number of shares he holds will be furnished by DQE to any person, orally or in writing as requested, promptly upon the receipt of any oral or written request to Stockholder Relations, DQE, P. O. Box 68, Pittsburgh, PA 15230-0068 (telephone number: 412-393-6167).

     "Resolved that stockholders Board action to eliminate (after current director terms expire) three year director terms and set one year as the term for each director.

     "Reasons:

        (1) Corporate experience has shown that staggered three year terms are almost a totally ineffective defense against takeovers.

        (2) DQE's director vacancies (recently 3) are abnormally low in relation to other NYSE-listed firms.

        (3) Recently several corporations (locally and nationally) have adopted (or readopted) single-year terms.

        (4) Institutional investors, financial and union pension fund administrators, many analysts, and specialist in corporate governance now prefer single year terms.

        (5) Opposition to annual election now generally gives a perception of non-responsive management.

        (6) DQE's stockholder and public images would improve if management ceased opposing one-year terms.

     "Discussion:

     "Sources within the College Equities Retirement Fund have advised the proposer is the least effective of any anti-takeover provisions adopted during the '80s and '90s. The respected UAW (United Auto Workers) investment strategist has publicly reiterated that staggered terms are useless as anti-takeover defense. Classical opponents of staggered boards agree. And managements under investor pressure for poor performance (Westinghouse, etc.) have not opposed a switch to single-year terms. Institutional investors and pension fund managers have increasingly used the stockholder resolution mechanism to promote single-year terms. Examples -- UAW at Tenneco (1996) CREF, CALPERS (California Public Employees Retirement System) with several corporations, and the vote totals in favor have steadily increased from the mid-20% range to the mid-40% level recently. (In the Ichan motivated turmoil just prior to the split of U.S. Steel into USX-Marathon and USX-U.S. Steel, a single-term resolution received 51% of the vote recorded on a very low number of total shares voted because of an excessively delayed proxy statement). In previous votes at DQE, the last
(1993) was slightly over 30.9%.

     "At the time of submission of this proposal (November, 1996), the proponent does not know what management's action may be. There are three choices open:

        (a) recommendation against

        (b) no recommendation

        (c) recommendation of support

     "About 1970, a supporting recommendation actually occurred at ATT. Mr. John De Butts, then chairman, asked his staff to try and find one stockholder resolution that was meritorious and that management could support. One was found, and the vote in favor was a landslide. De Butts' action spiked the "Always-Agin-It" unless it was management's origination.

     "Please vote your shares by marking the "FOR" box on DQE's ballot card or on the instruction form to your broker or pension plan. Remember, failure to mark a box is a vote "against" if management exercises its established right to count blank boxes as it wishes. Otherwise, still vote -- good management is promoted by a large share turnout.

     "Thank you."

MANAGEMENT'S STATEMENT IN OPPOSITION

     THE DQE BOARD OF RECOMMENDS THAT STOCKHOLDERS VOTE AGAINST THE ADOPTION OF THE STOCKHOLDER'S PROPOSAL.

     The main advantage of a staggered board is time -- time to negotiate prior to a hostile takeover.

     The DQE Board believes that stockholders are not the victims, but are, in fact, the main beneficiaries of the use of a staggered board since a corporate raider could not takeover DQE immediately. Keeping a staggered board forces a raider to negotiate with DQE, which means all stockholders of DQE should have an opportunity to receive the best stock price in a takeover. Use of a staggered board also provides the DQE Board with time to negotiate the effect of a business combination on the DQE employees, customers, region, and other affected constituencies. Even in light of the Merger Agreement, the staggered board remains necessary. The consummation of the Merger is not guaranteed, and the initiation of a hostile bid could deprive stockholders of the value of the Merger by creating undue confusion if the DQE Board is replaced.

     A staggered board also protects stockholder value since it provides director continuity and stability by ensuring that at least some experienced directors are on the DQE Board and preventing the sharp changes in policies, strategies, and operations which could occur in a hostile takeover.

     See the chart under "-- Performance Graph" for a comparison of DQE's five-year cumulative total return. DQE has continued to outperform the industry as represented by the S&P Electrics Index and has achieved a very respectable performance as measured against the outstanding performance of the S&P 500 Index.

     Because of their value, staggered boards are still in common use in utilities and other companies in Pennsylvania and other states.

     A staggered board has worked well for DQE over the years. It was first approved by Duquesne Light stockholders in 1987, ten years ago. It was originally passed by DQE stockholders in 1989 and was reaffirmed in 1992 and 1993 when this same stockholder proposal was defeated on two separate occasions.

     The DQE Board has considered the merits of the stockholder proposal and, on balance, believes stockholders are better served by keeping a staggered board.

     The DQE Board asks for your support to keep this protection for your stock value in place.

OTHER MATTERS

     Any person who is a holder or beneficial holder of DQE Common Stock on the Record Date will receive, free upon request, a copy of DQE's Annual Report on Form 10-K for the year ended December 31, 1996 (the "DQE 10-K") as filed with the SEC. Requests must be made in writing to the Corporate Secretary of DQE, Box 68, Pittsburgh, PA 15230-0068.

     Note that the Audited Financial Statements and the Notes to the Audited Financial Statements from the DQE 10-K are embodied in DQE's 1996 Annual Report to Shareholders, which was previously mailed to all holders of DQE Common Stock.

                                    EXPERTS

     The consolidated financial statements of APS at December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996, incorporated by reference in this Joint Proxy Statement/Prospectus and the financial statement schedules incorporated by reference in the Registration Statement have been so incorporated in reliance on the report of Price Waterhouse LLP, independent public accountants, given on the authority of said firm as experts in auditing and accounting.

     The consolidated financial statements and schedules of DQE as of December 31, 1996 and 1995 and for the years ended December 31, 1996, 1995 and 1994, incorporated by reference in this Joint Proxy Statement/Prospectus have been audited by Deloitte & Touche LLP, independent auditors. Such financial statements are incorporated herein by reference in reliance upon such reports given upon their authority as experts in accounting and auditing.

                               VALIDITY OF SHARES


     The validity of the APS Common Stock to be issued pursuant to the Merger will be passed upon for APS by Sullivan & Cromwell.


                             STOCKHOLDER PROPOSALS

     The date by which stockholder proposals must be received by APS for inclusion in the proxy materials relating to the 1998 annual meeting of stockholders of APS is December 5, 1997. The date by which stockholder proposals must be received by DQE for inclusion in the proxy materials relating to the 1998 annual meeting of stockholders of DQE, which is currently expected to be held on April 28, 1998, is November 17, 1997.

                                                                      APPENDIX A

                                MERGER AGREEMENT

                                                                      APPENDIX A

                          AGREEMENT AND PLAN OF MERGER

                                     AMONG

                                   DQE, INC.,

                          ALLEGHENY POWER SYSTEM, INC.

                                      AND

                                 AYP SUB, INC.

                           DATED AS OF APRIL 5, 1997

                               TABLE OF CONTENTS

                                                                                      PAGE
                                                                                      ----
RECITALS..........................................................................     A-1

ARTICLE I      The Merger; Closing; Effective Time................................     A-1

  1.1.         Merger Sub; The Merger.............................................     A-1
  1.2.         Closing............................................................     A-2
  1.3.         Effective Time.....................................................     A-2

ARTICLE II     Certificate of Incorporation and By-Laws of the Surviving               A-2
               Corporation........................................................

  2.1.         The Certificate of Incorporation...................................     A-2
  2.2.         The Bylaws.........................................................     A-2
ARTICLE III    Officers and Directors of the Surviving Corporation................     A-2

  3.1.         Directors..........................................................     A-2
  3.2.         Officers...........................................................     A-2

ARTICLE IV     Effect of the Merger on Capital Stock; Exchange of Certificates....     A-2

  4.1.         Effect on Capital Stock............................................     A-2
               (a) Merger Consideration...........................................     A-2
               (b) Cancellation of Shares.........................................     A-3
               (c) Merger Sub.....................................................     A-3
  4.2.         Exchange of Certificates for Shares................................     A-3
               (a) Exchange Agent.................................................     A-3
               (b) Exchange Procedures............................................     A-3
               (c) Distributions with Respect to Unexchanged Shares; Voting.......     A-4
               (d) Transfers......................................................     A-4
               (e) Fractional Shares..............................................     A-4
               (f) Termination of Exchange Fund...................................     A-4
               (g) Lost, Stolen or Destroyed Certificates.........................     A-4
               (h) Affiliates.....................................................     A-5
  4.3.         Dissenters' Rights.................................................     A-5
  4.4.         Adjustments to Prevent Dilution....................................     A-5

ARTICLE V      Representations and Warranties.....................................     A-5

  5.1.         Representations and Warranties of the Company and Parent...........     A-5
               (a) Organization, Good Standing and Qualification..................     A-5
               (b) Capital Structure..............................................     A-6
               (c) Corporate Authority; Approval and Fairness.....................     A-7
               (d) Governmental Filings; No Violations............................     A-8
               (e) Reports; Financial Statements..................................     A-8
               (f) Absence of Certain Changes.....................................     A-9
               (g) Litigation and Liabilities.....................................     A-9
               (h) Employee Benefits..............................................     A-9
               (i) Compliance with Laws; Permits..................................    A-11
               (j) Takeover Statutes..............................................    A-11
               (k) Environmental Matters..........................................    A-11
               (l) Accounting and Tax Matters.....................................    A-12
               (m) Taxes..........................................................    A-12
               (n) Labor Matters..................................................    A-13

                                                                                      PAGE
                                                                                      ----
               (o) Insurance......................................................    A-13
               (p) Intellectual Property..........................................    A-13
               (q) Brokers and Finders............................................    A-15
               (r) Regulation as a Utility........................................    A-15
               (s) Operations of Nuclear Power Plants.............................    A-15
               (t) Affiliates of the Company......................................    A-16
               (u) Ownership of Other Party's Common Stock........................    A-16
ARTICLE VI     Covenants..........................................................    A-16
  6.1.         Interim Operations.................................................    A-16
  6.2.         Acquisition Proposals..............................................    A-18
  6.3.         Information Supplied...............................................    A-19
  6.4.         Stockholders Meetings..............................................    A-19
  6.5.         Filings; Other Actions; Notification...............................    A-20
  6.6.         Taxation and Accounting............................................    A-21
  6.7.         Access.............................................................    A-21
  6.8.         Affiliates.........................................................    A-21
  6.9.         Stock Exchange Listing and De-listing..............................    A-22
  6.10.        Publicity..........................................................    A-22
  6.11.        Benefits...........................................................    A-22
               (a) Stock Options..................................................    A-22
               (b) Directors of Parent............................................    A-23
               (c) Officers of Parent.............................................    A-23
               (d) Parent Board Committees........................................    A-23
               (e) Corporate Headquarters.........................................    A-23
  6.12.        Expenses...........................................................    A-23
  6.13.        Indemnification; Directors' and Officers' Insurance................    A-24
  6.14.        Other Actions by the Company and Parent............................    A-24
               (a) Takeover Statute...............................................    A-24
               (b) Dividends......................................................    A-25
  6.15.        Parent Vote........................................................    A-25
  6.16.        Rate Matters.......................................................    A-25
  6.17.        PUHCA..............................................................    A-25
  6.18.        Pennsylvania Restructuring Legislation.............................    A-25
  6.19.        Nuclear Matters....................................................    A-25
ARTICLE VII    Conditions.........................................................    A-26
  7.1.         Conditions to Each Party's Obligation to Effect the Merger.........    A-26
               (a) Stockholder Approval...........................................    A-26
               (b) NYSE Listing...................................................    A-26
               (c) Regulatory Consents............................................    A-26
               (d) Litigation.....................................................    A-26
               (e) S-4............................................................    A-26
               (f) Blue Sky Approvals.............................................    A-26
               (g) Pooling Letter.................................................    A-26
  7.2.         Conditions to Obligations of Parent and Merger Sub.................    A-26
               (a) Representations and Warranties.................................    A-26
               (b) Performance of Obligations of the Company......................    A-27
               (c) Consents.......................................................    A-27
               (d) Tax Opinion....................................................    A-27

                                                                                      PAGE
                                                                                      ----
               (e) Affiliates Letters.............................................    A-27
               (f) Comfort Letters................................................    A-27
  7.3.         Conditions to Obligation of the Company............................    A-27
               (a) Representations and Warranties.................................    A-27
               (b) Performance of Obligations of Parent and Merger Sub............    A-27
               (c) Consents.......................................................    A-27
               (d) Tax Opinion....................................................    A-28
               (e) Comfort Letters................................................    A-28

ARTICLE VIII   Termination........................................................    A-28
  8.1.         Termination by Mutual Consent......................................    A-28
  8.2.         Termination by Either Parent or the Company........................    A-28
  8.3.         Termination by the Company.........................................    A-28
  8.4.         Termination by Parent..............................................    A-29
  8.5.         Effect of Termination and Abandonment..............................    A-29

ARTICLE IX     Miscellaneous and General..........................................    A-30
  9.1.         Survival...........................................................    A-30
  9.2.         Modification or Amendment..........................................    A-30
  9.3.         Waiver of Conditions; Extension....................................    A-30
  9.4.         Counterparts.......................................................    A-31
  9.5.         GOVERNING LAW AND VENUE; WAIVER OF JURY TRIAL......................    A-31
  9.6.         Notices............................................................    A-32
  9.7.         Entire Agreement...................................................    A-32
  9.8.         No Third Party Beneficiaries.......................................    A-32
  9.9.         Obligations of Parent and of the Company...........................    A-33
  9.10.        Severability.......................................................    A-33
  9.11.        Interpretation.....................................................    A-33
  9.12.        Assignment.........................................................    A-33

                           SCHEDULE OF DEFINED TERMS

                                    DEFINED TERM                                       PAGE
------------------------------------------------------------------------------------   ----
Acquisition Agreement...............................................................   A-18
Acquisition Proposal................................................................   A-18
Acquisition Transaction.............................................................   A-18
AEA.................................................................................    A-8
Affiliates Letter...................................................................   A-21
Agreement...........................................................................    A-1
Audit Date..........................................................................    A-8
Bankruptcy and Equity Exception.....................................................    A-7
Budgets.............................................................................    A-9
Bylaws..............................................................................    A-2
Certificate.........................................................................    A-3
Charter.............................................................................    A-2
Closing.............................................................................    A-2
Closing Date........................................................................    A-2
Code................................................................................    A-1
Company.............................................................................    A-1
Company Budget......................................................................    A-9
Company Disclosure Letter...........................................................    A-5
Company Option......................................................................    A-6
Company Requisite Vote..............................................................    A-7
Compensation and Benefit Plans......................................................    A-9
Confidentiality Agreement...........................................................   A-32
Constituent Corporations............................................................    A-1
Contracts...........................................................................    A-8
Conversion Ratio....................................................................    A-3
Costs...............................................................................   A-24
Current Premium.....................................................................   A-24
D&O Insurance.......................................................................   A-24
Disclosure Letter...................................................................    A-5
Effective Time......................................................................    A-2
Environmental Law...................................................................   A-12
ERISA...............................................................................   A-10
ERISA Affiliate.....................................................................   A-11
ERISA Affiliate Plan................................................................   A-11
Exchange Act........................................................................    A-8
Exchange Agent......................................................................    A-3
Exchange Fund.......................................................................    A-3
Excluded Shares.....................................................................    A-2
FERC................................................................................    A-6
Final Order.........................................................................   A-26
GAAP................................................................................    A-9
Governmental Consents...............................................................   A-26
Governmental Entity.................................................................    A-8
Hazardous Material..................................................................   A-12
HSR Act.............................................................................    A-8
Indemnified Parties.................................................................   A-24
Intellectual Property Rights........................................................   A-15
IRS.................................................................................   A-10
Law/Laws............................................................................   A-11
Material Acquisition Transaction....................................................   A-29

                                    DEFINED TERM                                       PAGE
------------------------------------------------------------------------------------   ----
Material Adverse Effect.............................................................    A-5
Merger..............................................................................    A-1
Merger Consideration................................................................    A-3
Merger Sub..........................................................................    A-1
Nuclear Facility/Nuclear Facilities.................................................   A-15
Nuclear Review Committee............................................................   A-25
NYSE................................................................................   A-22
Order...............................................................................   A-26
Parent..............................................................................    A-1
Parent Budget.......................................................................    A-9
Parent Common Stock.................................................................    A-3
Parent Companies....................................................................    A-2
Parent Disclosure Letter............................................................    A-5
Parent Requisite Vote...............................................................    A-7
Parent Stock Plans..................................................................    A-6
Parent Stockholders Meeting.........................................................   A-19
Parent Voting Debt..................................................................    A-7
PBCL................................................................................    A-1
Pennsylvania Articles of Merger.....................................................    A-2
Pennsylvania Restructuring Legislation..............................................   A-25
Pension Plan........................................................................   A-11
Permits.............................................................................   A-11
Person..............................................................................    A-4
Pooling Affiliates Letter...........................................................   A-22
Power Act...........................................................................    A-8
Preferred Shares....................................................................    A-6
Prospectus/Proxy Statement..........................................................   A-19
PUHCA...............................................................................    A-6
Reports.............................................................................    A-8
Representatives.....................................................................   A-21
S-4 Registration Statement..........................................................   A-19
SEC.................................................................................    A-6
Securities Act......................................................................    A-8
Shares..............................................................................    A-2
Stock Option Agreement..............................................................    A-1
Stock Plans.........................................................................    A-6
Stockholders Meeting................................................................   A-19
Subsidiary..........................................................................    A-5
Superior Proposal...................................................................   A-19
Surviving Corporation...............................................................    A-1
Takeover Statute....................................................................   A-11
Tax/Taxes/Taxable...................................................................   A-14
Tax Return..........................................................................   A-14
Termination Date....................................................................   A-28
Third-Party Intellectual Property Rights............................................   A-15
Voting Debt.........................................................................    A-6

                          AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER (hereinafter called this "Agreement"), dated as of April 5, 1997, among DQE, Inc., a Pennsylvania corporation (the "Company"), Allegheny Power System, Inc., a Maryland corporation ("Parent"), and AYP Sub, Inc., a Pennsylvania corporation to be organized as a wholly owned subsidiary of Parent ("Merger Sub," the Company and Merger Sub sometimes being hereinafter collectively referred to as the "Constituent Corporations.")

                                    RECITALS

     WHEREAS, Parent and the Company have determined to engage in a strategic business combination;

     WHEREAS, in furtherance thereof, the respective boards of directors of each of Parent and the Company have approved this Agreement, which contemplates the merger of Merger Sub with and into the Company (the "Merger") whereby the Company will become a wholly owned subsidiary of Parent, and have approved the Merger upon the terms and subject to the conditions set forth in this Agreement;

     WHEREAS, it is intended that, for federal income tax purposes, the Merger shall qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the "Code");

     WHEREAS, for financial accounting purposes, it is intended that the Merger shall be accounted for as a "pooling-of-interests;"

     WHEREAS, contemporaneously with the execution and delivery of this Agreement, as a condition and inducement to Parent's willingness to enter into this Agreement, the Company is entering into a stock option agreement with Parent (the "Stock Option Agreement"), pursuant to which the Company has granted to Parent an option to purchase Shares (as defined in Section 4.1(a)) under the terms and conditions set forth in the Stock Option Agreement; and

     WHEREAS, the Company and Parent desire to make certain representations, warranties, covenants and agreements in connection with this Agreement.

     NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

                                   ARTICLE I

                      THE MERGER; CLOSING; EFFECTIVE TIME

     1.1. Merger Sub; The Merger. (a) As promptly as practicable following the execution of this Agreement and receipt of any required regulatory approvals, Parent shall cause Merger Sub to be incorporated under the laws of the Commonwealth of Pennsylvania. The Articles of Incorporation and Bylaws of Merger Sub shall be in a customary form. The authorized capital stock of Merger Sub shall consist of 1,000 shares of common stock, $0.01 par value per share, all of which shall be issued to Parent at a price of $1.00 per share following the receipt of any required regulatory approvals. As promptly as practicable following the issuance of such shares, Parent shall cause Merger Sub to authorize, execute and deliver this Agreement and to assume its obligations as a party hereto.

     (b) Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined in Section 1.3), Merger Sub shall be merged with and into the Company and the separate corporate existence of Merger Sub shall thereupon cease. The Company shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation"), and the separate corporate existence of the Company with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger, except as set forth in Article III. The Merger shall have the effects specified in the Pennsylvania Business Corporation Law, as amended ("PBCL").

     1.2.  Closing.  The closing of the Merger (the "Closing") shall take place
(i) at the offices of Sullivan & Cromwell, 125 Broad Street, New York, New York at 9:00 A.M. on the fifth business day after the day on which the last to be fulfilled or waived of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions) shall be satisfied or waived in accordance with this Agreement or (ii) at such other place and time and/or on such other date as the Company and Parent may agree in writing (the "Closing Date").

     1.3. Effective Time. As soon as practicable following the Closing, the Company and Parent will cause an Articles of Merger (the "Pennsylvania Articles of Merger") to be executed and filed with the Department of State of the Commonwealth of Pennsylvania as provided in Section 1927 of the PBCL. The Merger shall become effective at the time when the Pennsylvania Articles of Merger has been duly filed with the Department of State of the Commonwealth of Pennsylvania (the "Effective Time").

                                   ARTICLE II

                    CERTIFICATE OF INCORPORATION AND BY-LAWS
                          OF THE SURVIVING CORPORATION

     2.1. The Certificate of Incorporation. The articles of incorporation of the Company as in effect immediately prior to the Effective Time shall be the articles of incorporation of the Surviving Corporation (the "Charter"), until duly amended as provided therein or by applicable law, except that Article V of the Charter shall be amended to read in its entirety as follows: "The aggregate number of shares that the Corporation shall have the authority to issue is 1,000 shares of Common Stock, par value $0.01 per share".

     2.2. The Bylaws. The by-laws of Merger Sub in effect at the Effective Time shall be the by-laws of the Surviving Corporation (the "Bylaws"), until thereafter amended as provided therein or by applicable law.

                                  ARTICLE III

                             OFFICERS AND DIRECTORS
                          OF THE SURVIVING CORPORATION

     3.1. Directors. The directors of Merger Sub at the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Charter and Bylaws.

     3.2. Officers. The officers of the Company at the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Charter and Bylaws.

                                   ARTICLE IV

                     EFFECT OF THE MERGER ON CAPITAL STOCK;
                            EXCHANGE OF CERTIFICATES

     4.1. Effect on Capital Stock. At the Effective Time, as a result of the Merger and without any action on the part of the holder of any capital stock of the Company:

          (a) Merger Consideration. Each share of the Common Stock, without par value, of the Company (the "Shares") issued and outstanding immediately prior to the Effective Time (other than Shares owned by Parent, Merger Sub or any other direct or indirect subsidiary of Parent (collectively, the "Parent Companies") and Shares that are owned by the Company or any direct or indirect Subsidiary of the Company, in each case not held on behalf of third parties, and which are not Shares held by the Company's utility Subsidiary to provide for redemption of such Subsidiary's preference shares pursuant to the terms of such Subsidiary's 401(k) plan or to provide benefits under another employee benefit plan of such Subsidiary (collectively, "Excluded Shares")) shall, subject to Section 4.2(e) of this Agreement, be converted into, and become exchangeable for 1.12 (the "Conversion Ratio") shares of Common Stock, par value $1.25 per share, of Parent ("Parent Common Stock"), except as such merger consideration may be adjusted pursuant to Section 4.4 (as so adjusted, the "Merger Consideration"). At the Effective Time, all Shares shall no longer be outstanding and shall be cancelled and retired and shall cease to exist, and each certificate (a "Certificate") formerly representing any of such Shares (other than Excluded Shares) shall thereafter represent only the right to receive the Merger Consideration and the right, if any, to receive pursuant to Section 4.2(e) cash in lieu of fractional shares into which such Shares have been converted pursuant to this Section 4.1(a) and any distribution or dividend pursuant to Section 4.2(c).

          (b) Cancellation of Shares. Each Excluded Share shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to be outstanding, shall be cancelled and retired without payment of any consideration therefor and shall cease to exist.

          (c) Merger Sub. At the Effective Time, each share of Common Stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into one share of common stock of the Surviving Corporation.

     4.2.  Exchange of Certificates for Shares.

          (a) Exchange Agent. As of the Effective Time, Parent shall deposit, or shall cause to be deposited, with an exchange agent selected by Parent with the consent of the Company (the "Exchange Agent"), which consent shall not be unreasonably withheld, for the benefit of the holders of Shares, certificates representing the shares of Parent Common Stock and, after the Effective Time, if applicable, any cash, dividends or other distributions with respect to the Parent Common Stock to be issued or paid pursuant to the last sentence of Section 4.1(a) in exchange for outstanding Shares upon due surrender of the Certificates (or affidavits of loss in lieu thereof) pursuant to the provisions of this Article IV (such certificates for shares of Parent Common Stock, together with the amount of any dividends or other distributions payable with respect thereto, being hereinafter referred to as the "Exchange Fund").

          (b) Exchange Procedures. Promptly after the Effective Time, the Surviving Corporation shall cause the Exchange Agent to mail to each holder of record of Shares (other than holders of Excluded Shares) (i) a letter of transmittal specifying that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates (or affidavits of loss in lieu thereof) to the Exchange Agent, such letter of transmittal to be in such form and have such other provisions as Parent and the Company may reasonably agree, and (ii) instructions for use in effecting the surrender of the Certificates in exchange for (A) certificates representing shares of Parent Common Stock and (B) any unpaid dividends and other distributions and cash in lieu of fractional shares. Subject to Section 4.2(h), upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor (x) a certificate representing that number of whole shares of Parent Common Stock that such holder is entitled to receive pursuant to this Article IV, (y) a check in the amount (after giving effect to any required tax withholdings) of (A) any cash in lieu of fractional shares plus (B) any unpaid non-stock dividends and any other dividends or other distributions that such holder has the right to receive pursuant to the provisions of this Article IV, and the Certificate so surrendered shall forthwith be cancelled. No interest will be paid or accrued on any amount payable upon due surrender of the Certificates. In the event of a transfer of ownership of Shares that is not registered in the transfer records of the Company, a certificate representing the proper number of shares of Parent Common Stock, together with a check for any cash to be paid upon due surrender of the Certificate and any other dividends or distributions in respect thereof, may be issued and/or paid to such a transferee if the Certificate formerly representing such Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid. If any certificate for shares of Parent Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the Person (as defined below) requesting such exchange shall pay any transfer or other taxes required by

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     reason of the issuance of certificates of shares of Parent Common Stock in a name other than that of the registered holder of the Certificate surrendered, or shall establish to the satisfaction of Parent or the Exchange Agent that such tax has been paid or is not applicable.

          For the purposes of this Agreement, the term "Person" shall mean any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity (as defined in Section 5.1(d)) or other entity of any kind or nature.

          (c) Distributions with Respect to Unexchanged Shares; Voting. (i) All shares of Parent Common Stock to be issued pursuant to the Merger shall be deemed issued and outstanding as of the Effective Time and whenever a dividend or other distribution is declared by Parent in respect of the Parent Common Stock, the record date for which is at or after the Effective Time, that declaration shall include dividends or other distributions in respect of all shares issuable pursuant to this Agreement. No dividends or other distributions in respect of the Parent Common Stock shall be paid to any holder of any unsurrendered Certificate until such Certificate is surrendered for exchange in accordance with this Article IV. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be issued and/or paid to the holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest, (A) at the time of such surrender, the dividends or other distributions with a record date after the Effective Time theretofore payable with respect to such whole shares of Parent Common Stock and not paid and (B) at the appropriate payment date, the dividends or other distributions payable with respect to such whole shares of Parent Common Stock with a record date after the Effective Time but with a payment date subsequent to surrender.

          (ii) Holders of unsurrendered Certificates shall be entitled to vote after the Effective Time at any meeting of Parent stockholders the number of whole shares of Parent Common Stock represented by such Certificates, regardless of whether such holders have exchanged their Certificates.

          (d) Transfers. After the Effective Time, there shall be no transfers on the stock transfer books of the Company of the Shares that were outstanding immediately prior to the Effective Time.

        (e) Fractional Shares. Notwithstanding any other provision of this Agreement, no fractional shares of Parent Common Stock will be issued and any holder of Shares entitled to receive a fractional share of Parent Common Stock but for this Section 4.2(e) shall be entitled to receive a cash payment in lieu thereof, which payment shall represent such holder's proportionate interest in a share of Parent Common Stock based on the closing price of a share of the Parent Common Stock, as reported in The Wall Street Journal, New York City edition, on the trading day immediately prior to the Effective Time.

          (f) Termination of Exchange Fund. Any portion of the Exchange Fund (including the proceeds of any investments thereof and any Parent Common Stock) that remains unclaimed by the stockholders of the Company for 180 days after the Effective Time shall be paid to Parent. Any stockholders of the Company who have not theretofore complied with this Article IV shall thereafter look only to Parent for payment of their shares of Parent Common Stock and any cash, dividends and other distributions in respect of the Parent Common Stock payable and/or issuable pursuant to Section 4.1 and
     Section 4.2(c) upon due surrender of their Certificates (or affidavits of loss in lieu thereof), in each case, without any interest thereon. Notwithstanding the foregoing, none of Parent, the Surviving Corporation, the Exchange Agent or any other Person shall be liable to any former holder of Shares for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

          (g) Lost, Stolen or Destroyed Certificates. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such Person of a bond in customary amount as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of Parent Common Stock and any cash payable and any unpaid dividends or other distributions in respect of Parent

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     Common Stock pursuant to Section 4.2(c) upon due surrender of and deliverable pursuant to this Agreement in respect of the Shares to which such Certificate relates.

          (h) Affiliates. Notwithstanding anything herein to the contrary, Certificates surrendered for exchange by any "affiliate" (as determined pursuant to Section 6.8) of the Company shall not be exchanged until Parent has received a written agreement from such Person as provided in Section
     6.8 hereof.

     4.3. Dissenters' Rights. In accordance with Section 1571 of the PBCL, no appraisal rights shall be available to holders of Shares in connection with the Merger.

     4.4. Adjustments to Prevent Dilution. In the event that Parent changes the number of Shares or shares of Parent Common Stock or securities convertible or exchangeable into or exercisable for Shares or shares of Parent Common Stock issued and outstanding prior to the Effective Time as a result of a reclassification, stock split (including a reverse split), stock dividend or distribution, recapitalization, merger, subdivision, issuer tender or exchange offer, or other similar transaction, the Merger Consideration shall be equitably adjusted.

                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

     5.1. Representations and Warranties of the Company and Parent. Except as set forth in the corresponding sections or subsections of the disclosure letter, dated the date hereof, delivered by the Company to Parent or by Parent to the Company (each a "Disclosure Letter", and the "Company Disclosure Letter" and the "Parent Disclosure Letter", respectively), as the case may be, the Company (except for subparagraphs (b)(ii), (b)(iii), (c)(ii), (c)(iii), (q)(ii),
(r)(iii) and (u)(ii) below and references in subparagraphs (a) and (h)(i) below to documents made available by Parent to the Company) hereby represents and warrants to Parent, and Parent (except for subparagraphs (b)(i), (c)(i), (j),
(q)(i), (r)(ii), (s), (t) and (u)(i) below and references in subparagraphs (a) and (h)(i) below to documents made available by the Company to Parent and the reference in subparagraph (h)(i) below to items to be included in the Company Disclosure Letter), hereby represents and warrants to the Company, that:

          (a) Organization, Good Standing and Qualification. Each of it and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership or operation of its properties or conduct of its business requires such qualification, except where the failure to be so qualified or in good standing, when taken together with all other such failures, is not reasonably likely to have a Material Adverse Effect (as defined below) on it. It has made available to Parent, in the case of the Company, and to the Company, in the case of Parent, a complete and correct copy of its and its Subsidiaries' certificates or articles of incorporation, as the case may be, and by-laws, each as amended to date. Such certificates or articles of incorporation, as the case may be, and by-laws as so made available are in full force and effect. Section 5.1(a) of the Disclosure Letters contains a correct and complete list of each jurisdiction where the Company, in the case of the Company Disclosure Letter, and Parent, in the case of the Parent Disclosure Letter, and in each case, each of its Subsidiaries is organized and qualified to do business.

          As used in this Agreement, the term (i) "Subsidiary" means, with respect to the Company, Parent or Merger Sub, as the case may be, any entity whether incorporated or unincorporated, in which the Company, Parent or Merger Sub, as the case may be, owns, directly or indirectly, at least a majority of the outstanding voting securities or other equity interests having the power to elect a majority of the directors, or otherwise direct the management and policies, of such entity and (ii) "Material Adverse Effect" means, with respect to any Person, a material adverse effect on the financial condition, properties, operations, business or results of operations of such Person and its Subsidiaries taken as a whole; provided, however, that any such effect resulting from any change in law, rule, or regulation promulgated

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

     by (i) the United States Congress, (ii) the Securities and Exchange Commission (the "SEC") with respect to the Public Utility Holding Company Act of 1935, as amended (the "PUHCA"), (iii) the Pennsylvania State Legislature or the Pennsylvania Public Utilities Commission or (iv) the Federal Energy Regulatory Commission (the "FERC"), or any interpretation of any such law, rule or regulation, or the application of the Pennsylvania Restructuring Legislation (as defined in Section 6.18), which affects both the Company and its Subsidiaries, taken as a whole, and Parent and its Subsidiaries, taken as a whole, shall only be considered when determining if a Material Adverse Effect has occurred to the extent that such effect on one such party exceeds such effect on the other party.

          (b) Capital Structure. (i) The authorized capital stock of the Company consists of 187,500,000 Shares, of which 79,318,011 Shares were outstanding as of the close of business on April 3, 1997, and 4,000,000 shares of Preferred Stock, without par value, of which no shares were outstanding as of the close of business on April 3, 1997 (the "Preferred Shares"). All of the outstanding Shares have been duly authorized and validly issued and are fully paid and nonassessable. The Company has no Shares or Preferred Shares reserved for issuance, except that, as of April 3, 1997, there were 1,584,285 Shares reserved for issuance pursuant to the Company's Long-Term Incentive Savings Plan, the Dividend Reinvestment and Stock Purchase Plan, the 1996 Stock Plan for Non-Employee Directors and the Performance Incentive Program for the Company and its Subsidiaries (the "Stock Plans"). The Company Disclosure Letter contains a correct and complete list of each outstanding option to purchase Shares under the Stock Plans (each a "Company Option"), including the holder, date of grant, exercise price and number of Shares subject thereto.

          Each of the outstanding shares of capital stock or other securities of each of the Company's Subsidiaries is duly authorized, validly issued and is fully paid and nonassessable and owned by a direct or indirect wholly owned subsidiary of the Company, free and clear of any lien, pledge, security interest, claim or other encumbrance. Except as set forth above, there are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements or commitments which obligate the Company or any of its Subsidiaries to issue or sell any shares of capital stock or other securities of the Company or any of its Subsidiaries or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire from the Company or any of its Subsidiaries, any securities of the Company or any of its Subsidiaries, and no securities or obligations evidencing such rights are authorized, issued or outstanding. The Company does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or are convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter ("Voting Debt").

          (ii) The authorized stock of Parent consists of 260,000,000 shares of Parent Common Stock, of which 122,111,567 shares were outstanding as of the close of business on April 3, 1997. All of the outstanding shares of Parent Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. Parent has no Parent Common Stock reserved for issuance, except that, as of April 3, 1997, there were 1,692,310 shares of Parent Common Stock reserved for issuance pursuant to the Allegheny Power Employee Stock Ownership and Savings Plan and the Allegheny Power System Performance Share Plan (the "Parent Stock Plans"). Each of the outstanding shares of capital stock of each of Parent's Subsidiaries is duly authorized and validly issued and is fully paid and nonassessable and owned by a direct or indirect wholly owned subsidiary of Parent, free and clear of any lien, pledge, security interest, claim or other encumbrance. Except as set forth above, there are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements or commitments which obligate Parent or any of its Subsidiaries to issue or to sell any shares of capital stock or other securities of Parent or any of its Subsidiaries or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire from Parent or any of its Subsidiaries, any securities of Parent or any of its Subsidiaries, and no securities or obligations evidencing such rights are authorized, issued or outstanding. Parent does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or are convertible into or exercisable for securities having the right to vote) with the stockholders of Parent on any matter ("Parent Voting Debt").

          (iii) The authorized capital stock of Merger Sub shall consist of 1,000 shares of Common Stock, par value $0.01 per share, all of which shall be validly issued and outstanding at the Effective Time. At the Effective Time, all of the issued and outstanding capital stock of Merger Sub will be owned by Parent and there shall be (i) no other voting securities of Merger Sub, (ii) no securities of Merger Sub convertible into or exchangeable for shares of capital stock or voting securities of Merger Sub and (iii) no options or other rights to acquire from Merger Sub, and no obligations of Merger Sub to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Merger Sub. At the Effective Time, Merger Sub shall not have conducted any business, and shall have no, assets, liabilities or obligations of any nature, other than those incident to its formation and pursuant to this Agreement and the Merger and the other transactions contemplated by this Agreement.

          (c) Corporate Authority; Approval and Fairness. (i) The Company has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement and the Stock Option Agreement and to consummate, subject only to approval of this Agreement by the holders of a majority of the votes cast by Shares entitled to a vote on approval of this Agreement (the "Company Requisite Vote"), the Merger. This Agreement and the Stock Option Agreement have been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery hereof and thereof by the other signatories hereto and thereto, constitute valid and binding agreements of the Company enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles (the "Bankruptcy and Equity Exception"). The board of directors of the Company (A) has approved this Agreement and the Stock Option Agreement and the Merger and the other transactions contemplated hereby and thereby and
     (B) has received the opinion of its financial advisor Credit Suisse First Boston Corporation to the effect that, as of the date of this Agreement, the Conversion Ratio is fair to the holders of Shares from a financial point of view.

          (ii) Parent has all requisite corporate power and authority and each has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement and to consummate, subject only to any stockholder approval necessary to permit the issuance of Parent Common Stock required to be issued pursuant to Article IV (the "Parent Requisite Vote"), the Merger. This Agreement has been duly executed and delivered by Parent and, assuming the due authorization, execution and delivery hereof by the Company, constitutes a valid and binding agreement of Parent, enforceable against Parent in accordance with its terms, subject to the Bankruptcy and Equity Exception. At the Effective Time, Merger Sub shall have all requisite corporate authority and shall have taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement and to consummate the Merger. At the Effective Time, this Agreement shall have been duly executed and delivered by Merger Sub and, assuming the due authorization, execution and delivery hereof by the Company, shall constitute a valid and binding agreement of Merger Sub, enforceable against Merger Sub in accordance with its terms, subject to the Bankruptcy and Equity Exception. The Parent Common Stock, when issued, will be validly issued, fully paid and nonassessable, and no stockholder of Parent will have any preemptive right of subscription or purchase in respect thereof. The Board of Directors of Parent (A) has approved this Agreement, the Merger and the transactions contemplated hereby and (B) has received the opinion of its financial advisors Merrill Lynch & Co. to the effect that the consideration to be paid by Parent to the holders of the Shares in the Merger is fair to Parent from a financial point of view.

          (iii) Parent has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under the Stock Option Agreement. The Stock Option Agreement has been duly executed and delivered by Parent, and, assuming the due authorization, execution and delivery thereof by the Company, constitutes a valid and binding agreement of Parent, enforceable against Parent in accordance with its terms, subject to the Bankruptcy and Equity Exception.

          (d) Governmental Filings; No Violations. (i) Other than the filings, notices and/or approvals (A) pursuant to Section 1.3, (B) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the Securities Act of 1933, as amended (the "Securities Act"), (C) to comply with state securities or "blue-sky" laws, (D) of the SEC pursuant to the PUHCA, the FERC pursuant to the Federal Power Act, as amended (the "Power Act") and the NRC pursuant to the Atomic Energy Act, as amended (the "AEA"), (E) of federal or state regulatory bodies pursuant to Environmental Laws (as defined in Section 5.1(k)), and (F) of the state public utility commissions or similar state regulatory bodies identified in the respective Disclosure Letter pursuant to applicable state laws regulating the electric utility business, no notices, reports or other filings are required to be made by it with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by it from, any governmental or regulatory authority, agency, commission, body or other governmental entity ("Governmental Entity"), in connection with the execution and delivery of this Agreement and the Stock Option Agreement by it and the consummation by it of the Merger and the other transactions contemplated hereby and thereby, except those that the failure to make or obtain are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on it or prevent, materially delay or materially impair the ability of it to consummate the transactions contemplated by this Agreement and the Stock Option Agreement.

          (ii) The execution, delivery and performance of this Agreement and the Stock Option Agreement by it does not, and the consummation by it of the Merger and the other transactions contemplated hereby and thereby will not, constitute or result in (A) a breach or violation of, or a default under, its certificate or articles of incorporation or by-laws or the comparable governing instruments of any of its Subsidiaries, (B) subject to the receipt of all required waivers and consents as described in Section 5.1(d)(i) or the last sentence of this subsection, a breach or violation of, or a default under, the acceleration of any obligations or the creation of a lien, pledge, security interest or other encumbrance on the assets of it or any of its Subsidiaries (with or without notice, lapse of time or both) pursuant to any agreement, lease, contract, note, mortgage, indenture, arrangement or other obligation ("Contracts") binding upon it or any of its Subsidiaries or any Law (as defined in Section 5.1(i)) or governmental or non-governmental permit or license to which it or any of its Subsidiaries is subject or (C) any change in the rights or obligations of any party under any of the Contracts, except, in the case of clause (B) or (C) above, for any breach, violation, default, acceleration, creation or change that, individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect on it or prevent, materially delay or materially impair its ability to consummate the transactions contemplated by this Agreement and the Stock Option Agreement. The Company Disclosure Letter, with respect to the Company, and the Parent Disclosure Letter, with respect to the Parent, contains a correct and complete list of Contracts of the Company, in the case of the Company Disclosure Letter, and of Parent, in the case of the Parent Disclosure Letter, and its respective Subsidiaries pursuant to which consents or waivers are or may be required prior to consummation of the transactions contemplated by this Agreement and the Stock Option Agreement (whether or not subject to the exception set forth with respect to clauses (B) and (C) above).

          (e) Reports; Financial Statements. The filings required to be made by it and its Subsidiaries since December 31, 1993 under the PUHCA, the Power Act, the AEA and state law, and under regulations applicable to public utilities, have been made with the relevant Governmental Entities, and each of it and its Subsidiaries has complied in all material respects with such laws and regulations, except for such failures as are not reasonably likely to have a Material Adverse Effect on it. It has delivered to the other party each registration statement, report, proxy statement or information statement prepared by it or its Subsidiaries and filed with the SEC since December 31, 1996 (the "Audit Date"), including its Annual Report on Form 10-K for the year ended December 31, 1996 in the form (including exhibits, annexes and any amendments thereto) filed with the SEC (collectively, including any such registration statement, report, proxy statement or information statement filed subsequent to the date hereof, the "Reports"). As of their respective dates, the Reports did not, and any Reports filed with the SEC subsequent to the date hereof will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each of the consolidated balance sheets included in or incorporated by reference into the Reports (including the related notes and schedules) fairly presents, or will fairly present, the consolidated financial position of it and its Subsidiaries as of its date and each of the consolidated statements of income and of changes in financial position included in or incorporated by reference into the Reports (including any related notes and schedules) fairly presents, or will fairly present, the results of operations, retained earnings and changes in financial position, as the case may be, of it and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to notes and normal year-end audit adjustments that will not be material in amount or effect), in each case in accordance with generally accepted accounting principles ("GAAP") consistently applied during the periods involved, except as may be noted therein.

          (f) Absence of Certain Changes. Except as disclosed in the Reports filed prior to the date hereof, or as expressly contemplated by this Agreement or as expressly contemplated by the DQE, Inc. 1997 Five Year Plan, a copy of which has been provided to, and accepted by, Parent (the "Company Budget") or the Allegheny Power Final Operating, Cash and Capital Budget for Year 1997 and Forecast Years 1998 through 2001, a copy of which has been provided to, and accepted by, the Company (the "Parent Budget" and, collectively with the Company Budget, the "Budgets"), since the Audit Date it and its Subsidiaries have conducted their respective businesses only in, and have not engaged in any material transaction other than according to, the ordinary and usual course of such businesses and there has not been (i) any change in the financial condition, properties, business or results of operations of it and its Subsidiaries or any development or combination of developments affecting it of which its management has knowledge that, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on it; (ii) any material damage, destruction or other casualty loss with respect to any material asset or property owned, leased or otherwise used by it or any of its Subsidiaries, whether or not covered by insurance; (iii) any declaration, setting aside or payment of any dividend or other distribution in respect of its capital stock, except for dividends or other distributions on its capital stock publicly announced prior to the date hereof and except as expressly provided for herein; or (iv) any change by it in accounting principles or material accounting practices or methods. Since the Audit Date, except as provided for herein or as disclosed in the Reports filed prior to the date hereof, there has not been any increase in the compensation payable or that could become payable by it or any of its Subsidiaries to officers or key employees or any amendment of any of the Compensation and Benefit Plans (as defined in Section 5.1(h)) other than increases or amendments in the ordinary course.

          (g) Litigation and Liabilities. Except as disclosed in the Reports filed prior to the date hereof, there are no (i) civil, criminal or administrative actions, suits, claims, hearings, investigations or proceedings pending or, to the knowledge of its executive officers, threatened against it or any of its Affiliates or (ii) obligations or liabilities, whether or not accrued, contingent or otherwise and whether or not required to be disclosed, including those relating to matters involving any Environmental Law (as defined in Section 5.1(k)) or any other facts or circumstances of which its executive officers have knowledge that could result in any claims against, or obligations or liabilities of, it or any of its Affiliates, that, individually or in the aggregate, are reasonably likely to have a Material Adverse Effect on it or prevent or materially burden or materially impair the ability of it to consummate the transactions contemplated by this Agreement and the Stock Option Agreement.

          (h) Employee Benefits.

             (i) With the exception of documents as to which Parent is bound by a confidentiality agreement (which pertain to arrangements which are not, individually or in the aggregate, material), a copy of each bonus, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, employment, termination, severance, compensation, medical, health or other plan, agreement, policy or arrangement that covers employees, directors, former employees or former directors of Parent, the Company or their respective Subsidiaries (its "Compensation and Benefit Plans") and any trust agreement or insurance contract forming a part of such Compensation and Benefit Plans has been made available to the other party prior to the date hereof and each such Compensation and Benefit Plan is listed in Section 5.1(h) of the applicable Disclosure Letter. Any "change of control" or similar provisions in the Compensation and Benefit Plans are specifically identified in
        Section 5.1(h) of the applicable Disclosure Letter.

             (ii) All Compensation and Benefit Plans are in substantial compliance with all applicable law, including the Code and the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Each Compensation and Benefit Plan that is an "employee pension benefit plan", within the meaning of Section 3(2) of ERISA (a "Pension Plan") and that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service (the "IRS") for "TRA" (as defined in Rev. Proc. 93-39), or the remedial amendment period for such Pension Plan has not yet expired, and it is not aware of any circumstances likely to result in revocation of any such favorable determination letter. There is no pending or, to the knowledge of its executive officers, threatened material litigation relating to the Compensation and Benefit Plans. Neither it nor any of its Subsidiaries has engaged in a transaction with respect to any Compensation and Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, would be reasonably expected to subject it or any of its Subsidiaries to a material tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA.

             (iii) As of the date hereof, no liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by it or any of its Subsidiaries with respect to any ongoing, frozen or terminated "single-employer plan", within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by it or any of its Subsidiaries, or the single-employer plan (an "ERISA Affiliate Plan") of any entity which is treated as a single employer with it or any of its Subsidiaries under Section 414 of the Code (an "ERISA Affiliate"). It and its Subsidiaries have not incurred and do not expect to incur any withdrawal liability with respect to any "multiemployer plan", within the meaning of Section 4001(a)(3) of ERISA, under Subtitle E of Title IV of ERISA (including withdrawal liability as a result of actions of ERISA Affiliates). No notice of a "reportable event", within the meaning of
        Section 4043 of ERISA, for which the 30-day reporting requirement has not been waived, has been required to be filed for any Pension Plan or ERISA Affiliate Plan within the 12-month period ending on the date hereof or will be required to be filed in connection with the transaction contemplated by this Agreement and the Stock Option Agreement.

             (iv) All contributions required to be made under the terms of any Compensation and Benefit Plan as of the date hereof have been timely made. Neither any Pension Plan nor any ERISA Affiliate Plan has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA. Neither it nor its Subsidiaries has provided, or is required to provide, security to any Pension Plan or to any ERISA Affiliate Plan pursuant to Section 401(a)(29) of the Code.

             (v) Under each Pension Plan which is a single-employer plan and ERISA Affiliate Plan, as of the last day of the most recent plan year ended prior to the date hereof for which an actuarial valuation has been completed, the actuarially determined present value of all "benefit liabilities", within the meaning of Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in the Pension Plan's or ERISA Affiliate Plan's most recent actuarial valuation), did not exceed the then current value of the assets of such Pension Plan or ERISA Affiliate Plan, and there has been no material change in the financial condition of such Pension Plan since the last day of such most recent plan year. The potential withdrawal liability of it and its Subsidiaries and ERISA Affiliates under each multiemployer plan to which each such entity contributes or had an obligation to contribute, determined as if a "complete withdrawal" (within the meaning of Section 4203 of ERISA) has occurred as of the date hereof, would not reasonably be expected to have a Material Adverse Effect on it.

             (vi) Neither it nor its Subsidiaries have any obligations for retiree health and life benefits under any Compensation and Benefit Plan. It or its Subsidiaries may amend or terminate any such plan under the terms of such plan at any time without incurring any material liability thereunder.

             (vii) The consummation of the Merger and the other transactions contemplated by this Agreement or the Stock Option Agreement would not, directly or indirectly (including as a result of any Compensation and Benefit Plans providing for severance as a result of termination of employment within a specified time period following a change in control of the Company) (x) entitle any employees of it or its Subsidiaries to severance pay, (y) accelerate the time of payment or vesting or trigger any payment of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any of the Compensation or Benefit Plans or (z) result in any breach or violation of, or a default under, any of the Compensation and Benefit Plans.

             (viii) All Compensation and Benefit Plans covering current or former non-U.S. employees or former employees of it and its Subsidiaries comply in all material respects with applicable local law. It and its Subsidiaries have no material unfunded liabilities, as determined under local funding requirements, with respect to any Pension Plan that covers such non-U.S. employees.

          (i) Compliance with Laws; Permits. Except as set forth in the Reports filed prior to the date hereof, the businesses of each of it and its Subsidiaries have not been, and are not being, conducted in violation of any law, ordinance, regulation, judgment, order, decree, arbitration award, license or permit of any Governmental Entity (each a "Law" and collectively, "Laws"), except for violations or possible violations that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect on it or prevent or materially burden or materially impair its ability to consummate the transactions contemplated by this Agreement and the Stock Option Agreement. Except as set forth in the Reports filed prior to the date hereof, no investigation or review by any Governmental Entity with respect to it or any of its Subsidiaries is pending or, to the knowledge of its executive officers, threatened, nor has any Governmental Entity indicated an intention to conduct the same, except for those the outcome of which are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on it or prevent or materially burden or materially impair the ability of it to consummate the transactions contemplated by this Agreement and the Stock Option Agreement. To the knowledge of its executive officers, no material change is required in its or any of its Subsidiaries' processes, properties or procedures in connection with any such Laws, and it has not received any notice or communication of any material noncompliance with any such Laws that has not been cured as of the date hereof. Each of it and its Subsidiaries has all permits, licenses, trademarks, service marks, franchises, variances, exemptions, orders and other governmental authorizations, consents and approvals (collectively, "Permits") necessary to conduct its business as presently conducted except those the absence of which are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on it or prevent or materially burden or materially impair its ability to consummate the Merger and the other transactions contemplated by this Agreement and the Stock Option Agreement.

          (j) Takeover Statutes. The Board of Directors of the Company has taken or will take all appropriate and necessary action such that each of PBCL sec. 2551 et seq. and Article VII of the Company's charter will not have any effect on the Merger or the transactions contemplated by this Agreement or the Stock Option Agreement. No other "fair price," "moratorium," "control share acquisition" or other similar anti-takeover statute or regulation, including, without limitation, PBCL sec. 2541 et seq. (each, a "Takeover Statute") or any applicable anti-takeover provision in the Company's articles of incorporation and by-laws is, or at the Effective Time will be, applicable to the Company, the Shares, the Merger or the other transactions contemplated by this Agreement or the Stock Option Agreement.

          (k) Environmental Matters. Except as disclosed in the Reports filed prior to the date hereof, and except for such matters that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect on it: (i) it and its Subsidiaries have complied with all applicable Environmental Laws; (ii) the properties currently owned or operated by it (including soils, groundwater, surface water, buildings or other structures) are not contaminated with any Hazardous Material; (iii) the properties formerly owned or operated by it or any of its Subsidiaries were not contaminated with any Hazardous Material during the period of ownership or operation by it or any of its Subsidiaries; (iv) neither it nor its

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

     Subsidiaries are subject to liability for any Hazardous Material disposal or contamination on any third party property; (v) neither it nor any Subsidiary has been associated with any release or threat of release of any Hazardous Material; (vi) neither it nor any Subsidiary has received any notice, demand, letter, claim or request for information alleging that it or any of its Subsidiaries may be in violation of or liable under any Environmental Law; (vii) neither it nor any of its Subsidiaries is subject to any orders, decrees, injunctions or other arrangements with any Governmental Entity or is subject to any indemnity or other agreement with any third party relating to liability under any Environmental Law or relating to any Hazardous Material; and (viii) there are no circumstances or conditions involving it or any of its Subsidiaries that could reasonably be expected to result in any claims, liability, investigations, costs or restrictions on the ownership, use, or transfer of any property of it pursuant to any Environmental Law.

          As used herein, the term "Environmental Law" shall mean any local, state or federal statute, rule, regulation, order, consent decree, agreement with any Governmental Entity, common law standard of conduct, directive or ordinance pertaining to: (A) the protection of health, safety or the indoor or outdoor environment; (B) the use, development and control of land; (C) the conservation, management or use of natural resources and wildlife; (D) the protection or use of surface water and ground water; (E) the management, manufacture, possession, presence, use, generation, transportation, treatment, storage, disposal, release, threatened release, abatement, removal, remediation, or handling of, or exposure to, any Hazardous Material or waste (including, without limitation, ash, coal residues and radioactive wastes and contaminated materials); or (F) pollution (including any release or threat of release to air, land, surface water and ground water); and includes without limitation, the following federal statutes (and their implementing regulations and the analogous state statutes and regulations): the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. sec. 9601 et seq.; the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976, as amended by the Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. sec. 6901 et seq.; the Federal Water Pollution Control Act of 1972, as amended by the Clean Water Act of 1977, as amended, 33 U.S.C. sec. 1251 et seq.; the Toxic Substances Control Act of 1976, as amended, 15 U.S.C. sec. 2601 et seq.; the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. sec. 11001 et seq.; the Clean Air Act of 1966, as amended by the Clean Air Act Amendments of 1990, 42 U.S.C. sec. 7401 et seq.; the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. sec. 651 et seq.; the Rivers and Harbors Act of 1899, as amended, 33 U.S.C. sec. 401 et seq.; the Endangered Species Act of 1973, as amended, 16 U.S.C. sec. 1531 et seq.; the Atomic Energy Act, as amended, 42 U.S.C. sec. 2014 et seq.; the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. sec. 651 et seq.; and the Safe Drinking Water Act of 1974, as amended, 42 U.S.C. sec. 300(f) et seq.

          As used herein, the term "Hazardous Material" shall mean any substance, chemical, compound, product, solid, gas, liquid, waste, by-product, pollutant, contaminant, or material which is hazardous or toxic, and includes without limitation, asbestos or any substance containing asbestos, polychlorinated biphenyls, radioactive materials, petroleum (including crude oil or any fraction thereof), and any hazardous or toxic waste, material, or substance regulated under any Environmental Law.

          (l) Accounting and Tax Matters. As of the date hereof, neither it nor any of its Affiliates has taken or agreed to take any action, nor do its executive officers have any knowledge of any fact or circumstance, that would prevent Parent from accounting for the business combination to be effected by the Merger as a "pooling-of-interests" or prevent the Merger and the other transactions contemplated by this Agreement from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code.

          (m) Taxes. Except for such matters that, individually or in the aggregate, will not have a Material Adverse Effect on it: (i) it and each of its Subsidiaries (as appropriate) (x) have prepared in good faith and duly and timely filed (taking into account any applicable extensions) all Tax Returns (as defined below) that they were required to file (whether separately or on a combined or consolidated basis) and all such Tax Returns are complete and accurate in all material respects; (y) have timely paid in full all Taxes (as defined below) they were or are required to pay and duly and timely withheld and paid over to the appropriate recipient all Taxes that they were or are obligated to withhold from amounts paid or

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

     owing to any employee, creditor or third party; and (z) have not waived or agreed to waive any statute of limitations with respect to Taxes or agreed to any extension of time with respect to the assessment or collection of any Tax (unless such waiver or extension is not currently effective); (ii) no audits, examinations, investigations, assessments or proposed assessments of deficiencies, refund claims or other proceedings relating to the Taxes of it or any of its Subsidiaries are pending or, to the knowledge of any of its executive officers, threatened; (iii) there are not, to the knowledge of its executive officers, unresolved actual claims concerning its or any of its Subsidiaries' Tax liability; (iv) all Taxes due with respect to completed and settled examinations or concluded litigation relating to it or any of its Subsidiaries have been timely paid in full;
     (v) it has made available to the other party true, correct and complete copies of all United States federal income Tax Returns (including all consolidated Tax Returns) filed by it or any of its Subsidiaries with respect to the taxable periods ending on or after December 31, 1992, together with true, correct and complete copies of any audit or other examination reports and any notices or proposed notices of deficiency relating to such Tax Returns; (vi) neither it nor any of its Subsidiaries has any liability with respect to accrued but unpaid Taxes (whether or not assessed or shown as due on any Tax Return) in excess of the reserves therefor reflected in the financial statements included in the most recently filed Reports (as adjusted for any time elapsed since the date of such Reports in accordance with the past customary practice of it and its Subsidiaries); (vii) no liens or other security interests have been imposed on any of its assets or any assets of any of its Subsidiaries in connection with any failure (or alleged failure) to pay any Tax; (viii) neither it nor any of its Subsidiaries is a party to any Tax allocation or sharing agreement, is or has been a member of an affiliated group filing a consolidated or combined Tax Return (other than a group of which it or one of its Subsidiaries is or was the common parent) or otherwise has any liability for Taxes other than its Taxes or Taxes of one of its Subsidiaries; (ix) neither it nor any of its Subsidiaries has filed a consent under Section 341(f) of the Code; or has made or is a party to any agreement under which it is or may become obligated to make any payments that will be nondeductible under Section 280G of the Code (assuming it cannot be established that any such payments are "reasonable compensation" within the meaning of Section 280G(B)(4) of the Code); (x) it and each of its Subsidiaries has complied (and until the Effective Time will comply) in all material respects with the provisions of the Code relating to the payment and withholding of Taxes, including without limitation the withholding and reporting requirements under Sections 1441 through 1464, 3401 through 3406, and 6041 and 6049 of the Code, as well as similar provisions under any other laws; (xi) the statute of limitations for the assessment of all Taxes has expired for all applicable Tax Returns of it and each of its Subsidiaries for taxable years ending on or before the date three years before the date of this Agreement; (xii) no power of attorney currently in force has been granted by it or any of its Subsidiaries concerning any Tax matter; (xiii) no property of it or any of its Subsidiaries is property that it or any such Subsidiary or any party to this transaction is or will be required to treat as being owned by another person pursuant to the provisions of Section 168(f)(8) of the Code (as in effect prior to its amendment by the Tax Reform Act of 1986) or is tax-exempt use property within the meaning of Section 168 of the Code;
     (xiv) neither it nor any of its Subsidiaries is required to include in income any adjustment pursuant to Section 481(a) of the Code by reason of a voluntary change in accounting method initiated by it or any of its Subsidiaries, and to the best of the knowledge of its executive officers, the IRS has not proposed any such adjustment or change in accounting method; (xv) it and its Subsidiaries have or had substantial authority (within the meaning of Section 6661 of the Code for Tax Returns filed on or before December 31, 1990, and within the meaning of Section 6662 of the Code for Tax Returns filed after December 31, 1990) for all transactions that could give rise to an understatement of federal income tax (within the meaning of Section 6661 of the Code, for Tax Returns filed on or before December 31, 1990, and within the meaning of Section 6662 of the Code, for Tax Returns filed after December 31, 1990); (xvi) as of December 31, 1995, it and its Subsidiaries had net operating loss carryovers available to offset future income as disclosed in the relevant Disclosure Letter; (xvii) such Disclosure Letter discloses the amount of and year of expiration of each company's net operating loss carryovers; (xviii) it and each of its Subsidiaries had tax credit carryovers available to offset future tax liability as disclosed in the relevant Disclosure Letter; (xix) such Disclosure Letter discloses the amount and year of expiration of each company's tax credit carryovers; (xx) no election under Section 338 of the Code (or any predecessor provision) has been made by or with respect to it or any of its Subsidiaries or any of their respective assets

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

     or properties; (xxi) no indebtedness of it or any of its Subsidiaries is "corporate acquisition indebtedness" within the meaning of Section 279(b) of the Code; and (xxii) neither it nor any of its Subsidiaries has engaged in any intercompany transactions within the meaning of Treasury Regulations sec. 1.1502-13 for which any income or gain will remain unrecognized as of the close of the last taxable year prior to the Effective Time.

          As used in this Agreement, (i) the term "Tax" (including, with correlative meaning, the terms "Taxes" and "Taxable") includes all federal, state, local and foreign income, profits, franchise, gross receipts, environmental, customs duty, capital stock, severances, stamp, payroll, sales, employment, unemployment, disability, use, property, withholding, excise, production, value added, occupancy and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts and any interest in respect of such penalties and additions, and (ii) the term "Tax Return" includes all returns and reports (including elections, declarations, disclosures, schedules, estimates and information returns) required to be supplied to a Tax authority relating to Taxes.

          (n) Labor Matters. Neither it nor any of its Subsidiaries is a party to or otherwise bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor, as of the date hereof, is it or any of its Subsidiaries the subject of any material proceeding asserting that it or any of its Subsidiaries has committed an unfair labor practice or is seeking to compel it to bargain with any labor union or labor organization nor is there pending or, to the knowledge of its executive officers, threatened, nor has there been for the past five years, any labor strike, dispute, walkout, work stoppage, slow-down or lockout involving it or any of its Subsidiaries. It has previously made available to the other party correct and complete copies of all labor and collective bargaining agreements to which it or any of its Subsidiaries is party or by which any of them are otherwise bound.

          (o) Insurance. All material fire and casualty, general liability, business interruption, product liability, and sprinkler and water damage insurance policies maintained by it or any of its Subsidiaries are with reputable insurance carriers, provide full and adequate coverage for all insurable risks incident to the business of it and its Subsidiaries and their respective properties and assets, and are in character and amount at least equivalent to that carried by persons engaged in similar businesses and subject to the same or similar perils or hazards, except for any such failures to maintain insurance policies that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect on it. Neither it nor any of its Subsidiaries has received any notice of cancellation or termination with respect to any material insurance policy thereof. All material insurance policies of it and its Subsidiaries are valid and enforceable policies.

          (p) Intellectual Property.

             (i) It and/or each of its Subsidiaries owns, or is licensed or otherwise possesses sufficient legally enforceable rights to use, all patents, trademarks, trade names, service marks, copyrights, and any applications therefor, technology, know-how, computer software programs or applications, and tangible or intangible proprietary information or materials that are currently used (or, with respect to trademarks, tradenames and service marks, have been used within the last five years) in its and its Subsidiaries' business, except for any such failures to own, be licensed or possess that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect on it.

             (ii) Except as disclosed in the Reports filed prior to the date hereof or as is not reasonably likely to have a Material Adverse Effect on it:

                (A) It is not, nor will it be as a result of the execution and delivery of this Agreement or the performance of its obligations hereunder, in violation of any licenses, sublicenses and other agreements as to which it is a party and pursuant to which it is authorized to use any third-party patents, trademarks, service marks, copyrights, trade names, technology, know-how, proprietary information and computer software programs and applications ("Third-Party Intellectual Property Rights");

                (B) no claims with respect to the patents, registered and material unregistered trademarks and service marks, registered copyrights, trade names and any applications therefor, technology, know-how, proprietary information and computer software programs and applications owned or used by it or any its Subsidiaries (the "Intellectual Property Rights"), any trade secret material to it or its Subsidiaries, or Third Party Intellectual Property Rights to the extent arising out of any use, reproduction or distribution of such Third Party Intellectual Property Rights by or through it or any of its Subsidiaries, are currently pending or, to the knowledge of its executive officers, are threatened by any Person;

                (C) it does not know of any valid grounds for any bona fide claims (i) to the effect that the manufacture, sale, licensing or use of any product or service as now used, sold or licensed or proposed for use, sale or license by it or any of its Subsidiaries infringes on any copyright, patent, trademark, service mark, or trade secret;
           (ii) against the use or license for use by it or any of its Subsidiaries, of any trademarks, trade names, trade secrets, copyrights, patents, technology, know-how, proprietary information or computer software programs and applications used in the business of it or any of its Subsidiaries as currently conducted or as proposed to be conducted; (iii) challenging the ownership, validity or effectiveness of any of its Intellectual Property Rights or other trade secret material to it; or (iv) challenging the license or legally enforceable right to the use of the Third Party Intellectual Rights by it or any of its Subsidiaries;

                (D) to the knowledge of its executive officers, none of the Intellectual Property Rights has been legally declared invalid and all patents, registered trademarks and service marks, and copyrights held by it are valid, enforceable and subsisting; and

                (E) to the knowledge of its executive officers, there is no material unauthorized use, infringement or misappropriation of any of its Intellectual Property Rights by any third party, including any employee or former employee of it or any of its Subsidiaries, and no third party has applied to register any intellectual property which may infringe upon its Intellectual Property Rights.

          (q) Brokers and Finders. Neither it nor any of its officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the Merger or the other transactions contemplated in this Agreement or the Stock Option Agreement except that (i) the Company has retained Credit Suisse First Boston Corporation as its financial advisor, the arrangements with which have been disclosed in writing to Parent prior to the date hereof and (ii) Parent has employed Merrill Lynch & Co. as its financial advisory, the arrangements with which have been disclosed in writing to the Company prior to the date hereof.

          (r) Regulation as a Utility.

             (i) Neither it nor any "subsidiary company" or "affiliate" of it (such terms having the meaning ascribed to such terms in the PUHCA) is subject to regulation as a public utility or public service company (or similar designation) by any state in the United States or any foreign country. Section 5.1(r) of its Disclosure Letter sets forth each "affiliate" and each "subsidiary company" of it which may be deemed to be a "public utility company" or a "holding company" within the meaning of the PUHCA.

             (ii) The Company is an exempt holding company under Section 3(a)(1) of the PUHCA.

             (iii) Parent is a registered holding company under the PUHCA.

          (s) Operations of Nuclear Power Plants. The operations of Beaver Valley Power Station Unit 1, Beaver Valley Power Station Unit 2, and Perry Nuclear Power Plant Unit 1 (each, a "Nuclear Facility" and, collectively, the "Nuclear Facilities") owned by Duquesne Light Company (together with The Cleveland Electric Illuminating Company, Ohio Edison Company, Pennsylvania Power Company and

     The Toledo Edison Company) are and have at all times been conducted in compliance with applicable health, safety, regulatory and other legal requirements, except for such failures to comply as are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on the Company. To the knowledge of the Company, the Nuclear Facilities each maintain (i) emergency plans designed to respond to an unplanned release therefrom of radioactive materials into the environment and (ii) insurance coverages consistent with industry practice, all of which coverages are listed in Section 5.1(s) of the Company Disclosure Letter. To the knowledge of the Company, plans for the decommissioning of each of the Nuclear Facilities and for the short-term storage of spent nuclear fuel conform with the requirements of applicable law, and such plans have at all times been funded consistently with reasonable projections for such plans.

          (t) Affiliates of the Company. Section 5.1(t) of the Company Disclosure Letter sets forth the name and every line of business conducted by each "affiliate" of the Company as that term is defined in Section 2(a)(11) of the PUHCA.

          (u) Ownership of Other Party's Common Stock. (i) The Company does not "beneficially own" (as such term is defined in Rule 13d-3 under the Exchange Act) any shares of Parent Common Stock.

          (ii) Parent does not "beneficially own" (as such term is defined in Rule 13d-3 under the Exchange Act) any Shares.

                                   ARTICLE VI

                                   COVENANTS

     6.1. Interim Operations. The Company and Parent each covenants and agrees as to itself and its Subsidiaries that, after the date hereof and until the Effective Time (unless Parent or the Company, as the case may be, shall otherwise approve in writing and except as otherwise expressly contemplated by this Agreement, the respective Disclosure Letter, the Stock Option Agreement, the Company Budget or the Parent Budget, or as required by applicable Law):

          (a) the business of it and its Subsidiaries shall be conducted in the ordinary and usual course and, to the extent consistent therewith, it and each of its Subsidiaries shall use its best efforts to preserve its business organization intact and maintain its existing relations and goodwill with customers, suppliers, creditors, regulators, lessors, employees and business associates;

          (b) it shall not (i) issue, sell, pledge, dispose of or encumber any capital stock owned by it in any of its Subsidiaries; (ii) amend its articles of incorporation, charter or by-laws; (iii) split, combine or reclassify its outstanding shares of capital stock; (iv) declare, set aside or pay any dividend payable in cash, stock or property in respect of any capital stock other than dividends from its direct or indirect wholly owned Subsidiaries and other than (A) in the case of the Company, regular quarterly cash dividends not in excess of $0.34 per Share (which amount may, at the election of the Company, be increased by not more than 6.5% per year, beginning in the 1997 fiscal year of the Company) and regular quarterly cash dividends on the preferred and preference stock of its Subsidiaries and (B) in the case of Parent, regular quarterly cash dividends not in excess of $0.43 per share of Parent Common Stock (which amount may, at the election of Parent, be increased by not more than 6.5% per year, beginning in the 1997 fiscal year of Parent) and regular quarterly cash dividends on the preferred shares of subsidiaries of Parent; or (v) repurchase, redeem or otherwise acquire (except for (A) mandatory sinking fund obligations existing on the date hereof and (B) redemptions, purchases, acquisitions or issuances required by the respective terms of any Stock Plans, in the case of the Company, or Parent Stock Plans, in the case of Parent, or any dividend reinvestment plans as in effect on the date hereof in the ordinary course of the operation of such plans) or permit any of its Subsidiaries to purchase or otherwise acquire, any shares of its capital stock or any securities convertible into or exchangeable or exercisable for any shares of its capital stock;

          (c) neither it nor any of its Subsidiaries shall (i) issue, sell, pledge, dispose of or encumber any shares of, or securities convertible into or exchangeable or exercisable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of its capital stock of any class or any other property or assets (other than (x) in the case of the Company, Shares issuable pursuant to options outstanding on the date hereof under the Stock Plans or upon conversion of the Preferred Shares and additional options or rights to acquire Shares required by the terms of any Stock Plan as in effect on the date hereof in the ordinary course of the operation of such Stock Plan, (y) in the case of the Parent, shares of Parent Common Stock issuable pursuant to options outstanding under the Parent Stock Plans and additional options or rights to acquire Parent Shares required by the terms of any Parent Stock Plan as in effect on the date hereof in the ordinary course of the operation of such Parent Stock Plan, and (z) issuances of securities in connection with grants or awards of stock-based compensation made in accordance with Section 6.1(d) hereof); (ii) other than in the ordinary and usual course of business, and except for long-term indebtedness incurred in connection with the refinancing of existing indebtedness either at its maturity or at a lower cost of funds, transfer, lease, license, guarantee, sell, mortgage, pledge, dispose of or encumber any other property or assets (including capital stock of any of its Subsidiaries) or incur or modify any material indebtedness or other liability; (iii) make any commitments for, make or authorize any capital expenditures other than (x) capital expenditures not in excess of $25,000,000 in the aggregate incurred in connection with the repair or replacement of facilities destroyed or damaged due to casualty or accident (whether or not covered by insurance), (y) as required by Law, or
     (z) in amounts less than $5,000,000 individually and $15,000,000 in the aggregate; provided, however, that if either party proposes to make any capital expenditure which requires the written consent of the other party pursuant to this Section 6.1, such other party shall not unreasonably withhold such consent; or (iv) make any acquisition of, or investment in, assets or stock of any other Person or entity in excess of $15,000,000 in the aggregate;

          (d) neither it nor any of its Subsidiaries shall terminate, establish, adopt, enter into, make any new grants or awards of stock-based compensation or other benefits under, amend or otherwise modify any Compensation and Benefit Plans or increase the salary, wage, bonus or other compensation of any directors, officers or employees except (i) for grants or awards to directors, officers and employees of it or its Subsidiaries under existing Compensation and Benefit Plans in such amounts and on such terms as are consistent with past practice, (ii) in the normal and usual course of business (which shall include normal periodic performance reviews and related compensation and benefit increases, annual reestablishment of Compensation and Benefit Plans and the provision of individual Compensation and Benefit Plans consistent with past practice for newly hired or appointed officers and employees and the adoption of Compensation and Benefit Plans for employees of new Subsidiaries in amounts and on terms consistent with past practice) or (iii) for actions necessary to satisfy existing contractual obligations under Compensation and Benefit Plans existing as of the date hereof;

          (e) each of the Company and Parent shall consult with the other prior to settling or compromising, or permitting any of its Subsidiaries to settle or compromise, any material claim or litigation, and neither it nor any of its Subsidiaries shall, except in the ordinary and usual course of business, modify, amend or terminate any of its material Contracts or waive, release or assign any material rights or claims;

          (f) neither it nor any of its Subsidiaries shall make any Tax election or permit any insurance policy naming it as a beneficiary or loss-payable payee to be cancelled or terminated except in the ordinary and usual course of business;

          (g) neither it nor any of its Subsidiaries shall take any action or omit to take any action that would prevent the Merger from qualifying for "pooling of interests" accounting treatment or as a "reorganization" within the meaning of Section 368(a) of the Code or that would cause any of its representations and warranties herein to become untrue in any material respect; and

          (h) neither it nor any of its Subsidiaries will authorize or enter into an agreement to do any of the foregoing.

     6.2. Acquisition Proposals. (a) Except as contemplated by the Company Budget or the Parent Budget and except as expressly contemplated by this Agreement, neither the Company nor Parent shall, nor shall it permit any of its Subsidiaries to, nor shall it authorize or permit any of its officers, directors or employees or any investment banker, financial advisor, attorney, accountant, agent or other representative retained by it or any of its Subsidiaries to, directly or indirectly through another person, (i) solicit, initiate or encourage (including by way of furnishing information), or take any other action designed to facilitate, directly or indirectly, any inquiries or the making of any proposal with respect to a merger, reorganization, share exchange, consolidation or similar transaction involving, or, other than in the ordinary course of business, any purchase of all or any significant portion of assets or any equity securities, of the Company or Parent, as applicable, or any of its Subsidiaries (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal" and any such transaction or purchase being hereinafter referred to as an "Acquisition Transaction") or (ii) participate in any discussions or negotiations relating to any Acquisition Proposal or Acquisition Transaction; provided, however, that if, at any time prior to the obtaining of the Parent Requisite Vote, in the case of Parent, or the Company Requisite Vote, in the case of the Company, the board of directors of the Company or Parent, as applicable, determines in good faith, based on the advice of outside counsel, that it is necessary to do so to avoid a breach of its duties under state corporate Law applicable to the conduct of directors, the Company or Parent, as applicable, may, in response to an Acquisition Proposal which was not solicited by it or which did not otherwise result from a breach of this Section 6.2(a), and subject to such party's compliance with Section 6.2(c), (A) furnish information with respect to it and its Subsidiaries to any person pursuant to a customary confidentiality agreement (as determined by the party receiving such Acquisition Proposal after consultation with its outside counsel), the benefits of the terms of which, if more favorable to the other party to such confidentiality agreement than those in place with the other party hereto, shall be extended to the other party hereto, and (B) participate in negotiations regarding such Acquisition Proposal.

     (b) Except as expressly permitted by this Section 6.2, neither the board of directors of the Company or Parent, as applicable, nor any committee thereof shall (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to the other party hereto, the approval or recommendation by such board of directors or such committee of the Merger or the adoption and approval of the matters to be considered at the Stockholders Meeting (as defined in Section 6.4), in the case of the Company, and the Parent Stockholders Meeting (as defined in Section 6.4), in the case of Parent, (ii) approve or recommend, or propose publicly to approve or recommend, any Acquisition Proposal other than the Merger, or (iii) cause or permit the Company or Parent, as applicable, to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement or understanding (each, an "Acquisition Agreement") related to any Acquisition Proposal. Notwithstanding the foregoing, in the event that prior to the obtaining of the Company Requisite Vote, in the case of the Company, or the Parent Requisite Vote, in the case of Parent, there exists a Superior Proposal (as defined below) and the board of directors of the Company or Parent, as applicable, determines that there is not a substantial probability that the Company Requisite Vote or the Parent Requisite Vote, as applicable, will be obtained due to the existence of such Superior Proposal, the board of directors of the Company or Parent, as applicable, may, subject to this and the following sentences, withdraw or modify its approval or recommendation of the Merger or the approval of the matters to be considered at the Stockholders Meeting, in the case of the Company, and the Parent Stockholders Meeting, in the case of Parent, the board of directors of the Company or Parent, as applicable, may (subject to this and the following sentences of this Section 6.2(b)) approve or recommend such Superior Proposal or terminate this Agreement (and, subject to Article VIII hereof, concurrently with such termination, if it so chooses, cause the Company or Parent, as applicable, to enter into an Acquisition Agreement with respect to such Superior Proposal), but only if (i) the party seeking to terminate is not in material breach of any of the terms of this Agreement, (ii) the board of directors of the party seeking to terminate authorizes the Company or Parent, as applicable, to enter into a binding written Acquisition Agreement concerning an Acquisition Transaction that constitutes a Superior Proposal and the party seeking to terminate notifies the other party in writing that it intends to enter into such an Acquisition Agreement, attaching such Acquisition Agreement to such notice and specifying any material terms and conditions not included in the Acquisition Agreement and further identifying the party making the Superior Proposal, (iii) the other party does not make, within fifteen business days of receipt of written notification from the party seeking to terminate of such party's intention to enter into a binding Acquisition Agreement for a Superior Proposal, an offer that the board of directors of such party believes, in good faith after consultation with its financial advisors, is at least as favorable, from a financial point of view, to its stockholders as the Superior Proposal, and (iv) the party seeking to terminate prior to such termination pays to the other party in immediately available funds any fees required to be paid pursuant to Section
8.5. The Company and Parent each agrees (i) that it will not enter into a binding Acquisition Agreement referred to in clause (ii) above until at least the sixteenth business day after it has provided the notice to Parent or the Company, as applicable, required thereby and (ii) to notify Parent or the Company, promptly, if its intention to enter into the written Acquisition Agreement referred to in its notification shall change at any time after giving such notification. For purposes of this Agreement, a "Superior Proposal" means in respect of the Company or Parent, as applicable, any proposal made by a third party to acquire, directly or indirectly, for consideration consisting of cash and/or securities, more than 50% of the equity securities of the Company or Parent, as the case may be, entitled to vote generally in the election of directors or all or substantially all the assets of the Company or Parent, as the case may be, and otherwise on terms which the board of directors of such party determines in its good faith judgment (x) (based on the written opinion of a financial advisor of nationally recognized reputation (which opinion shall be provided to the other party hereto)) to be more favorable from a financial point of view to its stockholders after consideration of the Merger and the transactions contemplated hereby and for which financing, to the extent required, is then committed, (y) to be more favorable to such party after consideration of the Merger and the transactions contemplated hereby after taking into account any additional constituencies (including stockholders) and other pertinent factors permitted under the laws of the Commonwealth of Pennsylvania or the laws of the State of Maryland, as applicable, and (z) to constitute a transaction that is reasonably likely to be consummated on the terms set forth, taking into account all legal, financial, regulatory and other aspects of the proposal.

     (c) In addition to the obligations of the parties set forth in paragraphs
(a) and (b) of this Section 6.2, any party that has received an Acquisition Proposal shall immediately advise the other party hereto orally and in writing of such Acquisition Proposal, any request for information, the material terms and conditions of such request or Acquisition Proposal and the identity of the Person making such request or Acquisition Proposal. Any party that has received an Acquisition Proposal will keep the other party hereto reasonably informed of the status and details (including amendments or proposed amendments) of any such Acquisition Proposal.

     (d) Nothing contained herein shall prohibit a party from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) under the Exchange Act with respect to an Acquisition Proposal by means of a tender or exchange offer.

     6.3. Information Supplied. The Company and Parent each agrees, as to itself and its Subsidiaries, that none of the information supplied or to be supplied by it or its Subsidiaries for inclusion or incorporation by reference in (i) the Registration Statement on Form S-4 to be filed with the SEC by Parent in connection with the issuance of shares of Parent Common Stock in the Merger (including the joint proxy statement and prospectus (the "Prospectus/Proxy Statement") constituting a part thereof) (the "S-4 Registration Statement") will, at the time the S-4 Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (ii) the Prospectus/Proxy Statement and any amendment or supplement thereto will, at the date of mailing to stockholders and at the times of the Stockholders Meeting and the Parent Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     6.4. Stockholders Meetings. The Company will take, in accordance with applicable law and its articles of incorporation and by-laws, all action necessary to convene a meeting of holders of Shares (the "Stockholders Meeting") as promptly as practicable after the S-4 Registration Statement is declared effective to consider and vote upon the approval of this Agreement. Parent will take, in accordance with applicable law and its charter and by-laws, all action necessary to convene a meeting of holders of Parent Common Stock (the "Parent Stockholders Meeting") as promptly as practicable after the S-4 Registration Statement is declared effective to consider and vote upon the approval of the issuance of Parent Common Stock in the Merger. Subject to obligations under applicable Law, each of the Company's and Parent's board of directors shall recommend such approval and shall take all lawful action to solicit such approval. Notwithstanding the foregoing, Parent may delay the Parent Stockholders Meeting and the Company may delay the Stockholders Meeting by action of its respective Board of Directors after written notice of such delay to the other party if such Board of Directors shall determine that a Person has made a Superior Proposal and there is not a reasonable probability that the Company Requisite Vote, in the case of the Company, or the Parent Requisite Vote, in the case of Parent, will be obtained without such delay; provided, that such Stockholders Meeting or Parent Stockholders Meeting, as the case may be, shall be held at the earliest time at which there is a reasonable probability of obtaining the Company Requisite Vote or Parent Requisite Vote, as the case may be. If a party determines to delay its stockholders meeting pursuant to the prior sentence the other party may (but need not) delay its stockholders meeting.

     6.5. Filings; Other Actions; Notification. (a) The Company and Parent shall promptly prepare and file with the SEC the Prospectus/Proxy Statement, and Parent shall prepare and file with the SEC the S-4 Registration Statement as promptly as practicable. The Company and Parent each shall use its reasonable efforts to have the S-4 Registration Statement declared effective under the Securities Act as promptly as practicable after such filing, and, unless the Parent Stockholders Meeting or Stockholders Meeting has been delayed pursuant to
Section 6.4, promptly thereafter mail the Prospectus/Proxy Statement to the respective stockholders of each of the Company and Parent. If the mailing is delayed it shall be completed as promptly as is practicable after the parties have determined to hold their respective stockholders meetings. Parent shall also use its best efforts to obtain prior to the effective date of the S-4 Registration Statement all necessary state securities law or "blue sky" permits and approvals required in connection with the Merger and to consummate the other transactions contemplated by this Agreement and the Stock Option Agreement.

     (b) The Company and Parent each shall use its best reasonable efforts to cause to be delivered to the other party and its directors a letter of its independent auditors, dated (i) the date on which the S-4 Registration Statement shall become effective and (ii) the Closing Date, and addressed to the other party and its directors, in form and substance customary for "comfort" letters delivered by independent public accountants in connection with registration statements similar to the S-4 Registration Statement.

     (c) The Company and Parent shall cooperate with each other and use (and shall cause their respective Subsidiaries to use) all commercially reasonable efforts (i) to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable under this Agreement, the Stock Option Agreement and applicable Laws to consummate and make effective the Merger and the other transactions contemplated by this Agreement and the Stock Option Agreement as soon as practicable (including using their respective best efforts to prepare and file as promptly as practicable all documentation to effect all necessary applications, notices, petitions, filings and other documents) and
(ii) to obtain as promptly as practicable all permits, consents, approvals and authorizations (including, without limitation, the expiration or earlier termination of any applicable waiting period under the HSR Act) necessary or advisable to be obtained from any third party and/or any Governmental Entity in order to consummate the Merger or any of the other transactions contemplated by this Agreement and the Stock Option Agreement. Subject to applicable Laws relating to the exchange of information, Parent shall have the right to review and approve in advance all characterizations of the information relating to Parent and its Subsidiaries, and the Company shall have the right to review and approve in advance all characterizations of the information relating to the Company and its Subsidiaries, and each will consult with the other to the extent practicable with respect to all such information, in each case that appears in any filing made with, or written materials submitted to, any third party and/or any Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement and the Stock Option Agreement. In exercising the foregoing right, each of the Company and Parent shall act reasonably and as promptly as practicable.

     (d) The Company and Parent each shall, upon request by the other, furnish the other with all information concerning itself, its Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the Prospectus/Proxy Statement, the S-4 Registration Statement or any other statement, filing, notice or application made by or on behalf of Parent, the

Company or any of their respective Subsidiaries to any third party and/or any Governmental Entity in connection with the Merger and the transactions contemplated by this Agreement and the Stock Option Agreement.

     (e) The Company and Parent each shall keep the other apprised of the status of matters relating to completion of the transactions contemplated hereby, including promptly furnishing the other with copies of notice or other communications received by Parent or the Company, as the case may be, or any of its Subsidiaries, from any third party and/or any Governmental Entity with respect to the Merger and the other transactions contemplated by this Agreement and the Stock Option Agreement. The Company and Parent each shall give prompt notice to the other of any change that is reasonably likely to result in a Material Adverse Effect on it.

     6.6. Taxation and Accounting. Subject to Section 6.2, neither Parent nor the Company shall take or cause to be taken any action, whether before or after the Effective Time, that would disqualify the Merger as a "pooling of interests" for accounting purposes or as a "reorganization" within the meaning of Section 368(a) of the Code.

     6.7. Access. Upon reasonable notice, and except as may otherwise be required by applicable Law, the Company and Parent each shall (and shall cause its Subsidiaries to) afford the other's officers, employees, counsel, accountants and other authorized representatives ("Representatives") access, during normal business hours throughout the period prior to the Effective Time, to its properties, books, contracts and records and, during such period, each shall (and shall cause its Subsidiaries to) furnish promptly to the other all information concerning its business, properties and personnel as may reasonably be requested, provided that no investigation pursuant to this Section shall affect or be deemed to modify any representation or warranty made by the Company, Parent or Merger Sub, and provided, further, that the foregoing shall not require the Company or Parent to permit any inspection, or to disclose any information, that in the reasonable judgment of the Company or Parent, as the case may be, would result in the disclosure of any trade secrets of third parties or violate any of its obligations with respect to confidentiality to third parties if the Company or Parent, as the case may be, shall have used reasonable efforts to obtain the consent of such third party to such inspection or disclosure. All requests for information made pursuant to this Section shall be directed to an executive officer of the Company or Parent, as the case may be, or such Person as may be designated by it. All such information shall be governed by the terms of the Confidentiality Agreement, including without limitation all such information disclosed in the Disclosure Letters, and the Company and Parent, and each of their respective Subsidiaries, shall use their respective best reasonable efforts to maintain the confidentiality of all such information disclosed in the Disclosure Letters.

     6.8. Affiliates. (a) Parent shall deliver to the Company a list of names and addresses of those Persons who are, in the opinion of the Parent, as of the time of the Stockholders Meeting, "affiliates" of the Company within the meaning of Rule 145 under the Securities Act and for the purposes of applicable interpretations regarding the pooling-of-interests method of accounting. The Company shall provide to Parent such information and documents as Parent shall reasonably request for purposes of preparing such list. There shall be added to such list the names and addresses of any other Person subsequently identified as a Person who may be deemed to be such an affiliate of the Company; provided, however, that no such Person identified by Parent shall be added to the list of affiliates of the Company if Parent shall receive from the Company, on or before the date of the Stockholders Meeting, an opinion of counsel reasonably satisfactory to Parent to the effect that such Person is not an affiliate. The Company shall exercise its best efforts to deliver or cause to be delivered to Parent, prior to the date of the Stockholders Meeting, from each affiliate of the Company identified in the foregoing list (as the same may be supplemented as aforesaid), a letter dated as of the Closing Date substantially in the form attached as Exhibit A-1 (the "Affiliates Letter"). Parent shall not be required to maintain the effectiveness of the S-4 Registration Statement or any other registration statement under the Securities Act for the purposes of resale of Parent Common Stock by such affiliates received in the Merger and the certificates representing Parent Common Stock received by such affiliates shall bear a customary legend regarding applicable Securities Act restrictions and the provisions of this Section.

     (b) Prior to the date of the Stockholders Meeting, Parent shall deliver to the Company a list of names and addresses of those Persons who were, in the opinion of the Parent, at the time of the Stockholders Meeting, "affiliates" of Parent for the purposes of applicable interpretations regarding the "pooling-of-interests" method of accounting. Parent shall provide to the Company such information and documents as the Company shall reasonably request for purposes of reviewing such list. There shall be added to such list the names and addresses of any other Person the Company reasonably identifies (by written notice to Parent within ten business days after the Company's receipt of such list) as being a Person who may be deemed to be such an affiliate of Parent; provided, however, that no such Person identified by the Company shall be added to the list of affiliates of Parent if the Company shall receive from Parent, on or before the date of the Stockholders Meeting, an opinion of counsel reasonably satisfactory to the Company to the effect that such Person is not an affiliate. Parent shall exercise its best efforts to deliver or cause to be delivered to the Company, prior to the date of the Stockholders Meeting, from each of such affiliates of Parent identified in the foregoing list (as the same may be supplemented as aforesaid), a letter dated as of the Closing Date substantially in the form attached as Exhibit A-2 (the "Pooling Affiliates Letter").

     (c) If the Merger would otherwise qualify for "pooling-of-interests" accounting treatment, shares of Parent Common Stock issued to affiliates of the Company in exchange for Shares shall not be transferable until such time as financial results covering at least 30 days of combined operations of Parent and the Company have been published within the meaning of Section 201.01 of the SEC's Codification of Financial Reporting Policies, regardless of whether each such affiliate has provided the written agreement referred to in this Section 6.8, except to the extent permitted by, and in accordance with, SEC Accounting Series Release 135 and SEC Staff Accounting Bulletins 65 and 76. Any shares held by any such affiliate shall not be transferable, regardless of whether such affiliate has provided the applicable written agreement referred to in this
Section 6.8, if such transfer, either individually or in the aggregate with other transfers by affiliates, would preclude Parent's ability to account for the business combination to be effected by the Merger as a "pooling of interests". The Company shall not register the transfer of any Certificate, unless such transfer is made in compliance with the foregoing.

     6.9. Stock Exchange Listing and De-listing. Parent shall use its best efforts to cause the shares of Parent Common Stock to be issued in the Merger to be approved for listing on the New York Stock Exchange, Inc. (the "NYSE") subject to official notice of issuance, prior to the Closing Date. The Company shall use its best efforts to cause the Shares to be (i) de-listed from the NYSE, the Philadelphia Stock Exchange and the Chicago Stock Exchange and (ii) de-registered under the Exchange Act as soon as practicable following the Effective Time.

     6.10. Publicity. The initial press release concerning this Agreement and the transactions contemplated by this Agreement shall be a joint press release and thereafter the Company and Parent shall consult with each other prior to issuing any press releases or otherwise making public announcements with respect to the Merger and the other transactions contemplated by this Agreement and the Stock Option Agreement and prior to making any filings with any third party and/or any Governmental Entity (including any national securities exchange with respect thereto, except as may be required by law or by obligations pursuant to any listing agreement with or rules of any national securities exchange).

     6.11.  Benefits.

          (a) Stock Options.

             (i) At the Effective Time, each Company Option, whether vested or unvested, shall be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such Company Option, the same number of shares of Parent Common Stock as the holder of such Company Option would have been entitled to receive pursuant to the Merger had such holder exercised such option in full immediately prior to the Effective Time (rounded down to the nearest whole number), at a price per share (rounded up to the nearest whole cent) equal to (y) the aggregate exercise price for the Shares otherwise purchasable pursuant to such Company Option divided by (z) the number of full shares of Parent Common Stock deemed purchasable pursuant to such Company Option in accordance with the foregoing; provided, however, that in the case of any

        Company Option to which Section 422 of the Code applies, the option price, the number of shares purchasable pursuant to such option and the terms and conditions of exercise of such option shall be determined in accordance with the foregoing, subject to such adjustments as are necessary in order to satisfy the requirements of Section 424(a) of the Code. At or prior to the Effective Time, the Company shall make all necessary arrangements with respect to the Stock Plans to permit the assumption of the unexercised Company Options by Parent pursuant to this Section.

             (ii) Effective at the Effective Time, Parent shall assume each Company Option in accordance with the terms of the Stock Plan under which it was issued and the stock option agreement by which it is evidenced. At or prior to the Effective Time, Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon exercise of Company Options assumed by it in accordance with this Section and, to the extent required under applicable SEC rules, take all corporate actions necessary or appropriate to obtain shareholder approval at a stockholders' meeting selected by Parent with respect to such Stock Plan to the extent such approval is required to enable such Stock Plan to comply with Rule 16b-3 under the Exchange Act. As soon as practicable after the Effective Time, Parent shall file a registration statement on Form S-3 or Form S-8, as the case may be (or any successor form), or on another appropriate form (or shall cause such Company Option to be deemed an option issued pursuant to a Parent Stock Plan for which shares of Parent Common Stock have previously been registered pursuant to an appropriate registration form), with respect to the Parent Common Stock subject to such Company Options, and shall use its best efforts to maintain the effectiveness of such registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such Company Options remain outstanding.

          (b) Directors of Parent. From and after the Effective Time, the board of directors of Parent shall consist of 15 directors. Immediately prior to the Effective Time, the Company shall designate six of such directors, and Parent shall designate nine of such directors, and such designated directors shall be the directors of Parent from and after the Effective Time until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with Parent's charter and bylaws.

          (c) Officers of Parent. From and after the Effective Time, the Chairman and Chief Executive Officer of Parent shall be Alan J. Noia and the President and Chief Operating Officer of Parent shall be David D. Marshall. If either such officer is unable or unwilling to serve in such office immediately after the Effective Time, his successor shall be elected as soon as practicable after the Effective Time by the directors of Parent designated pursuant to Section 6.11(b). From and after the Effective Time, the individuals appointed by such designated directors shall be the other officers of Parent, and all such officers of Parent shall serve from and after the Effective Time until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with Parent's charter and by-laws.

          (d) Parent Board Committees. From and after the Effective Time, four of the six directors of Parent designated by the Company pursuant to
     Section 6.11(b) shall be the chairman of the following committees of the board of directors of Parent: Nuclear Review; New Business; Finance; and Employee and Community Relations. From and after the Effective Time, four of the nine directors of Parent designated by Parent pursuant to Section 6.11(b) shall be the chairman of the following committees of the board of directors of Parent: Audit; Management Review; Nominating; and Benefits.

          (e) Corporate Headquarters. From and after the Effective Time, Parent's corporate headquarters shall remain in Maryland and substantial operations of Parent's Subsidiaries, including the Surviving Corporation, shall remain in the Pittsburgh, Pennsylvania area.

     6.12. Expenses. Except as provided in this Section 6.12, the Surviving Corporation shall pay all charges and expenses, including those of the Exchange Agent, in connection with the transactions contemplated in Article IV, and Parent shall reimburse the Surviving Corporation for such charges and expenses. Except as otherwise provided in Section 8.5(b), whether or not the Merger is consummated, all costs and

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

expenses incurred in connection with this Agreement and the Stock Option Agreement and the Merger and the other transactions contemplated by this Agreement and the Stock Option Agreement shall be paid by the party incurring such expense, except that expenses incurred in connection with the filing fee for the filings under the HSR Act, the S-4 Registration Statement and printing and mailing the Prospectus/Proxy Statement, the S-4 Registration Statement, and such other expenses as may be set forth in Section 6.12 of the Parent Disclosure Letter shall be shared equally by Parent and the Company.

     6.13. Indemnification; Directors' and Officers' Insurance. (a) From and after the Effective Time, Parent agrees that it will indemnify and hold harmless each present and former director and officer of the Company or any of its Subsidiaries (when acting in such capacity), determined as of the Effective Time (the "Indemnified Parties"), against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, "Costs") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent that the Company or such Subsidiary is permitted under the law of its jurisdiction of incorporation and its articles of incorporation and bylaws in effect on the date hereof to indemnify such Person (and Parent shall also advance expenses as incurred to the fullest extent permitted under applicable Law, provided that the Person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Person is not entitled to indemnification).

     (b) Any Indemnified Party wishing to claim indemnification under paragraph
(a) of this Section 6.13, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify Parent thereof. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) Parent or the Surviving Corporation shall have the right to assume the defense thereof and Parent shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, (ii) the Indemnified Parties will cooperate in the defense of any such matter and (iii) Parent shall not be liable for any settlement effected without its prior written consent; provided, however, that Parent shall not have any obligation hereunder to any Indemnified Party if and when a court of competent jurisdiction shall ultimately determine, and such determination shall have become final, that the indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable Law.

     (c) The Surviving Corporation shall maintain the Company's existing officers' and directors' liability insurance ("D&O Insurance") for a period of six years after the Effective Time so long as the annual premium therefor is not in excess of 200% of the last annual premium paid prior to the date hereof (the "Current Premium"); provided, however, that if the existing D&O Insurance expires, is terminated or cancelled during such six-year period, the Surviving Corporation will use reasonable efforts to obtain as much D&O Insurance as can be obtained for the remainder of such period for a premium not in excess (on an annualized basis) of 200% of the Current Premium.

     (d) If the Surviving Corporation or any of its successors or assigns (i) shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) shall transfer all or substantially all of its properties and assets to any individual, corporation or other entity, then and in each such case, proper provisions shall be made so that the successors and assigns of the Surviving Corporation shall assume all of the obligations set forth in this
Section 6.13.

     (e) The provisions of this Section 6.13 are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties, their heirs and their representatives.

     6.14.  Other Actions by the Company and Parent.

          (a) Takeover Statute. If any Takeover Statute is or may become applicable to the Merger or the other transactions contemplated by this Agreement or the Stock Option Agreement, each of Parent and the Company and its board of directors shall grant such approvals and take such actions as are necessary so that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement or by the Stock Option Agreement, as the case may be, and otherwise act to eliminate or minimize the effects of such Takeover Statute on such transactions.

          (b) Dividends. The Company shall coordinate with Parent the declaration, setting of record dates and payment dates of dividends on Shares so that holders of Shares do not receive dividends on both Shares and Parent Common Stock received in the Merger in respect of any calendar quarter or fail to receive a dividend on either Shares or Parent Common Stock received in the Merger in respect of any calendar quarter.

     6.15. Parent Vote. Parent shall vote (or consent with respect to) or cause to be voted (or a consent to be given with respect to) any Shares and any shares of common stock of Merger Sub beneficially owned by it or any of its Affiliates or with respect to which it or any of its Affiliates has the power (by agreement, proxy or otherwise) to cause to be voted (or to provide a consent), in favor of the adoption and approval of this Agreement at any meeting of stockholders of the Company or Merger Sub, respectively, at which this Agreement and the Stock Option Agreement shall be submitted for adoption and approval and at all adjournments or postponements thereof (or, if applicable, by any action of stockholders of either the Company or Merger Sub by consent in lieu of a meeting).

     6.16. Rate Matters. Other than currently pending rate filings, each of the Company and Parent shall, and shall cause its Subsidiaries to, discuss with each other any changes in its or its Subsidiaries regulated rates or charges (other than pass-through fuel rates or charges), standards of service or accounting from those in effect on the date hereof and consult with the other prior to making any filing (or any amendment thereto), or effecting any agreement, commitment arrangement or consent, whether written or oral, formal or informal, with respect thereto.

     6.17. PUHCA. Neither the Company nor Parent shall, nor shall the Company or Parent permit any of its Subsidiaries to, take any action that would impair the ability of Parent to obtain the approvals under the PUHCA for the transactions contemplated by this Agreement.

     6.18. Pennsylvania Restructuring Legislation. The Company and Parent each agrees that it will cause its Pennsylvania utility Subsidiary to file in a timely manner with the Pennsylvania Public Utility Commission a restructuring plan to implement direct access to a competitive market for electric generation pursuant to the Electricity Generation Customer Choice and Competition Act, 66 Pa. Comm. Stat. sec. 2801 et seq. (the "Pennsylvania Restructuring Legislation").

     6.19. Nuclear Matters. (a) At least quarterly prior to the Effective Time, the Company shall, upon request by Parent, cause its President -- Generation Group and its Chief Nuclear Officer to attend a meeting of the Board of Directors of Parent and provide Parent's directors with such oral and written information concerning the Nuclear Facilities and the Company's nuclear generation program as such directors and/or the chief financial officer of Parent may reasonably request, including but not limited to information relating to safety matters, regulatory matters, refueling plans, outages, planned and pending capital expenditures and the Company's relations with co-owners of the Nuclear Facilities.

     (b) Prior to the Effective Time, Parent shall be entitled to designate one person who shall be a director of Parent or shall be a person expert in nuclear matters reasonably acceptable to the Company, to attend and participate (without having any voting rights) in each meeting of the Nuclear Review Committee of the Board of Directors of the Company (the "Nuclear Review Committee"), and such Parent designee shall be given the same notice of meetings and other information as is given each member of the Nuclear Review Committee.

                                  ARTICLE VII

                                   CONDITIONS

     7.1. Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver at or prior to the Effective Time of each of the following conditions:

          (a) Stockholder Approval. This Agreement shall have been duly approved by holders of Shares constituting the Company Requisite Vote and by the sole stockholder of Merger Sub in accordance with applicable law and the certificate and by-laws of each such corporation, and the issuance of Parent Common Stock pursuant to the Merger shall have been duly approved by the holders of Parent Common Stock constituting the Parent Requisite Vote.

          (b) NYSE Listing. The shares of Parent Common Stock issuable to holders of Shares pursuant to this Agreement shall have been authorized for listing on the NYSE upon official notice of issuance.

          (c) Regulatory Consents. The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated and, other than the filing provided for in Section 1.3, all filings required to be made prior to the Effective Time by the Company or Parent or any of their respective Subsidiaries with, and all consents, approvals and authorizations required to be obtained prior to the Effective Time by the Company or Parent or any of their respective Subsidiaries from, any Governmental Entity (collectively, "Governmental Consents") in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby shall have been made or obtained (as the case may be) and become Final Orders (as hereinafter defined), and such Final Orders shall not, individually or in the aggregate, contain terms or conditions that would have, or be reasonably likely to have, a Material Adverse Effect on the Company or a Material Adverse Effect on Parent (excluding, after the Effective Time, the Company and its Subsidiaries). The term "Final Order" shall mean action by the relevant Governmental Entity that has not been reversed, stayed, enjoined, set aside, annulled or suspended, with respect to which any waiting period prescribed by law before the transactions contemplated hereby may be consummated has expired, and as to which all conditions to the consummation of such transactions prescribed by law, regulation or order have been satisfied.

          (d) Litigation. No court or Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins or otherwise prohibits consummation of the transactions contemplated by this Agreement (collectively, an "Order"), and no Governmental Entity shall have instituted any proceeding seeking any such Order.

          (e) S-4. The S-4 Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the S-4 Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or be threatened by the SEC.

          (f) Blue Sky Approvals. Parent shall have received all state securities and "blue sky" permits and other authorizations necessary to consummate the transactions contemplated hereby.

          (g) Pooling Letter. Parent and the Company shall have received from Parent's independent accounting firm a letter, dated as of the Closing Date, to the effect that the Merger will qualify for "pooling of interests" accounting treatment, it being understood Parent's independent accounting firm may rely upon a letter of the Company's independent accounting firm with respect to the eligibility of the Company and its Subsidiaries for such accounting treatment.

     7.2. Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger are also subject to the satisfaction or waiver by Parent prior to the Effective Time of the following conditions:

          (a) Representations and Warranties. The representations and warranties of the Company set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent any such representation or warranty expressly speaks as of an earlier date), and Parent shall have received a certificate signed on behalf of the Company by an executive officer of the Company to such effect.

          (b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of the Company by an executive officer of the Company to such effect.

          (c) Consents. The Company shall have obtained the consent or approval of each Person whose consent or approval shall be required in order to consummate the transactions contemplated by this Agreement and the Stock Option Agreement under any Contract to which the Company or any of its Subsidiaries is a party, except those for which the failure to obtain such consent or approval, individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect on the Company or is not reasonably likely to materially adversely affect the ability of the Company to consummate the transactions contemplated by this Agreement.

          (d) Tax Opinion. Parent shall have received the opinion of Sullivan & Cromwell, counsel to Parent, dated the Closing Date, to the effect that the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and that each of Parent, Merger Sub and the Company will be a party to that reorganization within the meaning of Section 368(b) of the Code. Such opinion may be based on, in addition to the review of such matters of law and fact as Sullivan & Cromwell considers appropriate, (i) representations made at the request of Sullivan & Cromwell by Parent, the Company, stockholders of Parent or the Company, or any combination of such persons, (ii) certificates provided at the request of Sullivan & Cromwell by officers of Parent or the Company and other appropriate persons and (iii) assumptions set forth in the opinion with the consent of Parent, which consent shall not be unreasonably withheld.

          (e) Affiliates Letters. Parent shall have received an Affiliates Letter from each Person identified as an affiliate of the Company pursuant to Section 6.8.

          (f) Comfort Letters. Parent shall have received, in form and substance reasonably satisfactory to Parent, from its independent public accounting firm and the Company's independent public accounting firm the "comfort" letters described in Section 6.5(b).

     7.3. Conditions to Obligation of the Company. The obligation of the Company to effect the Merger is also subject to the satisfaction or waiver by the Company prior to the Effective Time of the following conditions:

          (a) Representations and Warranties. The representations and warranties of Parent and Merger Sub set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent any such representation and warranty expressly speaks as of an earlier date), and the Company shall have received a certificate signed on behalf of Parent by an executive officer of Parent and Merger Sub to such effect.

          (b) Performance of Obligations of Parent and Merger Sub. Each of Parent and Merger Sub shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Parent and Merger Sub by an executive officer of Parent to such effect.

          (c) Consents. Parent shall have obtained the consent or approval of each Person whose consent or approval shall be required in order to consummate the transactions contemplated by this Agreement and the Stock Option Agreement under any Contract to which Parent or any of its Subsidiaries is a party, except those for which failure to obtain such consents and approvals, individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect on Parent or is not reasonably likely to materially adversely affect the ability of Parent to consummate the transactions contemplated by this Agreement.

          (d) Tax Opinion. The Company shall have received the opinion of LeBoeuf, Lamb, Greene & MacRae, L.L.P., counsel to the Company, dated the Closing Date, to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and that each of Parent, Merger Sub and the Company will be a party to that reorganization within the meaning of Section 368(b) of the Code. Such opinion may be based on, in addition to the review of such matters of law and fact as such counsel considers appropriate, (i) representations made at the request of such counsel by Parent, the Company, Merger Sub, stockholders of Parent or the Company, or any combination of such persons, (ii) certificates provided at the request of such counsel by officers of Parent, the Company and Merger Sub, or any combination of such officers and (iii) assumptions set forth in the opinion with the consent of the Company, which consent shall not be unreasonably withheld.

          (e) Comfort Letters. The Company shall have received from its independent public accounting firm and Parent's independent public accounting firm the "comfort" letters described in Section 6.5(b).

                                  ARTICLE VIII

                                  TERMINATION

     8.1. Termination by Mutual Consent. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the approval by stockholders of the Company and Parent referred to in Section 7.1(a), by mutual written consent of the Company, Parent and Merger Sub, by action of their respective boards of directors.

     8.2. Termination by Either Parent or the Company. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by action of the board of directors of either Parent or the Company if (a) the Merger shall not have been consummated by October 5, 1998, whether such date is before or after the date of approval by the stockholders of the Company or Parent (the "Termination Date"); provided that the Termination Date shall automatically be extended for six months if, on October 5, 1998: (i) any of the conditions set forth in Section 7.1(c) has not been satisfied or waived, (ii) each of the other conditions to the consummation of the Merger set forth in
Article VII has been satisfied or waived or can readily be satisfied, and (iii) any Governmental Consent that has not yet been obtained is being pursued diligently and in good faith, (b) any Governmental Consents shall have been made or obtained by Final Orders which contain terms or conditions that would cause the condition set forth in Section 7.1(c) not to be satisfied, (c) any Order permanently restraining, enjoining or otherwise prohibiting the Merger shall have become final and non-appealable, whether before or after the approval by the stockholders of the Company or Parent, (d) the Company Requisite Vote shall not have been obtained at the duly held Stockholders Meeting, including any adjournments thereof, or (e) the Parent Requisite Vote shall not have been obtained at the duly held Parent Stockholders Meeting, including any adjournments thereof; provided that the right to terminate this Agreement pursuant to clause (a), (b), (d) or (e) above shall not be available to any party that has breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the occurrence of the failure of the Merger to be consummated.

     8.3. Termination by the Company. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the approval by stockholders of the Company referred to in Section 7.1(a), by action of the board of directors of the Company:

        (a) subject to and in accordance with the provisions of Section 6.2; or

          (b) if (i) the Board of Directors of Parent shall have withdrawn or adversely modified its approval or recommendation of this Agreement or failed to reconfirm its recommendation of this Agreement within five business days after a written request by the Company to do so, (ii) there has been a material breach by Parent or Merger Sub of any representation, warranty, covenant or agreement contained in this Agreement that is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by the Company to the party committing such breach, or
     (iii) Parent or any of the other Persons described in Section 6.2(a) as affiliates, representatives or agents of Parent shall take any of the

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

     actions that would be proscribed by Section 6.2 but for the exceptions therein allowing certain actions to be taken pursuant to the proviso in
     Section 6.2(a) or in the second sentence of Section 6.2(b).

     8.4. Termination by Parent. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after the approval by the stockholders of Parent referred to in Section 7.1(a), by action of the board of directors of Parent:

          (a) subject to and in accordance with the provisions of Section 6.2;
     or

          (b) if (i) the Board of Directors of the Company shall have withdrawn or adversely modified its approval or recommendation of this Agreement or failed to reconfirm its recommendation of this Agreement within five business days after a written request by Parent to do so, (ii) there has been a material breach by the Company of any representation, warranty, covenant or agreement contained in this Agreement that is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by Parent to the party committing such breach, or (iii) if the Company or any of the other Persons described in Section 6.2(a) as affiliates, representatives or agents of the Company shall take any of the actions that would be proscribed by Section 6.2 but for the exceptions therein allowing certain actions to be taken pursuant to the proviso in
     Section 6.2(a) or in the second sentence of Section 6.2(b).

     8.5. Effect of Termination and Abandonment. (a) In the event of termination of this Agreement and the abandonment of the Merger pursuant to this
Article VIII, this Agreement (other than as set forth in Section 9.1) shall become void and of no effect with no liability of any party hereto (or any of its directors, officers, employees, agents, legal and financial advisors or other representatives); provided, however, except as otherwise provided herein, no such termination shall relieve any party hereto of any liability or damages resulting from any breach of this Agreement.

     (b) In the event that this Agreement is terminated (x) by the Company pursuant to Section 8.3(a) (or 6.2), or (y) by Parent pursuant to Section 8.4(b)(i) or (iii), or (z) by the Company or Parent pursuant to Section 8.2(d), then the Company: (1) shall promptly, but in no event later than two days after the date of such termination (except in the case of a termination pursuant to Section 8.3(a) which requires payment prior to termination), pay Parent, in addition to any amount, not to exceed $20,000,000, paid and/or payable by the Company to Parent pursuant to the Stock Option Agreement, a termination fee equal to the sum of (I) the charges and expenses repaid to Parent or Merger Sub pursuant to clause (2) of this Section 8.5(b) and (II) an amount equal to $50,000,000 less the sum of (x) the amounts paid pursuant to clause (I) of this
Section 8.5(b)(1), and (y) the amount, not to exceed $20,000,000, paid and/or payable by the Company to Parent pursuant to the Stock Option Agreement; and (2) shall promptly, but in no event later than two days after being notified of such by Parent, pay all of the charges and expenses, including those of the Exchange Agent, incurred by Parent or Merger Sub in connection with this Agreement and the Stock Option Agreement and the transactions contemplated by this Agreement and the Stock Option Agreement up to a maximum amount of $10,000,000, in each case payable by wire transfer of same day funds. In no event shall the Company be required to pay more than $50,000,000 pursuant to the preceding sentence. In addition, if this Agreement is terminated (x) at a time when a termination fee is payable pursuant to the terms of the preceding sentence or (y) at a time when the approval of the Company's stockholders required by Section 7.1(a) shall not have been obtained at a meeting duly convened therefor or at any adjournment or postponement thereof and at any time within two years after such termination the Company shall consummate a Material Acquisition Transaction (as defined below) with any Person other than Parent or a Subsidiary of Parent, then the Company shall simultaneously with the consummation of such Material Acquisition Transaction pay Parent an additional termination fee of $50,000,000 payable by wire transfer of same day funds. A "Material Acquisition Transaction" shall mean, with respect to Parent or the Company, any Acquisition Transaction or series of related Acquisition Transactions involving a merger or consolidation of such party or involving forty percent or more of its voting power, equity interests or assets (in each case directly or indirectly). The Company acknowledges that the agreements contained in this Section 8.5(b) are an integral part of the transactions contemplated by this Agreement and that, without these agreements, Parent and Merger Sub would not enter into this Agreement; accordingly, if the Company fails to promptly pay the amount due pursuant to this Section 8.5(b) and, in order to obtain such payment, Parent or Merger Sub commences a suit which results in a judgment against the Company for any of the fees set forth in this Section 8.5(b), the Company shall pay to Parent or Merger Sub its costs and expenses (including attorneys' fees) in connection with such suit, together with interest on the amount of such payment at the prime rate of Citibank, N.A. in effect on the date such payment was required to be made.

     (c) In the event that this Agreement is terminated (x) by Parent pursuant to Section 8.4(a)(or 6.2) or (y) by the Company pursuant to Section 8.3(b)(i) or
(iii), or (z) by the Company or Parent pursuant to Section 8.2(e), then Parent:
(1) shall promptly, but in no event later than two days after the date of such termination (except in the case of a termination pursuant to Section 8.4(a) which requires payment prior to termination), pay the Company, in addition to any amount, not to exceed $20,000,000, paid and/or payable by Parent to the Company pursuant to the letter agreement, dated the date hereof, between Parent and the Company, a termination fee equal to the sum of (I) the charges and expenses repaid to the Company pursuant to clause (2) of this Section 8.5(c) and
(II) an amount equal to $50,000,000 less the sum of (x) the amounts paid pursuant to clause (I) of this Section 8.5(c)(1), and (y) the amount, not to exceed $20,000,000, paid and/or payable by Parent to the Company pursuant to the letter agreement, dated the date hereof, between Parent and the Company; and (2) shall promptly, but in no event later than two days after being notified of such by the Company, pay all of the charges and expenses incurred by the Company in connection with this Agreement and the Stock Option Agreement and the transactions contemplated by this Agreement and the Stock Option Agreement up to a maximum amount of $10,000,000, in each case payable by wire transfer of same day funds. In no event shall Parent be required to pay more than $50,000,000 pursuant to the preceding sentence. In addition, if this Agreement is terminated
(x) at a time when a termination fee is payable pursuant to the terms of the preceding sentence or (y) at a time when the approval of Parent's stockholders required by Section 7.1(a) shall not have been obtained at a meeting duly convened therefor or at any adjournment or postponement thereof and at any time within two years after such termination Parent shall consummate a Material Acquisition Transaction with any Person other than the Company or a Subsidiary of the Company, then Parent shall simultaneously with the consummation of such Material Acquisition Transaction pay the Company an additional termination fee, payable by wire transfer of same day funds, of $50,000,000. Parent acknowledges that the agreements contained in this Section 8.5(c) are an integral part of the transactions contemplated by this Agreement and that, without these agreements, the Company would not enter into this Agreement; accordingly, if Parent fails to promptly pay the amount due pursuant to this Section 8.5(c) and, in order to obtain such payment, the Company commences a suit which results in a judgment against Parent for any of the fees set forth in this Section 8.5(c), Parent shall pay to the Company its costs and expenses (including attorneys' fees) in connection with such suit, together with interest on the amount of such payment at the prime rate of Citibank, N.A. in effect on the date such payment was required to be made.

                                   ARTICLE IX

                           MISCELLANEOUS AND GENERAL

     9.1. Survival. This Article IX and the agreements of the Company, Parent and Merger Sub contained in Sections 6.6 (Taxation and Accounting), 6.11 (Benefits), 6.12 (Expenses) and 6.13 (Indemnification; Directors' and Officers' Insurance) shall survive the consummation of the Merger. This Article IX, the representations contained in Section 5.1(c), the agreements of the Company, Parent and Merger Sub contained in Section 6.12 (Expenses), Section 8.5 (Effect of Termination and Abandonment) and the Confidentiality Agreement shall survive the termination of this Agreement. All other representations, warranties, agreements and covenants in this Agreement shall not survive the consummation of the Merger or the termination of this Agreement.

     9.2. Modification or Amendment. Subject to the provisions of applicable Law, the parties hereto may modify or amend this Agreement, by written agreement executed and delivered by duly authorized officers of the respective parties.

     9.3. Waiver of Conditions; Extension. The conditions to each of the parties' obligations to consummate the Merger are for the sole benefit of such party and at any time prior to the Effective Time such party may waive such conditions in whole or in part or extend the time for the performance of any of the obligations or other acts of the other parties hereto to the extent permitted by applicable Law.

     9.4. Counterparts. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement. This Agreement shall become a binding obligation of Merger Sub upon Merger Sub's execution of this Agreement in accordance with Section 1.1(a).

     9.5. GOVERNING LAW AND VENUE; WAIVER OF JURY TRIAL. (A) THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN, AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF, THE COMMONWEALTH OF PENNSYLVANIA WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF. The parties hereby irrevocably submit to the jurisdiction of the courts of the Commonwealth of Pennsylvania and the Federal courts of the United States of America located in the Commonwealth of Pennsylvania solely in respect of the interpretation and enforcement of the provisions of this Agreement and the Stock Option Agreement and of the documents referred to in this Agreement and the Stock Option Agreement, and in respect of the transactions contemplated hereby and thereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement and the Stock Option Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a Commonwealth of Pennsylvania or Federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 9.6, or in such other manner as may be permitted by Law, shall be valid and sufficient service thereof. No provision of this Agreement shall be construed to require any party to violate or contravene any applicable Law.

     (b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE STOCK OPTION AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE STOCK OPTION AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR THE STOCK OPTION AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT OR THE STOCK OPTION AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.5.

     9.6. Notices. Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, or by facsimile:

                   if to Parent or Merger Sub

                   Allegheny Power System, Inc.
                   10435 Downsville Pike
                   Hagerstown, Maryland 21740-1766
                   Attention: Thomas K. Henderson
                   telecopier: (301) 665-9006

                   (with a copy to Joseph B. Frumkin
                   Sullivan & Cromwell
                   125 Broad Street
                   New York, New York 10004
                   telecopier: (212) 558-3588)

                   if to the Company

                   DQE, Inc.
                   411 Seventh Avenue
                   Pittsburgh, Pennsylvania 15230-1930
                   Attention: Victor A. Roque
                   telecopier: (412) 393-6266

                   (with copies to Douglas W. Hawes
                     and Steven H. Davis
                   LeBoeuf, Lamb, Greene & MacRae, L.L.P.
                   125 West 55th Street
                   New York, New York 10019
                   telecopier: (212) 424-8500)

or to such other persons or addresses as may be designated in writing by the party to receive such notice as provided above.

     9.7. Entire Agreement. This Agreement (including any exhibits hereto), the Company Disclosure Letter, the Parent Disclosure Letter, the Stock Option Agreement and the Confidentiality Agreement, dated November 18, 1996, between Parent and the Company (the "Confidentiality Agreement") constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties both written and oral, among the parties with respect to the subject matter hereof. References herein to this Agreement shall for all purposes be deemed to include references to the Company Disclosure Letter and Parent Disclosure Letter. EACH PARTY HERETO AGREES THAT, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS AGREEMENT, NEITHER PARENT AND MERGER SUB NOR THE COMPANY MAKES ANY OTHER REPRESENTATIONS OR WARRANTIES, AND EACH HEREBY DISCLAIMS ANY OTHER REPRESENTATIONS OR WARRANTIES MADE BY ITSELF OR ANY OF ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, FINANCIAL AND LEGAL ADVISORS OR OTHER REPRESENTATIVES WITH RESPECT TO THE EXECUTION AND DELIVERY OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO THE OTHER OR THE OTHER'S REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION WITH RESPECT TO ANY ONE OR MORE OF THE FOREGOING.

     9.8. No Third Party Beneficiaries. Except as provided in Section 6.13 (Indemnification; Directors' and Officers' Insurance), this Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

     9.9. Obligations of Parent and of the Company. Whenever this Agreement requires a Subsidiary of Parent to take any action, such requirement shall be deemed to include an undertaking on the part of Parent to cause such Subsidiary to take such action. Whenever this Agreement requires a Subsidiary of the Company to take any action, such requirement shall be deemed to include an undertaking on the part of the Company to cause such Subsidiary to take such action and, after the Effective Time, on the part of the Surviving Corporation to cause such Subsidiary to take such action.

     9.10. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

     9.11. Interpretation. The table of contents and headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to a Section or Exhibit, such reference shall be to a Section of or Exhibit to this Agreement unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

     9.12. Assignment. This Agreement shall not be assignable by operation of law or otherwise; provided, however, that Parent may designate, by written notice to the Company, another wholly-owned direct or indirect subsidiary to be a Constituent Corporation in lieu of Merger Sub, in the event of which all references herein to Merger Sub shall be deemed references to such other subsidiary, except that all representations and warranties made herein with respect to Merger Sub as of the date of this Agreement shall be deemed representations and warranties made with respect to such other subsidiary as of the date of such designation.

     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the Company and Parent as of the date hereof.

                                          DQE, INC.

                                          By: /s/ DAVID D. MARSHALL
                                            ------------------------------------
                                            David D. Marshall
                                            President and Chief Executive
                                              Officer

                                          ALLEGHENY POWER SYSTEM, INC.
                                          By: /s/ ALAN J. NOIA
                                            ------------------------------------
                                            Alan J. Noia
                                            President and Chief Executive
                                              Officer

                                          Accepted and Agreed as of:
                                         --------------------------------------,
                                          199__
                                          AYP SUB, INC.

                                          By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                                                      APPENDIX B

                         OPINION OF MERRILL LYNCH & CO.

                                   [TO COME]

                                                                      APPENDIX C

               OPINION OF CREDIT SUISSE FIRST BOSTON CORPORATION

                                   [TO COME]

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Under Section 2-418 of the MGCL, a corporation may indemnify a director who is a party to a proceeding by reason of such status for judgments, penalties, fines, settlements and reasonable expenses incurred in connection with the proceeding, unless (i) the act or omission of the director was material and the matter giving rise to the proceeding was an act or omission of the director committed in bad faith or was the result of active and deliberate dishonesty;
(ii) the director actually received an improper personal benefit in money, property or services; or (iii) in a criminal proceeding, the director had reasonable cause to believe that the act or omission was unlawful. No such indemnification may be made if the proceeding was by or in the right of the corporation and the director is adjudged liable to the corporation. Further, under the MGCL, unless the charter provides otherwise, (i) indemnification of expenses is mandatory if a director is successful in the defense of any proceeding; and (ii) a court of competent jurisdiction may order indemnification despite the director having failed to meet the standards otherwise applicable under the statute for permissive indemnification, if it deems such indemnification proper under the circumstances.

     A corporation may not provide indemnification whether or not involving an action in the director's official capacity, if the director is adjudged to be liable on the basis that personal benefit was improperly received.

     Further, a corporation may not indemnify a director except after a specific proceeding, and after a determination that indemnification is permissible, such determination being made either (i) by the board of directors, by a majority of a quorum consisting of directors not a party to the proceeding, or if such is impossible, then by a majority vote of a committee established by the board to act on the matter; (ii) by a special legal counsel selected, by the board by a majority of a quorum consisting of directors not a party to the proceeding, or a committee established in accordance with certain requirements; or (iii) by the stockholders. Officers, employees and agents of the company may be indemnified to the same extent as a director, in the same manner, and subject to the same limitations.


     The APS Bylaws provide that APS will indemnify any person who was or is a party or is threatened with being made a party to any action, suit, or proceeding, including appeals (other than an action, suit or proceeding by or in the right of APS), by reason of being a director, officer or employee of APS or serving at the request of APS in a similar capacity for another entity, against expenses (including attorneys' fees), judgments, decrees, fines, penalties and amounts paid in settlement, actually and reasonably incurred in connection with such proceeding if the person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that the conduct was unlawful. The APS Bylaws further provide that APS will indemnify any person who, by reason of being a director, officer or employee of APS or serving at the request of APS in a similar capacity for another corporation, was or is a party or is threatened with being made a party to any action, suit or proceeding, including appeals, by or in the right of APS to procure a judgment in its favor, against expenses actually and reasonably incurred in connection with the defense or settlement of such action, suit or proceeding. APS will also indemnify such person for any amounts paid in settlement of such action, suit or proceeding up to the amount that would reasonably have been expended in such person's defense if such action would have been prosecuted to conclusion. However, indemnification in the case of an action brought by or in the right of APS will be made only if the person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of APS and no such indemnified party shall have been finally adjudged to be liable for negligence or misconduct in the performance of his duty to APS, except that a court may order indemnification despite an adjudication of liability if it deems such indemnification proper in view of all the circumstances. Other provisions of the APS Charter provide for indemnification as permitted by the MGCL.


     Consistent with Section 2-405.2 of the MGCL and Section 5-349 of Courts and Judicial Proceedings Article, the APS Charter provides that directors and officers are not liable to APS or its stockholders for monetary damages for breach of fiduciary duties, provided that director and officer liability is not eliminated (i) to the extent that it is proved that the person actually received an improper benefit or profit in money, property or services, to the extent of the improper money, property or services actually received, or (ii) to the extent that a judgment or final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES


EXHIBIT
NUMBER
------
  2-a      Agreement and Plan of Merger, dated as of April 5, 1997, among DQE, APS and Merger
           Sub (incorporated by reference to Exhibit 2(a) to APS' Current Report on Form 8-K
           (File No. 1-267), dated April 9, 1997).
  3        Bylaws of APS, as amended.**
  5        Opinion of Sullivan & Cromwell regarding validity of securities being registered.*
  8-a      Opinion of Sullivan & Cromwell regarding certain federal income tax matters.*
  8-b      Opinion of LeBoeuf, Lamb, Greene & MacRae, L.L.P. regarding certain federal income tax matters.*
 10-a      Stock Option Agreement, dated as of April 5, 1997, between APS and DQE
           (incorporated by reference to Exhibit 2(b) to APS' Current Report on Form 8-K
           (File No. 1-267), dated April 9, 1997).
 10-b      Letter Agreement, dated as of April 5, 1997, between APS and DQE (incorporated by reference to Exhibit 2(c) to APS' Current Report on Form 8-K (File No. 1-267),
           dated April 9, 1997).
 23-a      Consent of Price Waterhouse LLP.**
 23-b      Consent of Deloitte & Touche LLP.**
 23-c      Consent of Sullivan & Cromwell (included in the opinion filed as Exhibit 5 to this
           Registration Statement and incorporated herein by reference).*
 23-d      Consent of Sullivan & Cromwell (included in the opinion filed as Exhibit 8-a to this Registration Statement and incorporated herein by reference).*
 23-e      Consent of LeBoeuf, Lamb, Greene & MacRae, L.L.P. (included in the opinion filed as Exhibit 8-b to this Registration Statement and incorporated herein by reference).*
 24        Power of Attorney.***
 99-a      Form of Proxy of APS.**
 99-b      Form of Proxy of DQE.**
 99-c      Consent of Merrill Lynch & Co.***
 99-d      Consent of Credit Suisse First Boston Corporation.***


---------------
  * To be filed by amendment.

 ** Filed herewith.

*** Previously filed.

ITEM 22.  UNDERTAKINGS.

     (a) The undersigned Registrant hereby undertakes

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933,

             (ii) To reflect in the prospectus any facts or events arising after the Effective Time of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) The undersigned Registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) (1) The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

     (2) The undersigned Registrant hereby undertakes that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being Registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (e) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the Effective Time of the registration statement through the date of responding to the request.

     (f) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the county of Washington, state of Maryland, on the 18th day of June, 1997.


                                          ALLEGHENY POWER SYSTEM, INC.

                                          By:   /s/ THOMAS K. HENDERSON

                                          --------------------------------------
                                              Thomas K. Henderson
                                              Vice President


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been signed below by the following persons in the capacities and on the date indicated.



Principal Executive Officer:                             /s/ ALAN J. NOIA
                                              -----------------------------------------------
                                              Alan J. Noia
                                              President, Chief Executive Officer and Director

Principal Financial Officer:                             /s/ MICHAEL P. MORRELL
                                              -----------------------------------------------
                                              Michael P. Morrell
                                              Senior Vice President, Finance

Principal Accounting Officer:                            /s/ KENNETH M. JONES
                                              -----------------------------------------------
                                              Kenneth M. Jones
                                              Vice President and Controller
DIRECTORS:
  Eleanor Baum*                                         By: /s/ THOMAS K. HENDERSON
  William L. Bennett*                         -----------------------------------------------
  Wendell F. Holland*                                      Thomas K. Henderson,
  Phillip E. Lint*                                 as Attorney-in-fact for the Directors
  Frank A. Metz, Jr.*                                          June 18, 1997
  Alan J. Noia*
  Steven H. Rice*
  Gunnar E. Sarsten*
  Peter L. Shea*


---------------
* By power of attorney.

                                 EXHIBIT INDEX


                                                                                   SEQUENTIALLY
EXHIBIT                                                                              NUMBERED
NUMBER                                 DESCRIPTION                                     PAGE
------     --------------------------------------------------------------------    ------------
  2-a      Agreement and Plan of Merger, dated as of April 5, 1997, among DQE,
           APS and Merger Sub (incorporated by reference to Exhibit 2(a) to
           APS' Current Report on Form 8-K (File No. 1-267), dated April 9,
           1997)...............................................................
  3        Bylaws of APS, as amended**.........................................
  5        Opinion of Sullivan & Cromwell regarding validity of securities being registered.*..................................................
  8-a      Opinion of Sullivan & Cromwell regarding certain federal income tax matters.*...........................................................
  8-b      Opinion of LeBoeuf, Lamb, Greene & MacRae, L.L.P. regarding certain federal income tax matters.*........................................
 10-a      Stock Option Agreement, dated as of April 5, 1997, between APS and
           DQE (incorporated by reference to Exhibit 2(b) to APS' Current
           Report on Form 8-K (File No. 1-267), dated April 9, 1997)...........
 10-b      Letter Agreement, dated as of April 5, 1997, between APS and DQE
           (incorporated by reference to Exhibit 2(c) to APS' Current Report on
           Form 8-K (File No. 1-267), dated April 9, 1997).....................
 23-a      Consent of Price Waterhouse LLP**...................................
 23-b      Consent of Deloitte & Touche LLP**..................................
 23-c      Consent of Sullivan & Cromwell (included in the opinion filed as
           Exhibit 5 to this Registration Statement and incorporated herein by reference).*........................................................
 23-d      Consent of Sullivan & Cromwell (included in the opinion filed as
           Exhibit 8-a to this Registration Statement and incorporated herein by reference).*.....................................................
 23-e      Consent of LeBoeuf, Lamb, Greene & MacRae, L.L.P. (included in the opinion filed as Exhibit 8-b to this Registration Statement and incorporated herein by reference).*.................................
 24        Power of Attorney***................................................
 99-a      Form of Proxy of APS**..............................................
 99-b      Form of Proxy of DQE**..............................................
 99-c      Consent of Merrill Lynch & Co.***...................................
 99-d      Consent of Credit Suisse First Boston Corporation***................


---------------

 * To be filed by amendment.


** Filed herewith.

*** Previously filed.